As filed with the Securities and Exchange Commission on June 9, 2023

File No. 000-56538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) or the Securities Exchange Act of 1934

Fidelity Private Credit Central Fund LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-2722334
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

245 Summer Street, Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 617-563-7000 with copies to:

Richard Horowitz, Esq. Jonathan Gaines, Esq. Paul Stevens, Esq. Dechert LLP 1095 Avenue of the Americas New York, New York 10036	Margaret Carey Fidelity Diversifying Solutions LLC 245 Summer Street Boston, Massachusetts 02210

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Units

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

i

EXPLANATORY NOTE

Fidelity Private Credit Central Fund LLC (the “Fund”) is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

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“Fund,” “we,” “us” or “our” refers to Fidelity Direct Lending Fund, LP, a Delaware limited partnership for periods prior to consummation of the BDC Conversion (as defined below), and refers to Fidelity Private Credit Central Fund LLC, a Delaware limited liability company for periods following the BDC Conversion.

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“BDC Conversion” refers to the conversion by operation of law of Fidelity Direct Lending, LP to Fidelity Private Credit Central Fund LLC by the filing of a Certificate of Conversion to a limited liability company on January 31, 2023, and the Fund’s subsequent election to be regulated as a BDC. All existing investors became Unit Holders (as defined below) of the Fund and the value of an investor’s limited partnership interests in the Fund was converted to a corresponding number of the Fund’s Class I Common Units (“Units”).

•	“Adviser” refers to FIAM LLC for periods prior to the completion of the BDC Conversion and refers to Fidelity Diversifying Solutions LLC for periods following the completion of the BDC Conversion.

•	“Fidelity” refers to the Adviser together with its affiliates, as applicable.

•	“Unit Holder” refers to a holder of the Fund’s Units.

The Fund is subject to the proxy rules in Section 14 of the Exchange Act, and the Fund and its directors, officers and principal Unit Holders are subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. Additionally, the Fund is subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Fund will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unit Holder reports and other information about the Fund are available on the EDGAR Database on the Securities and Exchange Commission’s (“SEC”) Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

The Fund has filed an election with the SEC to be treated as a BDC under the 1940 Act. The Fund will be subject to the 1940 Act requirements applicable to BDCs. The Fund is classified as a non-diversified investment company under the 1940 Act, which means that the Fund may invest a higher portion of the Fund’s assets in the securities of a single issuer or a few issuers.

•	The Fund’s Units may not be sold without the written consent of the Fund.

•	The Units are not currently listed on an exchange, and it is uncertain whether they will be listed; it is unlikely that a secondary market will develop.

•	Repurchases of Units by the Fund, if any, are expected to be limited.

•	An investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.

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Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

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The Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	The privately-held companies and below-investment-grade securities (“junk” bonds) in which the Fund will invest will be difficult to value and are illiquid.

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The Fund will elect to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the activities of the Fund, including restrictions on leverage and on the nature of its investments.

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The Fund is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, the Fund is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Emerging Growth Company” at page 24.

•	The amount of distributions that the Fund may pay, if any, is uncertain.

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The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds, borrowings, and amounts from the Fund’s affiliates that are subject to repayment by investors.

FORWARD-LOOKING STATEMENTS

Statements contained in this Registration Statement (including those relating to current and future market conditions and trends in respect thereof) that are not historical facts are based on current expectations, estimates, projections, opinions and/or beliefs of the Fund, the Adviser and Fidelity. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. Certain information contained in this Registration Statement constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the actual performance of the Fund may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Fund’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors the Fund identifies in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement and in the Fund’s filings with the SEC.

Although the Fund believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that the Fund’s plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. The Fund does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because the Fund is an investment company.

The following factors are among those that could cause actual results to differ materially from those expressed or forecasted in the Fund’s forward-looking statements:

•	the Fund’s future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	our ability to raise capital;

•	geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing conflict between Russia and Ukraine;

•	general economic, logistical and political trends and other external factors, including the impact of the COVID-19 pandemic, related COVID-19 variants and recent supply chain disruptions;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	the Fund’s contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser and its affiliates;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of the Fund’s future success on the general economy and its effect on the industries in which the Fund invests;

•	use of borrowed money to finance a portion of the Fund’s investments;

•	the ability of the Adviser to identify suitable investments and to monitor and administer our investments;

•	the ability of the Adviser and its affiliates to attract and retain highly talented professionals;

•	the Fund’s ability to maintain our qualification as a regulated BDC and as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	effect of changes in tax laws and regulations and interpretations thereof; and

•	the tax status of the enterprises in which the Fund may invest.

The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement.

Summary of Risk Factors

Investing in the Fund’s Units involves a high degree of risk. Some, but not all, of the risks and uncertainties that the Fund faces are summarized below. Please refer to Item 1A. for a more detailed description of each risk.

•	The Fund commenced as a private fund in 2021 and has a limited operating history.

•	The Fund will generally make long-term loans and equity investments in small and medium-sized private companies for which very little public information exists.

•	Investing in the Fund may be considered speculative and involves a high degree of risk.

•	The Fund’s Units may be subject to certain restrictions on transferability.

•	There can be no guarantee that the Fund will replicate the historical results achieved by similar strategies managed by Fidelity.

•	Many of the companies in which the Fund intends to make investments may be susceptible to economic slowdowns or recessions.

•	The Fund and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels.

•	The Fund is subject to general credit risks.

•	The Fund’s ability to service any debt that it incurs will depend largely on its financial performance and will be subject to prevailing economic conditions and competitive pressures.

•	The valuations of the Fund’s investments can be volatile.

•	There may be limited availability of suitable investments for the Fund.

•	The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable.

•	The Fund may need additional capital to fund new investments and grow its portfolio of investments once it has fully invested the net proceeds of this offering.

•	A significant number of leveraged loans in the market may consist of “covenant-lite loans.”

•	The Fund may invest in below investment grade debt obligations (i.e., junk bonds).

•	The privately-held companies and below-investment-grade securities in which the Fund will invest will be difficult to value and are illiquid.

•	The Fund may invest in unsecured loans which are not secured by collateral.

•	Interest rate changes may affect net investment income and the value of the Fund’s investments.

•	The Fund may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors as part of its investment strategy.

•	Certain of the Fund’s debt investments may contain provisions providing for the payment of payment-in-kind (“PIK”) interest.

•	The Fund is subject to prepayment risk with respect to certain of the loans in which it invests.

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The collateral and security arrangements in relation to such secured obligations as the Fund may invest in will be subject to such security or collateral having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by an obligor.

•	Leveraged companies may experience bankruptcy or similar financial distress.

•	Investing in securities of non-U.S. issuers involves certain considerations comprising both risks and opportunities not typically associated with investing in securities of U.S. issuers.

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The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation.

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To the extent that the Fund does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Fund disagrees, and the Unit Holders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests.

•	The Fund’s performance may be affected by the default or perceived credit impairment of investments made by the Fund and by general or sector specific credit spread widening.

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Fidelity is highly dependent on its communications and information systems. System failures, breaches or cyber-attacks could significantly disrupt Fidelity’s business, which could have a material adverse effect on the results of operations and cash flows of the Fund and negatively affect the Fund’s ability to make distributions to Unit Holders.

•	The ongoing spread of COVID-19 has had, and is expected to continue to have, a material adverse impact on local economies in the affected locations and also on the global economy.

•	Unit Holders will be required to make Capital Contributions (as defined below) to purchase the Fund’s Units each time the Fund delivers a funding notice.

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If Unit Holders fail to fund their commitment obligations or to make required Capital Contributions (as defined below) when due, the Fund’s ability to complete its investment program or otherwise continue operations may be substantially impaired.

•	The Fund is subject to various regulations as a BDC.

•	The Fund may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are qualifying assets.

•	The Fund may incur significant costs as a result of being an Exchange Act reporting company.

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To the extent that the Fund assumes large positions in the securities of a small number of issuers or industries, the Fund’s net asset value may fluctuate to a greater extent than that of a more diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer.

Item 1. Business

The Fund was formed on September 16, 2021, as a Delaware limited partnership and converted to a Delaware limited liability company effective January 31, 2023. The Units are offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made.

The purpose of the Fund is to serve as an aggregator vehicle through which one or more Fidelity-advised funds or accounts can invest in Portfolio Investments (defined below).

The Fund invests in loans targeted at private U.S. operating companies whose securities are not listed on a national securities exchange or registered under the Exchange Act and public U.S. operating companies having a market capitalization of less than $250 million.

Prior to the BDC Conversion, the Fund entered into separate subscription agreements (each, a “Subscription Agreement”) with investors who were admitted as limited partners. Following the BDC Conversion, the Fund expects to continue to enter into separate Subscription Agreements with a number of investors who will be admitted as Unit Holders providing for the private placement of the Fund’s Units. Each subscriber makes a capital commitment (“Capital Commitment”) to purchase Units of the Fund pursuant to the Subscription Agreement. Subscribers are required to make capital contributions (“Capital Contributions”) to purchase Units of the Fund each time the Fund delivers a drawdown notice.

Existing investors are bound by the terms of the Limited Liability Company Agreement (as may be amended from time to time, the “LLC Agreement”). Pursuant to the Subscription Agreement, new investors will become bound by the terms of the LLC Agreement.

The Fund has elected to be treated as a BDC under the 1940 Act. The Fund intends to elect to be treated, and qualify annually thereafter, for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. As a BDC and a RIC, the Fund is required to comply with certain regulatory requirements. See “Item 1 —Regulation as a Business Development Company” and “Item 1 —Certain U.S. Federal Income Tax Consequences.”

The Adviser

The Fund’s current investment adviser is Fidelity Diversifying Solutions LLC. The Adviser is registered as an investment adviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser provides certain investment advisory and management services to the Fund pursuant to an investment advisory agreement (the “Advisory Agreement”).

The Adviser is a wholly-owned subsidiary of FMR LLC (“FMR”). As of December 31, 2022, the Adviser has $86,361,473 in assets under management. The Adviser is also registered with the U.S. Commodity Futures Trading Commission (the “CFTC”) under the Commodity Exchange Act of 1936, as amended, as a commodity pool operator (“CPO”) and a commodity trading adviser (“CTA”), and is a member of the National Futures Association. The Adviser leverages the resources of the entire Fidelity organization in managing the Fund.

FMR is the ultimate parent company of the Adviser. At present, the primary business activities of FMR and its subsidiaries are: (i) the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors; (ii) the provision of securities brokerage services; (iii) the management and development of real estate; and (iv) the investment in and operation of a number of emerging businesses.

The Management Team

Founded in 1946, Fidelity has been known for its professional money management and comprehensive client services. Fidelity is one of the world’s largest providers of financial services with assets under administration of $10.3 trillion, including managed assets of $3.9 trillion as of December 31, 2022. The portfolio management team has extensive experience in middle market lending and has sourced, underwritten and/or managed diverse credit and lending teams in a variety of market environments from the nascent cash flow lending markets of the early 2000’s, through the great financial crisis of 2007 to 2009, during the recovery and growth of the 2010’s, and during the recent pandemic related disruptions. The Adviser emphasizes a consistent and disciplined underwriting process, which is the foundation for its approach to portfolio construction. Leveraging proprietary research insights and performing granular credit and loan to value analysis for each investment are core tenets of the Adviser’s credit philosophy. Focusing on capital preservation and minimizing volatility, the Adviser seeks to employ the same underwriting, due diligence and the

Adviser’s Direct Lending Investment Committee (“Direct Lending Investment Committee”) approval process for every investment. The Adviser believes that Fidelity’s history and scale, combined with the portfolio management team’s experience and strategy enable it to compete across the credit spectrum in the middle market. See “Conflicts of Interest – Relationship among the Fund, the Adviser and the Portfolio Managers” for more information about risks related to investing with an affiliate adviser. The Adviser’s specific areas of differentiation that drive its competitive advantages are below:

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Fidelity’s multi-decade history and substantial scale in the credit markets: Fidelity has operated through the last twelve recessions, numerous crises, expansions and contractions during its 75-year history. Active in the credit markets since 1971, Fidelity has over $600 billion of credit investments under management as of December 31, 2022. Fidelity also offered its first high yield bond fund in 1977 and was the first mutual fund company to offer an open-ended fund focused on leverage loans in 2000.

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Dedicated team of seasoned middle market credit investors: The portfolio management team is comprised of professionals that have spent their entire careers in middle market lending. The portfolio managers average more than 20 years of experience, and the portfolio management team’s capabilities include sourcing, underwriting and executing on middle market loans, and most importantly, actively managing credit portfolios through multiple cycles. This includes experience managing companies during periods of growth and distress including restructurings and bankruptcies, providing valuable foresight as the Direct Lending Investment Committee evaluates and approves new opportunities. The Adviser maintains in-depth oversight throughout the investment process and instills the culture of intense focus on capital preservation and hands-on portfolio management with a focus on proper risk mitigation throughout the life of an investment.

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Ability to operate at scale across the entire lending landscape: The Adviser seeks to offer compelling financing solutions for creditworthy issuers regardless of company size. This increases the opportunity set for the Fund and promotes the Adviser’s selective investment approach, while providing reliable financing to companies as they scale. The Adviser’s ability to offer attractive financing proposals for small to mid-market businesses as well as upper middle market companies also deepens the relationship with sponsors (each, a “Sponsor” and collectively, “Sponsors”), a source of investment opportunities for the Adviser. The Adviser intends to target issuers that the Adviser considers to be high quality, regardless of size, and provide financing structures that afford attractive risk adjusted returns for the Fund.

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Access to proprietary credit and equity research platform creates efficient and differentiated diligence: As part of Fidelity, the Adviser has access to FMR’s extensive research platform that allows the Adviser to make more informed and efficient investment decisions. FMR has over 350 research professionals in North America, Europe and Asia that cover equities, fixed income and high yield markets. As part of the due diligence and underwriting process for each potential investment, the Adviser intends to review and analyze relevant FMR industry research and engage directly with the industry analysts. Using the proprietary insights, the Adviser expects to improve portfolio construction and risk mitigation, allowing it to potentially (i) gain conviction on investments or (ii) avoid investments that have subtle industry headwinds or competitive pressures, that might otherwise appear attractive. In addition to the portfolio management team’s independent industry analysis and broad experience lending to middle market businesses, the Adviser’s access to proprietary Fidelity research differentiates the platform and, we believe, translates into more efficient and informed decision making.

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Disciplined, consistent underwriting process with risk adjusted approach: The Adviser employs a consistent and rigorous due diligence and underwriting process to assess each investment. Investments are reviewed in deal team structures where all investment professionals have overlapping responsibilities, which is expected to improve process oversight and risk mitigation. The Adviser’s philosophy and investment approach has been informed by the portfolio management team’s extensive experience lending to middle market companies and utilizes a bottoms-up credit approach, with the primary focus being return of capital. For each potential investment, the Adviser will actively engage with company management and ownership and complete detailed credit and valuation analysis. While the Adviser will independently determine an investment thesis and identify key risks, the Adviser also benefits from significant third-party diligence commissioned for the majority of investments.

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The Adviser may independently commission third-party legal, environmental, insurance, industry, background check and financial diligence on investments where necessary. For every investment, the Adviser may engage its own independent legal counsel to perform legal due diligence, review and comment on loan documents and structures on the Adviser’s behalf. The Adviser also will typically engage with Fidelity analysts regarding industry diligence for each investment and utilize consultants for additional industry insights as needed. The Adviser may engage environmental consultants to review any environmental diligence performed to provide insight into the risk exposure and ultimate liability. When acting as agent, the Adviser will typically engage insurance consultants to assess the borrower’s insurance policies and if they are sufficient given the debt being provided and the borrower’s operations, and to confirm the endorsements and insurance certificates properly reflect the liens and position as a lender. The Adviser may engage internal due diligence counterparts to screen and perform background checks on the borrower’s legal entities, and the key management team members. The Adviser may also engage a third party financial due diligence provider to perform a quality of earnings if none is available from a private equity sponsor or the Adviser determines that an outside review is needed. The Adviser will review all available third-party diligence commissioned by the private equity sponsor.

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Credit and valuation analysis are synthesized by the Adviser to determine the appropriate leverage and return profile, to ensure there is sufficient downside protection and risk is properly rewarded. Investments will be formally presented to the Direct Lending Investment Committee twice at a minimum before final approval to invest is granted.

The Administrator

Fidelity Diversifying Solutions LLC will also serve as the administrator (the “Administrator”) pursuant to an agreement between the Fund and the Administrator (as may be amended from time to time, the “Administration Agreement”). The Administrator has retained a sub-administrator to provide certain administrative services to the Fund and entered into a sub-administration agreement.

Investment Objective and Strategy

The Fund’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. The Fund will seek to achieve these objectives primarily through directly originated loans to private companies but also with liquid credit investments, like broadly syndicated loans, and other select Private Credit investments (as defined below).

The Adviser’s investment strategy is credit driven with a focus on capital preservation. The Adviser seeks to employ a rigorous and consistent due diligence process when assessing each individual issuer. The Adviser intends to evaluate each issuers’ ownership and management team, business model, competitive differentiation, historical and projected financial performance, cost structure, key customers and key suppliers, and position within its industry.

The Adviser will utilize its expertise sourcing and investing in loans to private businesses while leveraging the proprietary industry research of the broader Fidelity platform when constructing the Fund’s portfolio. Quantitative and qualitative factors will drive each investment decision to seek to achieve the Fund’s stated investment objective. The Fund intends to invest across issuers, industries, geographies, and Sponsors or ownership groups.

The majority of the Fund’s investments will be loans targeted at private U.S. operating companies whose securities are not listed on a national securities exchange or registered under the Exchange Act, and public U.S. operating companies having a market capitalization of less than $250,000,000 (“Portfolio Investments”). The Fund may also invest to a lesser degree in non-U.S. companies. Specific private investments may include: (a) directly originated first lien loans, senior secured revolving lines of credit, term loans and delayed draw term loans, (b) directly originated second lien, last out senior, secured or unsecured mezzanine term loans and delayed draw term loans, (c) club deals (investments generally comprised from a small group of lenders), and broadly syndicated leveraged loans (investments generally arranged or underwritten by investment banks or other intermediaries), and (d) other debt (collectively referred to as “Private Credit”). We may also invest to a lesser degree in equity linked instruments (may include debt with warrants, preferred equity investments, or equity co-investments). The Adviser may lead and structure the transaction as sole-lender, as the agent of a club credit facility (a group of similar direct lenders that invest in the same tranches), or may participate as a non-agent investor in a large club or syndicated transactions.

Under normal circumstances, the Fund will invest at least 80% of its total assets in Private Credit. If the Fund changes its 80% test, the Fund will provide shareholders with at least 60 days’ prior notice of such change. The Fund will also invest at least 70% of its total assets in investments that meet regulatory requirements of the BDC structure, which will generally include investments in U.S. companies that are generally private and may be backed by a Sponsor but may also include investments in small capitalization public companies or companies that are Non-Sponsor. The Adviser will directly originate credit opportunities from a large universe of Sponsors, intermediaries and other direct lenders, as well as internal Fidelity resources.

Targeted borrowers will operate within a wide range of industries. Leveraging Fidelity’s proprietary industry research and the Adviser’s expertise, the Fund will primarily invest in industries where the Adviser’s portfolio management team has deep experience with similarly situated companies. The Adviser will target investments structured as first lien senior secured and unitranche credit facilities, while also taking advantage of opportunistic investments in other parts of the capital structure, including last out loans, second lien loans, mezzanine and other junior debt loans, as well as equity investments.

The Fund may enter into hedging transactions, which may utilize instruments such as forward contracts, currency options and interest rate swaps, collars and floors to seek to hedge against fluctuations in the relative values of the Fund’s portfolio positions from changes in currency exchange rates and market interest rates. The Fund may also receive or purchase warrants or rights.

Most of the investments that the Fund intends to invest in are unrated or rated below investment grade (rated lower than “Baa3” by Moody’s Investor Service, Inc. or lower than “BBB-” by Standard & Poor’s Rating Services), which are often referred to as “leveraged loans,” “high yield” or “junk” debt investments and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce the Fund’s net asset value and income distributions to shareholders. They may also be illiquid and difficult to value.

The Adviser will seek collateral packages in connection with the Fund’s secured investments that include liens on the borrower’s assets and a pledge of the borrower’s stock. In addition, the Adviser expects to seek investment structures that include covenant packages that measure the borrower’s key performance metrics but will also be permitted to invest in loans that would not include maintenance covenants. Loans will usually have stated terms of five to seven years, but the expected average life of such securities is usually between three to four years and may contain scheduled amortization payments and/or mandatory excess cash flow payments to reduce exposure and risk over the life of the investment.

The Fund will generally seek to invest in loans that carry variable (i.e., “floating”) interest rates. In addition to the cash yields received on its loans from principal and interest payments, the Fund will seek to invest in loans that generally pay additional fees, including but not limited to, closing fees, arrangement fees, prepayment premiums, or amendment fees. In certain cases, loan investments will have equity enhancement features, which may be in the form of warrants or other equity-related securities that are designed to provide the opportunity for capital appreciation.

To seek to enhance returns, the Fund intends to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows the Fund to borrow up to a 2x debt to equity ratio.

The Fund will borrow money for investment and cash management purposes. In determining whether to borrow money, the Fund will analyze the financial flexibility, maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to the Fund’s investment outlook. The use of borrowed funds to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds would be borne by investors indirectly through their interests in the Fund.

Because the Fund is classified as non-diversified, the Adviser may invest a significant percentage of the Fund’s assets in a single issuer.

Securities Lending. To the extent permitted by the 1940 Act, the Fund may lend securities to parties such as broker-dealers or other institutions; provided, however, that the value of such loaned securities may not exceed one-third of the Fund’s total asset value, including collateral received in respect of such loans. The Fund will not lend securities to affiliates. Securities lending allows the Fund to retain ownership of the securities loaned and, at the same time, earn additional income. The borrower provides the Fund with collateral in an amount at least equal to the value of the securities loaned. The collateral must have a market value at least equal to 100% of the market value of the loaned securities at all times during the duration of the loan. The Fund invests the cash collateral received in accordance with its investment objective, subject to the Fund’s agreement with the borrower of the securities. The Fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If the Fund is not able to recover the securities loaned, the Fund may sell the collateral and purchase a replacement investment in the market. The value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased. For the Fund, loans will be made only to parties deemed by the Adviser to be in good standing and when, in the Adviser’s judgment, the income earned would justify the risks.

The Fund has retained agents, including National Financial Services LLC (“NFS”), an affiliate of the Fund, to act as securities lending agent. If NFS acts as securities lending agent for the Fund, it is subject to the overall supervision of the Adviser, and NFS will administer the lending program in accordance with guidelines approved by the Directors.

Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund. Investing this cash subjects that investment, as well as the securities loaned, to market appreciation or depreciation.

Cash Management. The Fund may hold uninvested cash or may invest it in cash equivalents such as money market securities, repurchase agreements, or shares of short-term bond or money market funds, including shares of Fidelity ® Central Funds (as defined below). Generally, these securities offer less potential for gains than other types of securities.

Central Funds. In addition to cash management, the Fund may hold Central Funds to gain exposure to certain fixed income securities. “Central Funds” are special types of investment vehicles created by Fidelity for use by the Fidelity ® funds and other advisory clients. Central Funds are used to invest in particular security types or investment disciplines, or for cash management. Central Funds incur certain costs related to their investment activity (such as custodial fees and expenses), but generally do not pay additional management fees. The investment results of the portions of a Fidelity ® fund’s assets invested in the Central Funds will be based upon the investment results of those funds.

The Fund’s investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Investment Process

The Adviser intends to employ a multi-faceted approach to sourcing transactions through a large network of private equity firms, intermediaries, as well as other direct lending firms. Private equity acquisition activity drives a substantial amount of private credit volume in the middle-market, and Fidelity has longstanding relationships with a diverse set of Sponsors that invest across a broad set of industries, geographies and business models. The Adviser expects to enhance these relationships and bolster its sourcing efforts with its credit review process.

Fidelity’s existing relationships with liquid issuers, some of which are owned by the same mix of Sponsors, and size in the liquid markets, provide the Adviser with differentiated investment opportunities. The Adviser can leverage these relationships to provide value-added capabilities and better execution on loans in the liquid markets, which can translate into a more robust pipeline of Private Credit investment opportunities for the Fund.

Investment Evaluation and Management

The Adviser seeks to ensure that the risk/return ratio has not become unfavorable to help avoid unnecessary capital losses through the regular monitoring of a Portfolio’s Investments. Frequent monitoring and oversight are conducted by the investment professionals to ensure that each position still represents an attractive investment. At the portfolio level, the investment professionals ensure that the overall risk profile, diversification, and positioning is consistent with the Fund’s objectives. There is also considerable executive oversight with regular, systematic portfolio reviews with senior management.

The Adviser seeks to employ a disciplined and rigorous process for all credit investments which includes the following key features:

•

Underwriting the borrower: Performing detailed credit and valuation analysis; analyzing historical trends and business drivers; assessing management; and developing a deep understanding of the business operations and cost structure.

•

Analyzing the industry: Leveraging Fidelity’s broad research and analysts’ platform and Sponsor provided third party industry studies (when available) to uncover macro and micro industry forces; understanding the competitive dynamics and market forces; validating the growth and outlook; and assessing public and private competitors.

•

Underwriting the Sponsor or ownership group: Evaluating investment performance; understanding track record and willingness to invest follow-on capital in times of stress; assessing available dry powder, due diligence quality and relevant sector expertise.

•

Confirming investment thesis: Validating the sustainability of competitive advantages, revenues and margins; confirming diversity of products, customers, services, suppliers and institutionalized value.

•	Evaluating the credit structure: Analyzing ability to repay debt; performing loan-to-value analysis and downside case scenarios; and evaluating appropriate risk and reward for a proposed investment.

During the credit underwriting process, the deal team will compile and present diligence findings to the Adviser’s Direct Lending Investment Committee at least once before issuing a term sheet and a second time before closing. The Adviser’s focus is on downside protection so the deal team and Direct Lending Investment Committee are expected to spend substantial time understanding and validating various downside scenarios, exit options, and structural protections in each and every investment seeking to ensure adequate cushion.

Following the closing of an investment, one or several members of the deal team that originated the loan on behalf of the Fund are generally expected to manage the portfolio moving forward. As part of the portfolio management process, the investment professionals seek to assess liquidity needs daily or weekly, evaluate financial performance on a monthly basis for the majority of accounts (a minority may only report quarterly), scrutinize financial covenant calculations on a quarterly basis (if applicable) and maintain frequent dialogue with the company management and Sponsor regarding company performance, strategic initiatives, acquisitions or other business items.

Systems and technology play a critical role in portfolio monitoring and risk management. The Adviser’s proprietary systems provide investment professionals access to risk measures and exposures across multiple dimensions, among other things. Compliance modules are also systematically linked to the trading platform as another mechanism to minimize risk.

Risk management efforts are further bolstered by multiple, non-investment professional teams. For example, a dedicated compliance team monitors all portfolios and investment professionals; a dedicated counterparty risk team monitors all trading and business counterparties; and a dedicated legal team is able to support the Adviser across a variety of legal questions.

Direct Lending Investment Committee

The investment activities of the Fund are under the direction of the Direct Lending Investment Committee and the Board. The Direct Lending Investment Committee is currently comprised of the Fund’s three portfolio managers, David Gaito, Therese Icuss and Jeffrey Scott. Additionally, the President of Fidelity Investments’ High Income and Alternatives Group (the “High Income and Alternatives Group”), and the Chief Investment Officer of the High Income and Alternatives Group meet with the Direct Lending team frequently to discuss the pipeline of opportunities and they have the authority to decline any opportunity at any point at their discretion. The day-to-day activities of the Fund are overseen by the Fund’s portfolio managers, each of which is an officer or employee of the Adviser or its affiliate.

The Private Offering

Prior to the BDC Conversion, the Fund entered into Subscription Agreements with investors who were admitted as limited partners (the “Limited Partners”). In connection with the BDC Conversion, existing Limited Partners were admitted as members of the Fund. Capital Commitments of Limited Partners pursuant to Subscription Agreements entered into prior to the BDC Conversion continue to be outstanding Capital Commitments to the Fund. Existing capital accounts of Limited Partners were converted to corresponding Units of the Fund. Following the BDC Conversion, the Fund expects to continue to enter into separate Subscription Agreements with a number of investors who will be admitted as Unit Holders providing for the private placement of the Fund’s Units. Each Unit Holder makes a Capital Commitment to purchase Units of the Fund pursuant to the Subscription Agreement. Unit Holders are required to make Capital Contributions to purchase Units of the Fund each time the Fund delivers a drawdown notice.

The first closing date occurred on October 29, 2021, on which initial capital was contributed by investors. Additional closings are expected to occur from time to time as determined by the Fund (each, a “Subsequent Closing”). Capital Commitments will be drawn in such amounts and proportions as will be required by the Fund in its sole discretion, provided however, the Fund expects drawdowns to generally be made pro rata in accordance with each investor’s unfunded Capital Commitments.

In connection with each drawdown, investors will receive a number of Units corresponding to the Capital Contribution, with such Units issued at a per-share price that will be determined prior to the issuance of such Units and in accordance with the 1940 Act, subject to a determination by the board of directors (the “Board”) (including any committee thereof) or the officers of the Fund that such offer price is not below the Fund’s then current net asset value per Unit of the Fund (“NAV”) as required pursuant to the 1940 Act. Capital Commitments will generally be drawn from investors by the Fund as needed, upon 10 Business Days’ prior written notice, in such amounts as will be required by the Fund in its sole discretion. Unit Holders of the Fund may waive the 10 Business Days’ written notice requirement in their discretion. “Business Day” shall mean any day other than a Saturday, Sunday or a day when banks in the State of New York are authorized or required by law, regulation or executive order to remain closed.

Advisory Agreement

Pursuant to the Advisory Agreement, the Adviser is responsible for, among other things, identifying investment opportunities, monitoring our investments and determining the composition of our portfolio. The Fund will pay the Adviser a fee, payable monthly in arrears, for its services under the Advisory Agreement (the “Advisory Fee”). The monthly Advisory Fee is paid by the Fund at an annual rate of 1.25% of the average daily net assets of the Fund throughout the month. Advisers to Fidelity-advised funds or accounts that invest in the Fund (“Participating Accounts”) may waive or rebate fees to the extent necessary to avoid duplicative advisory fees charged to Participating Accounts. Payment of the Advisory Fee commenced upon the Fund’s election to be regulated as a BDC under the 1940 Act.

Administration Agreement

Under the Administration Agreement, the Administrator is obligated to perform or cause to be performed certain services in exchange for the Administration Fee (as defined below), and the Administrator pays all fees, costs, and expenses incurred by it in connection with its obligations under the Administration Agreement with respect to the Fund, with the exception of certain expenses that are assumed by the Fund.

As compensation for the services of and expenses borne by the Administrator or its affiliates under the Administration Agreement, the Fund shall pay to the Administrator a fee, payable monthly in arrears (the “Administration Fee”) at an annual rate of 0.25% of the average daily net assets of the Fund throughout the month. Payment of the Administration Fee commenced upon the Fund’s election to be regulated as a BDC under the 1940 Act.

The Administrator or its affiliates will bear all fees, costs, and expenses incurred that are not specifically assumed by the Fund under the Administration Agreement.

Fund Expenses

Fidelity Diversifying Solutions LLC and/or its affiliates shall pay, whether directly or through reimbursement of the Fund, for all costs and expenses incurred in connection with the organization of the Fund, including, without limitation, the following: (i) the offering and sale of the Units of the Fund, (ii) the BDC Conversion and the organization of the Fund, (iii) the election to be treated as a BDC under the 1940 Act, and (iv) the negotiation, execution and delivery of the LLC Agreement, the , Administration Agreement, and any related or similar documents, including, without limitation, any related legal and accounting fees and expenses, printing costs, travel and out-of-pocket expenses and filing fees.

The Fund will bear the following costs and expenses of the Fund’s operations, administration, and transactions:

(i)	the Advisory Fee;

(ii)	the Administration Fee;

(iii)

all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisers (including tax advisers), administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an European Economic Area Member state in connection with such directive), investment bankers, administrative agents, paying agents, depositaries, custodians, directors, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisers, industry experts, operating partners, deal sources (including personnel dedicated to but not employed by the Administrator, or its affiliates), and other professionals (except to the extent such taxes, fees, costs, and expenses are borne by the Administrator or its affiliates under the Administration Agreement or under the terms of the Advisory Agreement);

(iv)	the cost of effecting any sales and repurchases of the Units of the Fund and other securities;

(v)

interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

(vi)	fees and expenses of any third-party valuation services or valuation agent;

(vii)	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(viii)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

(ix)	costs of derivatives and hedging;

(x)

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any broken deal expenses, legal, research tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses or other expenses associated with advisers in connection with conducting due diligence or otherwise pursuing a particular non-consummated transaction, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(xi)	the allocated costs incurred by the Adviser and the Administrator in providing (or arranging for the provision of) managerial assistance to those portfolio companies that request it;

(xii)

all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xiii)

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction), or any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities;

(xiv)	dividend agent and custodial fees;

(xv)	federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(xvi)

fees and expenses including reasonable travel, entertainment, lodging and meal expenses of, and any legal counsel or other advisers retained by, or at the discretion or for the benefit of, the Independent Directors (as defined below);

(xvii)

costs of preparing financial statements, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, CFTC and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing (except to the extent such costs and expenses are borne by the Administrator or its affiliates under the Administration Agreement or under the Advisory Agreement);

(xviii)

all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Adviser or its affiliates in connection with such provision of services thereby) (except to the extent such costs and expenses are borne by the Administrator or its affiliates under the Administration Agreement or the Adviser under the Advisory Agreement);

(xix)	the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Board meetings;

(xx)	proxy voting expenses;

(xxi)	costs associated with an exchange listing;

(xxii)	costs of registration rights granted to certain investors;

(xxiii)

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xxiv)

all fees, costs and expenses of any litigation, arbitration or audit involving the Fund any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

(xxv)	fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;

(xxvi)	all fees, costs and expenses of winding up and liquidating the Fund’s assets; and

(xxvii)	extraordinary expenses (such as litigation or indemnification).

Expense Support and Conditional Reimbursement Agreement

The Fund entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. Pursuant to the Expense Support Agreement for the first 12 months commencing upon the Fund’s election to be regulated as a BDC under the 1940 Act, the Adviser will be obligated to advance all of the Fund’s Other Operating Expenses (as defined below) to the effect that such expenses do not exceed 0.50% (on an annualized basis) of the Fund’s average net assets (referred to as a “Required Expense Payment”). Any Required Expense Payment must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds and/or offset against amounts due from the Fund to the Adviser or its affiliates.

“Other Operating Expenses” means the Fund’s professional fees (including accounting, legal, and auditing fees), custodian and third-party pricing service fees, insurance costs, trustee fees, Administration Fees, and other general and administrative expenses.

Upon the termination of Adviser’s obligation to make Required Expense Payments, the Adviser may elect to pay, at such times as the Adviser determines, certain expenses on the Fund’s behalf, provided that no portion of the payment will be used to pay any interest expense or shareholder servicing fees of the Fund (referred to as “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”). Any Voluntary Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds no later than 45 days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within 3 years prior to the last Business Day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.”

As of May 10, 2023, the Adviser has voluntarily agreed to waive its right to receive any Reimbursement Payment for any Excess Operating Funds incurred in any month prior to revocation. Any such amounts shall not be considered unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Support Agreement. This voluntary arrangement can be terminated at any time, upon thirty days’ prior written notice to the Fund.

“Available Operating Funds” means the sum of (i) the Fund’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Fund’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month shall be made if: (1) the Effective Rate of Distributions Per Unit (as defined below) declared by the Fund at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Unit at the time the Expense Payment was made to which such Reimbursement Payment relates, (2) the Fund’s Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relate, or (3) the Fund’s Other Operating Expenses at the time of such Reimbursement Payment exceeds 0.50% (on an annualized basis) of the Fund’s average net assets.

“Effective Rate of Distributions Per Unit” means the annualized rate (based on a 365-day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to shareholder servicing fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, management and incentive fees owed to the Adviser, shareholder servicing and interest expense, by the Fund’s net assets.

“Operating Expenses” means all of the Fund’s operating costs and expenses incurred, as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for investment companies.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last Business Day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

See “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Fund Expenses — Expenses.”

Custodian, Transfer and Distribution Paying Agent and Registrar

Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is 1 Lincoln Street, Boston, Massachusetts, 02111. Fidelity Investments Institutional Operations Company LLC (“FIIOC”), an affiliate of FDS, will act as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 245 Summer Street, Boston, Massachusetts 02210. The Fund has entered into a transfer agent agreement with FIIOC, pursuant to which FIIOC (or an agent, including an affiliate) performs transfer agency services. FIIOC receives no fees for providing transfer agency services to the fund.

FIIOC bears the expense of typesetting, printing, and mailing prospectuses, statements of additional information, and all other reports, notices, and statements to existing shareholders, with the exception of proxy statements.

Existing Portfolio

The Fund was organized as a Delaware limited partnership on September 16, 2021, and subsequently commenced investment operations, acquiring, prior to electing to be regulated as a BDC, a portfolio of investments comprised of Private Credit investments (“Existing Portfolio”). There are no material differences between the origination and investment standards used in the acquisition of the investments in the Existing Portfolio and the origination and investment standards to be employed by the Adviser on the Fund’s behalf going forward. Information on the Fund’s Existing Portfolio, including an audited schedule of investments, is included in the Fund’s financial statements filed herewith. See “Item 13. Financial Statements and Supplementary Data.”

Liquidity Events

An investment in the Fund is illiquid. No public market for the Units exists, and none is expected to develop in the future. Consequently, Unit Holders may not be able to liquidate their investment other than as a result of a Liquidity Event or pursuant to the Repurchase Program (each, as defined below).

The Fund intends to initiate a repurchase program pursuant to which the Fund will repurchase Units on a quarterly basis pursuant to written tenders by Unit Holders, subject to market conditions and the approval of the Board (the “Repurchase Program”), as described below.

In addition, the Board may, in its sole discretion, determine to cause the Fund to conduct a Liquidity Event (as defined below), including an IPO. The Fund’s ability to commence and consummate a Liquidity Event is not assured, and will depend on a variety of factors, including the size and composition of the Fund’s portfolio and prevailing market conditions at the time.

A “Liquidity Event” includes: (1) an IPO, (2) a merger, (3) an Asset Sale (as defined below), (4) liquidation of the BDC, or (5) another extraordinary corporate transaction. An “Asset Sale” means (a) the sale of all or substantially all of the Fund’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of Units in each case for consideration of either cash and/or publicly listed securities of the acquirer.

Each Unit Holder will be required to agree to cooperate with the Fund and take all actions, execute all documents and provide all consents as may be reasonably necessary or appropriate to consummate an IPO, if elected by the Board, it being understood that the Fund may, without obtaining the consent of any Unit Holders, make modifications to the Fund’s constitutive documents, capital structure and governance arrangements so long as, in the reasonable opinion of the Board, (x) the economic interests of the Unit Holders are not materially diminished or materially impaired, (y) such modifications are consistent with the requirements applicable to BDCs under the 1940 Act and (z) such modifications are not inconsistent with the provisions set forth in this Form 10. Upon completion of an IPO, Unit Holders admitted to the Fund prior to the IPO may also be required to enter into a lock-up agreement with the underwriters of the BDC IPO for a period not to exceed one hundred and 180 days (or such longer period as may be required or determined to be advisable by the underwriters of the BDC IPO based on prevailing market conditions and practice at the time), and to take any other actions requested by the Adviser that are reasonably determined by the Adviser to be necessary or advisable in connection with any such BDC IPO.

Repurchase Program

Subject to market conditions and the approval of the Board, the Fund intends to initiate a Repurchase Program pursuant to which it will repurchase Units on a quarterly basis pursuant to written tenders by Unit Holders. With respect to any such repurchase offer, Unit Holders tendering Units must do so by a date specified in the notice describing the terms of the repurchase offer. No Unit Holder or other person holding Units acquired from a Unit Holder has the right to require the Fund to repurchase any Units.

There is no minimum portion of a Unit Holder’s Units which must be repurchased in any repurchase offer. The Fund has no obligation to repurchase Units at any time; any such repurchases will only be made at such times, in such amounts and on such terms as may be determined by the Fund, in its sole discretion. In determining whether the Fund should offer to repurchase Units, the Fund will consider the timing of such an offer, as well as a variety of operational, business and economic factors. In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Fund will consider the following factors, among others:

•	whether any Unit Holders have requested to tender Units to the Fund;

•	the liquidity of the Fund’s assets (including fees and costs associated with redeeming or otherwise withdrawing from investment funds);

•	the investment plans and working capital and reserve requirements of the Fund;

•	the relative economies of scale of the tenders with respect to the size of the Fund;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Fund of any proposed repurchases of Units; and

•	the recommendations of the Adviser.

The Fund will repurchase Units from Unit Holders pursuant to written tenders on terms and conditions that the Adviser determines are fair to the Fund and to all Unit Holders. Notice will be provided to Unit Holders describing the terms of the offer, containing information Unit Holders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Unit Holders deciding whether to tender their Units during the period that a repurchase offer is open may obtain the Fund’s net asset value per Unit by contacting the Adviser during the period. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Units from Unit Holders by the applicable repurchase offer deadline. The Fund does not impose any charges in connection with repurchases of Units.

Units will be repurchased by the Fund after the Advisory Fee and Administration Fee (if any) has been deducted from the Fund’s assets as of the end of the month in which the repurchase occurs — i.e., the accrued Advisory Fee and Administration Fee for the month in which Fund Units are to be repurchased is deducted prior to effecting the relevant repurchase of Fund Units.

If a repurchase offer is oversubscribed by Unit Holders who tender Units, the Fund will repurchase a pro rata portion by value of the Units tendered by each Unit Holder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law. The Fund also has the right to repurchase all of a Unit Holder’s Units at any time if the aggregate value of such Unit Holder’s Units is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.

Payment for repurchased Units may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment related expenses as a result of higher portfolio turnover rates.

The Adviser intends to take measures to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Units.

Distributions

The Fund has adopted an “opt out” dividend reinvestment plan (“DRIP”), which became effective upon the filing of the election to be regulated as a BDC. As a result of adopting the plan, if the Board authorizes, and the Fund declares, a cash dividend or distribution, Unit Holders will have their cash dividends or distributions automatically reinvested in additional Units, rather than receiving cash, unless they “opt out.” Unit Holders who make an affirmative election to “opt out” will receive their distributions in cash. Units issued pursuant to the DRIP will not reduce a Unit Holder’s Capital Commitments to the Fund.

A registered Unit Holder may elect to “opt out” of the DRIP by notifying Fidelity Investments Institutional Operations Company LLC (the “Plan Administrator”) prior to the record date for distributions to Unit Holders. The Plan Administrator will set up an account for each Unit Holder to acquire Units in non-certificated form through the plan if such Unit Holders have elected to receive their distributions in Units.

The Fund will use newly issued Units to implement the DRIP, with such Units to be issued at a per Unit price as determined by the Board (including any committee thereof), which price will be determined prior to the issuance of Units and in accordance with the limitations under Section 23 of the 1940 Act. The number of Units to be issued to a Unit Holder is determined by dividing the total dollar amount of the distribution payable to such Unit Holder by the price per Unit of Units. The number of Units to be outstanding after giving effect to payment of a distribution cannot be established until the value per Unit at which additional Units will be issued has been determined and the elections of the Unit Holders have been tabulated.

There will be no brokerage or other charges to Unit Holders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by the Fund.

Unit Holders who elect to receive distributions in the form of Units are generally subject to the same U.S. federal, state and local tax consequences as are Unit Holders who receive their distributions in cash. However, since a participating Unit Holder’s cash dividends would be reinvested in Units, such Unit Holder will not receive cash with which to pay applicable taxes on reinvested dividends. A Unit Holder’s basis for determining gain or loss upon the sale of Units received in a distribution from the Fund will generally be equal to the cash that would have been received if the Unit Holder had received the distribution in cash. Any Units received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such Units are credited to the U.S. holder’s account. If a Unit Holder elects to tender its Units in full and such full tender is accepted by the Fund, any Units issued to the Unit Holder under the plan subsequent to the expiration of the tender offer will be considered part of the Unit Holder’s prior tender, and participant’s participation in the plan will be terminated as of the expiration date of the applicable tender offer.

The Fund may terminate the DRIP upon notice in writing to each participant at least 30 days prior to any record date for the payment of any distribution by the Fund.

Involuntary Repurchases

In addition, if the Adviser reasonably concludes that there is a substantial likelihood that a Unit Holder’s continued participation in the Fund would result in a violation of or non-compliance with any law or regulation to which the Fund is or would be subject or would otherwise place an undue economic, compliance or other burden on the Fund, the Advisor may, in its sole discretion, purchase for the benefit of the Fund or the Unit Holders, or cause the Company to purchase, some or all of a Unit Holder’s Units at any time at a price equal to the net asset value of such Unit Holder’s Units as determined by the Board. Any such involuntary repurchase will be made pursuant to Rule 23c-2 under the 1940 Act.

Valuation

The Fund values its investments in accordance with Rule 2a-5 under the 1940 Act, which sets forth requirements for determining fair value in good faith. Pursuant to Rule 2a-5, the Board has designated the Fund’s Adviser as the valuation designee responsible for valuing all of the Fund’s investments, including making fair value determinations as needed. The Board oversees the Adviser’s performance of its responsibilities, and in support of this oversight, the Adviser provides periodic reports to the Fund’s Board regarding the fair valuation process and related material matters. The Adviser has established a valuation committee (the “Fair Value Committee”) to carry out the day-to-day fair valuation responsibilities and has adopted policies and procedures to govern the activities of the Fair Value Committee and the performance of functions required to determine the fair value of the fund’s investments in good faith. These functions include periodically assessing and managing material risks associated with fair value determinations, selecting, applying, reviewing, and testing fair value methodologies, monitoring for circumstances that may necessitate the use of fair value, and overseeing and evaluating pricing services used. The Fair Value Committee is assisted by a variety of individuals and entities including, but not limited to, independent pricing services, administrative personnel, and other service providers, as appropriate. The Board may determine to modify its designation of the Adviser as valuation designee, relating to any or all Fund investments, at any time. The Fund further values its investments in accordance with Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“FASB ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. FASB ASC 820 prioritizes the use of observable market prices or values derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See “Item 9. Fair Value Measurements” below.

Co-Investment Exemptive Relief

The Fund and the Adviser have received an exemptive order from the SEC that permits the Fund to co-invest with certain other persons in negotiated transactions, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, the Fund’s Board may establish objective criteria (“Board-Established Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with other public or private affiliated funds that target similar assets. If an investment falls within the Board-Established Criteria, the Adviser must offer an opportunity for the Fund to participate. We may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for the Fund (e.g., based on investment strategy). The co-

investment would generally be allocated to us and the other affiliated funds that target similar assets in accordance with the Adviser’s allocation policies and procedures. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly Board meeting.

Regulation as a Business Development Company

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.

SEC Reporting

The Fund is subject to the reporting requirements of the Exchange Act, which includes annual and periodic reporting requirements.

Governance

The Fund is a limited liability company governed by a board of directors. The Board is subject to removal only for cause by holders of a majority of the Fund’s outstanding voting securities. The 1940 Act requires that a majority of the Fund’s directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that the Fund may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.

1940 Act Ownership Restrictions

The Fund does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting interests of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate. Subject to certain exemptive rules, including Rule 12d1-4, the Fund may, subject to certain conditions, invest in other investment companies in excess of such thresholds.

Qualifying Assets

The Fund may invest up to 100% of its assets in securities acquired directly from, and/or loans originated directly to, issuers in privately-negotiated transactions.

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Fund’s business are the following:

•

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

•	is organized under the laws of, and has its principal place of business in, the United States;

•

is not an investment company (other than a small business investment company (“SBIC”) wholly owned by the Fund) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

•	satisfies any of the following:

•	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;

•

is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

•	Securities of any eligible portfolio company that the Fund controls.

•

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.

•

Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act to mean any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing) or high-quality debt securities maturing in one year or less from the time of investment.

Limitations on Leverage

As a BDC, the Fund generally must have at least 150% asset coverage for its debt after incurring any new indebtedness, meaning that the total value of the Fund’s assets, less existing debt, must be at least twice the amount of the debt (i.e., 200% leverage). The Small Business Credit Availability Act modified the applicable provisions of the 1940 Act to reduce the required asset coverage ratio applicable to BDCs from 200% to 150%, subject to certain approval and disclosure requirements. Our Board and existing members approved the application of the 150% asset coverage ratio to us in accordance with the requirements of the 1940 Act. If the Fund is licensed as a SBIC, the limitations on leverage applicable to BDCs under the 1940 Act may be exceeded.

Significant Managerial Assistance

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group makes available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers, service providers (e.g., the Adviser) or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, the Fund’s investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of the Fund’s assets are qualifying assets. Typically, the Fund will invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by a Unit Holder, such as the Fund, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Fund’s assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require the Fund to limit the amount it invests with any one counterparty.

Senior Securities

The Fund will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of senior securities to its Units if the Fund’s asset coverage, as defined in the 1940 Act, is at least equal to 150% for indebtedness and 200% for preferred equity immediately after each such issuance. In addition, while any preferred Units or publicly traded debt securities are outstanding, the Fund may be prohibited from making distributions to its Unit Holders or the repurchasing of such securities or Units unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Fund may also borrow amounts up to 5% of the value of its total assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see, e.g., “Item 1A. Risk Factors – Leverage Risk.” The 1940 Act imposes limitations on a BDC’s issuance of preferred Units, which are considered “senior securities” subject to the 150% asset coverage requirement described above. In addition, (i) preferred Units must have the same voting rights as the Unit Holders (one Unit one vote); and (ii) preferred Unit Holders must have the right, as a class, to appoint directors to the Board.

Code of Ethics

As a BDC, the Fund and the Adviser will adopt a Code of Ethics pursuant to the requirements of the 1940 Act and the Advisers Act. These Codes of Ethics permit personnel to invest in securities, including securities that may be purchased or held by the Fund, and such personnel may, from time to time, invest in securities held by the Fund subject to the requirements established in the Codes of Ethics.

Compliance Policies and Procedures and Other Considerations

As a BDC, the Fund will not generally be able to issue and sell its Units at a price below net asset value per Unit. It may, however, issue and sell its Units, at a price below the current net asset value of the Units, or issue and sell warrants, options or rights to acquire such Units, at a price below the current net asset value of the Units if the Fund’s Board determines that such sale is in the Fund’s best interest and in the best interests of its Unit Holders, and its Unit Holders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities.

As a BDC, the Fund may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Fund’s officers, directors, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of the Board who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). The Fund and the Adviser have received an exemptive order from the SEC that permits the Fund to co-invest with certain other persons in negotiated transactions, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates. Subject to the terms and conditions specified in the exemptive order, the Fund would be able to co-invest alongside certain Fidelity accounts or affiliates of the Adviser.

As a BDC, the Fund expects to be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, the Fund will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Fund against larceny and embezzlement.

The Adviser has relief from registration with the CFTC as a CPO with respect to the Fund, and the Adviser is exempt from registration with the CFTC as a CTA with respect to the Fund and will therefore not be required to provide Unit Holders with certified annual reports and other disclosure documents that satisfy the requirements of CFTC rules applicable to registered CPOs and CTAs.

The Fund and the Adviser have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws. As a BDC, the Fund will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Fund. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, the President and Chief Financial Officer must certify the accuracy of the financial statements contained in the Fund’s periodic reports;

•	pursuant to Item 307 of Regulation S-K, the Fund’s periodic reports must disclose the Fund’s conclusions about the effectiveness of the Fund’s disclosure controls and procedures;

•

pursuant to Rule 13a-15 of the Exchange Act, the Fund’s management must prepare an annual report regarding its assessment of the Fund’s internal control over financial reporting and (once the Fund ceases to be an emerging growth company under the JOBS Act or, if later, for the year following the Fund’s first annual report required to be filed with the SEC) must obtain an audit of the effectiveness of internal control over financial reporting performed by the Fund’s independent registered public accounting firm; and

•

pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, the Fund’s periodic reports must disclose whether there were significant changes in the Fund’s internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Fund to review the Fund’s current policies and procedures to determine whether the Fund will comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Fund will continue to monitor the Fund’s compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that the Fund is in compliance therewith.

Emerging Growth Company

The Fund is an emerging growth company as defined in the JOBS Act and is eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”). The Fund could remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the consummation of an initial public offering, if any, or until the earliest of (i) the last day of the first fiscal year in which the Fund has total annual gross revenue of $1,235,000,000 or more, (ii) December 31 of the fiscal year in which the Fund become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of Units held by non-affiliates exceeds $700 million, measured as of the last Business Day of the most recently completed second fiscal quarter, and the Fund has been publicly reporting for at least 12 months), or (iii) the date on which the Fund has issued more than $1 billion in non-convertible debt during the preceding three-year period. In addition, as an emerging growth company, the Fund intends to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Proxy Voting Policies and Procedures

The Fund has delegated proxy voting responsibility to the Adviser. The Adviser has adopted written proxy voting Policies and Procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Proxy Policy is reviewed at least annually by the Adviser, and, accordingly, is subject to change.

As an investment adviser registered under the Advisers Act, the Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

Proxy Policies. The Adviser’s Proxy Policy is reasonably designed to ensure that proxies are voted in a manner consistent with the best interests of the Fund shareholders, including addressing material conflicts of interest that may arise when voting proxies. In evaluating proxies, the Adviser considers factors that are financially material to individual companies and the Fund’s investment objectives and strategies in support of maximizing long-term shareholder value. This includes considering the company’s approach to financial and operational, human, and natural capital and the impact of that approach on the potential future value of the business. The Adviser will vote on proposals not specifically addressed by the Proxy Policy based on an evaluation of a proposal’s likelihood to enhance the long-term economic returns or profitability of the company or to maximize long-term shareholder value.

Decisions on how to vote a proxy generally are made by the Adviser, and as noted above, the Adviser considers financially material factors when evaluating proxies, which vary depending on a proxy’s subject matter and the individual company. In certain non-U.S. jurisdictions and in limited circumstances, the Adviser may determine not to vote proxies where certain restrictions apply. The Adviser votes in accordance with the Proxy Policy and without regard to any other Fidelity companies’ business relationships. The Adviser takes its responsibility to vote shares in the best interests of the Fund’s shareholders seriously and has implemented policies and procedures to address actual and potential conflicts of interest. To further ensure that voting on behalf of the Fund is not the product of a conflict of interest, the Adviser will require the members of the Direct Lending Investment Committee to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records. To view a fund’s proxy voting record for the most recent 12-month period ended June 30, if applicable, visit www.fidelity.com/proxyvotingresults or visit the SEC’s web site at www.sec.gov.

Reporting Obligations

The Fund will be required to comply with periodic reporting requirements under the Exchange Act, and, will make available to Unit Holders annual reports containing audited financial statements, quarterly reports on Form 10-Q, current reports on Form 8-K, and such other reports as the Fund determines to be appropriate or as may be required by law. The Fund is filing this Registration Statement with the SEC voluntarily with the intention of establishing the Fund as a reporting company under the Exchange Act. The Fund is required to comply with all reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Unit Holder reports and other information about the Fund are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

Certain U.S. Federal Income Tax Consequences

The following discussion is a brief summary of some of the U.S. federal income tax considerations relevant to an investment in the Fund as a Unit Holder, including U.S. federal income tax considerations relevant to a BDC. It is based upon the Code, the regulations promulgated thereunder, published rulings of Internal Revenue Service (“IRS”) and court decisions, all as in effect on the date of this Memorandum. All of the above authorities are subject to change (possibly retroactively) by legislative or administrative action.

For purposes of this discussion, a “U.S. Holder” is a Unit Holder, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Holder” is a Unit Holder who is not a U.S. Holder.

THIS SUMMARY DOES NOT DISCUSS ALL OF THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR OR TO INVESTORS SUBJECT TO SPECIAL TREATMENT AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE PARTNERSHIP.

Taxation of RIC Operations Generally. The Fund intends to qualify as a RIC for U.S. federal income tax purposes. As a RIC, the Fund will be able to deduct qualifying distributions to its Unit Holders, so that it is subject to U.S. federal income taxation only in respect of earnings that it retains and does not distribute. In addition, certain distributions made to the Fund’s Unit Holders may be eligible for look-through tax treatment determined by reference to the earnings from which the distribution is made.

In order to qualify as a RIC, the Fund must, among other things,

(a)	at all times during each taxable year maintain its election under the 1940 Act to be treated as a BDC;

(b)

derive in each taxable year at least 90% of its gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

(c)	diversify its holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of its taxable year,

(i)

at least 50% of the value of its total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if its holdings of such issuer are greater in value than 5% of its total assets or greater than 10% of the outstanding voting securities of such issuer, and

(ii)

no more than 25% of the value of its assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by the Fund (at a 20% voting control threshold) and are engaged in the same or similar or related trades or business (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

As a RIC, in any taxable year with respect to which the Fund distributes (or is treated as distributing) at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than any net capital gain reduced by deductible expenses), the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains that are distributed to Unit Holders.

If the Fund fails to distribute its income on a timely basis, it will be subject to a nondeductible 4% excise tax. To avoid this tax, the Fund must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:

(1)	at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;

(2)	at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and

(3)	any undistributed amounts from previous years on which the Fund paid no U.S. federal income tax.

While the Fund is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Adviser may, in its sole discretion, determine that it is in the interests of the Fund to retain rather than distribute some amount of income and capital gains, and accordingly cause the Fund to bear the excise tax burden associated therewith.

The Fund is generally expected to distribute substantially all of its earnings on at least a quarterly basis, though one or more of the considerations described below could result in the deferral of dividend distributions until the end of the fiscal year:

(1)

The Fund may make investments that are subject to tax rules that require it to include amounts in income before cash corresponding to that income is received, or that defer or limit the Fund’s ability to claim the benefit of deductions or losses. For example, if the Fund holds securities issued with original issue discount, such discount will be included in income in the taxable year of accrual and before any corresponding cash payments are received.

(2)

In cases where the Fund’s taxable income exceeds its available cash flow, the Fund will need to fund distributions with the proceeds of sale of securities or with borrowed money, and will raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where the Fund is required to recognize income before or without receiving cash representing such income), the Fund may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. Accordingly, the Fund may have to sell investments at times it would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Fund is not able to obtain cash from other sources, it may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

Although the Fund does not presently expect to do so, it will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, it will not be permitted to make distributions to its Unit Holders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1—Regulation as a Business Development Company—Senior Securities” above. Moreover, the Fund’s ability to dispose of assets to meet distribution requirements may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the diversification tests. If the Fund disposes of assets in order to meet the annual distribution requirement or to avoid the excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long- term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above.

While the Fund is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Adviser may, in its sole discretion, determine that it is in the interests of the Fund to retain rather than distribute some amount of income and capital gains, and accordingly cause the Fund to bear the excise tax burden associated therewith.

If in any particular taxable year, the Fund does not qualify as a RIC, all of the Fund’s taxable income (including net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Unit Holders, and distributions will be taxable to Unit Holders as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.

In the event the Fund invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Fund is not expected to satisfy the requirement to pass through to Unit Holders their share of the foreign taxes paid by the Fund.

Taxation of U.S. Holders

Distributions from the Fund’s investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Holders as ordinary income to the extent made out of the Fund’s current or accumulated earnings and profits. Distributions generally will not be eligible for the dividends received deduction allowed to corporate Unit Holders. Distributions that the Fund reports as net capital gain distributions will be taxable to U.S. Holders as long-term capital gain regardless of how long such U.S. Holders have held their Units. Distributions in excess of the Fund’s current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Units and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.

Distributions declared by the Fund in October, November, or December of any year and payable to Unit Holders of record on a specified date in such a month will be deemed to have been paid by the Fund on December 31st of the previous calendar year if the distributions are paid during the following January. Accordingly, distributions received in January may be subject to taxation in the preceding year.

Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by Unit Holders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the Unit Holder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to its business interest income.

Although the Fund intends to distribute any net long-term capital gains at least annually, it may in the future decide to retain some or all of its net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Fund will pay corporate-level federal income tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to its allocable share of the tax paid on the deemed distribution by the Fund. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s tax basis for their Units. Since the Fund expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Holder’s other federal income tax obligations or may be refunded to the extent it exceeds a Unit Holder’s liability for federal income tax. A Unit Holder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes paid by the Fund. To utilize the deemed distribution approach, the Fund must provide written notice to its Unit Holders. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”

If a U.S. Holder sells or exchanges its Units of the Fund, the holder will recognize gain or loss equal to the difference between its adjusted basis in the Units sold and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the Units have been held for more than one year. Any loss recognized on a sale or exchange of Units that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of the Fund’s Units) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The Fund or the applicable withholding agent will be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such Unit Holder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Fund that such Unit Holder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such Unit Holder to a refund, provided that proper information is timely provided to the IRS.

Limitations on Deductibility of Certain Losses and Expenses. If the Fund is not treated as a “publicly offered regulated investment company” for any calendar year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that the Fund incurs, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. In this case, the Fund would be required to report the relevant income and expenses on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. There is no assurance that the Fund will be treated as a “publicly offered regulated investment company” with respect to any calendar year.

Tax-Exempt Investors. The direct conduct by a tax-exempt U.S. Holder of the activities that the Fund is expected to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Unit Holders for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of the holder’s ownership of the Fund’s Units and receipt of dividends that it pays. Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to portfolio investors in its Units. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Fund should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Non-U.S. Holders. Dividends that the Fund pays to a non-U.S. Holder generally will be subject to U.S. withholding tax at a 30% rate unless (i) the holder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty, (ii) the holder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity; or (iii) the dividend qualifies for an exemption from U.S. withholding tax under the rules described below.

Non-U.S. Holders generally are not subject to U.S. tax on capital gains realized on the sale of the Fund’s Units or on actual or deemed distributions of the Fund’s net capital gains unless such gains are effectively connected with the conduct of a U.S. trade or business by the holder and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, or the holder is present in the United States for 183 or more days during the taxable year; and the holder is a former citizen or resident of the United States.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. Unit Holder are at least a 10% Unit Holder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Fund’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Fund. Furthermore, in the case of Fund Units held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Fund reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Fund’s Units are subject to significant transfer restrictions, and an investment in the Fund’s Units will generally be illiquid, non-U.S. Unit Holders whose distributions on the Fund’s Units are subject to withholding of U.S. federal income tax may not be able to transfer their Units easily or quickly or at all.

A BDC is a corporation for U.S. federal income tax purposes. Under current law, a non-U.S. Holder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a BDC. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between foreign investors and investments that would otherwise result in such investors being considered to be engaged in the conduct of a business in the United States. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to foreign investors could be adversely affected.

FATCA Compliance. Additional requirements will apply to Non-U.S. Holders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Holders that hold their Units through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution has entered into an agreement with the U.S. government, or under certain intergovernmental agreements collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Holders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Holders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

ERISA CONSIDERATIONS

ERISA and the Code impose restrictions on certain transactions involving (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including, among others, individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities or otherwise (collectively “Plans”). ERISA and the rules and regulations of the U.S. Department of Labor promulgated thereunder contain provisions that should be considered by fiduciaries of those Plans and their legal advisors.

Fiduciary Duty. Fiduciaries that are considering an investment in the Fund should consider, among other things, the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.

Plan Assets. Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (as modified by Section 3(42), the “Plan Asset Regulation”), the assets of the Fund will be treated as plan assets if participation by Benefit Plan Investors equals or exceeds 25% of any class of equity of the Fund. The term “Benefit Plan Investor” is generally defined as (i) any employee benefit plan (as defined in Section 3(3) of ERISA), subject to the provisions of Title I of ERISA, (ii) any Plan subject to Section 4975 of the Code, and (iii) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity. For purposes of the 25% determination, the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such person) is disregarded.

The Adviser intends to operate the Fund so that the assets of the Fund are not considered “plan assets.” In that regard, the Adviser intends to limit investments by Benefit Plan Investors to less than 25% of each class of equity of the Fund as described above. In the event that the Fund’s assets would nevertheless be considered to be “plan assets,” the Subscription Agreement authorizes the Adviser and requires ERISA Partners (as defined in the Subscription Agreement) to take certain actions to alleviate the effect of such determination, including a sale of Units to other Unit Holders or a third party (with the consent of the Adviser), the reduction of Capital Contributions by ERISA Partners or the redemption of all or a portion of the Unit Holder’s Units, so that participation by Benefit Plan Investors does not exceed 25% of any class of equity of the Fund as described above. If, notwithstanding the Adviser’s intent to the contrary, the assets of the Fund were to be considered “plan assets,” the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of “parties in interest” and “disqualified persons” (as defined under ERISA and the Code), under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies).

Reporting of Indirect Compensation. The descriptions contained herein of fees and compensation are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 Annual Return/Report may be available. The Adviser will, upon written request, furnish any other information relating to the Adviser’s compensation received in connection with the Fund that is required for a Plan investor to comply with the reporting and disclosure requirements of Title I of ERISA and the regulations, forms and schedules issued thereunder.

Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. and certain other plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. This discussion does not address any such plans, and fiduciaries of such plans should consult with their counsel before purchasing any interests in the Fund.

* * *

The foregoing discussion of certain aspects of ERISA is based upon ERISA, judicial decisions, U.S. Department of Labor regulations, rulings and opinions in existence on the date hereof, all of which are subject to change and should not be construed as legal advice. This summary is general in nature and does not address every issue that may be applicable to the Fund or to a particular investor. Directors and other fiduciaries of employee benefit plans subject to ERISA should consult with their own counsel with respect to issues arising under ERISA and make their own independent investment decision.

Item 1A. Risk Factors

Investing in the Fund’s Units involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Units. A prospective investor should consider, among other factors, the risk factors set forth below which are subject to or, if applicable, modified by the requirements and obligations described in the Subscription Agreement before making a decision to purchase Units. The risks below are not the only risks the Fund faces. Additional risks and uncertainties not presently known to the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur the Fund’s business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of the Fund’s Units could decline, and investors may lose all or part of their investment.

Risks Relating to an Investment in the Fund

Limited Operating History. The Fund will operate as a non-diversified, closed-end management investment company that will elect to be regulated as a BDC under the 1940 Act. The Fund has limited operating history as a private investment vehicle and has no operating history as a BDC. As a result, prospective investors have limited track record or history on which to base their investment decision. There can be no assurance that the results achieved by similar strategies managed by the Adviser or its affiliates will be achieved for the Fund. Past performance should not be relied upon as an indication of future results. Moreover, the Fund is subject to all of the business risks and uncertainties associated with any inexperienced business, including the risk that it will not achieve its investment objective and that the value of an investor’s investment could decline substantially or that the investor will suffer a complete loss of its investment in the Fund.

The Adviser and the portfolio managers have limited prior experience managing a BDC, and the investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Adviser, its affiliates, and the portfolio managers in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. In addition, in order to qualify as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain source-of-income and asset diversification requirements. The Adviser’s and the portfolio managers’ limited experience in managing a portfolio of assets under such constraints may hinder their respective ability to take advantage of attractive investment opportunities and, as a result, achieve the Fund’s investment objective.

Risk of Failure to Achieve Investment Objective. The Adviser cannot provide assurances that it will be able to identify, choose, make or realize investments of the type targeted for the Fund. There is also no guarantee that the Adviser will be able to source attractive investments for the Fund within a reasonable period of time. There can be no assurance that the Fund will be able to generate returns for the investors or that returns will be commensurate with the risks of the investments. The Fund may not be able to achieve its investment objective and investors may lose some or all of their invested capital. The failure by the Fund to obtain indebtedness on favorable terms or in the desired amount will adversely affect the returns realized by the Fund and impair the Fund’s ability to achieve its investment objective.

Competition with Other Entities, Including Commercial Banks, Commercial Financing Companies, BDCs, Insurance Companies and Other Private Funds. Other entities compete with the Fund to make the types of investments that the Fund plans to make. Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than the Fund will have and offer a wider array of financial services. There may be intense competition for investments of the type the Fund intends to make, and such competition may result in less favorable investment terms than might otherwise exist. The competitive pressures the Fund faces may have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

Risk of Dependence on Key Personnel of the Adviser. The Fund will depend on the diligence, skill, experience and network of business contacts of the Adviser’s portfolio management team. There can be no assurances that certain members of the team will continue to provide investment services to the Adviser. The loss of key personnel would limit the Fund’s ability to achieve its investment objective and operate as anticipated. None of the Fund, the Adviser or its affiliates maintains key person life insurance for any of its personnel.

Illiquid Investments and Restrictions on Withdrawal. Our Units are illiquid investments for which there is not and will likely not be a secondary market. If we make repurchase offers pursuant to the Repurchase Program, we will offer to repurchase Units at a price that is estimated by our internal valuation processes to be equal to our net asset value per share, which may be lower than the price that you paid for our Units. As a result, to the extent asset prices have declined and to the extent you have the ability to sell your Units pursuant to our share repurchase program, the price at which you may sell Units may be lower than the amount you paid in connection with the purchase of Units in the private offering.

Fund Investors have No Right to Control the Fund’s Operations. The Fund is managed exclusively by the Adviser. Fund investors will not make decisions with respect to the management, disposition or other realization of any investment, the day-to-day operations of the Fund, or any other decisions regarding the Fund’s business and affairs, except for limited circumstances. Specifically, Fund investors will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding investments by the Fund or receive any financial information issued directly by the portfolio companies that is available to the Adviser. Fund investors should expect to rely solely on the ability of the Adviser with respect to the Fund’s operations.

The Fund’s Assets are Subject to Recourse. The assets of the Fund, including any investments made by and any capital held by the Fund are available to satisfy all liabilities and other obligations of the Fund, as applicable. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and may not be limited to any particular asset, such as the investment giving rise to the liability.

No Assurance the Fund Will be Able to Obtain Leverage. The Fund will seek to regularly employ a significant amount of direct or indirect leverage in a variety of forms through borrowings, derivatives and other financial instruments as part of its investment program. However, there can be no assurance that the Fund will be able to obtain indebtedness at all or to the desired degree or that indebtedness will be accessible by the Fund at any time or in connection with any particular investment. If indebtedness is available to the Fund, there can be no assurance that such indebtedness will be available in the desired amount or on terms favorable to the Fund and/or terms comparable to terms obtained by competitors. The terms of any indebtedness are expected to vary based on the counterparty, timing, size, market interest rates, other fees and costs, duration, advance rates, eligible investments or collateral, ability to borrow in currencies other than the U.S. dollar and Fund investor creditworthiness and composition. Moreover, market conditions or other factors may cause or permit the amount of leverage employed by the Fund to fluctuate over the Fund’s life. Furthermore, the Fund may seek to obtain indebtedness on an investment-by-investment basis, and leverage may not be available or may be available on less desirable terms in connection with particular investments. The instruments and borrowing utilized by the Fund to leverage its investments may be collateralized by other assets of the Fund.

It is expected that the Fund will directly or indirectly incur indebtedness collateralized by the Fund’s assets. As a BDC, with certain limited exceptions, the Fund will only be permitted to borrow amounts such that the Fund’s asset coverage ratio, as defined in the 1940 Act, equals at least 150% (equivalent to $2 of debt outstanding for each $1 of equity) after such borrowing. If the Fund is unable to obtain and maintain the desired amount of borrowings on favorable terms, the Adviser may seek to realize the Fund’s investments earlier than originally expected.

No Assurance of the Availability of Asset-Based Leverage. The Fund is expected to utilize asset-based leverage in acquiring investments on a deal-by-deal basis. However, there can be no assurance that the Fund will be able to obtain indebtedness with respect to any particular investment. If indebtedness is available in connection with a particular investment, there can be no assurance that such indebtedness will be on terms favorable to the Fund and/or terms comparable to terms obtained by competitors, including with respect to costs, duration, size, advance rates and interest rates. Moreover, market conditions or other factors may cause or permit the amount of leverage employed by the Fund to fluctuate over its life. For example, if leverage is obtained later in the Fund’s life, the Fund may immediately deploy such leverage in order to achieve the desired borrowing ratio, which may involve making distributions of borrowed funds. If the Fund is unable to, or not expected to be able to, obtain indebtedness in connection with a particular investment, the Fund may determine not to make the investment or may invest a different proportion of its available capital in such investment. This may affect the ability of the Fund to make investments, could adversely affect the returns of the Fund and may impair its ability to achieve its investment objective. In addition, the lender may impose certain diversification or other requirements in connection with asset-based leverage, and these restrictions are expected to impact the ability of the Fund to participate in certain investments or the amount of the Fund’s participation in certain investments.

Leverage Risk. The Fund will seek to employ direct or indirect leverage in a variety of forms, including through borrowings, derivatives, and other financial instruments as part of its investment program, which leverage is expected to be secured by the Fund’s assets. The greater the total leverage of the Fund relative to its assets, the greater the risk of loss and possibility of gain due to changes in the values of its investments. The extent to which the Fund uses leverage may have other significant consequences to Fund investors, including, the following: (i) greater fluctuations in the net assets of the Fund; (ii) use of cash flow (including Capital Contributions) for debt service and related costs and expenses, rather than for additional investments, distributions, or other purposes; (iii) to the extent that the Fund’s cash proceeds are required to meet principal payments, the Fund investors may be allocated income (and therefore incur tax liability) in excess of cash available for distribution; (iv) in certain circumstances the Fund may be required to harvest investments prematurely or in unfavorable market conditions to service its debt obligations, and in such circumstances the recovery the Fund receives from such harvests may be significantly diminished as compared to the Fund’s expected return on such investments; (v) limitation on the Fund’s flexibility to make distributions to Fund investors or result in the sale of assets that are pledged to secure the indebtedness; (vi) increased interest expense if interest rate levels were to increase significantly; (vii) during the term of any borrowing, the Fund’s returns may be materially reduced by increased costs attributable to regulatory changes; and (viii) banks and dealers that provide financing to the Fund may apply discretionary margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. The cost associated with the use of leverage may not be recouped through investments or may significantly reduce the profitability of any investment. Certain types of loans require a fee payment irrespective if the credit facility is actually used and may require an annual fee to extend the facility. There can also be no assurance that the Fund will have sufficient cash flow or be able to liquidate sufficient assets to meet its debt service obligations. As a result, the Fund’s exposure to losses, including a potential loss of principal, as a result of which Fund investors could potentially lose all or a portion of their investments in the Fund, may be increased due to the use of leverage and the illiquidity of the investments generally. Similar risks and consequences apply with respect to indebtedness related to a particular asset or portfolio of assets.

To the extent that the Fund enters into multiple financing arrangements, such arrangements may contain cross-default provisions that could magnify the effect of a default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund.

As a BDC, we generally will be required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred shares that we may issue in the future, of at least 150%. As defined in the 1940 Act, asset coverage of 150% means that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. If this ratio were to fall below 150%, we could not incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations and investment activities. Moreover, our ability to make distributions to you may be significantly restricted or we may not be able to make any such distributions whatsoever. The amount of leverage that we will employ will be subject to oversight by our Board, a majority of whom are Independent Directors with no material interests in such transactions.

Although borrowings by the Fund have the potential to enhance overall returns that exceed the Fund’s cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. In addition, borrowings by the Fund may be secured by the shareholders’ investments as well as by the Fund’s assets and the documentation relating to such borrowing may provide that during the continuance of a default under such borrowing, the interests of the investors may be subordinated to such borrowing.

Obtaining a Rating from a Credit Rating Agency. The Fund may apply to a credit rating agency to rate the Fund and/or its assets in order to provide the Fund access to different sources of indebtedness or capital as well as to help meet the Fund’s risk/return objectives, its overall target indebtedness ratio or other considerations as determined by the Adviser. In connection with such rating, the credit rating agency may review and analyze the Fund’s counterparties, the Adviser (in its capacity as the Adviser and Administrator), the investments and expected investments of the Fund, the legal structure of the Fund, the historical and current Fund investors and Fund performance data. There can be no assurance that the Fund will apply for such a rating, that a credit rating agency will provide a rating or that such a rating will be beneficial to the Fund. In addition, when making investment decisions for the Fund (including establishing the Fund’s investment portfolio), the Adviser may consider the implications of the investment portfolio on a credit rating agency’s rating of the Fund and tailor the Fund’s investment portfolio taking into account such considerations. There is a risk that a rating agency could incorrectly rate, or downgrade ratings which could have a material effect on the Fund, including its assets and its ability to acquire indebtedness.

Expedited Investment Decisions. Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment. In addition, the Adviser may rely upon independent consultants and other sources in connection with its evaluation of proposed investments, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants or other sources or to the Fund’s right of recourse against them in the event errors or omissions do occur.

Insurance Risk. The Adviser has purchased and expects to maintain an omnibus insurance policy or policies which includes coverage in respect of the Fund, the Adviser and their affiliates, as well as Other Clients (as defined below), including certain of their respective indemnified persons (which omnibus insurance policy or policies may provide coverage to the Adviser and its affiliates, as applicable, for events unrelated to the Fund). The premiums for such shared insurance policies generally are borne by the Adviser and the clients covered by such policies, and such shared insurance policy or policies are expected to have an overall cap on coverage for all the insured parties thereunder. To the extent an insurable event results in claims in excess of such cap, the Fund may not receive as much in insurance proceeds as it would have received if separate insurance policies had been purchased for each insured party. Similarly, insurable events may occur sequentially in time while subject to a single overall cap. To the extent insurance proceeds for one such event are applied towards a cap and the Fund experiences an insurable loss after such event, the Fund’s receipts from such insurance policy may also be diminished. Insurance policies covering the Fund, the premiums of which are paid in whole or in part by the Fund, may provide insurance coverage to indemnified persons for conduct that would not be covered by indemnification. In addition, the Fund may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive for the Fund and which ultimately may not result in a financial award. In addition, the Adviser may cause the Fund to purchase and maintain insurance coverage that provides coverage to the Fund, and certain indemnified persons, in which case, the premiums would be borne by the Fund.

While the Adviser expects to allocate insurance expenses in a manner it determines to be fair and equitable, taking into account any factors it deems relevant to the allocation of such expenses, because of the uncertainty of whether claims will arise in the future and the timing and the amount that may be involved in any such claim, the determination of how to allocate such expenses may require the Adviser to take into consideration facts and circumstances that are subjective in nature. It is unlikely that the Adviser will be able to accurately allocate the expenses of any such insurance policies based on the actual claims related to a particular client, including the Fund.

Indemnification Risk. The Fund is required to indemnify the Adviser, the members of the Board and each other person indemnified under the LLC Agreement of the Fund for liabilities incurred in connection with the LLC Agreement, the Advisory Agreement and the Fund’s activities, except in certain circumstances. So long as the Fund is regulated under the 1940 Act, the indemnification and limitation of liability is limited by the 1940 Act. The Fund will also indemnify certain service providers, including the Administrator and the Fund’s auditors, as well as consultants and sourcing, operating and joint venture partners. Such liabilities may be material and may have an adverse effect on the returns to the Fund investors. The indemnification obligation of the Fund would be payable from the assets of the Fund. The application of the indemnification and exculpation standards may result in Fund investors bearing a broader indemnification obligation in certain cases than they would in the absence of such standards. As a result of these considerations, even though such provisions will not act as a waiver on the part of any investor of any of its rights which are not permitted to be waived under applicable law, the Fund may bear significant financial losses even where such losses were caused by the negligence or other conduct of such indemnified persons.

Portfolio Valuation Risk. The Adviser, subject to the oversight of the Board, determines the valuation of the Fund’s investments. It is expected that most of the Fund’s investments will not have readily available market quotations, which will require the Adviser to estimate, in accordance with the Adviser’s valuation policies, the fair value of such investments on the valuation date. Fair value pricing is based on subjective judgments, and it is possible that the fair value of a security may differ materially from the value that would be realized if the security were sold. Absent bad faith or manifest error, valuation determinations of the Adviser will be conclusive and binding on the Fund investors.

In addition, the Adviser may have an interest in determining higher valuations in order to be able to present better performance to prospective investors. In certain cases, the Fund may hold an investment in an issuer experiencing distress or going through bankruptcy. In such a situation, the Adviser may continue to place a favorable valuation on such investment due to the Adviser’s determination that the investment is sufficiently secured despite the distressed state or bankruptcy of the issuer. However, no assurances can be given that this assumption is justified or that such valuations will be accurate in the long term. In addition, an investment in a portfolio company may not be permanently written-off or permanently written down despite its distressed state or covenant breach until such portfolio company experiences a material corporate event (e.g., bankruptcy or partial sale) which establishes an objective basis for such revised valuation. In these circumstances, the Adviser has an interest in delaying any such write-offs or write-downs to maintain a higher management fee base and thus, management fees paid to the Adviser.

In addition, the Fund may rely on third-party valuation services to verify the value of certain investments. An investment may not have a readily ascertainable market value and accordingly, could potentially make it difficult to determine a fair value of an investment and may yield an inaccurate valuation. Further, because of the Adviser’s knowledge of the investment, the valuation services may defer to the Adviser’s valuation even where such valuation may not be accurate or the determination thereof involved a conflict of interest. Additionally, the Fund may also choose to discontinue the use of any third-party valuation services at any time, which could create a conflict of interest and impair the third-party valuation service’s independence. An inaccurate valuation of an investment could have a substantial impact on the Fund.

Due Diligence Risk. When conducting due diligence and making an assessment regarding a potential investment, the Adviser will be required to rely on resources available to it, including internal sources of information as well as information provided by existing and potential obligors, any equity sponsor(s), lenders and other independent sources. The due diligence process may at times rely on limited or incomplete information.

The Adviser will select investments for the Fund in part on the basis of publicly available information filed with various government regulators or information made directly available to the Adviser. Although the Adviser will evaluate all such information and data and seek independent corroboration when it considers it appropriate and reasonably available, the Adviser may not be in a position to confirm the completeness, genuineness or accuracy of such information and data. The Adviser is dependent upon the integrity of the management of the entities filing such information and of such companies and third parties providing such information, as well as the financial reporting process in general. The value of an investment made by the Fund may be affected by fraud, misrepresentation or omission on the part of a company or any related parties to such company, or by other parties to the investment (or any related collateral and security arrangements). Such fraud, misrepresentation or omission may adversely affect the value of the investment and/or the value of the collateral underlying the investment in question and may adversely affect the Fund’s ability to enforce its contractual rights relating to that investment or the relevant obligor’s ability to repay the principal or interest on the investment.

In addition, the Adviser may rely upon independent consultants or experts in connection with its evaluation of proposed investments. There can be no assurance that these consultants or experts will accurately evaluate such investments. Investment analyses and decisions by the Adviser may be undertaken on an expedited basis in order to make it possible for the Fund to take advantage of short-lived investment opportunities. In such cases, the available information at the time of an investment decision may be limited, inaccurate and/or incomplete. In addition, the financial information available to the Adviser may not be accurate or provided based upon accepted accounting methods. Accordingly, the Adviser cannot guarantee that the due diligence investigation it carries out with respect to any investment opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity which may have a material adverse effect on the performance of the Fund.

Compliance with Applicable Law. Although the Adviser will seek for it and the Fund to comply with all U.S. federal, state and local lending regulations and to obtain all required licenses, there is no assurance that the Adviser or the Fund will be able to obtain all required licenses or always be compliant or that there will not be allegations of non-compliance even if the Adviser and the Fund were or are fully compliant. Any violation of applicable law or failure to comply with regulatory requirements could result in, among other things, revocation of required licenses or registrations, loss of approval status, termination of contracts without compensation, damages, fines, penalties, litigation costs, investigation costs and even restrictions on the ability of the Fund’s ability to conduct business.

Litigation Risk. The Adviser will act in good faith and use reasonable judgment in managing the Fund. It is impossible for the Adviser to foresee what allegations may be brought by a regulatory agency or a third party, and the Adviser will seek to avoid litigation, if, in the Adviser’s judgment, the circumstances warrant an alternative resolution. If an allegation is brought or litigation is commenced against the Fund, the Fund will incur legal fees and costs to respond to the allegations and to defend any resulting litigation, this could have an adverse effect on the Fund’s financial performance.

Possession of Material Non-Public Information, Limiting the Adviser’s Discretion. From time to time, the Adviser (in its capacity as investment manager of investment vehicles, funds or accounts or in connection with investment activities on its own behalf) and its affiliates receive material non-public information with respect to issuers of publicly-traded securities or other securities in connection with, among other examples, acquisitions, refinancings, restructurings of such issuers that the Adviser reviews or participates in, oftentimes unrelated to its management of the Fund. In such circumstances, the Fund may be prohibited, by law, contract or by virtue of the Adviser’s policies and procedures, from (i) selling all or a portion of a position in such issuer, thereby potentially incurring trading losses as a result, (ii) establishing an initial position or taking any greater position in such issuer, and (iii) pursuing other investment opportunities related to such issuer. In order to prevent the portfolio managers of the Fund from receiving material, non-public information that may prevent them from being able to trade in investments in other accounts the portfolio managers manage, portfolio management personnel (including the portfolio managers, research analysts, and traders) may be subject to information barriers and prevented from accessing certain information regarding Fund investments to which investors are otherwise entitled, such as information about a borrower’s business prospects, financial situation and liquidity situation.

Systems and Operational Risks. The Fund depends on the Adviser to develop and implement appropriate systems for the Fund’s activities. The Fund also relies heavily and on a regular basis on financial, accounting and other data processing systems to evaluate investments, to monitor its portfolio and capital, and to generate risk management and other reports that are critical to oversight of the Fund’s activities. In addition, the Fund relies on information systems to store sensitive information about the Fund, the Adviser, their affiliates and the shareholders. Certain of the Fund’s and the Adviser’s activities will be dependent upon systems operated by third parties, including custodians, market counterparties and other service providers, and the Fund and the Adviser may not be in a position to adequately verify the risks or reliability of such third-party systems. These programs or systems may be subject to certain defects, failures or interruptions, including, but not limited to data or securities price data errors, mathematical or statistical errors, or computer system implementation errors or other errors, omissions, imperfections and malfunctions, including those caused by computer “worms,” viruses and power failures. Failures in the systems employed by the Adviser, administrators, custodians, counterparties, exchanges and similar clearance and settlement facilities and other parties could result in mistakes made in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated or accounted for. Disruptions in the Fund’s operations or breach of the Fund’s information systems may cause the Fund to suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory penalties or reputational damage. Any of the foregoing failures or disruptions could have a material adverse effect on the Fund and the shareholders’ investment therein.

Reliance on Data; Data Errors. The Adviser is highly reliant on the gathering, cleaning, culling and analysis of large amounts of data from third-party and other external sources. It is not possible or practicable, however, to factor all relevant, available data into economic forecasts or trading decisions. The Adviser will use its discretion to determine what data to gather with respect to any investment and what subset of that data the research models take into account to produce forecasts that may have an impact on ultimate investment decisions. In addition, it is inevitable that not all desired or relevant data will be available to, or processed by, the Adviser at all times. In these cases, the Adviser may continue to generate forecasts and make investment decisions based on the data available to it. In addition, the Adviser may determine that certain available data, while potentially useful in generating forecasts or making investment decisions, is not cost effective to gather due to either the technology costs or third-party vendor costs and, in these cases, the Adviser will not utilize the subject data. Investors should be aware that there is no guarantee that the data actually utilized in making investment decisions will be the most accurate data available or even free of errors. Investors should assume that the foregoing limitation and risks associated with gathering, cleaning, culling and analysis of large amounts of data from third party and other external sources are an inherent part of investing with an adviser such as the Adviser.

Risk Evaluation Models. The Adviser may develop proprietary risk evaluation models that seek to estimate risk based on numerous factors. These models may, for a variety of reasons, fail to accurately predict risk level, and correlations among, strategies and investments, including because of scarcity of historical data with respect to certain strategies and investments, erroneous underlying assumptions, and estimates for certain data, or other defects in inputs and the models, or because future events may not necessarily follow historical norms. In and of themselves, these risk evaluation models do not manage or reduce risk and, at most, provide certain assistance to the Adviser when determining a course of action.

Public Disclosure Obligations. The Fund, the Adviser or their respective affiliates, service providers, or agents may from time to time be required or may, in their discretion, determine that it is advisable to disclose certain information about the Fund and the Fund investors, including investments held directly or indirectly by the Fund and the names and level of beneficial ownership of certain of the Fund investors, to (i) regulatory or taxing authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which the Fund directly or indirectly invests, or (ii) any lenders, counterparty of, or service provider to, the Adviser or the Fund (and its subsidiaries). Disclosure of confidential information under such circumstances will not be regarded as a breach of any duty of confidentiality and, in certain circumstances, the Fund, the Adviser or any of their affiliates, Service Providers (as defined below) or agents, may be prohibited from disclosing to any Fund investor that any such disclosure has been made.

Cybersecurity Risk. With the increased use of technologies such as the Internet and cloud computing to conduct business, the Fund is susceptible to operational, information security and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber incidents affecting the Fund’s or the Adviser’s service providers have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Fund’s ability to value its investments, impediments to trading, the inability of shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. Similar adverse consequences could result from cyber incidents affecting counterparties with which the Fund engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions (including financial intermediaries and service providers) and other parties. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Fund’s service providers have established business continuity plans in the event of, and risk management systems to prevent, such cyber incidents, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by its service providers or any other third parties whose operations may affect the Fund or its shareholders. The Fund and its shareholders could be negatively impacted as a result.

Technology Systems Risk. The Fund depends on the Adviser to develop and implement appropriate systems for its activities. The Fund may rely on computer programs to evaluate certain securities and other investments, to monitor their portfolios, to trade, clear and settle securities transactions and to generate asset, risk management and other reports that are utilized in the oversight of the Fund’s activities. In addition, certain of the Fund’s and the Adviser’s operations interface with or depend on systems operated by third parties, including loan servicers, custodians and administrators, and the Adviser may not always be in a position to verify the risks or reliability of such third-party systems. For example, the Fund and the Adviser generally expect to provide statements, reports, notices, updates, requests and any other communications in electronic form, such as e-mail or posting on a web-based reporting site or other internet service, in lieu of or in addition to sending such communications as hard copies via fax or mail. These programs or systems may be subject to certain defects, failures or interruptions, including, but not limited to, those caused by ‘hacking’ or other security breaches, computer ‘worms,’ viruses and power failures. Such failures could cause settlement of trades to fail, lead to inaccurate accounting, recording or processing of trades and cause inaccurate reports, which may affect the Fund’s ability to monitor its investment portfolio and its risks. Any such defect or failure could cause the Fund to suffer financial loss, disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage.

No Registration as an Investment Company. While the Fund is not registered as an investment company under the 1940 Act, it will be subject to regulation as a BDC under the 1940 Act and will be required to adhere to the provisions of the 1940 Act applicable to BDCs. The Units have not been recommended by any U.S. federal or state, or any non-U.S., securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Registration Statement. Any representation to the contrary is a criminal offense.

Rights Against Third Parties, Including Third-Party Service Providers. The Fund is reliant on the performance of third-party service providers, including the Adviser (in its capacity as the Adviser and Administrator), auditors, legal advisers, lenders, bankers, brokers, consultants, sourcing, operating and joint venture partners and other service providers (collectively, “Service Providers”). Further information regarding the duties and roles of certain of these Service Providers is provided in this Registration Statement. The Fund may bear the risk of any errors or omissions by such Service Providers. In addition, misconduct by such Service Providers may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Each Fund investor’s contractual relationship in respect of its investment in Units of the Fund is with the Fund only and Fund investors are not in contractual privity with the Service Providers. Therefore, generally, no Fund investor will have any contractual claim against any Service Provider with respect to such Service Provider’s default or breach. Accordingly, Fund investors must generally rely upon the Adviser to enforce the Fund’s rights against Service Providers. In certain circumstances, which are generally not expected to prevail, Fund investors may have limited rights to enforce the Fund’s rights on a derivative basis or may have rights against Service Providers if they can establish that such Service Providers owe duties to the Fund investors. In addition, Fund investors will have no right to participate in the day-to-day operation of the Fund and decisions regarding the selection of Service Providers. Rather, the Adviser will select the Fund’s Service Providers and determine the retention and compensation of such providers without the review by or consent of the Fund investors. The Fund investors must therefore rely on the ability of the Adviser to select and compensate Service Providers and to make investments and manage and dispose of investments.

Lack of Diversification Risk. The Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that the Fund is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that the Fund assumes large positions in the securities of a small number of issuers, its net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond the Fund’s asset diversification requirements as a RIC under the Code, the Fund does not have fixed guidelines for diversification, and its investments could be concentrated in relatively few portfolio companies. Although the Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, it maintains the flexibility to operate as a diversified investment company. To the extent that the Fund operates as a non-diversified investment company, it may be subject to greater risk.

The Fund does not have fixed guidelines for diversification by industry or type of security, and investments may be concentrated in only a few industries or types of securities. Further, if the expected amount of leverage is not obtained or deployed, the Fund may be more concentrated in an investment than originally anticipated. As a result, the Fund’s investments may be concentrated and the poor performance of a single investment may have pronounced negative consequences to the Fund and the aggregate returns realized by the Fund investors.

Consultation with Sourcing and Operating Partners Risk. In certain circumstances, sourcing and operating partners may be aware of and consulted in advance in relation to certain investments made by the Fund. While sourcing and operating partners will be subject to confidentiality obligations, they are not restricted from engaging in any activities or businesses that may be similar to the business of the Fund or competitive with the Fund. In particular, sourcing and operating partners may use information available to them as sourcing and operating partners of the Adviser in a manner that conflicts with the interests of the Fund. Except in limited circumstances, the sourcing and operating partners are generally not obligated to account to the Adviser for any profits or income earned or derived from their activities or businesses or inform the Adviser of any business opportunity that may be appropriate for the Fund.

Timing of Realization of Investments. The Adviser, in its discretion, may seek to realize the Fund’s investments earlier than originally expected, which may be accomplished through one or more transactions, including transactions with another investment fund or account sponsored or managed by the Adviser or its affiliates, which will be for a price equal to the fair value of such investment. The value of a security in a transaction between the Fund and an account sponsored or managed by the Adviser or its affiliates, subject to approval by the Board, will be determined by the Adviser and verified by one or more third-party valuation services. The Adviser may seek such realizations in order to support the Fund’s target risk/return profile with respect to the Fund’s unrealized investments, taking into account factors such as, but not limited to, the Fund’s expense ratio relative to such assets and the availability of, or repayment obligations with respect to, any credit facilities.

Risks Relating to the Use of Proceeds. While the Fund generally intends to make all distributions of net proceeds in accordance with “Use of Proceeds,” the amount and timing of distributions from the Fund to the Fund investors will be at the discretion of the Board, who may also direct that amounts available for distribution be retained in the Fund (i) to be used to satisfy, or establish reserves for, the Fund’s current or anticipated obligations (including the Advisory Fee, incentive fees and any other expenses) or (ii) for reinvestment of the cost basis of an investment. Accordingly, there can be no assurance as to the timing and amount of distributions from the Fund.

Risk of Electronic Delivery of Certain Documents. Shareholders will be deemed to consent to electronic delivery of: (i) certain closing documents such as the LLC Agreement and the Subscription Agreements; (ii) any notices or communications required or contemplated to be delivered to the Fund investors by the Fund, the Adviser, or any of their respective affiliates, pursuant to applicable law or regulation; (iii) certain tax-related information and documents; and (iv) notices, requests, demands, consents or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to the Fund investors under any agreements. There are certain costs and possible risks associated with electronic delivery. Moreover, the Adviser cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from the use of such communication methods. See Item 1A. Risk Factors – “Technology Systems” and “Cybersecurity” above.

Risks Relating to Handling of Mail. Mail addressed to the Fund and received at its registered office will be forwarded unopened to the forwarding address supplied by the Fund to be processed. None of the Fund, the Adviser or any of their directors, trustees, officers, advisers or Service Providers will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

General Credit Risks. The Fund may be exposed to losses resulting from default and foreclosure of any such loans or interests in loans in which it has invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of the Fund’s investments. In the event of foreclosure, the Fund or an affiliate thereof may assume direct ownership of any assets collateralizing such foreclosed loans. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such foreclosed loans, resulting in a loss to the Fund. Any costs or delays involved in the effectuation of loan foreclosures or liquidation of the assets collateralizing such foreclosed loans will further reduce proceeds associated therewith and, consequently, increase possible losses to the Fund. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the Fund’s rights.

Volatility of Investment Prices. The prices of the Fund’s investments can be volatile. In addition, price movements may also be influenced by, among other things, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and national and international political and economic events and policies. In addition, governments from time to time intervene in certain markets. Such intervention often is intended directly to influence prices and may cause or contribute to rapid fluctuations in asset prices, which may adversely affect the Fund’s returns.

Syndication and/or Transfer of Investments Risk. The Fund, directly or through the use of one or more subsidiary investment vehicles, may originate and/or purchase certain debt assets, including ancillary equity assets. The Fund may also purchase certain assets (including, participation interests or other indirect economic interests) that have been originated by other affiliated or unaffiliated parties and/or trading on the secondary market. The Fund may, in certain circumstances, originate or purchase such assets with the intent of syndicating and/or otherwise transferring a significant portion thereof, including to one or more offshore funds or accounts managed by the Adviser or any of its affiliates or to other third-party investment firms. In such instances, the Fund will bear the risk of any decline in value prior to such syndication and/or other transfer. In addition, the Fund will also bear the risk of any inability to syndicate or otherwise transfer such assets or such amount thereof as originally intended, which could result in the Fund owning a greater interest therein than anticipated.

Raising Additional Capital. The Fund may need additional capital to fund new investments and grow its portfolio of investments. Unfavorable economic conditions could increase the Fund’s funding costs or limit its access to the capital. A reduction in the availability of new capital could limit the Fund’s ability to grow. In addition, the Fund is required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to investors to maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Fund’s part to access the capital successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any, which would have an adverse effect on the value of its securities.

Counterparty Risks. To the extent that contracts for investment will be entered into between the Fund and a market counterparty as principal (and not as agent), the Fund is exposed to the risk that the market counterparty may, in an insolvency or similar event, be unable to meet its contractual obligations to the Fund. The Fund may have a limited number of potential counterparties for certain of its investments, which may significantly impair the Fund’s ability to reduce its exposure to counterparty risk. In addition, difficulty reaching an agreement with any single counterparty could limit or eliminate the Fund’s ability to execute such investments altogether. Because certain purchases, sales, hedging, financing arrangements and other instruments in which the Fund will engage are not traded on an exchange but are instead traded between counterparties based on contractual relationships, the Fund is subject to the risk that a counterparty will not perform its obligations under the related contracts. Although the Fund intends to pursue its remedies under any such contracts, there can be no assurance that a counterparty will not default and that the Fund will not sustain a loss on a transaction as a result.

Service Provider Risk

The Fund relies heavily on financial, accounting and other data processing systems developed by the Fund’s service providers. While the Adviser generally conducts a review of service providers engaged by the Fund prior to retaining such service providers pursuant to the Adviser’s policies, the Adviser may not be in a position to verify the risks or reliability of such service providers’ programs or systems and the Adviser’s review may fail to identify material issues and concerns related to the service provider in question.

The Adviser conducts appropriate due diligence on any outside vendor that provides products or services to the Adviser and its affiliates and enters into an appropriate contract in accordance with the Adviser’s policies and procedures, and any applicable third-party risk management frameworks. The Adviser’s relationships with outside vendors are managed so that appropriate controls and oversight are in place to protect Adviser’s interests, including safeguarding of private and confidential information regarding the Fund and the Adviser’s employees. Despite the Adviser’s best efforts, there can be no assurances that the Adviser will be able to identify and address all material risks related to vendors. Furthermore, the Fund may experience losses as a result of the failures or inadequate level of service by vendors.

Return of Distributions to Satisfy Unpaid Debts of the Fund. Under Delaware law, the investors could, under certain circumstances, be required to return distributions made by the Fund to satisfy unpaid debts of the Fund that were in existence at the time the distributions were made.

Changes in the Fund’s Investment Objective, Operating Policies or Strategies Without Prior Notice or Investor Approval. The Fund’s Board has the authority to modify or waive certain of the Fund’s operating policies and strategies without prior notice (except as required by the 1940 Act) and without investor approval. However, absent investor approval, the Fund may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. Under Delaware law, the Fund also cannot be dissolved without prior investor approval. The Fund cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and value of its stock. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.

Changes to the Fund’s LLC Agreement Without Prior Investor Approval. Our Board may, without Unit Holder vote, subject to certain exceptions, amend or otherwise supplement the LLC Agreement by making an amendment, a supplemental thereto or an amended and restated LLC Agreement, including without limitation to classify the Board, to impose advance notice requirements for Director nominations or for shareholder proposals, to require super- majority approval of transactions with significant shareholders or other provisions that may be characterized as anti-takeover in nature.

Allocation of Investment Opportunities and Related Conflicts. The Fund generally is prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Independent Directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities is an affiliate of the Fund for purposes of the 1940 Act, and the Fund generally is prohibited from buying or selling any security from or to such affiliate, absent the prior approval of the Independent Directors. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same issuers (whether at the same or different times), without prior approval of the Independent Directors and, in some cases, the SEC. If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with the Fund’s officers or Directors or their affiliates. These prohibitions will affect the manner in which investment opportunities are allocated between the Fund and other funds managed by the Adviser or its affiliates. Most importantly, the Fund generally is prohibited from co-investing with certain other accounts or affiliates of the Adviser in Fidelity-originated loans and financings unless the Fund co-invests in accordance with the applicable regulatory guidance or an exemptive order it has received from the SEC permitting such co-investment activities. Accordingly, while the Adviser intends to allocate suitable opportunities among the Fund and other accounts or affiliates of the Adviser based on the principles described above, the prohibition on co-investing with affiliates could significantly limit the scope of investment opportunities available to the Fund. In particular, the decision by the Adviser to allocate an opportunity to one or more other accounts or to an affiliate of the Adviser, or the existence of a prior co-investment structure, might cause the Fund to forgo an investment opportunity that it otherwise would have made. Similarly, the Fund generally may be limited in its ability to invest in an issuer in which another account or affiliate of the Adviser had previously invested. The Fund may in certain circumstances also be required to sell, transfer or otherwise reorganize assets in which the Fund has invested with other accounts or affiliates of the Adviser at times that the Fund may not consider advantageous.

The Fund and the Adviser have received an exemptive order from the SEC that permits the Fund to co-invest with certain other persons in negotiated transactions, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates. The Fund is permitted to co-invest alongside certain other accounts or other affiliates of the Adviser in accordance with the terms and conditions of the exemptive order.

Distributions Risk. The Fund intends to pay monthly distributions to shareholders out of assets legally available for distribution. The Fund cannot guarantee that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. If the Fund is unable to satisfy the asset coverage test applicable to it as a BDC, or if the Fund violates certain debt financing agreements, its ability to pay distributions to shareholders could be limited. All distributions will be paid at the discretion of the Fund’s Board and will depend on the Fund’s earnings, financial condition, maintenance of RIC status, compliance with applicable BDC regulations, compliance with debt financing agreements and such other factors as the Board may deem relevant from time to time. The distributions the Fund pays to investors in a year may exceed the Fund’s taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

Investors who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of RIC’s net ordinary income or capital gains when they are not. Accordingly, investors should read carefully any written disclosure accompanying a distribution from the Fund and the information about the specific tax characteristics of the Fund’s distributions provided to investors after the end of each calendar year, and should not assume that the source of any distribution is the Fund’s net ordinary income or capital gains.

Repurchase Program Risk. We may adopt a share repurchase program, and if such a program is adopted, may amend, suspend or terminate the share repurchase program at any time in the discretion of the Board. You may not be able to sell your shares at all in the event our Board amends, suspends or terminates the share repurchase program, absent a liquidity event. We currently do not intend to undertake a liquidity event, and we are not obligated by our LLC Agreement or otherwise to effect a liquidity event at any time. We will notify investors of such developments in our quarterly reports or other filings. If less than the full amount of Units requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Units being repurchased without regard to class. The share repurchase program has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price.

Timing of Repurchase May be Disadvantageous. In the event a shareholder chooses to participate in a share repurchase program, if any, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the class of shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell shares to us as part of our periodic share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our shares will be on the repurchase date.

Pandemics and Natural Disasters Risk. Widespread disease, including the recent outbreak of COVID-19 as well as other pandemics and epidemics, and natural or environmental disasters, such as earthquakes, droughts, fires, floods, hurricanes, tsunamis and climate-related phenomena generally, have been and can be highly disruptive to economies and markets, adversely impacting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. Economies and financial markets throughout the world have become increasingly interconnected, which increases the likelihood that events or conditions in one region or country will adversely affect markets or issuers in other regions or countries, including the United States. Additionally, market disruptions may result in increased market volatility; regulatory trading halts; closure of domestic or foreign exchanges, markets, or governments; or market participants operating pursuant to business continuity plans for indeterminate periods of time. Further, market disruptions can (i) prevent the Fund from executing advantageous investment decisions in a timely manner, (ii) negatively impact the Fund’s ability to achieve its investment objective, as well as the operations of the Fund and the Adviser, and (iii) may exacerbate the risks discussed herein, including political, social, and economic risks.

Risks Relating to the Fund’s Investments

Our investments may be risky and, subject to compliance with our 80% test and the 70% test for Qualifying Assets under the requirements for BDCs, there is no limit on the amount of any such investments in which we may invest.

Risks Associated with Portfolio Companies.

General Risks. A fundamental risk associated with the Fund’s investment strategy is that the companies in whose debt the Fund invests will be unable to make regular payments (e.g., principal and interest payments) when due, or at all, or otherwise fail to perform. Portfolio companies could deteriorate as a result of, among other factors, an adverse development in their business, poor performance by their management teams, a change in the competitive environment, an economic downturn or legal, tax or regulatory changes. Portfolio companies that the Adviser expects to remain stable may in fact operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

Highly Leveraged Portfolio Companies. Portfolio companies may be highly leveraged, and there is no restriction on the amount of debt a portfolio company can incur. Substantial indebtedness may add additional risk with respect to a portfolio company, and could (i) limit its ability to borrow money for its working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes; (ii) require it to dedicate a substantial portion of its cash flow from operations to the repayment of its indebtedness, thereby reducing funds available to it for other purposes; (iii) make it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and/or (iv) subject it to restrictive financial and operating covenants, which may preclude it from favorable business activities or the financing of future operations or other capital needs. In some cases, proceeds of debt incurred by a portfolio company could be paid as a dividend to stockholders rather than retained by the portfolio company for its working capital. Leveraged companies are often more sensitive to declines in revenues, increases in expenses, and adverse business, political, or financial developments or economic factors such as a significant rise in interest rates, a severe downturn in the economy or deterioration in the condition of such companies or their industries. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

If a portfolio company is unable to generate sufficient cash flow to meet principal and interest payments to its lenders, it may be forced to take other actions to satisfy such obligations under its indebtedness. These alternative measures may include reducing or delaying capital expenditures, selling assets, seeking additional capital, or restructuring or refinancing indebtedness. Any of these actions could significantly reduce the value of the Fund’s investment(s) in such portfolio company. If such strategies are not successful and do not permit the portfolio company to meet its scheduled debt service obligations, the portfolio company may also be forced into liquidation, dissolution or insolvency, and the value of the Fund’s investment in such portfolio company could be significantly reduced or even eliminated.

Issuer/Borrower Fraud. Of paramount concern in originating loans is the possibility of material misrepresentation or omission on the part of borrowers or guarantors. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Fund or its affiliates to perfect or effectuate a lien on the collateral securing the loan. The Fund or its affiliates will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable but cannot guarantee such accuracy or completeness.

Reliance on Company Management. The Adviser generally will seek to monitor the performance of investments in operating companies either through interaction with the board of the applicable company and/or by maintaining an ongoing dialogue with the company’s management team. However, the Fund generally will not be in a position to control any borrower by virtue of investing in its debt and the portfolio company’s management will be primarily responsible for the operations of the company on a day-to-day basis. Although it is the intent of the Fund to invest in companies with strong management teams, there can be no assurance that the existing management team, or any new one, will be able to operate the company successfully. In addition, the Fund is subject to the risk that a borrower in which it invests may make business decisions with which the Fund disagrees and the management of such borrower, as representatives of the common equity holders, may take risks or otherwise act in ways that do not serve the interests of the debt investors, including the Fund. Furthermore, in exercising its investment discretion, the Adviser may in certain circumstances commit funds of the Fund to other entities that will be given a mandate to make certain investments consistent with the Fund’s investment objective and that may earn a performance-based fee on those investments. Once such a commitment is made, such entities will have full control over the investment of such funds, and the Adviser will cease to have such control.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to the portfolio companies in which the Fund invest could cause major environmental damage, which may result in significant financial distress to the Fund’s investments and any portfolio company holding such assets, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. The Fund (and the Fund investors) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments.

Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Even in cases where the Fund are indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities. See also “Item 1A. Risk Factors – Risk Arising from Provision of Managerial Assistance; Control Person Liability” below.

No Readily Determinable Valuation. The Fund expects that many of its Portfolio Investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable and will be valued at fair value as determined in good faith by the Adviser, including to reflect significant events affecting the value of the Fund’s investments. Most, if not all, of the Fund’s investments (other than cash and cash equivalents) will be classified as Level 3 assets under FASB ASC 820. This means that the Fund’s portfolio valuations will be based on unobservable inputs and the Fund’s assumptions about how market participants would price the asset or liability in question. The Fund expects that inputs into the determination of fair value of Portfolio Investments will require significant management judgment or estimation. The types of factors that may be taken into account in determining the fair value of investments generally include, as appropriate, comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser regularly performs price verification procedures, engages in oversight activities with respect to third-party pricing sources used and issues challenges as necessary. In addition, the Fair Value Committee may rely on third-party pricing services to verify the fair value determinations of certain investments. The Fund’s net asset value could be adversely affected if determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such loans and securities. In addition, the method of calculating the Advisory Fee may result in conflicts of interest between the Adviser, on the one hand, and investors on the other hand, with respect to the valuation of investments.

Follow-On Investments in Portfolio Companies. Following an initial investment in a portfolio company, the Fund may make additional investments in that portfolio company as “follow-on” investments, in order to:

•	increase or maintain in whole or in part the Fund’s equity ownership percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing;

•	attempt to preserve or enhance the value of the Fund’s investment; or

•	invest in various growth or merger and acquisition related initiatives.

The Fund may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments.

The Fund has the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, it may elect not to make a follow-on investment because it may not want to increase its concentration of risk, because it prefers other opportunities or because it is inhibited by compliance with BDC requirements or compliance with the requirements for maintenance of its RIC status.

Equity Interests in Portfolio Companies. The Fund does not generally intend to take controlling equity positions in the Fund’s portfolio companies. To the extent that the Fund does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Fund disagrees, and the stockholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests. Due to the lack of liquidity for the debt and equity investments that the Fund typically holds in portfolio companies, the Fund may not be able to dispose of its investments in the event it disagrees with the actions of a portfolio company and may therefore suffer a decrease in the value of its investments.

Defaults by Portfolio Companies. A portfolio company’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that the Fund holds and the value of any equity securities the Fund owns. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Third Party Litigation. The Fund’s investment activities subject it to the normal risks of becoming involved in litigation initiated by third parties. This risk is somewhat greater where the Fund exercises control or influence over a company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent willful misconduct or gross negligence by the Adviser, be borne by the Fund (to the extent not borne by the portfolio companies) and would reduce net assets or could require Fund investors to return to the Fund distributed capital and earnings. The Adviser and others are indemnified in connection with such litigation, subject to certain conditions.

Nature of Investments Risk. The Adviser will have broad discretion in making investments for the Fund. There can be no assurance that the Adviser will correctly evaluate the nature or magnitude of the various factors that could affect the value of and return on the Fund’s investments. Prices of investments may be volatile, and a variety of factors that are inherently difficult to predict, such as domestic or international economic and political developments, may significantly affect the results of the Fund’s activities and the value of its investments. These factors and others may significantly affect the results of the Fund’s activities and the value of its investments.

Provision of Managerial Assistance and Control Person Liability. The Fund may obtain rights to participate in the governance of certain of the Fund’s portfolio companies. In such instances, the Fund typically will designate board members to serve on the boards of portfolio companies. The designation of representatives and other measures contemplated could expose the assets of the Fund to claims by a portfolio company, its security holders and its creditors, including claims that the Fund is a controlling person and thus is liable for securities laws violations and other liabilities of a portfolio company. The exercise of control over a company may impose additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. If these liabilities were to arise, the Fund might suffer a significant loss. These measures also could result in certain liabilities in the event of the bankruptcy or reorganization of a portfolio company, could result in claims against the Fund if the designated board members violate their fiduciary or other duties to a portfolio company or fail to exercise appropriate levels of care under applicable corporate or securities laws, environmental laws or other legal principles, and could expose the Fund to claims that it has interfered in management to the detriment of a portfolio company. While the Adviser intends to operate the Fund in a way that will minimize the exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to portfolio companies and the Fund and the Fund investors.

Adverse Developments in the Debt Capital Markets. Recent market and economic conditions have been unprecedented and challenging. Continued concerns about the systemic impact of inflation, energy costs, the pandemic, geopolitical issues, the availability and cost of credit, sovereign debt levels, the mortgage market and a declining real estate market in the U.S. have contributed to increased market volatility and diminished expectations for the U.S. economy. These conditions, combined with volatile oil prices, declining business and consumer confidence and increased unemployment have contributed to volatility of unprecedented levels. The factors described above have led to an overall reduction in liquidity in the debt capital markets, including sources of liquidity that the Fund may wish to utilize. Such conditions could reduce the availability of leverage to the Fund, its investments, and potential purchasers of the Fund’s investments or make such leverage more expensive to obtain, thereby adversely affecting the performance of the Fund.

Market Risk. The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, inflation rates, industry conditions, competition, technological developments, tax laws, availability of credit, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect, among other things, the level and volatility of securities’ prices, the liquidity of the Fund’s investments and the availability of certain securities and investments. Volatility or illiquidity could impair the Fund’s profitability or result in losses. The Fund may maintain substantial trading positions that can be materially adversely affected by the level of volatility in the financial markets—the larger the positions, the greater the potential for loss. Global markets have recently experienced unprecedented volatility and losses. The effects thereof are continuing and there can be no assurance that the Fund will not be materially adversely affected. Furthermore, none of these conditions is within the control of the Adviser.

Temporary Investments; Use of Cash and Cash Equivalents Risk. Pending investment in other types of Qualifying Assets (including directly originated loans and broadly syndicated loans, as described herein), the Fund’s investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of the Fund’s assets would be Qualifying Assets. Generally, these securities offer less potential for gains than other types of securities.

Exposure to Foreign Markets Risk. While the Fund does not expect to invest in securities of issuers located in foreign markets as a principal investment strategy, it may invest in such securities if the Adviser believes it is advantageous to do so. Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations may involve significant risks in addition to the risks inherent in U.S. investments. Investments in securities and instruments in emerging and developing markets could involve substantial risks not typically associated with investing in more established markets, including, without limitation, those set forth above under ”— Non-U.S. Securities.”

Foreign investments involve risks relating to local political, economic, regulatory, or social instability, military action or unrest, or adverse diplomatic developments, and may be affected by actions of foreign governments adverse to the interests of U.S. investors. Such actions may include expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, or other government intervention. From time to time, the Adviser and/or its affiliates may determine that, as a result of regulatory requirements that may apply to it and/or its affiliates due to investments in a particular country, investments in the securities of issuers domiciled or listed on trading markets in that country above certain thresholds (which may apply at the account level or in the aggregate across all accounts managed by the Adviser and/or its affiliates) may be impractical or undesirable. In such instances, the Adviser may limit or exclude investment in a particular issuer, and investment flexibility may be restricted. Additionally, governmental issuers of foreign debt securities may be unwilling to pay interest and repay principal when due and may require that the conditions for payment be renegotiated. There is no assurance that the Adviser will be able to anticipate these potential events or counter their effects. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

Foreign security trading, settlement and custodial practices (including those involving securities settlement where fund assets may be released prior to receipt of payment) are often less developed than those in U.S. markets and may result in increased investment or valuation risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository, or foreign sub-custodian. In addition, the costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.

Foreign markets may offer less protection to investors than U.S. markets and tend to be less regulated. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to U.S. issuers. Adequate public information on foreign issuers may not be available, and it may be difficult to secure dividends and information regarding corporate actions on a timely basis. In general, there is less overall governmental supervision and regulation of securities exchanges, brokers, and listed companies than in the United States. Regulatory enforcement may be influenced by economic or political concerns, and investors may have difficulty enforcing their legal rights in foreign countries.

Some foreign securities impose restrictions on transfer within the United States or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

The risks of foreign investing may be magnified for investments in emerging markets. Security prices in emerging markets can be significantly more volatile than those in more developed markets, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Brexit. The United Kingdom (the “UK”) ceased to be a member of the European Union (the “EU”) with effect from 11:00 p.m. (GMT) on January 31, 2020 (such departure from the EU, “Brexit”). On December 24, 2020, a trade agreement was concluded between the EU and the United Kingdom (the “TCA”), which has applied provisionally after the end of the transition period ending on December 31, 2020. The TCA formally took effect on May 1, 2021 and now governs the relationship between the UK and EU.

Although the TCA covers many issues such as economic partnership, free trade, law enforcement and judicial co-operation and governance, the TCA itself is silent on items such as financial services equivalence and data protection adequacy. As such, there remains uncertainty as to the scope, nature and terms of the relationship between the UK and the EU and the effect and implications of the TCA. The actual and potential consequences of Brexit, and the associated uncertainty, have adversely affected, and for the foreseeable future are likely to continue to adversely affect, economic and market conditions in the UK, in the EU and its member states and elsewhere, and may also contribute to uncertainty and instability in global financial markets. This uncertainty may, at any stage, adversely affect the Fund and its and/or the Adviser. There may be detrimental implications for the value of the Fund’s investments and/or its ability to implement its investment program.

Credit Risk. Performance may be affected by the default or perceived credit impairment of the Fund’s investments and by general or sector specific credit spread widening. Credit risks associated with the Fund’s investments include (among others): (i) the possibility that earnings of the obligor may be insufficient to meet its debt service obligations; (ii) the obligor’s assets declining in value; and (iii) the declining creditworthiness, default and potential for insolvency of the obligor during periods of rising interest rates and economic downturn. An economic downturn and/or rising interest rates could severely disrupt the market for the investments and adversely affect the value of the Fund’s investments and the ability of the obligors thereof to repay principal and interest. In turn, this could have a material adverse effect on the performance of the Fund, and, by extension, the Fund’s business, financial condition, results of operations and the value of the Units. In the event of a default by a borrower, the Fund will bear a risk of loss of principal and accrued interest on that investment. Any such investment may become defaulted for a variety of reasons, including non-payment of principal or interest, as well as breaches of contractual covenants. A defaulted investment may become subject to workout negotiations or may be restructured by, for example, reducing the interest rate, a write-down of the principal, and/or changes to its terms and conditions. Any such process may be extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery on the defaulted investments. In addition, significant costs might be imposed on the lender, further affecting the value of the investment. The liquidity in such defaulted investment may also be limited and, where a defaulted investment is sold, it is unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest owed on that investment. This would have a material adverse effect on the value of the Fund’s portfolio, and, by extension, the Fund’s business, financial condition, results of operations and the value of the Units. In the case of secured loans, restructuring can be an expensive and lengthy process which could have a material negative effect on the Fund’s anticipated return on the restructured loan. By way of example, it would not be unusual for any costs of enforcement to be paid out in full before the repayment of interest and principal. This would substantially reduce the Fund’s anticipated return on the restructured loan.

Insolvency of Issuers, Counterparties, and Intermediaries. Issuers of securities held by the Fund or counterparties to Fund transactions that become insolvent or declare bankruptcy can pose special investment risks. In each circumstance, risk of loss, valuation uncertainty, increased illiquidity, and other unpredictable occurrences may negatively impact an investment. Each of these risks may be amplified in foreign markets, where security trading, settlement, and custodial practices can be less developed than those in the U.S. markets, and bankruptcy laws differ from those of the U.S.

Forming CLOs Risk. To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more collateralized loan obligations (“CLOs”), while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers.

If we create a CLO, we will depend in part on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to shareholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt, which could impact our ability to receive distributions from the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for maintaining RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we may not maintain our qualification as a RIC, which would have a material adverse effect on an investment in the shares.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to shareholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.

The collateral manager for a CLO that we create may be the Fund, the Adviser or an affiliate, and such collateral manager may be entitled to receive compensation for structuring and/or management services. To the extent the Adviser or an affiliate other than the Fund serves as collateral manager and the Fund is obligated to compensate the Adviser or the affiliate for such services, we, the Adviser or the affiliate will implement offsetting arrangements to assure that we, and indirectly, our shareholders, pay no additional fees to the Adviser or the affiliate in connection therewith. To the extent the Fund serves as collateral manager, the Fund will receive no fees for providing such collateral management services.

Non-Recourse Obligations Risk. The Fund may invest in non-recourse obligations of issuers. Such obligations are payable solely from proceeds collected in respect of collateral pledged by an issuer to secure such obligations. None of the owners, officers, directors or incorporators of the issuers, board members, any of their respective affiliates or any other person or entity will be obligated to make payments on the obligations. Consequently, the Fund, as holder of the obligations, must rely solely on distributions of proceeds of collateral debt obligations and other collateral pledged to secure obligations for payments due in respect of principal thereof and interest thereon. If distributions of such proceeds are insufficient to make payments on the obligations, no other assets will be available for such payments and following liquidation of all the collateral, the obligations of the issuers to make such payments will be extinguished.

Covenant-Lite Loans Risk. Although the Fund generally expects the transaction documentation of some portion of the Fund’s investments to include covenants and other structural protections, a portion of the Fund’s investments may be composed of so-called ”covenant-lite loans.” Generally, covenant-lite loans either do not have certain maintenance covenants that would require the issuer to maintain debt service or other financial ratios or do not contain common restrictions on the ability of the issuer to change significantly its operations or to enter into other significant transactions that could affect its ability to repay such loans. Ownership of covenant-lite loans may expose the Fund to different risks, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with loans that have financial maintenance covenants. As a result, the Fund’s exposure to losses may be increased, which could result in an adverse impact on the issuer’s ability to comply with its obligations under the loan.

Debt Guaranteed by a Subsidiary of the Issuer Risk. The Fund may invest in debt that is guaranteed by a subsidiary of the issuer. In some circumstances, guarantees of secured debt issued by subsidiaries of a portfolio company and held by the Fund may be subject to fraudulent conveyance or similar avoidance claims made by other creditors of such subsidiaries under applicable insolvency laws. As a result, such creditors may take priority over the claims of the Fund under such guarantees. Under federal or state fraudulent transfer law, a court may void or otherwise decline to enforce such debt and the Fund would no longer have any claim against such portfolio company or the applicable guarantor. In addition, the court might direct the Fund to disgorge any amounts already received from the portfolio company or a guarantor. In some cases, significant subsidiaries of portfolio companies may not guarantee the obligations of the portfolio company; in other cases, a portfolio company may have the ability to release subsidiaries as guarantors of the portfolio company’s obligations. The repayment of such investments may depend on cash flow from subsidiaries of a portfolio company that are not themselves guarantors of the portfolio company’s obligations.

Loans with Limited Amortization Requirements Risk. The Fund may invest in loans that have limited mandatory amortization requirements. While such a loan may obligate a portfolio company to repay the loan out of Asset Sale proceeds or with annual excess cash flow, such requirements may be subject to substantial limitations and/or “baskets” that would allow a portfolio company to retain such proceeds or cash flow, thereby extending the expected weighted average life of the investment. In addition, a low level of amortization of any debt over the life of the investment may increase the risk that a portfolio company will not be able to repay or refinance the loans held by the Fund when they come due at their final stated maturity.

Risks Related to Changes in Interest Rates. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the ability of the Fund to control or to forecast. Debt securities have varying levels of sensitivity to changes in interest rates. When the Fund chooses to borrow money to make investments, the Fund’s net investment income will depend, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which the Fund invest those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates would not have a material adverse effect on its net investment income in the event the Fund uses debt to finance its investments. In periods of rising interest rates, the Fund’s cost of funds would increase, which could reduce its net investment income. The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. In addition, a rise in the general level of interest rates typically leads to higher interest rates applicable to the Fund’s debt investments.

Credit Markets Risk. Conditions in the credit markets may have a significant impact on the business of the Fund. The credit markets in the United States have experienced a variety of difficulties and changed economic conditions in recent years that have adversely affected the performance and market value of many securities and financial instruments. There can be no assurance that the Fund will not suffer material adverse effects from broad and rapid changes in market conditions in the future. Among other things, the level of investment opportunities may decline from the Adviser’s current expectations. As a result, fewer investment opportunities may be available to the Fund, although if credit markets remain constrained, the Fund may have the opportunity to take larger positions in potential transactions. One possible consequence is that the Fund may take a larger than anticipated period to invest capital, as a result of which, at least for some period of time, the Fund may be relatively concentrated in a limited number of investments. Consequently, during this period, the returns realized by the shareholders may be substantially adversely affected by the unfavorable performance of a small number of these investments.

Furthermore, market conditions may unfavorably impact the Fund’s ability to secure leverage on terms as favorable as more established borrowers in the market, or to obtain any leverage on commercially feasible terms. To the extent the Fund is able to secure financing for investments, increases in interest rates or in the risk spread demanded by financing sources would make the partial financing of investments with indebtedness more expensive and could limit the Fund’s ability to structure and consummate its investments. Although the Adviser believes that the continued unfolding of the credit cycle will result in attractive investment opportunities, it may not be able to time its investments correctly, which could result in further depreciation in values. Furthermore, market conditions could deteriorate further, and the Fund may be limited in its ability to realize investments already made by the Fund due to difficulties in buyers’ ability to obtain financing on favorable terms, or to secure financing at all.

Changes in LIBOR Risk. Certain London Interbank Offered Rates (“LIBOR”) were generally phased out by the end of 2021, and some regulated entities have ceased to enter into new LIBOR-based contracts beginning January 1, 2022. However, it is expected that the most widely used tenors of USD LIBOR may continue to be provided on a representative basis until mid-2023. As such, the potential effect of a transition away from LIBOR on the Fund or the LIBOR-based instruments in which the Fund invests cannot yet be determined. The transition process away from LIBOR may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition process may also result in a reduction in the value of certain instruments held by the Fund or reduce the effectiveness of related Fund transactions, such as hedges. Any potential effects of the transition away from LIBOR on the Fund or on financial instruments in which the Fund invests, as well as other unforeseen effects, could result in losses to the Fund. Since the usefulness of LIBOR as a benchmark or reference rate could deteriorate during the transition period, these effects could occur prior to and/or subsequent to mid-2023.

Prepayment Risks. The terms of loans in which the Fund invests may permit the borrowers to voluntarily prepay loans at any time, either with no or a nominal prepayment premium. This prepayment right could result in the borrower repaying the principal on an obligation held by the Fund earlier than expected. This may happen when there is a decline in interest rates, an improvement in the credit market conditions, or the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt. The yield of the Fund’s investments may be affected by the rate of prepayments differing from the Adviser’s expectations. To the extent early prepayments increase, they may have a material adverse effect on the Fund’s investment objective and profits. In addition, if the Fund is unable to reinvest the proceeds of such prepayments received in investments expected to be as profitable, the proceeds generated by the Fund will decline as compared to the Adviser’s expectations.

Convertible Securities Risk. The Fund may invest in convertible securities, which are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock, in each case, until the convertible security matures or is redeemed, converted or exchanged. Because of their embedded equity component, the value of convertible securities is sensitive to changes in equity volatility and price and a decrease in equity volatility and price could result in a loss for the Fund. The debt characteristic of convertible securities also exposes the Fund to changes in interest rates and credit spreads. The value of the convertible securities may fall when interest rates rise or credit spreads widen. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security. Generally, the amount of the premium decreases as the convertible security approaches maturity. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective. The Fund’s exposure to these risks may be unhedged or only partially hedged.

Structured Credit Instruments Risk. The Fund may invest in structured credit instruments. Structured securities are extremely complex and are subject to risks related to, among other things, changes in interest rates, the rate of defaults in the collateral pool, the exercise of redemption rights by more senior tranches and the possibility that a liquid market will not exist in when the Fund seeks to sell its interest in a structured security.

Derivative Investments Risk. The Fund may invest in derivative instruments or “derivatives” that include total return swaps (“TRS”) and other swaps, futures, options, structured securities and other instruments and contracts that are derived from, or the value of which is related to, one or more underlying securities, financial benchmarks, currencies or indices. Derivatives allow an investor to hedge or speculate upon the price movements of a particular security, financial benchmark currency or index at a fraction of the cost of investing in the underlying asset. The value of a derivative depends largely upon price movements in the underlying asset. Therefore, many of the risks applicable to trading the underlying asset are also applicable to derivatives of such asset. However, there are a number of other risks associated with derivatives trading. For example, because many derivatives are leveraged, and thus provide significantly more market exposure than the money paid or deposited when the transaction is entered into, a relatively small adverse market movement may expose the Fund to the possibility of a loss exceeding the original amount invested. Derivatives may also expose investors to liquidity risk, as there may not be a liquid market within which to close or dispose of outstanding derivatives contracts.

All derivative instruments involve risks that are in addition to, and potentially greater than the risks of investing directly in securities and other more traditional assets, including:

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Management Risks. Derivative products are specialized instruments that require investment techniques and risk analyses different from those associated with equities and fixed income securities. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself. In particular, the use and complexity of derivatives require the maintenance of adequate controls to monitor the transactions entered into and the ability to assess the risk that a derivative adds to the Fund’s portfolio.

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Counterparty Risks. This is the risk that a loss may be sustained by the Fund as a result of the failure of the other party to a derivative (usually referred to as a “counterparty”) to comply with the terms of the derivative contract. The credit risk for exchange-traded derivatives is generally less than for over-the-counter (“OTC”) derivatives, since the clearinghouse, which is the issuer or counterparty to each exchange-traded or cleared derivative transaction is the counterparty to the derivative transaction. The Fund may post or receive collateral related to changes in the market value of a derivative. The Fund also may invest in derivatives that (i) do not require the counterparty to post collateral, (ii) require collateral but that do not provide for the Fund’s security interest in it to be perfected, (iii) require significant upfront deposits unrelated to the derivatives’ intrinsic value, or (iv) do not require that collateral be regularly marked-to-market. When a counterparty’s obligations are not fully secured by collateral, the Fund runs the risk of having limited recourse if the counterparty defaults.

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Documentation Risks. Many derivative instruments also have documentation risk. Because the contract for each OTC derivative transaction is individually negotiated, the counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund, and if it does, the Fund may decide not to pursue its claims against the counterparty to avoid incurring the cost and unpredictability of legal proceedings. The Fund, therefore, may be unable to obtain payments the Adviser believes are owed to the Fund under derivative instruments or those payments may be delayed or made only after the Fund has incurred the costs of litigation.

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Liquidity Risks. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many OTC derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous price. Less liquid derivative instruments also may fall more in price than other securities during market falls. During periods of market disruptions, the Fund may have a greater need for cash to provide collateral for large swings in the mark-to-market obligations arising under the derivative instruments used by the Fund. These risks may be further exacerbated by requirements under rules issued pursuant to recently enacted financial reform legislation.

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Leverage Risks. Because many derivatives have a leverage component (i.e., a notional value in excess of the assets needed to establish or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment.

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Tax Uncertainties. The taxation of derivatives, including credit default swaps, TRS and other transactions in which the Fund may participate, is subject to uncertainties. Such transactions may become subject to new laws and regulations, possibly with retroactive effect, as well as differing interpretations of existing law and regulations by the relevant taxing authorities. There can be no assurance that such changes in law or interpretation will not have a material adverse effect on the Fund.

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Other Risks. Other risks in using derivatives include the risk of mispricing or incorrect valuation of derivatives. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or incorrect valuation. The pricing models used may not produce valuations that are consistent with the values the Fund realizes when it closes or sells an OTC derivative. Valuation risk is more pronounced when the Fund enters into OTC derivatives with specialized terms because the market value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. Incorrect valuations may result in increased cash payment requirements to counterparties, over- and/or under- collateralization, and/or errors in calculation of the Fund’s net asset value.

The Fund’s use of derivatives may not be effective or have the desired result. Derivatives involve the risk that changes in their value may not move as expected relative to the value of the assets, rates or indices they are designed to track. The risk may be more pronounced when outstanding notional amounts in the market exceed the amounts of the referenced assets. For example, the Fund’s use of reverse repurchase agreements subjects it to interest costs based on the difference between the sale and repurchase price of the securities involved. Derivatives are also subject to currency and other risks. Moreover, suitable derivatives may not be available in all circumstances. For example, the economic costs of taking some derivatives positions may be prohibitive. In addition, the Adviser may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures, potentially resulting in losses for the Fund.

Counterparties to derivatives contracts may have the right to terminate such contracts if the Fund’s net asset value declines below a certain level over a specified period of time. The exercise of such a right by the counterparty could have a material adverse effect on the Fund’s operations.

In late October 2020, the SEC adopted Rule 18f-4 related to the use of derivatives and certain other transactions that rescinded and withdrew the guidance of the SEC and the SEC staff regarding asset segregation and coverage. Under Rule 18f-4, the Fund will need to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a value-at-risk (“VaR”) leverage limit, certain other testing and derivatives risk management program requirements and requirements related to board reporting. These requirements apply unless the Fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4. Reverse repurchase agreements are subject to the current asset coverage requirements, and a fund trading reverse repurchase agreements need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio (unless the fund determines to treat such agreements and transactions as derivatives for all purposes under the rule). Reverse repurchase agreements are not be included in the calculation of whether the Fund is a limited derivatives user (unless the Fund determines to treat such agreements and transactions as derivatives for all purposes under the rule), but if the Fund is subject to the VaR testing, reverse repurchase agreements and similar financing transactions are included for purposes of such testing. These requirements may limit the Fund’s ability to use derivatives and reverse repurchase agreements and similar financing transactions as part of the Fund’s investment strategies. These requirements may increase the cost of the Fund’s investments and cost of doing business, which could adversely affect investors.

Illiquidity of Fund Investments Risk. The market value of the Fund’s investments will fluctuate with, among other things, changes in market rates of interest, general economic conditions, economic conditions in particular industries, the condition of financial markets and the financial condition of the issuers of the Fund’s investments. In addition, the lack of an established, liquid secondary market for some investments may have an adverse effect on the market value of those investments and on the Adviser’s ability to dispose of them. Therefore, no assurance can be given that, if the Adviser decides to dispose of a particular investment, it will be able to dispose of such investment at the prevailing market price.

Default Risk. Defaults by the Fund’s investments will harm the Fund’s operating results. An investment’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, termination of its debt financing and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize an investment’s ability to meet its obligations under the debt or equity securities that the Fund holds. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting investment.

Distressed and Highly Leveraged Companies Risk. The Fund may make investments in restructurings that involve, or otherwise invest in the debt securities of, investments that are experiencing, or are expected to experience, severe financial difficulties. These severe financial difficulties may never be overcome and may cause such investments to become subject to bankruptcy proceedings. As such, these investments could subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or a similar transaction under the applicable bankruptcy and insolvency laws. In addition, under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions.

The Fund may also invest in highly leveraged companies. Investment in leveraged companies involves a number of significant risks. Leveraged companies in which the Fund invests may have limited financial resources and may be unable to meet their obligations under their debt securities that the Fund holds. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund’s realizing any guarantees that the Fund may have obtained in connection with the Fund’s investment. Smaller leveraged companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.

Bankruptcy Proceedings Risk. The Fund may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings. Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by an issuer may adversely and permanently affect the issuer. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs of a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, the Fund’s influence with respect to the class of securities or other obligations the Fund owns may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

Depending on the facts and circumstances of the Fund’s investments and the extent of the Fund’s involvement in the management of an investment, upon the bankruptcy of an investment, a bankruptcy court may recharacterize the Fund’s debt investments as equity interests and subordinate all or a portion of the Fund’s claim to that of other creditors. This could occur even though the Fund may have structured the Fund’s investment as senior debt.

Exit Financing Risk. The Fund may invest in portfolio companies that are in the process of exiting, or that have recently exited, the bankruptcy process. Post-reorganization securities typically entail a higher degree of risk than investments in securities that have not undergone a reorganization or restructuring. Moreover, post-reorganization securities can be subject to heavy selling or downward pricing pressure after the completion of a bankruptcy reorganization or restructuring. If the Adviser’s evaluation of the anticipated outcome of an investment situation should prove incorrect, the Fund could experience a loss.

Bankruptcy Involving Non-U.S. Companies Risk. Investment in the debt of financially distressed companies domiciled outside the United States involves additional risks. Bankruptcy law and process may differ substantially from that in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain, while other developing countries may have no bankruptcy laws enacted, adding further uncertainty to the process for reorganization.

Investments in Special Situations Risk. The Fund’s investments may involve investments in ‘event-driven’ special situations such as recapitalizations, spinoffs, corporate and financial restructurings, litigation or other liability impairments, turnarounds, management changes, consolidating industries and other catalyst-oriented situations. Investments in such securities are often difficult to analyze, have limited trading histories and have limited in-depth research coverage and, therefore, may present an increased risk of loss to the Fund.

Creditors’ Committee and/or Board Participation Risk. In connection with some of the investments, the Fund may, but is not obligated to, seek representation on official and unofficial creditors’ committees and/or boards (or comparable governing bodies) of the portfolio companies. While such representation may enable the Adviser to enhance the value of the investments, it may also prevent the Fund from disposing of the investments in a timely and profitable manner, because serving on a creditors’ committee increases the possibility that the Fund will be deemed an “insider” or a “fiduciary” of the portfolio company. If the Adviser concludes that its obligations owed to the other parties as a committee or group member conflict with its duties owed to the Fund, it may resign from that committee or group, and the Fund may not realize the benefits, if any, of participation on the committee or group. If representation on a creditors’ committee or board causes the Fund or the Adviser to be deemed affiliates or related parties of the portfolio company, the securities of such portfolio company held by the Fund may become restricted securities, which are not freely tradable. Participation on a creditors’ committee and/or board representation may also subject the Fund to additional liability to which they would not otherwise be subject as an ordinary course, third-party investor. The Fund will indemnify the Adviser or any other person designated by the Adviser for claims arising from such board and/or committee representation, which could adversely affect the return on the investments. The Fund will attempt to balance the advantages and disadvantages of such representation when deciding whether and how to exercise its rights with respect to such portfolio companies, but changes in circumstances could produce adverse consequences in particular situations.

High Yield Securities Risk. The Fund may make investments in “high yield” debt and preferred securities which are rated lower than investment grade by the various credit rating agencies (or in comparable non-rated securities as determined by the Adviser). Securities that are rated lower than investment grade are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with lower-rated securities, the yields and prices of such securities may tend to fluctuate more than those for higher-rated securities. The market for lower-rated securities is thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such lower-rated securities.

The Fund may invest in debt of issuers that have defaulted or are anticipated to default. Issuers in this situation frequently resort to bankruptcy and other litigation to effect debt restructuring on attractive terms. Such actions may require the Fund to spend material amounts on legal and other litigation costs. During such litigation the Fund may not be able to affect the operation and management of the real estate collateral, and its value may suffer as a result of loss of tenants, failure to make capital improvements or undertake required maintenance. Bankruptcy and other insolvency proceedings are highly complex and may result in undesirable outcomes, such as the return of payments characterized as a “preference,” the invalidation of debt as a result of a deemed fraudulent conveyance and the recharacterization or equitable subordination of debt. There can be no assurance that the Fund will obtain favorable results in bankruptcy or insolvency proceedings.

Securities that are rated lower than “Baa3” by Moody’s Investor Service, Inc. or lower than ”BBB-” by Standard & Poor’s Rating Services are often referred to in the financial press as “junk bonds” and may include securities of issuers in default. “Junk bonds” are considered by the rating agencies to be predominately speculative and may involve major risk exposures such as: (i) vulnerability to economic downturns and changes in interest rates; (ii) sensitivity to adverse economic changes and corporate developments; (iii) redemption or call provisions which may be exercised at inopportune times; and (iv) difficulty in accurately valuing or disposing of such securities.

Investment in Private and Middle-Market Investments Risk. The Fund will make investments in private and middle-market companies, which involve a number of significant risks. Generally, little public information exists about these companies, and the Fund relies on the ability of the Adviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If the Adviser is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and the Fund may lose money on the Fund’s investments. Middle-market companies generally have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Middle-market companies may have limited financial resources, may have difficulty accessing the capital markets to meet future capital needs and may be unable to meet their obligations under their debt securities that the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund’s realizing any guarantees the Fund may have obtained in connection with the Fund’s investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the Fund’s investment and, in turn, on the Fund. Middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, the Fund’s executive officers, directors and the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from the Fund’s investments.

Senior Debt Risk. The Fund’s investments may incur debt that ranks equally with, or senior to, the Fund’s investments in such companies and such investments may not generate sufficient cash flow to service their debt obligations to the Fund. The Fund may invest a portion of the Fund’s capital in second lien and subordinated loans issued by the Fund’s investments. The Fund’s investments may have, or be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which the Fund invests. Such subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If the Fund makes a subordinated investment in an investment, the investment may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which the Fund is entitled to receive payments in respect of the securities in which the Fund invests. These debt instruments would usually prohibit the investments from paying interest on or repaying the Fund’s investments in the event of and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of an investment, holders of securities ranking senior to the Fund’s investment in that investment would typically be entitled to receive payment in full before the Fund receives any distribution in respect of the Fund’s investment. After repaying senior creditors, the investment may not have any remaining assets to use for repaying its obligation to the Fund where the Fund is a junior creditor. In the case of debt ranking equally with debt securities in which the Fund invests, the Fund would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant investment.

Additionally, certain loans that the Fund makes to investments may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the investment’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the investment under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before the Fund. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Similarly, investments in “last out” pieces of tranched first lien loans will be similar to second lien loans in that such investments will be junior in priority to the “first out” piece of the same tranched first lien loan with respect to payment of principal, interest and other amounts. The Fund can offer no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens or the “last out” pieces of the tranched first lien loans after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens or the “last out” pieces of unitranche loans, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the investment’s remaining assets, if any.

The Fund may make unsecured loans, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on an investment’s collateral, if any, will secure the investment’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the investment under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Fund. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The Fund can offer no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Fund’s unsecured loan obligations after payment in full of all loans secured by collateral. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Fund’s unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the investment’s remaining assets, if any.

The rights the Fund may have with respect to the collateral securing any junior priority loans, including any “last out” pieces of tranched first lien loans, the Fund makes to the Fund’s investments may also be limited pursuant to the terms of one or more intercreditor agreements that the Fund enters into (or the absence of an intercreditor agreement) with the holders of senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral;

•	the ability to control the conduct of such proceedings;

•	the approval of amendments to collateral documents;

•	releases of liens on the collateral; and

•	waivers of past defaults under collateral documents.

The Fund may not have the ability to control or direct such actions, even if the Fund’s rights as junior lenders are adversely affected.

Revolver, Delayed-Draw and Line of Credit Investments Risk. The Fund is expected to, from time to time, incur contingent liabilities in connection with an investment. For example, the Fund expects to participate in one or more investments that are structured as “revolvers,” “delayed-draws” or “lines of credit.” These types of investments generally have funding obligations that extend over a period of time, and if the portfolio company subsequently draws down on the revolver or delayed-draw facility or on the line of credit, the Fund would be obligated to fund the amounts due. However, there can be no assurance that a borrower will ultimately draw down on any such loan, in which case the Fund may never fund the investment (in full or in part), which may result in the Fund not fully deploying its capital. There can be no assurance that the Fund will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

It is possible that a revolver, delayed-draw or line of credit investment would be bifurcated by the Adviser into separate investments, with certain investors (which may or may not include the Fund) participating in the initial drawdowns and other investors (which may or may not include the Fund) participating in the later drawdowns. In this situation, it is possible that investors that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. Conversely, the investors participating only in the later funding obligations will have the benefit of the most recent portfolio company performance information in evaluating their investment whereas the investors that participated in the initial drawdowns (which may or may not include the Fund) will be obligated in any event to fund such later funding obligations. In certain cases, the Fund may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit. As a result, the Fund may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other investors participating in the loan. Where the Fund and any other participating investors have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Fund and the other investors as the interests of the Fund and the other investors may not be completely aligned with respect to such investment. In addition, a revolver, delayed draw investment or line of credit may be senior to the rest of the loan or to the initial funding, and as a result, the interests of the Fund may not be aligned with other participating investors. There can be no assurance that the Fund will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

Investments in Portfolio Companies in Regulated Industries Risk. Certain industries are heavily regulated. The Fund may make loans to borrowers operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include, among others, energy and power, gaming and healthcare. Investments in borrowers that are subject to a high level of governmental regulation pose additional risks relative to loans to other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures.

If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A portfolio company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business, and governments may be influenced by political considerations and may make decisions that adversely affect a portfolio company’s business. Additionally, certain portfolio companies may have a unionized workforce or employees who are covered by a collective bargaining agreement, which could subject any such portfolio company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if it experiences labor relations problems. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally may bring scrutiny and attention to the Fund, which could adversely affect the Fund’s ability to implement its investment objective.

Investments in Original Issue Discount and PIK Instruments Risk. To the extent that the Fund invests in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

•

the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

•

original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

•

an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets and, as such, increases the Adviser’s future base Advisory Fee which, thus, increases the Adviser’s future income incentive fees at a compounding rate;

•

market prices of PIK instruments and other zero-coupon instruments are affected to a greater extent by interest rate changes and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•	even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•

for accounting purposes, cash distributions to investors representing original issue discount income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by investors, the 1940 Act does not require that investors be given notice of this fact;

•

the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of our investment company taxable income that may require cash distributions to shareholders in order to maintain tax treatment as a RIC for U.S. federal income tax purposes; and

•	original issue discount may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

Lack of Liquidity Risk. The lack of liquidity in the Fund’s investments may adversely affect the Fund’s business. The Fund may invest in companies that are experiencing financial difficulties, which difficulties may never be overcome. The Fund’s investments will be illiquid in most cases, and the Fund can offer no assurance that the Fund will be able to realize on such investments in a timely manner. A substantial portion of the Fund’s investments in leveraged companies are and will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. In addition, if the Fund is required to liquidate all or a portion of the Fund’s portfolio quickly, the Fund may realize significantly less than the value at which the Fund has previously recorded the Fund’s investments. The Fund may also face other restrictions on the Fund’s ability to liquidate an investment in an investment to the extent that the Adviser or any of its affiliates have material nonpublic information regarding such investment.

In addition, the Fund generally expects to invest in securities, instruments and assets that are not, and are not expected to become, publicly traded. The Fund will generally not be able to sell securities publicly unless the sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available.

Investments may be illiquid and long-term. Illiquidity may result from the absence of an established or liquid market for investments as well as legal and contractual restrictions on their resale by the Fund. It is generally expected that the Fund will hold assets to maturity, and the amount of “discretionary sales” of investments generally will be limited. The Fund’s investment in illiquid investments may restrict its ability to dispose of investments in a timely fashion and for a fair price. Furthermore, the Fund likely will be limited in the Fund’s ability to sell investments because the Adviser may have material, non-public information regarding the issuers of such loans or investments or as a result of other policies of the Adviser. This limited ability to sell investments could materially adversely affect the Fund’s investment results. As a result, the Fund’s exposure to losses, including a potential loss of principal, as a result of which the shareholder could potentially lose all or a portion of the shareholder’s investment in the Fund, may be increased due to the illiquidity of the Fund’s investments generally.

In certain cases, the Fund may also be prohibited by contract from selling its investments for a period of time or otherwise be restricted from disposing of the Fund’s investments. Furthermore, certain types of investments expected to be made may require a substantial length of time to realize a return or fully liquidate. The Fund may exit some investments through distributions in kind to the shareholders, after which the shareholder will still bear the risks associated with holding the securities and must make the shareholder’s own disposition decisions.

Given the nature of the investments contemplated by the Fund, there is a material risk that the Fund will be unable to realize the Fund’s investment objectives by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy. In particular, this risk could arise from changes in the financial condition or prospects of the investment, changes in national or international economic conditions, changes in debt and equity capital markets and changes in laws, regulations, fiscal policies or political conditions of countries in which investments are made.

In connection with the disposition of an investment, the Fund may be required to make representations about the business and financial affairs of the investment or may be responsible for the contents of disclosure documents under applicable securities laws. The Fund may also be required to indemnify the purchasers of such investment or underwriters to the extent that any such representations or disclosure documents turn out to be incorrect, inaccurate or misleading. These arrangements may result in contingent liabilities, for which the Fund may establish reserves or escrows. However, the Fund can offer no assurance that the Fund will adequately reserve for the Fund’s contingent liabilities and that such liabilities will not have an adverse effect on the Fund. Such contingent liabilities might ultimately have to be funded by proceeds, including the return of capital, from the Fund’s other investments.

Inability of Investments to Repay or Refinance Outstanding Principal. The Fund’s prospective portfolio companies may be unable to repay or refinance outstanding principal on their loans at or prior to maturity, and rising interest rates may make it more difficult for the portfolio companies to make periodic payments on their loans. The portfolio companies in which the Fund expects to invest may be unable to repay or refinance outstanding principal on their loans at or prior to maturity. This risk and the risk of default is increased to the extent that the loan documents do not require the investments to pay down the outstanding principal of such debt prior to maturity. In addition, if general interest rates rise, there is a risk that the Fund’s portfolio companies will be unable to pay escalating interest amounts, which could result in a default under their loan documents with the Fund. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. Any failure of one or more portfolio companies to repay or refinance its debt at or prior to maturity or the inability of one or more portfolio companies to make ongoing payments following an increase in contractual interest rates could have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

Publicly Traded Securities Risk. The Fund may invest in publicly traded equity and debt securities. These investments are subject to certain risks, including the risk of loss from counterparty defaults, the risks arising from the volatility of the global fixed-income and equity markets, movements in the stock market and trends in the overall economy, increased obligations to disclose information regarding such companies, increased likelihood of shareholder litigation against such companies’ board members, which may include the Adviser personnel, regulatory action by the SEC and increased costs associated with each of the aforementioned risks. When buying a publicly traded security or other publicly traded instruments, the Fund may be unable to obtain financial covenants or other contractual rights that the Fund might otherwise be able to obtain in making privately-negotiated investments. Moreover, the Fund may not have the same access to information in connection with investments in publicly traded securities or other publicly traded instruments, either when investigating a potential investment or after making an investment, as compared to a privately-negotiated investment. Publicly traded securities that are rated by rating agencies are often reviewed and may be subject to downgrade, which generally results in a decline in the market value of such security. Furthermore, the Fund may be limited in its ability to make investments and to sell existing investments in public securities or other publicly traded instruments because the Adviser may have material, non-public information regarding the issuers of those securities or as a result of other the Adviser policies. Accordingly, there can be no assurance that the Fund will make investments in public securities or other publicly traded instruments or, if it does, as to the amount it will invest. The inability to sell such securities or instruments in these circumstances could materially adversely affect the investment results of the Fund.

Equity Investments Risk. When the Fund invests in senior, unitranche, second lien and subordinated loans, the Fund may acquire warrants or other equity securities of investments as well. The Fund may also invest in equity securities directly. To the extent the Fund holds equity investments, the Fund will seek to dispose of them and realize gains upon the Fund’s disposition of them. However, the equity interests the Fund receives may not appreciate in value and may decline in value. As a result, the Fund may not be able to realize gains from its equity interests, and any gains that the Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Fund experiences.

Risk of No Controlling Equity Interests. Because the Fund generally does not hold controlling equity interests in the Fund’s investments, the Fund may not be able to exercise control over the Fund’s investments or to prevent decisions by management of the Fund’s investments that could decrease the value of the Fund’s investments. To the extent that the Fund does not hold controlling equity interests, the Fund will have a limited ability to protect the Fund’s position in such investments.

Minority Investments and Joint Ventures Risk. The Fund may make minority equity investments in entities in which the Fund does not control the business or affairs of such entities. In addition, the Fund intends to co-invest with other parties through partnerships, joint ventures or other entities and the Adviser may share the Advisory Fee, incentive fees and/or other forms of compensation with such parties. The Adviser expects that in some cases the Fund will have control over, or significant influence on, the decision making of joint ventures. However, in other cases, in particular with respect to certain terms, amendments and waivers related to the underlying loans, the joint venture partner may have controlling or blocking rights (including because certain decisions require unanimous approval of the joint venture partners) or a tie vote among joint venture partners may be resolved by an appointed third party. Where a joint venture partner or third party has controlling or blocking rights or decision-making power with respect to a joint venture matter, there can be no assurance that the matter will be resolved in the manner desired by the Fund. In addition, these types of voting arrangements may slow the decision-making process and hinder the joint venture’s ability to act quickly.

Cooperation among joint venture partners or co-investors on existing and future business decisions will be an important factor for the sound operation and financial success of any joint venture or other business in which the Fund is involved. In particular, a joint venture partner or co-investor may have economic or business interests or goals that are inconsistent with those of the Fund, and the Fund may not be in a position to limit or otherwise protect the value of one or more of the Fund’s investments. Disputes among joint venture partners or co-investors over obligations, expenses or other matters could have an adverse effect on the financial conditions or results of operations of the relevant businesses. In addition, the Fund may in certain circumstances be liable for actions of its joint venture partners.

In certain cases, conflicts of interest may arise between the Fund and a joint venture partner, for example, because the joint venture partner has invested in a different level of the issuer’s capital structure or because the joint venture partner has different investment goals or timelines. There can be no assurance that a joint venture partner with divergent interests from the Fund will cause the joint venture to be managed in a manner that is favorable to the Fund. In addition, it is anticipated that the Fund could be invested in debt instruments issued by a joint venture entity while one or more Other Clients managed by the Adviser will be invested in equity interests in such entity or vice versa, which presents certain potential conflicts of interest with respect to the capital structure of such entity.

Non-U.S. Securities Risk. The Fund may invest in securities and instruments of non-U.S. issuers. See “—Exposure to Foreign Markets” above. The Fund’s investments in securities and instruments in non-U.S. markets involve substantial risks often not typically associated with investing in U.S. securities. Investments in non-U.S. securities may be adversely affected by changes in currency rates or exchange control regulations, changes in governmental administration or economic or monetary policy (in the United States and abroad) or changed circumstances in dealings between nations. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund’s assets denominated in that currency and thereby will have an impact upon the Fund’s total return on such assets. The Fund may utilize options and forward contracts to hedge against currency fluctuations, but there can be no assurance that such hedging transactions will be effective.

Investments in non-U.S. securities will also be subject to risks relating to political and economic developments abroad, including the possibility of expropriations or confiscatory taxation, limitations on the use or transfer of the Fund’s assets and the effects of foreign social, economic or political instability. Non-U.S. companies are not subject to the regulatory requirements of U.S. companies and, as such, there may be less publicly available information about such companies. Moreover, non-U.S. companies are not subject to uniform accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies.

Securities of non-U.S. issuers may be less liquid than comparable securities of U.S. issuers and, as such, their price changes may be more volatile. Furthermore, foreign exchanges and broker-dealers are generally subject to less government and exchange scrutiny and regulation than their American counterparts. Brokerage commissions, dealer concessions and other transaction costs may be higher on foreign markets than in the U.S. In addition, differences in clearance and settlement procedures on foreign markets may occasionally lead to delays in settlements of the Fund’s trades effected in such markets.

Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by the government of an emerging country.

Taxation of dividends, interest and capital gains received by non-residents varies among foreign countries and, in some cases, is comparatively high. In addition, some countries have tax laws and procedures that may permit retroactive taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.

Hedging Risk. The Fund may be subject to risks under hedging transactions. The Fund may engage in hedging transactions to the extent permitted under applicable commodities laws and the 1940 Act. Engaging in hedging transactions would entail additional risks to the shareholders. The Fund could, for example, use instruments such as interest rate swaps, caps, collars and floors and, if the Fund were to invest in foreign securities, the Fund could use instruments such as forward contracts or currency options and borrow under a credit facility in currencies selected to minimize the Fund’s foreign currency exposure. In each such case, the Fund generally would seek to hedge against fluctuations of the relative values of the Fund’s portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of the Fund’s portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that the Fund would not be able to enter into a hedging transaction at an acceptable price. Use of a hedging transaction could involve counterparty credit risk.

The success of any hedging transactions the Fund may enter into will depend on the Fund’s ability to correctly predict movements in currencies and interest rates. Therefore, while the Fund may enter into hedging transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if the Fund had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, the Fund might not seek to (or be able to) establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation could prevent the Fund from achieving the intended hedge and expose the Fund to risk of loss. In addition, it might not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. The Fund’s ability to engage in hedging transactions may also be adversely affected by rules adopted by the CFTC.

Force Majeure Risk. The Fund’s investments may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a company or a counterparty to the Fund or a company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a company of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more companies or its assets, could result in a loss to the Fund, including if its investment in such company is cancelled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). To the extent the Fund is exposed to investments in companies that as a group are exposed to such force majeure events, the risks and potential losses to the Fund are enhanced.

Repurchase Agreements Risk. Subject to our investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects the interests). The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Risk of Assignments and Participations. The Fund may acquire investments directly, by way of assignment or indirectly by way of participation. The purchaser of an assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the loan obligation. In contrast, participations acquired in a portion of a loan obligation held by a selling institution typically result in a contractual relationship only with such selling institution, not with the obligor. Therefore, holders of indirect participation interests are subject to additional risks not applicable to a holder of a direct assignment interest in a loan. In purchasing a participation, the Fund generally would have no right to enforce compliance by the obligor with the terms of the loan or credit agreement or other instrument evidencing such loan obligation, nor any rights of set-off against the obligor, and the Fund may not directly benefit from the collateral supporting the loan obligation in which it has purchased the participation. As a result, the Fund would assume the credit risk of both the obligor and the selling institution, which would remain the legal owner of record of the applicable loan. In the event of the insolvency of the selling institution, the Fund may be treated as a general creditor of the selling institution in respect of the participation, may not benefit from any set-off exercised by the selling institution against the obligor and may be subject to any set-off exercised by the obligor against the selling institution. Assignments and participations are typically sold strictly without recourse to the selling institution, and the selling institution generally will make no representations or warranties about the underlying loan, the portfolio companies, the terms of the loans or any collateral securing the loans. Certain loans have restrictions on assignments and participations which may negatively impact the Fund’s ability to exit from all or part of its investment in a loan. In addition, if a participation interest is purchased from a selling institution that does not itself retain any portion of the applicable loan, such selling institution may have limited interests in monitoring the terms of the loan agreement and the continuing creditworthiness of the borrower.

Fraudulent Conveyances and Voidable Preferences by Issuers. Under U.S. legal principles, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness (including a bankruptcy trustee), if a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness or for granting security, and that after giving effect to such indebtedness or such security, the issuer (a) was insolvent, (b) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate and avoid, in whole or in part, the obligation underlying an investment of the Fund as a constructive fraudulent conveyance. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which the Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence.

In addition, it is possible a court may invalidate, in whole or in part, the indebtedness underlying an investment of the Fund as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the obligor or recover amounts previously paid by the obligor in satisfaction of such indebtedness. Moreover, in the event of the insolvency of an issuer of a portfolio company, payments made on its indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before the portfolio company becomes a debtor in a bankruptcy case.

Even if the Fund does not engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance or preference law, there can be no assurance as to whether any lending institution or other party from which the Fund may acquire such indebtedness, or any prior holder of such indebtedness, has not engaged in any such conduct (or any other conduct that would subject such indebtedness to disallowance or subordination under insolvency laws) and, if it did engage in such conduct, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Fund so that the Fund’s claim against the issuer would be disallowed or subordinated.

Risk of Default Under a Credit Facility. In the event the Fund defaults under a credit facility, the Fund’s business could be adversely affected as the Fund may be forced to sell a portion of its investments quickly and prematurely at prices that may be disadvantageous to the Fund in order to meet its outstanding payment obligations and/or support working capital requirements under the credit facility or such future borrowing facility, any of which would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under a credit facility could assume control of the disposition of any or all of the Fund’s assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

Risks Relating to Certain Regulatory and Tax Matters

Regulations Governing the Fund’s Operation as a BDC. The Fund will not generally be able to issue and sell its Units at a price below net asset value per share. The Fund may, however, sell Units, or warrants, options or rights to acquire the Fund’s Units, at a price below the then-current net asset value per share of the Fund’s Units if the Fund’s Board determines that such sale is in the Fund’s best interests, and if investors approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Adviser, closely approximates the market value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing Units or senior securities convertible into, or exchangeable for, its Units, then the percentage ownership of investors at that time will decrease, and investors may experience dilution.

Investing a Sufficient Portion of Assets in Qualifying Assets. The Fund may not acquire any assets other than “Qualifying Assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are Qualifying Assets.

The Fund believes that most of the investments that it may acquire in the future will constitute Qualifying Assets. However, the Fund may be precluded from investing in what it believes to be attractive investments if such investments are not Qualifying Assets for purposes of the 1940 Act. If the Fund does not invest a sufficient portion of its assets in Qualifying Assets, it could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent the Fund, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of its position) or could require the Fund to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If the Fund needs to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. The Fund may not be able to find a buyer for such investments and, even if a buyer is found, the Fund may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

If the Fund does not maintain its status as a BDC, it would be subject to regulation as a registered closed-end management investment company under the 1940 Act. As a registered closed-end management investment company, the Fund would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease its operating flexibility.

New or Modified Laws or Regulations Governing Our Operations. The Fund’s portfolio companies and the Fund are subject to regulation by laws at the U.S. federal, state, and local levels. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations, and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on the Fund’s business. The effects of such laws and regulations on the financial services industry will depend, in large part, upon the extent to which regulators exercise the authority granted to them and the approaches taken in implementing regulations.

Future legislative and regulatory proposals directed at the financial services industry that are proposed or pending in the U.S. Congress may negatively impact the operations, cash flows or financial condition of the Fund or its portfolio companies, impose additional costs on portfolio companies or the Fund intensify the regulatory supervision of the Fund or its portfolio companies or otherwise adversely affect the Fund’s business or the business of its portfolio companies. Laws that apply to the Fund, either now or in the future, are often highly complex and may include licensing requirements. The licensing process can be lengthy and can be expected to subject the Fund to increased regulatory oversight. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of the Fund or the Adviser to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on the Fund. In addition, if the Fund does not comply with applicable laws and regulations, it could lose any licenses that it then holds for the conduct of its business and may be subject to civil fines and criminal penalties.

Additionally, changes to the laws and regulations governing Fund operations, including those associated with RICs, may cause the Fund to alter its investment strategy in order to avail itself of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to the Fund’s strategies and plans and may shift the Fund’s investment focus from the areas of expertise of the Adviser to other types of investments in which the Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on the Fund’s results of operations and the value of an investor’s investment. If the Fund invests in commodity interests in the future, the Adviser may determine not to use investment strategies that trigger additional regulation by the CFTC or may determine to operate subject to CFTC regulation, if applicable. If the Adviser or the Fund were to operate subject to CFTC regulation, the Fund may incur additional expenses and would be subject to additional regulation.

In addition, certain regulations applicable to debt securitizations implementing credit risk retention requirements that have taken effect in both the U.S. and in Europe may adversely affect or prevent the Fund from entering into securitization transactions. These risk retention rules will increase the Fund’s cost of funds under, or may prevent the Fund from completing, future securitization transactions. In particular, the U.S. Risk Retention Rules require the sponsor (directly or through a majority-owned affiliate) of a debt securitization, such as CLOs, in the absence of an exemption, to retain an economic interest in the credit risk of the assets being securitized in the form of an eligible horizontal residual interest, an eligible vertical interest, or a combination thereof, in accordance with the requirements of the U.S. Risk Retention Rules. Given the more attractive financing costs associated with these types of debt securitizations as opposed to other types of financing available (such as traditional senior secured facilities), this increases our financing costs, which increases the financing costs ultimately be borne by the Fund’s investors.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension by the Biden Administration could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of the Fund or otherwise adversely affect the Fund’s business, financial condition and results of operations.

Licensing Requirements. Certain banking and regulatory bodies or agencies in or outside the United States may require the Fund, its subsidiaries, the Adviser and/or certain employees of the Adviser to obtain licenses or authorizations to engage in many types of lending activities including the origination of loans. It may take a significant amount of time and expense to obtain such licenses or authorizations and the Fund may be required to bear the cost of obtaining such licenses and authorizations. There can be no assurance that any such licenses or authorizations would be granted or, if granted, whether any such licenses or authorizations would impose restrictions on the Fund. Such licenses or authorizations may require the disclosure of confidential information about the Fund, Fund investors or their respective affiliates, including the identity, financial information and/or information regarding the Fund investors and their officers and trustees. The Fund may not be willing or able to comply with these requirements. Alternatively, the Adviser may be compelled to structure certain potential investments in a manner that would not require such licenses and authorizations, although such transactions may be inefficient or otherwise disadvantageous for the Fund and/or any relevant portfolio company, including because of the risk that licensing authorities would not accept such structuring alternatives in lieu of obtaining a license or authorization. The inability of the Fund or the Adviser to obtain necessary licenses or authorizations, the structuring of an investment in an inefficient or otherwise disadvantageous manner, or changes in licensing regulations, could adversely affect the Fund’s ability to implement its investment program and achieve its intended results.

Dodd-Frank Act. The enactment of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other financial regulations curtailed certain investment activities of U.S. banks. As a result, alternative providers of capital (such as the Fund) were able to access certain investment opportunities on a larger scale. If the restrictions under the Dodd-Frank Act are curtailed or repealed, banks may be subject to fewer restrictions on their investment activities, thereby increasing competition with the Fund for potential investment opportunities. As a result, any changes to the Dodd-Frank Act may adversely impact the Fund.

The Fund is Subject to Risks Relating to Pay-to-Play Laws, Regulations and Policies. Many states, their subdivisions and associated pension plans have adopted so-called ”pay-to-play” laws, rules, regulations or policies which prohibit, restrict or require disclosure of payments to, and/or certain contacts with, certain politicians or officials associated with public entities by individuals and entities seeking to do business with related entities, including seeking investments by public retirement funds in collective investment funds such as the Fund. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation with respect to a government plan investor for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates for certain elected offices. If the Adviser or the Adviser’s respective employees or affiliates violate such pay-to-play laws, rules, regulations or policies, such non-compliance could have an adverse effect on the Fund by, for example, providing the basis for the ability of such government-affiliated pension plan investor to cease funding its obligations to the Fund or to withdraw from the Fund.

Government Policies, Changes in Laws, and International Trade. Governmental regulatory activity, especially that of the Board of Governors of the U.S. Federal Reserve System, may have a significant effect on interest rates and on the economy generally, which in turn may affect the price of the securities in which the Fund plans to invest. High interest rates, the imposition of credit controls or other restraints on the financing of takeovers or other acquisitions could diminish the number of merger tender offers, exchange offers or other acquisitions, and as a consequence have a materially adverse effect on the activities of the Fund. Moreover, changes in U.S. federal, state, and local tax laws, U.S. federal or state securities and bankruptcy laws or in accounting standards may make corporate acquisitions or restructurings less desirable or make risk arbitrage less profitable. Amendments to the U.S. Bankruptcy Code or other relevant laws could also alter an expected outcome or introduce greater uncertainty regarding the likely outcome of an investment situation.

In addition, governmental policies could create uncertainty for the global financial system and such uncertainty may increase the risks inherent to the Fund and its activities. For example, in March 2018, the United States imposed an additional 25% tariff under Section 232 of the Trade Expansion Act of 1962, as amended, on steel products imported into the United States. Furthermore, in May 2019, the United States imposed a 25% tariff on certain imports from China, and China reacted with tariffs on certain imports from the United States. These tariffs and restrictions, as well as other changes in U.S. trade policy, have resulted in, and may continue to trigger, retaliatory actions by affected countries, including imposing trade sanctions on certain U.S. products. A “trade war” of this nature has the potential to increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on imports and exports. Prospective Fund investors should realize that any significant changes in governmental policies (including tariffs and other policies involving international trade) could have a material adverse impact on the Fund and its investments.

EU General Data Protection Regulation. In Europe, the General Data Protection Regulation (“GDPR”) was made effective on May 25, 2018, introducing substantial changes to current European privacy laws. It has superseded the existing Data Protection Directive, which is the key European legislation governing the use of personal data relating to living individuals. The GDPR provides enhanced rights to individuals with respect to the privacy of their personal data and applies not only to organizations with a presence in the EU which use or hold data relating to living individuals, but also to those organizations that offer services to individual EU investors. In addition, although regulatory behavior and penalties under the GDPR remain an area of considerable scrutiny, it does increase the sanctions for serious breaches to the greater of €20,000,000 or 4% of worldwide revenue, the impact of which could be significant. Compliance with the GDPR may require additional measures, including updating policies and procedures and reviewing relevant IT systems, which may create additional costs and expenses for the Fund and therefore the Fund investors. The Fund may have indemnification obligations in respect of, or be required to pay the expenses relating to, any litigation or action as a result of any purported breach of the GDPR. Fund investors other than individuals in the EU may not be afforded the protections of the GDPR.

Potential Controlled Group Liability. Under certain circumstances it would be possible for the Fund, along with its affiliates, to obtain a controlling interest (i.e., 80% or more) in certain portfolio companies. This could occur, for example, in connection with a work out of the portfolio company’s debt obligations or a restructuring of the portfolio company’s capital structure. Thus, there is a risk that the Fund could be treated as a single employer with one or more of its portfolio companies for purposes of ERISA’s controlled group rules. In such an event, the Fund could be jointly and severally liable for a portfolio company’s liabilities with respect to the underfunding of any pension plans which such portfolio company sponsors or to which it contributes. If the portfolio company were not able to satisfy those liabilities, they could become the responsibility of the Fund, causing it to incur potentially significant, unexpected liabilities for which reserves were not established.

Being an “Emerging Growth Company”. We will be and we will remain an “emerging growth company” as defined in the JOBS Act for up to five years, or until the earlier of (a) the last day of the fiscal year (i) in which we have total annual gross revenue of at least $1,235,000,000, or (ii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700,000,000 as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1,000,000,000 in non-convertible debt during the prior three- year period. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. We cannot predict if investors will find our shares less attractive because we will rely on some or all of these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Compliance with the SEC’s Regulation Best Interest. Broker-dealers must comply with Rule 151-1 under the Exchange Act (“Regulation Best Interest”), which, among other requirements, enhances the existing standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonably available alternatives in the best interests of their clients. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have a lower investment risk. Among other alternatives, listed BDCs may be reasonable alternatives to an investment in our Units, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend this offering to retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objective and would result in our fixed operating costs representing a larger percentage of our gross income.

Federal Income Tax Risks

RIC Qualification Risks. To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

Paying Required Distributions. For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to accrete market discount and include such amounts in our taxable income in the current year, instead of upon disposition.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax. The resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

Corporate-Level Income Tax. The Fund may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. The Fund may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Special Tax Issues. The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues. U.S. federal income tax rules are not entirely clear about certain issues related to such investments such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us, to the extent necessary, to distribute sufficient income to preserve our tax status as a RIC and minimize the extent to which we are subject to U.S. federal income or excise tax.

Legislative or Regulatory Tax Changes. At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. The Biden Administration has announced a number of tax law proposals, which include increases in the corporate and individual tax rates, and impose a minimum tax on book income and profits of certain multinational corporations. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our shares or the value or the resale potential of our investments.

Risks Relating to Securities Lending. Securities lending involves the risk that the borrower may fail to return the securities loaned in a timely manner or at all. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, The Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If the Fund is not able to recover the securities loaned, the Fund may sell the collateral and purchase a replacement investment in the market. The value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased.

The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different risk factors.

Risks Related to the Private Offering

Illiquid Nature of the Fund’s Units. The Units may be issued in reliance upon certain exemptions from registration or qualification under applicable Federal and state securities laws and so may be subject to certain restrictions on transferability. There will be no public market for the Units and none is expected to develop. In addition, Unit Holders will not be entitled to withdraw their Capital Contributions, and Units may not be assigned or transferred without the consent of the Adviser, subject to certain exceptions. Accordingly, the Units constitute illiquid investments and should only be purchased by persons that are “accredited investors” as such term is defined under the Securities Act of 1933, as amended, and “qualified purchasers” as such term is defined under the 1940 Act (except as may be waived by the Adviser for parties who are “knowledgeable employees” under Rule 3c-5 of the 1940 Act and applicable SEC interpretations), and able to bear the risk of their investment in Units for an indefinite period of time.

Possibility of the Need to Raise Additional Capital. The Fund may need additional capital to fund new investments and grow its portfolio of investments once it has fully invested the net proceeds of this offering. Unfavorable economic conditions could increase the Fund’s funding costs or limit its access to the capital. A reduction in the availability of new capital could limit the Fund’s ability to grow. In addition, the Fund will be required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to Unit Holders to maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Fund’s part to access the capital successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any, which would have an adverse effect on the value of its securities.

Failure to Fund Commitments. The Fund intends to draw down against the commitments made by Unit Holders. Unit Holders will be required to make Capital Contributions to purchase the Fund’s Units each time the Fund delivers a funding notice. There can be no assurance, however, that all Unit Holders may fund their commitments in a timely manner. Failure by Unit Holders to fund their commitments when called could result in the Fund being precluded from an investment opportunity and could result in returns being less than might otherwise occur.

Severe Economic Consequences of Defaulting Unit Holders. If Unit Holders fail to fund their commitment obligations or to make required Capital Contributions when due, the Fund’s ability to complete its investment program or otherwise continue operations may be substantially impaired. A Unit Holder’s failure to fund such amounts when due causes that Unit Holder to become a defaulting Unit Holder. If a substantial number of Unit Holders become defaulting Unit Holders, this may severely limit opportunities for investment diversification and would likely reduce returns to the Fund and restrict the Fund’s ability to meet loan obligations. Any single defaulting Unit Holder could cause substantial costs to be incurred by the Fund if such default causes the Fund to fail to meet its contractual obligations or if the Fund must pursue remedial action against such Unit Holder. In the event a Unit Holder fails to make a required Capital Contributions when due, it may be subject to various remedies, including, without limitation, forfeiture of its right to participate in purchasing additional Units on any future drawdown date or otherwise participate in any future investments of the Fund. Without limitation on the rights the Fund may have against the defaulting Unit Holder, the Fund may call for additional Capital Contributions from non-defaulting Unit Holders to make up any shortfall. The non-defaulting Unit Holders could therefore be required to fund any shortfall up to their remaining Capital Commitments, without regard to the underlying value of their investment.

If the Fund fails to meet its contractual obligations related to a Portfolio Investment due to a defaulting Unit Holder, the relevant portfolio company may have a cause of action against the Fund, which may include a claim against assets of the Fund other than the Fund’s interest in such portfolio company. A creditor of the Fund (including a portfolio company with respect to which the Fund has failed to meet its contractual obligations) will not be bound to satisfy its claims from the assets attributable to a particular Portfolio Investment and such creditor generally may seek to satisfy its claims from the assets of the Fund as a whole. As a result, if a creditor’s claims relating to a particular Portfolio Investment exceed the net assets attributable to that Portfolio Investment, the remaining assets of the Fund will likely be subject to such claim.

Potential Fluctuations in the Fund’s Net Asset Value. The Fund’s net asset value may fluctuate over time and, consequently, a Unit Holder may pay a different price per Unit at subsequent closings than some other Unit Holders paid at earlier closings. Consequently, Unit Holders in subsequent closings may receive a different number of Units for the same Capital Contribution that earlier Unit Holders made depending on the net asset value at the relevant time.

Controlling Unit Holders. Upon the initial closing, the Fund expects certain Unit Holders to own a significant portion of Units. Therefore, these entities may be able to exert influence over management and policies and may have significant voting influence on votes requiring Unit Holder approval. This concentration of ownership may also have the effect of delaying, preventing or deterring a change of control of us, could deprive Unit Holders of an opportunity to receive a premium for their Units as part of a sale of us and might ultimately affect the market price of Units, should a market for Units develop.

Item 2. Financial Information Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Fund was formed on September 16, 2021 as a Delaware limited partnership and converted to a Delaware limited liability company effective January 31, 2023. The Fund has elected to be regulated as a business development company and will file an election to be treated as a regulated investment company for federal income tax purposes. As such, the Fund will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of the Fund’s assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the Fund’s taxable income and tax-exempt interest. See “Item 1. Business—Regulation as a Business Development Company” and “Item 1. Business—Certain U.S. Federal Income Tax Consequences.”

Revenues

The Fund generates revenues in the form of interest and fee income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments bear interest at a fixed or floating rate. Interest on debt securities is generally payable monthly, quarterly or semiannually. In some cases, our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

The Adviser and/or its affiliates shall pay, whether directly or through reimbursement of the Fund, for all costs and expenses incurred in connection with the organization of the Fund, including, without limitation, the following: (i) the offering and sale of the Units of the Fund, (ii) the BDC Conversion and the organization of the Fund, (iii) the election to be treated as a BDC under the 1940 Act, and (iv) the negotiation, execution and delivery of the LLC Agreement, the Advisory Agreement, Administration Agreement (if any), and any related or similar documents, including, without limitation, any related legal and accounting fees and expenses, printing costs, travel and out-of-pocket expenses and filing fees.

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. The Administrator or its affiliates will bear all fees, costs, and expenses incurred that are not specifically assumed by the Fund under the Administration Agreement.

The Fund has entered into an Expense Support Agreement with the Adviser. Pursuant to the Expense Support Agreement for the first 12 months commencing upon the Fund’s election to be regulated as a BDC under the 1940 Act, the Adviser will be obligated to advance all of the Fund’s Other Operating Expenses to the effect that such expenses do not exceed 0.50% (on an annualized basis) of the Fund’s average net assets. Any Required Expense Payment must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds and/or offset against amounts due from the Fund to the Adviser or its affiliates.

From time to time, Fidelity Diversifying Solutions LLC (in its capacity as the Adviser and Administrator) or its affiliates may pay third-party providers of goods or services. We will reimburse Fidelity Diversifying Solutions LLC (in its capacity as the Adviser or Administrator) or such affiliates thereof for any such amounts paid on our behalf. From time to time, Fidelity Diversifying Solutions LLC (in its capacity as the Adviser and Administrator) may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders, subject to the cap on organization and offering expenses described above.

Portfolio and Investment Activity

For the three month period ended March 31, 2023, we acquired $391.2 million aggregate principal amount of investments (including $37.3 million of unfunded commitments).

For the three month period ended March 31, 2022, we acquired $55.5 million aggregate principal amount of investments (including $14.0 million of unfunded commitments).

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated):

	Three months ended March 31, 2023	Three months ended March 31, 2022
Investments:
Total investments, beginning of period	$739,018,787	$96,202,350
New investments purchased	353,933,313	41,502,426
Net accretion of discount on investments	1,197,458	80,219
Net realized gain (loss) on investments	—	—
Investments sold or repaid	(1,571,466)	(213,334)

Total investments, end of period	$1,092,578,092	$137,571,661

Our investments consisted of the following (at amortized cost):

	March 31, 2023	December 31, 2022
First lien debt	$1,071,444,242	$722,075,271
Second lien debt	9,651,578	9,643,498
Equity investments	11,482,272	7,300,018

Total	$1,092,578,092	$739,018,787

As of March 31, 2023 and December 31, 2022, there were no investments on non-accrual status.

The Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. The Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;

•	periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other companies in the portfolio company’s industry; and

•	review of monthly or quarterly financial statements and financial projections for portfolio companies.

As part of the monitoring process, the Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, the Adviser rates the credit risk of all debt investments on a scale of 1 to 5. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

1 – The portfolio investment is performing above our underwriting expectations.

2 – The portfolio investment is performing as expected at the time of underwriting. As a general rule, new investments are initially rated a 2.

3 – The portfolio investment is operating below our underwriting expectations and requires closer monitoring. The company may be out of compliance with financial covenants, however, principal or interest payments are generally not past due.

4 – The portfolio investment is performing materially below our underwriting expectations and returns on our investment are likely to be impaired. Principal or interest payments may be past due, however, full recovery of principal and interest payments are expected.

5 – The portfolio investment is performing significantly below expectations and the risk of the investment has increased substantially. The company is in payment default and the principal and interest payments are not expected to be repaid in full.

The following table shows the composition of our debt portfolio on the 1 to 5 rating scale as of March 31, 2023 and December 31, 2022 (at amortized cost).

Rating	March 31, 2023	December 31, 2022
1	—	—
2	$1,081,095,820	$731,718,769
3	—	—
4	—	—
5	—	—

Results of Operations

The following table represents the operating results:

	Three months ended March 31, 2023	Three months ended March 31, 2022
Total investment income	$28,974,632	$2,520,718
Net expenses	10,191,387	45,102
Net investment income	18,783,245	2,475,616
Net unrealized appreciation (depreciation)	(1,874,058)	92,123
Net realized gain (loss)	—	—
Net increase (decrease) in Members’ Equity resulting from operations	$16,909,187	$2,567,739

Net increase (decrease) in Members’ Equity resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

Investment Income

Investment income was as follows:

	Three months ended March 31, 2023	Three months ended March 31, 2022
Interest income	$28,974,632	$2,520,718

Total investment income	$28,974,632	$2,520,718

Total investment income increased to $29.0 million for the three months ended March 31, 2023 from $2.5 million in the prior period primarily driven by our deployment of capital and the increased balance of our investments. The size of our investment portfolio at fair value increased to $1.1 billion at March 31, 2023 from $137.7 million at March 31, 2022.

Expenses

Expenses were as follows (dollar amounts in thousands):

	Three months ended March 31, 2023	Three months ended March 31, 2022
Interest and debt financing expense	$10,040,453	$—
Pricing and bookkeeping fees	16,806	4,899
Professional fees	68,906	39,153
Custodian fees	303	1,050
Other general and administrative	64,919	—

Total expenses	$10,191,387	$45,102

Interest Expense

Total interest expense (including unused fees and amortization of deferred financing costs) of $10.0 million for the three months ended March 31, 2023 was driven by borrowings under the credit facility entered into during 2022.

Other Expenses

Total other expenses were $0.2 million for the three months ended March 31, 2023 from $0.0 million in the prior period primarily driven by the larger portfolio and associated costs with managing the Fund.

Net Change in Unrealized Appreciation (Depreciation)

Net change in unrealized appreciation (depreciation) was comprised of the following:

	Three months ended March 31, 2023	Three months ended March 31, 2022
Net unrealized appreciation (depreciation) on investments	$(1,874,058)	$92,123

For the three months ended March 31, 2023, the fair value of our debt investments decreased driven by spread widening in the credit markets driven in part by rising rates and inflation.

Financial Condition, Liquidity and Capital Resources

We generate cash primarily from the net proceeds of our continuous offering of common shares, proceeds from net borrowings on our credit facilities, income earned and repayments on principal on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt and other investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our share repurchase program and (v) cash distributions to the holders of our shares.

As of March 31, 2023 and December 31, 2022, we had one asset-based leverage facility. We may, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations, unsecured debt and other forms of debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions and may be denominated in currencies other than the U.S. Dollar. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. Once we elect to be regulated as a business development company, in accordance with the 1940 Act and with certain limited exceptions, we will only be allowed to incur borrowings, issue debt securities or issue preferred stock if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of March 31, 2023 and December 31, 2022, we had an aggregate amount of $579.7 million and $383.8 million of debt outstanding, respectively.

Cash as of March 31, 2023, taken together with our $204 million of available capacity under our credit facilities (subject to borrowing base availability), proceeds from new or amended financing arrangements and proceeds from calling capital from uncalled commitments is expected to be sufficient for our investing activities and to conduct our operations in the near term. This determination is based in part on our expectations for the timing of funding investment purchases and the use of existing and future financing arrangements.

A disruption in the financial markets like that caused by the COVID-19 outbreak or any other negative economic development could restrict our access to financing in the future. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we could have obtained prior to the outbreak of the pandemic. These factors may limit our ability to make new investments and adversely impact our results of operations.

As of March 31, 2023, we had $31.2 million in cash. During the three months ended March 31, 2023, cash used in operating activities was $330.9 million, primarily as a result of funding portfolio investments. Cash provided by financing activities was $259.4 million during the period, primarily as a result of calling capital from investors and net borrowings.

Equity

Effective January 31, 2023, the Fund has the authority to issue an unlimited number of units. A Member shall have no liability in excess of its obligation to pay the purchase price for its units. For the period January 31, 2023 through March 31, 2023, unit transaction activity is as follows:

For the period January 31, 2023 through March 31, 2023
Units
Units issued - initial conversion to unitized LLC	53,784,131
Distributions reinvested	1,271,732

Net increase (decrease)	55,055,863

As of March 31, 2023, the committed capital is $730,010,000 from the Members. For the period ended March 31, 2023, the Members contributed $66,100,013 into the Fund, and received $17,513,210 of capital distributions. These distributions were subsequently reinvested and are therefore not recallable. As of March 31, 2023, there were Unfunded Capital Commitments of $221,612,965 (30.36% of commitments) from the Members.

As of March 31, 2022, the committed capital of $700,010,000 included $700,000,000 and $10,000 from the Limited Partners and the General Partner, respectively. For the period ended March 31, 2022, the Limited Partners contributed $40,326,993 into the Fund, and received $2,170,140 of capital distributions. These distributions were subsequently reinvested and are therefore not recallable. As of March 31, 2022, there were Unfunded Capital Commitments of $562,784,007 (80.40% of commitments) from the Limited Partners.

Borrowings

The Fund’s average outstanding debt and weighted average interest rate paid for the period ended March 31, 2023 were $493,696,417 and 7.65%, respectively. Our outstanding debt obligations were as follows:

	March 31, 2023
	Aggregate Principal Committed	Outstanding Principal	Carrying Value
Fidelity Direct Lending Fund I JSPV LLC	$750,000,000	$546,000,000	$546,000,000
Short-Term Borrowings	33,697,300	33,697,300	33,697,300

Total	$783,697,300	$579,697,300	$579,697,300

	December 31, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value
Fidelity Direct Lending Fund I JSPV LLC	$500,000,000	$321,000,000	$321,000,000
Short-Term Borrowings	62,846,018	62,846,018	62,846,018

Total	$562,846,018	$383,846,018	$383,846,018

Critical Accounting Estimates

The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ.

Fair Value Measurements

The Fund values its investments, upon which its NAV is based, in accordance with Rule 2a-5 under the 1940 Act and FASB ASC 820, Fair Value Measurements, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. Pursuant to Rule 2a-5, the Board has designated the Adviser as the valuation designee responsible for valuing all of the Fund’s investments, including making fair valuation determinations as needed. The Adviser has established the Fair Value Committee to carry out the day-to-day fair valuation responsibilities and has adopted policies and procedures to govern activities of the Fair Value Committee and the performance of functions required to determine the fair value of a fund’s investments in good faith. These functions include periodically assessing and managing material risks associated with fair value determinations, selecting, applying, reviewing, and testing fair value methodologies, monitoring for circumstances that may necessitate the use of fair value, and overseeing and evaluating pricing services used.

In accordance with the policies and procedures, which have been approved by the Board, the Fund attempts to obtain prices from one or more third-party pricing services or brokers to value its investments. Investments that are not publicly traded or whose current market prices or quotations are not readily available, as will be the case for a substantial portion of the Fund’s investments, will be fair valued in good faith by the Fair Value Committee, in accordance with the policies and procedures. Factors used in determining fair value vary by investment type and may include market or investment specific events, transaction data, estimated cash flows, and market observations of comparable investments. In determining fair value of the Fund’s loan investments the types of factors that the Fair Value Committee may take into account generally include comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of the portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors.

The Fair Value Committee manages the Fund’s fair valuation practices and maintains the fair valuation policies and procedures. To assess the continuing appropriateness of pricing sources and methodologies, the Fair Value Committee regularly performs price verification procedures, engages in oversight activities with respect to third-party pricing sources used and issues challenges as necessary. In addition, the Fair Value Committee may rely on third-party pricing services to verify the fair value determinations of certain investments. The Adviser reports to the Board information regarding the fair valuation process and related material matters. The Board may determine to modify its designation of the Adviser as valuation designee, relating to any or all Fund investments, at any time.

Valuation techniques used to value the Fund’s investments by major category are as follows:

•

Equity securities and other investments, including restricted securities, for which market quotations are readily available, are valued at the last reported sale price or official closing price (in the case of securities and futures) or the mean of the closing bid and offer (in the case of options) as reported by a third-party pricing service on the primary market or exchange on which they are traded. In the event there were no sales during the day or closing prices are not available, securities are valued at the last quoted bid price or may be valued using the last available price. For foreign equity securities, when market or security specific events arise, comparisons to the valuation of American Depositary Receipts (“ADRs”), futures contracts, Exchange-Traded Funds (“ETFs”) and certain indexes as well as quoted prices for similar securities may be used. For equity securities, including restricted securities, where observable inputs are limited, assumptions about market activity and risk are used.

•

Debt securities that are publicly traded, including restricted securities, are valued based on evaluated prices received from third-party pricing services or from brokers who make markets in such securities. Preferred securities are valued by pricing services who utilize matrix pricing which considers yield or price of bonds of comparable quality, coupon, maturity and type or by broker-supplied prices. When independent prices are unavailable or unreliable, debt securities may be valued utilizing pricing methodologies which consider similar factors that would be used by third-party pricing services.

•	Swaps are valued using quotations or evaluated prices received from third-party pricing services or recognized dealers.

•

Short-term securities with remaining maturities of sixty days or less for which market quotations and information furnished by a pricing service are not readily available may be valued at amortized cost, which approximates current value.

•	Investments in open-end investment companies, including the Fidelity Central Funds, are valued at their NAV each Business Day.

Securities, including private placements or other restricted securities, for which observable inputs are not available are generally valued using one or more valuation methods including the market approach, the income approach and cost approach. The market approach considers factors including the price of recent investments in the same or a similar security or financial metrics of comparable securities. The income approach considers factors including expected future cash flows, security specific risks and corresponding discount rates. The cost approach considers factors including the value of the security’s underlying assets and liabilities.

Our accounting policy regarding the fair value of our investments is critical because the determination of fair value involves subjective judgments and requires the use of estimates. Due to the inherent uncertainty of determining fair value measurements, the fair values of our investments may differ from the amounts that we ultimately realize or collect from sales or maturities of our investments, and the differences could be material.

Contractual Obligations

Prior to the completion of the BDC Conversion, the Fund was party to an investment management agreement, as amended, with FIAM LLC to provide the Fund with investment advisory services.

In connection with electing to be a BDC, the Fund has entered into an Advisory Agreement with the Adviser pursuant to the 1940 Act to provide the Fund with investment advisory services and the Administration Agreement with the Administrator to provide the Fund with administrative services. Payments for investment advisory services under the Advisory Agreement are described under Item 1. Business – Advisory Agreement. Payments for administration services under the Administration Agreement are described under Item 1. Business – Administration Agreement.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Our investment portfolio contains and is expected to continue to contain debt investments in the form of lines of credit, revolving credit facilities and delayed draw commitments which require us to provide funding when requested by portfolio companies in accordance with the underlying loan agreements. As of March 31, 2023 and December 31, 2022, we had unfunded commitments to borrowers in the aggregate principal amount of $260.8 million and $223.5 million, respectively.

From time to time, we may become party to certain legal proceedings in the ordinary course of business. At March 31, 2023, we are not aware of any pending or threatened litigation.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including valuation risk and interest rate risk.

Valuation Risk

We have invested, and plan to continue to invest, primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, based on, among other things, input from independent third-party valuation firms engaged to review our investments. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we are required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on our investments to be different than the unrealized gains or losses reflected in the valuations currently recorded.

Interest Rate Risk

We rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income.

As of March 31, 2023, 100% of our debt investments at fair value were at floating rates. Based on our Consolidated Statements of Assets and Liabilities as of March 31, 2023, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates (considering base rate floors and ceilings for floating rate instruments assuming no changes in our investment and borrowing structure):

	Interest Income	Interest Expense	Net Income
Up 200 basis points	$20,279,332	$12,320,000	$7,959,332
Up 100 basis points	10,139,666	6,160,000	3,979,666
Down 100 basis points	(10,139,666)	(6,160,000)	(3,979,666)
Down 200 basis points	(20,279,332)	(12,320,000)	(7,959,332)

Related-Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Advisory Agreement

•	the Administration Agreement

•	the Expense Support and Conditional Reimbursement Agreement

•	Subscription agreements with affiliated investors

In addition to the aforementioned agreements, we, our Adviser, and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with Board Established Criteria.

Investment companies managed by an affiliate, in aggregate, were owners of record of 100% of the total members’ equity of the Fund as of March 31, 2023 and more than 99% of the total members’ equity of the Fund as of December 31, 2022.

Recent Developments

Effective May 10, 2023, the Fund has entered into an Advisory Agreement with Fidelity Diversifying Solutions LLC (“FDS”), a Delaware limited liability company. FDS is registered as an investment adviser with the SEC and is an affiliate of FMR LLC (“FMR”) and its subsidiaries. As compensation for advisory services, commencing on the date on which the Fund elects to be regulated as a BDC, the Fund will pay an advisory fee (the “Advisory Fee”) to FDS monthly in arrears at an annual rate of 1.25% of the average daily net assets of the Fund throughout the month.

Effective May 10, 2023, the Fund has entered into an Administration Agreement with FDS. As compensation for the services of and expenses borne by FDS in its capacity as administrator, commencing on the date on which the Fund elects to be regulated as a BDC, the Fund shall pay an administration fee (the “Administration Fee”) to FDS monthly in arrears at an annual rate of 0.25% of the average daily net assets of the Fund throughout the month.

Effective May 10, 2023, the Fund has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with FDS. Pursuant to the Expense Support Agreement for the 12-month period following the effective date of the Fund’s election to be regulated as a business development company, FDS, in its capacity as Advisor, will be obligated to advance all of the Fund’s Other Operating Expenses to the extent such expenses do not exceed 0.50% (on an annualized basis) of the Fund’s average net assets (referred to as a “Required Expense Payment”. For the purposes of the Expense Support Agreement, Other Operating Expenses means professional fees (including accounting, legal, and auditing fees), custodian fees, third-party pricing service fees, insurance costs, director fees, Administration Fees, and other general and administrative expenses. Upon the termination of Adviser’s obligation to make Required Expense Payments, the Adviser may elect to pay, at such times as the Adviser determines, certain expenses on the Fund’s behalf, provided that no portion of the payment will be used to pay any interest expense or shareholder servicing fees of the Fund (referred to as a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”). Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last Business Day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.”

As of May 10, 2023, the Adviser has voluntarily agreed to waive its right to receive any Reimbursement Payment for any Excess Operating Funds incurred in any month prior to revocation. Any such amounts shall not be considered unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Support Agreement. This voluntary arrangement can be terminated at any time, upon thirty days’ prior written notice to the Fund.

On June 1, 2023, the Fund filed Form N54-A and elected to be regulated as a business development company (“BDC”). Payment of the Advisory Fee and Administration Fee commenced upon the Fund’s election to be regulated as a BDC.

Item 3. Properties

The Fund’s principal executive office is at 245 Summer Street Boston, Massachusetts 02210. The Fund does not own any real estate. The Fund believes its present facilities are adequate to meet the Fund’s current needs. If new or additional space is required, the Fund believes that adequate facilities are available at competitive prices in the same area.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

As of March 31, 2023, 100% of the Fund’s total outstanding Units was held by Fidelity ® funds. As of March 31, 2023, the directors, executive officers, and affiliates of the Fund owned, in the aggregate, less than 1% of total outstanding Units.

The address for each director, executive officer, and owner is c/o Fidelity Private Credit Central Fund LLC, 245 Summer Street, Boston, Massachusetts, 02210.

Item 5. Directors and Executive Officers.

The business and affairs of the Fund are managed under the direction and oversight of the Board. The Board consists of four members, three of whom are not “interested persons” of the Fund, the Adviser or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. The Fund refers to these individuals as the Fund’s “Independent Directors.” The Board appoints the officers, who serve at the discretion of the Board. The responsibilities of the Board include valuation of the Fund’s assets, corporate governance activities, oversight of the Fund’s financing arrangements and oversight of the Fund’s investment activities.

The Board and Executive Officers

David B. Jones, an Interested Director, serves as Chair of the Board. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight.

Each director holds office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement, disqualification or removal.

Directors

The address for each director is c/o Fidelity Private Credit Central Fund LLC, 245 Summer Street, Boston, Massachusetts 02210.

The following information regarding the Board is as of January 31, 2023:

Name	Year of Birth	Position	Director Since

Interested Directors

David B. Jones	1962	Director	2023

Independent Directors

Jennifer M. Birmingham	1971	Independent Director	2023

Matthew J. Conti	1966	Independent Director	2023

Tara C. Kenney	1960	Independent Director	2023

Executive Officers who are not Directors

The following information regarding the executive officers who are not directors is as of January 31, 2023:

Name	Year of Birth	Position	Length of Time Served

Heather Bonner	1977	President and Treasurer	Since 2023

John J. Burke III	1964	Chief Financial Officer	Since 2023

Margaret Carey	1973	Secretary and Chief Legal Officer	Since 2023

Ksenia Portnoy	1980	Chief Compliance Officer	Since 2023

Harley Lank	1968	Vice President	Since 2023

Name	Year of Birth	Position	Length of Time Served

David Gaito	1976	Vice President	Since 2023

Therese Icuss	1983	Vice President	Since 2023

Jeffrey Scott	1975	Vice President	Since 2023

Vishal Sheth	1982	Vice President	Since 2023

Biographical Information

The following is information concerning the business experience of our Board and executive officers. Our Directors have been divided into two groups—Interested Directors and Independent Directors. Interested Directors are “interested persons” as defined in the 1940 Act.

Interested Directors

David B. Jones. Chairman of the Board of Directors. Mr. Jones also serves as Director of other Fidelity® funds. Prior to his retirement, Mr. Jones served in a variety of positions at Fidelity Investments (1982-2008), retiring as a Senior Vice President. His duties included new product development, serving as a liaison to the board of trustees of various Fidelity funds, and development of policies and procedures for fund investments in derivatives and complex securities. He also served on the FMR Fair Value Committee, which is responsible for day-to-day valuation activities for various Fidelity funds.

Independent Directors

Jennifer M. Birmingham. Director. Ms. Birmingham also serves as Director of other Fidelity® funds. Ms. Birmingham serves as Managing Director of Princeton University Investment Company (PRINCO) (2010-present). Previously, Ms. Birmingham served in a variety of positions at Deutsche Bank Asset Management (2002-2010), including Managing Director, Global CFO of DB Advisors and Deutsche Insurance Asset Management, Americas CFO of DWS Americas and various legal entities (2005-2010). Prior to Deutsche Bank, Ms. Birmingham was an employee of Investors Bank and Trust Company (1997-2002) and Deloitte & Touche LLP (1993-1997).

Matthew J. Conti. Director. Mr. Conti also serves as Director of other Fidelity® funds. Prior to his retirement, Mr. Conti served in a variety of positions at Fidelity Investments, including as a portfolio manager to certain Fidelity® funds (2000-2018) and research analyst (1995-2003). Mr. Conti serves as a member of the Board of Directors of the Rose Kennedy Greenway Conservancy (2021-present).

Tara C. Kenney. Director. Ms. Kenney also serves as Director of other Fidelity® funds. Prior to her retirement, Ms. Kenney served as Senior Vice President of Boston Common Asset Management (2017-2020). Previously, Ms. Kenney served as Managing Director in a variety of roles for Deutsche Asset Management (2003-2016) as well as Scudder Investments where she was a Portfolio Manager (1995-2003). Currently, Ms. Kenney serves as a Board member for a number of non-profit organizations and academic institutions, including Catholic Charities USA (2017-present) and the Kellogg Institute for International Studies at the University of Notre Dame (2002-present). Ms. Kenney is also an adjunct professor of finance at the University of Notre Dame.

Executive Officers Who are not Directors

Heather Bonner. President and Treasurer. Ms. Bonner also serves as President and Treasurer of other funds. Ms. Bonner serves as Senior Vice President (2022–present) and is an employee of Fidelity Investments (2022 – present). Ms. Bonner serves as Assistant Treasurer of Fidelity CRET Trustee LLC (2022–present). Prior to joining Fidelity, Ms. Bonner served as Managing Director at AQR Capital Management (2013-2022) and was the Treasurer and Principal Financial Officer of the AQR Funds (2013-2022).

John J. Burke III. Chief Financial Officer. Mr. Burke also serves as Chief Financial Officer of other funds. Mr. Burke serves as Head of Investment Operations for Fidelity Fund and Investment Operations (2018-present) and is an employee of Fidelity Investments (1998-present). Previously Mr. Burke served as head of Asset Management Investment Operations (2012-2018).

Margaret Carey. Chief Legal Officer and Secretary. Ms. Carey also serves as an officer of other funds. Ms. Carey serves as CLO of certain other Fidelity entities. She is a Senior Vice President and Deputy General Counsel of FMR LLC (diversified financial services company, 2019-present), and is an employee of Fidelity Investments.

David Gaito. Vice President. Mr. Gaito also serves as an officer of other funds. Mr. Gaito serves as Head of Direct Lending in the High Income and Alternatives division (2021-present), and is an employee of Fidelity Investments (2021-present). Mr. Gaito also serves as an officer or Director of certain Fidelity entities. Prior to joining Fidelity Investments, Mr. Gaito held several senior roles at PNC Corporate and Institutional Banking (1999-2021). He was most recently an executive vice president and division executive for PNC’s middle market senior secured lending platform.

Harley Lank. Vice President. Mr. Lank also serves as an officer of other funds. Mr. Lank serves as President of Fidelity Investments’ High Income and Alternatives division, is an employee of Fidelity Investments (1996 – present), and a portfolio manager of certain Fidelity funds and other privately offered funds. Mr. Lank also serves as Chief Executive Officer, President, or Director of certain Fidelity entities. Previously, Mr. Lank managed various Fidelity funds and products.

Therese Icuss. Vice President. Ms. Icuss also serves as an officer of other funds. Ms. Icuss serves as Managing Director of underwriting and credit in the High Income and Alternatives division (2021-present). Ms. Icuss also serves as an officer or Director of certain Fidelity entities and is an employee of Fidelity Investments (2021-present). Prior to joining Fidelity Investments, Ms. Icuss was co-head of underwriting at Twin Brook Capital Partners from 2019-2021, Director (2018-2019) and VP (2016-2017).

Ksenia Portnoy. Chief Compliance Officer. Ms. Portnoy also serves as Chief Compliance Officer of other funds. Ms. Portnoy is a Senior Vice President of Asset Management Compliance for Fidelity Investments and is an employee of Fidelity Investments (2021-present). Prior to joining Fidelity, Ms. Portnoy worked in the asset management divisions of Morgan Stanley Investment Management (investment adviser firm, 2020-2021), Mizuho (investment adviser firm, 2015-2020), Guggenheim Partners (investment adviser firm, 2012-2015) and Neuberger Berman (formerly, Lehman Brothers (investment adviser firm, 2008-2012)).

Jeffrey Scott. Vice President. Mr. Scott also serves as an officer of other funds. Mr. Scott serves as Managing Director of originations in the High Income and Alternatives division (2021-present) and is an employee of Fidelity Investments (2021-present). Prior to joining Fidelity Investments, Mr. Scott was a Managing Director at Madison Capital Funding (now Apogem Capital) (2013-2021).

Vishal Sheth. Vice President. Mr. Sheth also serves as an officer of other funds. Mr. Sheth serves as Head of Alternatives Finance for the Asset Management division at Fidelity. Mr. Sheth also serves as an officer or Director of certain Fidelity entities and is an employee of Fidelity Investments (2022-present). Prior to joining Fidelity, Mr. Sheth was Chief Financial Officer at Twin Brook Capital Partners (2017-2022) and Director of Accounting at Angelo Gordon (2014-2017). He has been in the financial industry since 2004.

Non-Executive Officers Who are not Directors

Joseph Benedetti. Assistant Secretary. Mr. Benedetti also serves as Assistant Secretary of other funds. Mr. Benedetti is Senior Vice President and Deputy General Counsel of FMR LLC (diversified financial services company, 2020-present) and is an employee of Fidelity Investments. Mr. Benedetti serves as Assistant Secretary of Fidelity Diversifying Solutions LLC (investment adviser firm, 2022-present) and Secretary of FIAM LLC (investment adviser firm, 2021-present). Previously, Mr. Benedetti served as Secretary of Fidelity Diversifying Solutions LLC (2021-2022). Prior to joining Fidelity, Mr. Benedetti was Assistant General Counsel at Invesco (investment adviser firm, 2019-2020); Senior Vice President and Managing Counsel at OppenheimerFunds Inc. (investment adviser firm, 2017-2019); and a Managing Director in the Legal Department of Morgan Stanley Investment Management Inc. (investment adviser firm, 2004-2017).

Craig S. Brown. Assistant Treasurer. Mr. Brown also serves as an officer of other funds. Mr. Brown serves as Assistant Treasurer of FIMM, LLC (2021-present) and is an employee of Fidelity Investments (2013-present). Previously, Mr. Brown served as Assistant Treasurer of certain Fidelity® funds (2019-2022).

Nati Davidi. Assistant Secretary. Ms. Davidi also serves as Assistant Secretary of other funds. Ms. Davidi serves as Vice President and Associate General Counsel of FMR LLC (diversified financial services company, 2013-present) and is an employee of Fidelity Investments. Previously, Ms. Davidi served as Assistant Secretary of the North Carolina Capital Management Trust (2016-2022).

Jonathan Davis. Assistant Treasurer. Mr. Davis also serves as an officer of other funds. Mr. Davis serves as Assistant Treasurer of FIMM, LLC (2021-present), FMR Capital, Inc. (2017-present), FD Funds GP LLC (2021-present), FD Funds Holding LLC (2021-present), and FD Funds Management LLC (2021-present); and is an employee of Fidelity Investments. Previously, Mr. Davis served as Vice President and Associate General Counsel of FMR LLC (diversified financial services company, 2003-2010).

Laura M. Del Prato. Assistant Treasurer. Ms. Del Prato also serves as an officer of other funds. Ms. Del Prato serves as Assistant Treasurer of FIMM, LLC (2021-present) and is an employee of Fidelity Investments (2017-present). Previously, Ms. Del Prato served as President and Treasurer of The North Carolina Capital Management Trust: Cash Portfolio and Term Portfolio (2018-2020). Prior to joining Fidelity Investments, Ms. Del Prato served as a Managing Director and Treasurer of the JPMorgan Mutual Funds (2014-2017). Prior to JPMorgan, Ms. Del Prato served as a partner at Cohen Fund Audit Services (accounting firm, 2012-2013) and KPMG LLP (accounting firm, 2004-2012).

Colm A. Hogan. Assistant Treasurer. Mr. Hogan also serves as an officer of other funds. Mr. Hogan serves as Assistant Treasurer of FIMM, LLC (2021-present) and FMR Capital, Inc. (2017-present) and is an employee of Fidelity Investments (2005-present). Previously, Mr. Hogan served as Deputy Treasurer of certain Fidelity® funds (2016-2020) and Assistant Treasurer of certain Fidelity® funds (2016-2018).

Chris Maher. Assistant Treasurer. Mr. Maher also serves as an officer of other funds. Mr. Maher serves as Assistant Treasurer of FIMM, LLC (2021-present) and FMR Capital, Inc. (2017-present), and is an employee of Fidelity Investments (2008-present). Previously, Mr. Maher served as Assistant Treasurer of certain funds (2013-2020); Vice President of Asset Management Compliance (2013), Vice President of the Program Management Group of FMR (investment adviser firm, 2010-2013), and Vice President of Valuation Oversight (2008-2010).

Stacie M. Smith. Assistant Treasurer. Ms. Smith also serves as an officer of other funds. Ms. Smith serves as Assistant Treasurer of FIMM, LLC (2021-present) and FMR Capital, Inc. (2017-present), is an employee of Fidelity Investments (2009-present), and has served in other fund officer roles. Prior to joining Fidelity Investments, Ms. Smith served as Senior Audit Manager of Ernst & Young LLP (accounting firm, 1996-2009). Previously, Ms. Smith served as Assistant Treasurer (2013-2019) and Deputy Treasurer (2013-2016) of certain Fidelity® funds.

Jim Wegmann. Assistant Treasurer. Mr. Wegmann also serves as an officer of other funds. Mr. Wegmann serves as Assistant Treasurer of FIMM, LLC (2021-present) and is an employee of Fidelity Investments (2011-present). Previously, Mr. Wegmann served as Assistant Treasurer of certain Fidelity® funds (2019-2021).

Christina Zervoudakis. Assistant Secretary. Ms. Zervoudakis also serves as Assistant Secretary of other funds. Ms. Zervoudakis is a Vice President and Assistant General Counsel of FMR LLC (diversified financial services company, 2021-present) and is an employee of Fidelity Investments. Prior to joining Fidelity, Ms. Zervoudakis was Assistant General Counsel at Invesco (investment adviser firm, 2019-2021); Vice President and Assistant Counsel at OppenheimerFunds, Inc. (investment adviser firm, 2017-2019); and an Executive Director in the Legal Department of Morgan Stanley Investment Management Inc. (investment adviser firm, 2013-2017).

Committees of the Board

The Board has established an Audit Committee and may establish additional committees in the future.

Audit Committee

The Fund’s audit committee (the “Audit Committee”) is composed of Jennifer Birmingham, Matthew Conti and Tara Kenney, all of whom are considered independent for purposes of the 1940 Act. Ms. Birmingham serves as the chair of the Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the Audit Committee. All committee members must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one Audit Committee member will be an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act. The Audit Committee meets separately at least annually with the Fund’s Treasurer, with the Fund’s CFO, with personnel responsible for the internal audit function of FMR, and with the Fund’s outside auditors. The Audit Committee has direct responsibility for the appointment, compensation, and oversight of the work of the outside auditor employed by the Fund. The Audit Committee assists the Directors in fulfilling their responsibility to oversee: (i) the systems of internal accounting and financial controls of the Fund and the Fund’s service providers, (to the extent such controls impact the Fund’s financial statements); (ii) the Fund’s auditors and the annual audits of the Fund’s financial statements; (iii) the financial reporting processes of the Fund; (iv) whistleblower reports; and (v) the accounting policies and disclosures of the Fund. The Audit Committee considers and acts upon (i) the provision by any outside auditor of any non-audit services for the Fund, and (ii) the provision by any outside auditor of certain non-audit services to Fund service providers and their affiliates to the extent that such approval (in the case of this clause (ii)) is required under applicable regulations of the SEC. In furtherance of the foregoing, the Audit Committee has adopted (and may from time to time amend or supplement) and provides oversight of policies and procedures for non-audit engagements by outside auditors of the Fund. The Audit Committee is responsible for approving all audit engagement fees and terms for the Fund and for resolving disagreements between the Fund and any outside auditor regarding the Fund’s financial reporting. Auditors of the Fund report directly to the Audit Committee. The Audit Committee will obtain assurance of independence and objectivity from the outside auditors, including a formal written statement delineating all relationships between the auditor and the Fund and any service providers consistent with the rules of the Public Company Accounting Oversight Board. It will discuss regularly and oversee the review of internal controls of and the management of risks by the Fund and its service providers with respect to accounting and financial matters (including financial reporting relating to the Fund, including a review of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Fund’s ability to record, process, summarize, and report financial data; (ii) any change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting; and (iii) any fraud, whether material or not, that involves management or other employees who have a significant role in the Fund’s or service providers’ internal controls over financial reporting). The Audit Committee will also review periodically the Fund’s major exposures relating to internal controls over accounting and financial matters and the steps that have been taken to monitor and control such exposures. In connection to such reviews, the Audit Committee will receive periodic reports on the Fund’s service providers’ internal controls over accounting and financial matters. It will also review any correspondence with regulators or governmental agencies or published reports that raise material issues regarding the Fund’s financial statements or accounting policies. The Audit Committee reviews at least annually a report from the outside auditor describing any material issues raised by the most recent internal quality control, peer review, or Public Company Accounting Oversight Board examination of the auditing firm and any material issues raised by any inquiry or investigation by governmental or professional authorities of the auditing firm and in each case any steps taken to deal with such issues. The Audit Committee will oversee and receive reports on the Fund’s financial reporting process, will discuss with the Manager, the Fund’s Treasurer, outside auditors and, if appropriate, internal audit personnel of FMR, their qualitative judgments about the appropriateness and acceptability of accounting principles and financial disclosure practices used or proposed for adoption by the Fund. The Audit Committee will review with the Manager, the Fund’s Treasurer, outside auditor, and internal audit personnel of FMR and, as appropriate, legal counsel the results of audits of the Fund’s financial statements.

Item 6. Executive Compensation.

(a) Compensation of Executive Officers

None of the Fund’s officers receives direct compensation from the Fund.

(b) Compensation of Directors

The Fund’s Independent Directors are entitled to receive annual cash retainer fees, annual fees for serving on committees and annual fees for serving as a committee chairperson. These Independent Directors are Jennifer Birmingham, Matthew Conti and Tara Kenney. The below table sets forth compensation to be received by each Independent Director for the period from June 1, 2023 to December 31, 2023:

		Annual Committee Chair Cash Retainer
Annual Cash Retainer	Committee Retainer Fee	Audit
$39,667	$2,333	$2,800

We also reimburse each of the Independent Directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

No compensation is expected to be paid to directors who are “interested persons” with respect to the Fund, as such term is defined in Section 2(a)(19) of the 1940 Act.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

(a) Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons

The Fund has entered into a number of business relationships with affiliated or related parties, including the Advisory Agreement and the Administration Agreement.

In addition to the aforementioned agreements, the Fund may rely on exemptive relief, if granted to the Fund, the Adviser, and Fidelity, which would permit the Fund to co-invest with other funds managed by Fidelity in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as any regulatory requirements and other pertinent factors.

Various potential and actual conflicts of interest may arise from the overall investment activities of the Adviser and Fidelity for their own accounts and for the accounts of others. The conflicts of interest that may be encountered by the Fund include those discussed below and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Fund. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

Conflicts of Interest

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for the Units.

Relationship among the Fund, the Adviser and the Portfolio Managers. The Adviser has a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that results to it or its affiliates from the operation of the Fund, on the other hand. The Adviser may be incentivized not to permanently write down, write off, revalue or dispose of an investment that has poor prospects for improvement in order to receive ongoing Advisory Fees in respect of such investment and to avoid reductions in potential incentive fees if such asset appreciates in the future.

The functions performed by the Adviser are not exclusive. The Adviser, its affiliates and their principals and employees serve as investment adviser, managing member or general partner to other investment funds, pooled investment vehicles and client accounts (the “Other Clients”) and conduct investment activities for their own accounts. Other Clients may have investment objectives and investment strategies that are substantially identical to that of the Fund. Due to a difference in fees attributable to the Other Clients, which may be higher than those attributable to the Fund either on percentage terms or in total dollar amounts received by the Adviser and/or its affiliates, it is possible that the Adviser could allocate investment opportunities among the Other Clients and the Fund in a manner that favors the performance of Other Clients and adversely impacts the performance of the Fund. In addition, the principals and employees of the Adviser and its affiliates may and do also make investments of their own personal assets in the Fund and in Other Clients of the Adviser and its affiliates.

Investment decisions for the Fund and for such Other Clients are made with a view to achieving their respective investment objectives and after consideration of certain factors which may include their current holdings, availability of cash for investment, and the size of their positions generally. The Adviser, its affiliates and their principals and employees may give advice or take action with respect to the Other Clients that differs from the advice given with respect to the Fund.

The Fund could be disadvantaged because of activities conducted by the Adviser and its affiliates for the Other Clients as a result of, among other things: (i) legal restrictions on the combined size of positions which may be taken for the Fund and Other Clients, thereby limiting the size of the Fund’s position; and (ii) the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions.

Frequently, a particular investment may be bought or sold for only the Fund or only one Other Client, or in different amounts and at different times for more than one but less than all Other Clients, and the Fund may or may not be included in such purchase or sale. Likewise, a particular investment may be bought for the Fund or one or more Other Clients when one or more Other Clients are selling the same security. In addition, purchases or sales of the same investment may be made for two or more Other Clients (and possibly for the Fund) on the same date. Certain of the Other Clients have different terms, fees (including incentive fees) and investment objectives from the Fund. In such events, such transactions will be allocated among the Fund and Other Clients in a manner believed by the Adviser and its affiliates to be equitable to each in accordance with its policies. In effecting transactions, it may not always be possible, or consistent with the possibly differing investment objectives of the various Other Clients and of the Fund, to take or liquidate the same investment positions at the same time or at the same prices. In addition, funds or client accounts for which the Adviser or an affiliate serves as adviser or sub-adviser may and do also make investments in the Fund.

As a result of the foregoing, the Adviser, its affiliates and their principals and employees may have conflicts of interest in allocating their time and activity between the Fund and Other Clients, in allocating investments among the Fund and Other Clients and in effecting transactions between the Fund and Other Clients, including ones in which the Adviser, its affiliates and their principals and employees may have a greater financial interest.

In addition, the Adviser, its affiliates and their principals and employees, including employees of the Adviser, may make personal investments in third-party entities (directly or through investment funds managed by third-party managers). Such entities may enter into transactions with the Fund, presenting a conflict of interest for the Adviser between acting in the best interests of the Fund and enhancing the returns of such personal investments.

Co-Investment Transactions. We and the Adviser have received an exemptive order from the SEC that permits us to co-invest with certain other persons, including certain affiliated accounts managed and controlled by the Adviser and/or its affiliates. Subject to the 1940 Act and the conditions of the co-investment order issued by the SEC, the Fund may, under certain circumstances, co-invest with certain affiliated accounts in investments that are suitable for the Fund and one or more of such affiliated accounts. Even though the Fund and any such affiliated account co-invest in the same securities, conflicts of interest may still arise. If the Adviser is presented with co-investment opportunities that generally fall within the Fund’s investment objective and other Board-Established Criteria and those of one or more affiliated accounts advised by the Adviser and/or its affiliates, whether focused on a debt strategy or otherwise, the Adviser and/or its affiliates will allocate such opportunities among the Fund and such affiliated accounts in a manner consistent with the exemptive order and the applicable allocation policies and procedures.

With respect to co-investment transactions conducted under the exemptive order, initial internal allocations among the Fund and other investment funds affiliated with the Adviser will generally be made, taking into account the allocation considerations set forth in the Adviser’s allocation policies and procedures as described above. If the Fund invests in a transaction under the co-investment exemptive order and, immediately before the submission of the order for the Fund and all other funds, accounts, or other similar arrangements advised by the Adviser and its affiliates, the opportunity is oversubscribed, it will generally be allocated on a pro-rata basis based on internal order size. The Fund may only be able to participate in certain negotiated investment opportunities on a rotational basis due to the limitations and requirements imposed by the order.

To the extent consistent with applicable law and/or exemptive relief issued to the Fund, in addition to such co-investments, the Fund and the Adviser or an affiliated account may, as part of unrelated transactions, invest in either the same or different tiers of a portfolio company’s capital structure or in an affiliate of such portfolio company. To the extent the Fund holds investments in the same portfolio company or in an affiliate thereof that are different (including with respect to their relative seniority) than those held by the Adviser or an affiliated account, the Adviser may be presented with decisions when the interests of the two co-investors are in conflict. If the portfolio company in which the Fund has an equity or debt investment and in which an affiliated account has an equity or debt investment elsewhere in the portfolio company’s capital structure, becomes distressed or defaults on its obligations under the private credit investment, the Adviser may have conflicting loyalties between its duties to the affiliated account, the Fund, certain of its other affiliates and the portfolio company. In that regard, actions may be taken for such affiliated account that are adverse to the Fund, or actions may or may not be taken by the Fund due to such affiliated account’s investment, which action or failure to act may be adverse to the Fund. In addition, it is possible that in a bankruptcy proceeding, the Fund’s interest may be adversely affected by virtue of such affiliated account’s involvement and actions relating to its investment. Decisions about what action should be taken in a troubled situation, including whether to enforce claims, whether to advocate or initiate restructuring or liquidation inside or outside of bankruptcy and the terms of any work-out or restructuring, raise conflicts of interest. In those circumstances where the Fund and such affiliated accounts hold investments in different classes of a company’s debt or equity, the Adviser may also, to the fullest extent permitted by applicable law, take steps to reduce the potential for adversity between the Fund and such affiliated accounts, including causing the Fund to take certain actions that, in the absence of such conflict, it would not take, such as (A) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security-holders), (B) divesting investments or (C) otherwise taking action designed to reduce adversity.

Transaction Fees and Other Fees. In connection with investments made by us, the Adviser and its affiliates may negotiate and receive origination, commitment, documentation, structuring, facility, monitoring, amendment, refinancing, and/or other fees from Portfolio Investments in which we invest or propose to invest. The Adviser and its affiliates will only retain transaction and other fees if permissible under the 1940 Act, SEC exemptive relief, and other applicable law. Under the terms of our co-investment relief, transaction fees (except for fees contemplated by Section 17(e) or 57(k) of the 1940 Act) received in connection with a co-investment transaction are distributed pro rata to funds that participate in such transaction. The potential for the Adviser and its affiliates to receive economic benefits creates conflicts of interest as the Adviser and its affiliates would have an incentive to invest in Portfolio Investments that provide such benefits. Similarly, the Adviser and its affiliates could be incentivized to waive certain fees in connection with a refinancing in order to receive certain fees in the new transaction, including when we and/or other accounts advised by the Adviser and its affiliates can participate in the original or refinanced investment, or both.

Broken Deal Expenses. Any expenses that may be incurred by the Fund for actual investments as described herein may also be incurred by the Fund with respect to broken deals (i.e., investments that are not consummated). The Adviser is not required to and in most circumstances will not seek reimbursement of broken deal expenses (i.e., expenses incurred in pursuit of an investment that is not consummated) from third parties, including counterparties to the potential transaction or potential co-investors. Examples of such broken deal expenses include, but are not limited to, reverse termination fees, extraordinary expenses such as litigation costs and judgments, travel and entertainment expenses incurred, costs of negotiating co-investment documentation, and legal, accounting, tax and other due diligence and pursuit costs and expenses. Any such broken deal expenses could, in the sole discretion of the Adviser, be allocated solely to the Fund and not to Other Clients or co-investment vehicles that could have made the investment, even when the Other Client or co-investment vehicle commonly invests alongside the Fund in its investments or the Adviser or Other Clients in their investments. In such cases, the Fund’s shares of expenses would increase. In the event broken deal expenses are allocated to an Other Client or a co-investment vehicle, the Adviser may advance such fees and expenses without charging interest until paid by the Other Client or co-investment vehicle, as applicable.

Policies and Procedures of the Adviser and its Affiliates. Because the Adviser and its affiliates have many different asset management and advisory businesses, the Adviser may be subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would be subject if it had just one line of business. Certain policies and procedures implemented by the Adviser and its affiliates to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will from time to time impact the Fund. For example, the Adviser will come into possession of material non-public information with respect to companies, including companies in which the Fund has investments or is considering making investments. The information, which could be of benefit to the Fund, is likely to be restricted to those other businesses and otherwise be unavailable to the Fund. It is also possible that the Fund could be restricted from trading despite the fact that the Fund did not receive such information. The inability to buy or sell securities in such circumstances could materially adversely affect the investment results of the Fund, including but not limited to a material loss with respect to an individual investment or differing results than those obtained by Other Clients with respect to the same investment. Additionally, the Adviser may restrict or otherwise limit the Fund and/or its portfolio companies from entering into agreements with, or related to, companies that either are advisory clients of the Adviser and its affiliates or in which any fund of the Adviser or its affiliates have invested or has considered making an investment. The Adviser will from time to time restrict or otherwise limit the ability of the Fund and/or its portfolio companies from making investments in or otherwise engaging in businesses or activities competitive with companies of other advisory clients of the Adviser or its affiliates, either as a result of contractual restrictions or otherwise. Furthermore, there will be circumstances in which affiliates of the Adviser and its affiliates (including Other Clients) may refrain from taking certain confidential information in order to avoid trading restrictions. There can be no assurance that additional restrictions will not be imposed that would further limit the ability of the Adviser and its affiliates to share information internally.

Declining an Investment. The Adviser may decline an investment opportunity on behalf of the Fund based on various factors including its investment allocation policies and procedures and to the extent the Adviser determines, in its discretion, that such investment may (a) have reputational considerations for the Fund investors, the Adviser or the Fund, (b) to the Adviser’s knowledge, have been the subject of concern or controversy among financial institutions, institutional investors or the public or (c) give rise to other similar considerations. In certain cases, such an investment may be allocated to other affiliated accounts that have consented to the investment or do not, in the Adviser’s discretion, have such considerations, in lieu of the investment being allocated to the Fund. Finally, although Fidelity believes its positive reputation in the marketplace provides benefit to the Fund and Other Clients, the Adviser could decline to undertake investment activity or transact with a counterparty on behalf of the Fund for reputational reasons, and this decision could result in the Fund foregoing a profit or suffering a loss.

Conflicts of Interest Generally. If any matter arises that the Adviser, as applicable, determines in its good faith judgment constitutes an actual conflict of interest, the Adviser, as applicable, will take such actions as it determines in good faith may be necessary or appropriate to ameliorate the conflict. (These actions include, by way of example and without limitation, (i) disposing of the investment or refraining from making the investment giving rise to the conflict of interest; (ii) appointing an independent fiduciary to act with respect to the matter giving rise to the conflict of interest; (iii) in connection with a matter giving rise to a conflict of interest with respect to an investment, consulting with the Board regarding the conflict of interest and/or obtaining a waiver or consent from the Board of the conflict of interest or acting in a manner, or pursuant to standards or procedures, approved by or disclosed to the Board with respect to such conflict of interest; (iv) disclosing the conflict to the Fund investors; (v) implementing certain policies and procedures designed to ameliorate such conflict of interest or (vi) remaining passive and/or electing not to be the lead investor of a tranche of securities (even though the Fund may hold the largest stake in the applicable tranche of securities).) There can be no assurance that the Adviser will identify or resolve all conflicts of interest in a manner that is favorable to the Fund. By acquiring Units in the Fund, each Fund investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest. For the avoidance of doubt, in some cases after evaluating such conflict or potential conflict, the Adviser may determine that no action is required or that taking action may be adverse to the interests of the Fund, the Adviser or its affiliates.

Diverse Membership; Relationships with Fund Investors. The Fund and investors are generally expected to have conflicting investment, tax and other interests with respect to the investments made by the Fund. The Fund investors may include various types of persons or entities organized in various jurisdictions, and different Fund investors may have conflicting investment, tax and other interests in respect of their investment in the Fund. The conflicting interests of the Fund and of individual Fund investors may relate to or arise from, among other things, the nature of investments made by the Fund, the structuring of the acquisition of the Fund’s investments, and the timing of disposition of investments, which may be more beneficial for the Fund or Fund investors than for one or more of the other Fund investors. Such structuring of the Fund’s investments and other factors may result in different returns being realized by different Fund investors. Furthermore, under the U.S. tax audit rules applicable to the Fund, decisions or elections made in connection with certain laws and regulations by the Adviser (or such other person designated by the Adviser) in connection with tax audits (including whether or not to make an election under those rules) may be more beneficial for one type of Fund investor than for another type of Fund investor. As a consequence, conflicts of interest among different Fund investors may arise in connection with decisions made by the Adviser, including in respect of the nature or structuring of investments and the use of leverage that may be more beneficial for one Fund investor than for another Fund investor, especially in respect of individual tax situations. In addition, the Fund may face certain tax risks based on positions taken by the Fund, the Adviser on behalf of the Fund, the Fund’s subsidiaries and/or a withholding agent.

Allocation of Personnel. The Adviser and its members, officers, personnel and employees will devote as much of their time to the activities of the Fund as they deem necessary to conduct its business affairs in an appropriate manner. By the terms of the Advisory Agreement, the Adviser is not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser. Personnel of the Adviser and its affiliates, including members of the Direct Lending Investment Committee, will work on other projects, serve on other committees and source potential investments for and otherwise assist the investment programs of Other Clients and their portfolio companies, including other investment programs to be developed in the future. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Adviser and its officers, personnel and employees will not be devoted exclusively to the business of the Fund but will be allocated between the business of the Fund and the management of the monies of such other advisees of the Adviser. Time spent on these other initiatives diverts attention from the activities of the Fund, which could negatively impact the Fund and its shareholders. Furthermore, personnel of the Adviser and its affiliates derive financial benefit from these other activities, including fees and performance-based compensation. Fidelity personnel outside of the Adviser may share in the fees from the Fund; similarly, personnel of the Adviser and its affiliates may share in the fees and performance-based compensation generated by Other Clients. These and other factors create conflicts of interest in the allocation of time by personnel of the Adviser and its affiliates. The determination of the Adviser and its affiliates of the amount of time necessary to conduct the Fund’s activities will be conclusive, and shareholders rely on the Adviser’s judgment in this regard. The officers and Directors will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Outside Activities of Principals and Other Personnel and their Related Parties. Certain of the principals, personnel and employees of the Adviser may be subject to a variety of conflicts of interest relating to their responsibilities to the Fund, Other Clients and their respective portfolio companies, and their outside business activities as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to those of the Fund, including if such other entities compete with the Fund for investment opportunities or other resources. The other managed accounts and/or investment funds in which such individuals may become involved may have investment objectives that overlap with the Fund. Furthermore, certain principals and employees of the Adviser may have a greater financial interest in the performance of such other funds or accounts than the performance of the Fund. Such involvement may create conflicts of interest in making investments on behalf of the Fund and such other funds and accounts. Although such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to the Fund, there can be no assurance they will be resolved favorably for the Fund. Also, Fidelity personnel and employees, including personnel and employees of the Adviser, are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds or other investment vehicles, including potential competitors of the Fund. Unit Holders will not receive any benefit from any such investments, and the financial incentives of such Fidelity employees in such other investments could be greater than their financial incentives in relation to the Fund.

Additionally, certain employees and other professionals of Fidelity have family members or relatives employed by such advisers and service providers (or their affiliates) or otherwise actively involved in industries and sectors in which the Fund invests, or have business, financial, personal or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be employees, officers, directors or owners of companies or assets that are actual or potential investments of the Fund or other counterparties of the Fund and its portfolio companies and/or assets. Moreover, in certain instances, the Fund or its portfolio companies may issue loans to or acquire securities from, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. These relationships may influence the Adviser in deciding whether to select or recommend such service providers to perform services for the Fund or portfolio companies (the cost of which will generally be borne directly or indirectly by the Fund or such portfolio companies, as applicable). Notwithstanding the foregoing, to the extent that the Adviser determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by the Adviser. The Unit Holders rely on the Adviser to manage these conflicts in its sole discretion.

Valuation of Assets. A majority of securities and other assets in which the Fund will directly or indirectly invest, including secured loan investments, are not expected to have a readily ascertainable market value and will be valued by the Adviser in accordance with its established valuation policies. Such securities and other assets will constitute a substantial portion of the Fund’s investments. In addition, when the Adviser determines that the market price does not fairly represent the value of an investment, the Adviser will fair value such investment in accordance with the Fund’s policies and procedures. The Adviser has a conflict of interest in determining such valuations, as the Adviser’s determination of a fair value for such investments may cause it to receive a higher Advisory Fee.

The Adviser and its affiliates are engaged in advisory and management services for multiple collective investment vehicles and managed accounts, including other investment funds managed by the Adviser and its affiliates. In connection with these activities, the Adviser and its affiliates are required to value assets, including in connection with managing or advising their proprietary and client accounts. In this regard, the Adviser and its affiliates may share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets, although they are under no obligation to engage in such information sharing.

Conflicts with Portfolio Companies. In certain instances, the portfolio managers and officers, personnel and employees of the Adviser may serve as board members of certain portfolio companies and, in that capacity, will be required to make decisions that they consider to be in the best interests of the portfolio company. In certain circumstances, such as in situations involving bankruptcy or near insolvency of the portfolio company, actions that may be in the best interests of the portfolio company may not be in the best interests of the Fund, and vice versa. Accordingly, in these situations, there may be conflicts of interest between an individual’s duties as a portfolio manager or officer or employee of the Adviser and such individual’s duties as a board member of the portfolio company. Additionally, the Adviser or affiliates of the Adviser may enter into transactions with a portfolio company (for example, a property lease), which may create a conflict of interest. While it is generally expected that any such transaction would be on arm’s length terms, it is possible that the portfolio company may pay higher fees or receive fewer benefits in the transaction than it would if the counterparty to the transaction were a third party.

Selection of Service Providers. The Fund’s advisers and Service Providers or their affiliates are expected to provide goods or services to, or have business, personal, financial or other relations with the Adviser, its affiliates, advisory clients and portfolio companies. Such advisers and Service Providers may be investors in the Fund, sources of investment opportunities or co-investors or commercial counterparties or entities in which the Adviser or an affiliate has an investment. Additionally, certain employees of the Adviser or its affiliates may have family members or relatives employed by such advisers and Service Providers. These relationships may influence the Adviser in deciding whether to select or recommend such Service Providers to perform services for the Fund or portfolio companies (the cost of which generally will be borne directly or indirectly by the Fund or such entities, as applicable).

Additionally, affiliates of the Fund’s adviser are acting and expected to continue to act in the future as the administrative agent on a number of loans in which the Fund invested or may invest in the future, which may contemplate additional compensation to such affiliates for the service of acting as administrative agent thereunder. The Adviser and its affiliates will only retain compensation as administrative agent if permissible under the 1940 Act, SEC exemptive relief, and other applicable law. Under the documentation for such loans, an entity typically is designated as the administrative agent and/or collateral agent, and this agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. As is typical in such agency arrangements, the agent is the party responsible for administering and enforcing the terms of the loan facility, may take certain actions and make certain decisions in its discretion and generally may take material actions only in accordance with the instructions of a designated percentage of the lenders.

Data. The Adviser and its affiliates receive or obtains various kinds of data and information from the Fund, Other Clients and their portfolio companies, including data and information relating to business operations, trends, budgets, customers and other metrics, some of which is sometimes referred to as “big data.” The Adviser can be expected to be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes, as a result of its access to (and rights regarding) this data and information from the Fund, Other Clients and their portfolio companies. In light of its relationship with the Fund, Other Clients and their portfolio companies, related parties and service providers, the Adviser may have access to (and rights regarding) data that it would not otherwise obtain in the ordinary course. Although the Adviser believes that these activities improve the Adviser’s investment management activities on behalf of the Fund and Other Clients, information obtained from the Fund and its portfolio companies may provide material benefits to the Adviser and its affiliates or Other Clients without compensation or other benefit accruing to the Fund or shareholders. For example, information from a portfolio company in which the Fund holds an interest may enable the Adviser to better understand a particular industry and execute trading and investment strategies in reliance on that understanding for the Adviser, its affiliates and Other Clients that do not own an interest in the portfolio company, without compensation or benefit to the Fund or its portfolio companies.

Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information, and regulatory limitations on the use of material nonpublic information, the Adviser may use data and information from the Fund’s activities to assist in the pursuit of the Adviser’s various other activities, including to trade for the benefit of the Adviser and/or an Other Client. Any confidentiality obligations in the operative documents do not limit the Adviser’s ability to do so. For example, the Adviser’s ability to trade in securities of an issuer relating to a specific industry may, subject to applicable law, be enhanced by information of a portfolio company in the same or related industry. Such trading can be expected to provide a material benefit to the Adviser without compensation or other benefit to the Fund or shareholders.

The sharing and use of “big data” and other information presents potential conflicts of interest and the shareholders acknowledge and agree that any benefits received by the Adviser or its personnel (including fees, costs and expenses) will not reduce the Advisory Fee or incentive fees payable to the Adviser or otherwise be shared with the Fund or shareholders. As a result, the Adviser has an incentive to pursue investments that have data and information that can be utilized in a manner that benefits the Adviser, its affiliates or Other Clients.

Material, Non-Public Information. The Adviser and its affiliates will come into possession of confidential information with respect to an issuer. The Adviser may be restricted from buying, originating or selling securities, loans of, or derivatives with respect to, the issuer on behalf of the Fund until such time as the information becomes public or is no longer deemed material such that it would preclude the Fund from participating in an investment. Disclosure of such information to the Adviser’s personnel responsible for the affairs of the Fund will be on a need-to-know basis only, and the Fund may not be free to act for the Fund upon any such information. Therefore, the Fund may not have access to confidential information in the possession of the Adviser that might be relevant to an investment decision to be made for the Fund. In addition, the Adviser, in an effort to avoid buying or selling restrictions on behalf of the Fund or Other Clients, may choose to forego an opportunity to receive (or elect not to receive) information that other market participants or counterparties, including those with the same positions in the issuer as the Fund, are eligible to receive or have received, even if possession of such information would otherwise be advantageous to the Fund.

In addition, affiliates of the Adviser within Fidelity may come into possession of confidential information with respect to an issuer. The Adviser may be restricted from buying, originating or selling securities, loans of, or derivatives with respect to, the issuer on behalf of the Fund if the Adviser deemed such restriction appropriate. Disclosure of such information to the Adviser’s personnel responsible for the affairs of the Fund will be on a need-to-know basis only, and the Fund may not be free to act upon any such information. Therefore, the Fund may not have access to confidential information in the possession of the Adviser or its affiliates that might be relevant to an investment decision to be made by the Fund. Accordingly, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

Loan Agreements with Affiliates. The Fund may enter into loan agreements with the Adviser or its affiliates. The Adviser and its affiliates have a conflict of interest between the obligation to act in the Fund’s best interest and the Adviser or affiliate’s own best interest. Any such loans or advances made to the Fund will be consistent with applicable law, the Adviser’s fiduciary obligations to act in the Fund’s best interests, the Fund’s investment objectives, and the asset coverage ratio requirements under the 1940 Act. The terms associated with any such loans from the Adviser or its affiliates, including the interest charged, shall, in the aggregate, be no more favorable to the Adviser or its affiliates than could be obtained in an arm’s-length transaction but will not necessarily be on the same terms or at the same interest rate charged by the Adviser to other funds that it manages.

Neither the Adviser nor any of its affiliates is obligated to extend any such loans to the Fund and such loans will not necessarily be made available to the Fund in the same amounts or on the same economic terms as are made available to other funds advised by the Adviser or its affiliates, or at all. In the event that the Fund is required to find third-party financing in place of or in addition to loans from the Adviser and its affiliates, such third-party financing could be at less favorable economic terms than the loans from the Adviser and its affiliates, which could reduce the Fund’s returns.

Buying and Selling Investments or Assets from Certain Related Parties. The Fund and its portfolio companies may purchase investments or assets from or sell investments or assets to shareholders, other portfolio companies of the Fund, portfolio companies of Other Clients or their respective related parties. Purchases and sales of investments or assets between the Fund or its portfolio companies, on the one hand, and shareholders, other portfolio companies of the Fund, portfolio companies of Other Clients or their respective related parties, on the other hand, are not, unless required by applicable law, subject to the approval of the Board or any shareholder. These transactions involve conflicts of interest, as the Adviser may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction, including different financial incentives Fidelity may have with respect to the parties to the transaction. For example, there can be no assurance that any investment or asset sold by the Fund to a shareholder, other portfolio companies of the Fund, portfolio company of Other Clients or any of their respective related parties will not be valued or allocated a sale price that is lower than might otherwise have been the case if such asset were sold to a third party rather than to a shareholder, portfolio company of Other Clients or any of their respective related parties. The Adviser will not be required to solicit third party bids or obtain a third-party valuation prior to causing the Fund or any of its portfolio companies to purchase or sell any asset or investment from or to a shareholder, other portfolio companies of the Fund, portfolio company of Other Clients or any of their respective related parties as provided above.

Other Affiliate Transactions and Investments in Different Levels of Capital Structure. From time to time, the Fund and the Other Clients may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities or loans, subject to the limitations of the 1940 Act. While less common, subject to applicable law, from time to time the Fund could hold an investment in a different layer of the capital structure than an investor or another party with which the Adviser or its affiliates have a material relationship, in which case the Adviser or its affiliates could have an incentive to cause the Fund or the portfolio company to offer more favorable terms to such parties (including, for instance, financing arrangements). Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities or loans that may be held by such entities. To the extent the Fund holds securities or loans that are different (including with respect to their relative seniority) than those held by an Other Client, the Adviser and its affiliates may be presented with decisions when the interests of the funds are in conflict. For example, conflicts could arise where the Fund lends funds to a portfolio company while an Other Client invests in equity securities of such portfolio company. In this circumstance, for example, if such portfolio company were to go into bankruptcy, become insolvent or otherwise be unable to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of securities or loans as to what actions the portfolio company should take. Further conflicts could arise after the Fund and Other Clients have made their respective initial investments. For example, if additional financing is necessary as a result of financial or other difficulties, it may not be in the best interests of the Fund to provide such additional financing. If the Other Clients were to lose their respective investments as a result of such difficulties, the ability of the Adviser to recommend actions in the best interests of the Fund might be impaired. Any applicable co-investment order issued by the SEC may restrict the Fund’s ability to participate in follow-on financings. The Adviser may in its discretion take steps to reduce the potential for adversity between the Fund and the Other Clients, including causing the Fund and/or such Other Clients to take certain actions that, in the absence of such conflict, it would not take. Such conflicts will be more difficult if the Fund and Other Clients hold significant or controlling interests in competing or different tranches of a portfolio company’s capital structure. Equity holders and debt holders have different (and often competing) motives, incentives, liquidity goals and other interests with respect to a portfolio company. In addition, there may be circumstances where the Adviser agrees to implement certain procedures to ameliorate conflicts of interest that may involve a forbearance of rights relating to the Fund or Other Clients, such as where the Adviser or its affiliates may cause the Fund or Other Clients to decline to exercise certain control-and/or foreclosure-related rights with respect to a portfolio company.

Further, the Fund is prohibited under the 1940 Act from participating in certain transactions with certain affiliates (including portfolio companies of Other Clients) without the prior approval of a majority of the independent members of the Board and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the outstanding voting securities will be an affiliate of the Fund for purposes of the 1940 Act and generally the Fund will be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of the Board. However, the Fund may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Adviser between the Fund’s interests and the interests of such affiliate, in that the ability of the Adviser to recommend actions in the Fund’s best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), without prior approval of the Board and, in some cases, the SEC.

In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that any conflict will be resolved in favor of the Fund, and in some cases, subject to applicable law, a decision by the Adviser to take any particular action could have the effect of benefiting an Other Client (and, incidentally, may also have the effect of benefiting the Adviser and its affiliates) and therefore may not have been in the best interests of, and may be adverse to, the Fund. There can be no assurance that the return on the Fund’s investment will be equivalent to or better than the returns obtained by the Other Clients participating in the transaction.

Related Financing Counterparties. The Fund may invest in companies or other entities in which Other Clients make an investment in a different part of the capital structure (and vice versa) subject to the requirements of the 1940 Act and the Fund’s co-investment order. The Adviser and its affiliates take into account various facts and circumstances they deem relevant in selecting financing sources, including whether a potential lender has expressed an interest in evaluating debt financing opportunities, whether a potential lender has a history of participating in debt financing opportunities generally and with the Adviser in particular, the size of the potential lender’s loan amount, the timing of the relevant cash requirement, the availability of other sources of financing, the creditworthiness of the lender, whether the potential lender has demonstrated a long-term or continuing commitment to the success of the Adviser, its affiliates and their funds, and such other factors that the Adviser and its affiliates deem relevant under the circumstances. The cost of debt alone is not determinative.

It is possible that shareholders, Other Clients, their portfolio companies, co-investors and other parties with material relationships with the Adviser, such as shareholders of and lenders to the Adviser and its affiliates and lenders to Other Clients and their portfolio companies, could provide additional first lien financing to portfolio companies of the Fund, subject to the requirements of the 1940 Act. The Adviser could have incentives to cause the Fund and its portfolio companies to accept less favorable financing terms from a shareholder, Other Clients, their portfolio companies, Fidelity, and other parties with material relationships with the Adviser than it would from a third party. If the Fund or a portfolio company occupies a more senior position in the capital structure than a shareholder, Other Client, their portfolio companies and other parties with material relationships with the Adviser, the Adviser could have an incentive to cause the Fund or portfolio company to offer more favorable financing terms to such parties. In the case of a related party financing between the Fund or its portfolio companies, on the one hand, and the Adviser or Other Clients’ portfolio companies, on the other hand, to the extent permitted by the 1940 Act, the Adviser could, but is not obligated to, rely on a third party agent to confirm the terms offered by the counterparty are consistent with market terms, or the Adviser could instead rely on its own internal analysis, which the Adviser believes is often superior to third party analysis given the scale of the Adviser and its affiliates in the market. If, however, any of the Adviser, the Fund, an Other Client or any of their portfolio companies delegates to a third party, such as another member of a financing syndicate or a joint venture partner, the negotiation of the terms of the financing, the transaction will be assumed to be conducted on an arms-length basis, even though the participation of the Adviser related vehicle impacts the market terms. For example, in the case of a loan extended to the Fund or a portfolio company by a financing syndicate in which an Other Client has agreed to participate on terms negotiated by a third-party participant in the syndicate, it may have been necessary to offer better terms to the financing provider to fully subscribe the syndicate if the Other Client had not participated. It is also possible that the frequent participation of Other Clients in such syndicates could dampen interest among other potential financing providers, thereby lowering demand to participate in the syndicate and increasing the financing costs to the Fund. The Adviser does not believe either of these effects is significant, but no assurance can be given to shareholders that these effects will not be significant in any circumstance. Unless required by applicable law, the Adviser will not seek any consent or approvals from shareholders or the Board in the case of any of these conflicts.

The Adviser and its affiliates could cause actions adverse to the Fund to be taken for the benefit of Other Clients that have made an investment more senior in the capital structure of a portfolio company than the Fund (e.g., provide financing to a portfolio company, the equity of which is owned by the Fund) and, vice versa, actions may be taken for the benefit of the Fund and its portfolio companies that are adverse to Other Clients. The Adviser and its affiliates could seek to implement procedures to mitigate conflicts of interest in these situations such as (i) a forbearance of rights, including some or all non-economic rights, by the Fund or relevant Other Client (or their respective portfolio companies, as the case may be) by, for example, agreeing to follow the vote of a third party in the same tranche of the capital structure, or otherwise deciding to recuse itself with respect to decisions on defaults, foreclosures, workouts, restructurings and other similar matters, (ii) causing the Fund or relevant Other Client (or their respective portfolio companies, as the case may be) to hold only a non-controlling interest in any such portfolio company, (iii) retaining a third party loan servicer, administrative agent or other agent to make decisions on behalf of the Fund or relevant Other Client (or their respective portfolio companies, as the case may be), or (iv) create groups of personnel within the Adviser and its affiliates separated by information barriers (which may be temporary and limited purpose in nature), each of which would advise one of the clients that has a conflicting position with Other Clients. As an example, to the extent an Other Client holds an interest in a loan or security that is different (including with respect to relative seniority) than those held by the Fund or its portfolio companies, the Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and other similar governance rights of the Other Client. In these cases, the Adviser would generally act on behalf of one of its clients, though the Other Client would generally retain certain control rights, such as the right to consent to certain actions taken by the trustee or administrative or other agent of the investment, including a release, waiver, forgiveness or reduction of any claim for principal or interest; extension of maturity date or due date of any payment of any principal or interest; release or substitution of any material collateral; release, waiver, termination or modification of any material provision of any guaranty or indemnity; subordination of any lien; and release, waiver or permission with respect to any covenants.

In addition, it is anticipated that in a bankruptcy proceeding the Fund’s interests will likely be subordinated or otherwise adverse to the interests of Other Clients with ownership positions that are more senior to those of the Fund. For example, an Other Client that has provided debt financing to an investment of the Fund may take actions for its benefit, particularly if the Fund’s investment is in financial distress, which adversely impact the value of the Fund’s subordinated interests.

Although Other Clients can be expected to provide financing to the Fund and its portfolio companies subject to the requirements of the 1940 Act, there can be no assurance that any Other Client will indeed provide any such financing with respect to any particular investment. Participation by Other Clients in some but not all financings of the Fund and its portfolio companies may adversely impact the ability of the Fund and its portfolio companies to obtain financing from third parties when Other Clients do not participate, as it may serve as a negative signal to market participants. Any financing provided by a shareholder or an affiliate to the Fund or a portfolio company is not an investment in the Fund.

The respective investment programs of the Fund and the Other Clients may or may not be substantially similar. The Adviser and its affiliates may give advice to, and recommend securities for, Other Clients that may differ from advice given to, or securities recommended or bought for, the Fund, even though their investment objectives may be the same as or similar to those of the Fund. While the Adviser will seek to manage potential conflicts of interest in a fair and equitable manner, the portfolio strategies employed by the Adviser and its affiliates in managing their respective Other Clients are likely to conflict from time to time with the transactions and strategies employed by the Adviser in managing the Fund and may affect the prices and availability of the securities and instruments in which the Fund invests. Conversely, participation in specific investment opportunities may be appropriate, at times, for both the Fund and Other Clients. In any event, it is the policy of the Adviser to allocate investment opportunities and sale opportunities on a basis deemed by the Adviser, in its sole discretion, to be fair and equitable over time.

Joint Ventures. The Fund or the Adviser may partner with one or more unaffiliated banks or other financial institutions to make particular investments or types of investments, with, in some instances, such partners having senior exposure to the investment program and the Fund and Other Clients participating in the junior exposure or vice versa. In doing so, the Adviser would seek to benefit from the larger combined capital base of working with a partner, as well as such partner’s sourcing channels and expertise. In addition, the Fund may be an initial economic participant in such an investment program or may join the investment program after it has made investments. As a result, the Fund may or may not share in the returns of the investments that have already been originated and, accordingly the returns realized by the Fund investors may differ from the returns realized by other participants of such investment program.

The structure of this type of investment program will vary and will be determined on a case-by-case basis in order to accommodate the nature of the arrangements, applicable bank and other regulatory restrictions, particular considerations applicable to the funds and accounts participating in the investment program, tax considerations, and other factors. For example, the investment program may be structured so that the Fund purchases debt of a holding company (the “JV Participant”) and the JV Participant then participates in the joint venture or the investments sourced through the joint venture. In such a situation, the equity of the JV Participant is expected to be held by Other Clients. As a result, conflicts of interest may arise between the Fund (as debt holders of the JV Participant) and the Other Clients participating in the investment program (as equity holders of the JV Participant). These conflicts of interest would be magnified in the event of any default, bankruptcy or similar event of financial distress with respect to the JV Participant. Further, the returns realized by the Fund are likely to differ from the returns realized by the Other Clients participating in the investment program. In such a structure, the Fund as a debt holder will have more enhanced downside protection than the Other Clients but will not benefit from all of the upside from the underlying investments, whereas the Other Clients, while being subject to a greater risk of loss, will also benefit from greater upside than the Fund.

The Fund’s joint venture partner may be a regulated banking entity, and the joint venture vehicle may be subject to bank regulation as a result of the bank’s ownership interest therein. As a result, there is a risk that the joint venture could be subject to bank regulatory audit and review, as well as potential fines or other enforcement actions that the Fund, acting on its own, would not otherwise be subject. While the bank joint venture partner would be expected to assume some of these liabilities directly, the JV Participant would nevertheless have some exposure, potentially in respect of larger liabilities. Such liabilities could be significant. Furthermore, the activities of the joint venture may be restricted because of regulatory requirements applicable to the bank or its internal policies designed to comply with, limit the applicability of, or that otherwise relate to such requirements.

The Adviser believes that any such joint venture will be structured in a manner that would not cause a violation of applicable banking laws and regulations. However, it is possible that future changes or clarifications in statutes, regulations or interpretations concerning the permissible activities of bank holding companies, as well as further judicial or administrative decisions and interpretations of present or future statutes or regulations could restrict (or possibly prevent) the banking partner from continuing to participate in the joint venture in the manner originally contemplated. In such event, the Adviser and the applicable banking partner may agree to alter or restrict the investment program or may elect to terminate the investment program altogether. Any such restructuring or termination may adversely affect the returns realized by the Fund in connection with its participation in the investment program.

Certain Investments Inside the Fund’s Mandate that are not Pursued by the Fund. Under certain circumstances, the Adviser may determine not to pursue some or all of an investment opportunity within the Fund’s mandate pursuant to its investment allocation policies and procedures, including without limitation, as a result of business, reputational or other reasons applicable to the Fund, Other Clients, their respective portfolio companies or the Adviser. In addition, the Adviser may determine that the Fund should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because the Fund has already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by the Adviser in its good faith discretion, or the investment is not appropriate for the Fund for other reasons as determined by the Adviser in its good faith reasonable sole discretion. In any such case the Adviser or its affiliates could, thereafter, offer such opportunity to other parties, including Other Clients or portfolio companies or Limited Partners or shareholders of the Fund or Other Clients, joint venture partners, related parties or third parties. Any such Other Clients may be advised by a different the Adviser affiliate, which could determine an investment opportunity to be more attractive than the Adviser believes to be the case. In any event, there can be no assurance that the Adviser’s assessment will prove correct or that the performance of any investments actually pursued by the Fund will be comparable to any investment opportunities that are not pursued by the Fund. The Adviser and its affiliates, including their personnel, may receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by the Fund to the Adviser. In some cases, the Adviser or its affiliates earn greater fees when Other Clients participate alongside or instead of the Fund in an investment.

Allocation of Revolver, Delayed-Draw Investment or Line of Credit Obligations. The Fund generally expects to participate in one or more investments that are structured as “revolvers,” “delayed-draws” or “lines of credit” with funding obligations that extend past the initial date of investment. Later funding obligations related to such investments may not be allocated pro rata among all the investors who participated in the initial funding of an investment. In particular, the Fund may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit. As a result, the Fund may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other investors participating in the loan (or may not be allocated any portion). Fund investors that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. In addition, where the Fund and any other participating investors have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Fund and the other investors as the interests of the Fund and the other investors may not be completely aligned with respect to such investment. In that regard, the revolver, delayed draw or line of credit portion of an investment may be senior to the investment in the portfolio company made by the Fund, and as a result, the interests of the Fund may not be aligned with other participating investors.

Insurance. The Adviser will cause the Fund to purchase, and/or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) for insurance to insure the Fund and the Board against liability in connection with the activities of the Fund. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella,” group or other insurance policies maintained by the Adviser or its affiliates that cover the Fund and one or more of the Other Clients, the Adviser, and/or its affiliates (including their respective directors, officers, employees, agents, representatives, independent client representative (if any) and other indemnified parties). The Adviser will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella,” group or other insurance policies among the Fund, one or more Other Clients, the Adviser, and/or its affiliates on a fair and reasonable basis, subject to approval by the Board.

Additional Potential Conflicts of Interest. The officers, directors, members, managers, employees and personnel of the Adviser, as applicable, may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law or the policies of the Adviser and its affiliates, or otherwise determined from time to time by the Adviser. In addition, certain Other Clients may be subject to the 1940 Act or other regulations that, due to the role of the Adviser or its affiliates, could restrict the ability of the Fund to buy investments from, to sell investments to or to invest in the same securities as, such Other Clients. Such regulations may have the effect of limiting the investment opportunities available to the Fund. Finally, although Fidelity believes its positive reputation in the marketplace provides benefit to the Fund and Other Clients, the Adviser could decline to undertake investment activity or transact with a counterparty on behalf of the Fund for reputational reasons, and this decision could result in the Fund foregoing a profit or suffering a loss.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, investors should consider the potential effects of the interplay of multiple conflicts.

Fees

In the course of the Fund’s investing activities, the Fund will pay administrative fees to the Administrator, incur direct expenses and will reimburse the Adviser for certain expenses it incurs.

Certain Business Relationships

Certain of the current directors and officers of the Fund are directors or officers of the Adviser. See “Item 7(b). Promoters and Certain Control Persons” below for a description of the Advisory Agreement.

Indebtedness of Management

None.

(b) Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Fund. The Fund has entered into the Advisory Agreement with the Adviser.

Under the Advisory Agreement, the Fund expects, to the extent permitted by applicable law and in the discretion of the Board, to indemnify the Adviser and certain of its affiliates. See “Item 1. Business—Advisory Agreement.”

Item 8. Legal Proceedings

The Fund is not currently subject to any material legal proceedings, nor, to the Fund’s knowledge, is any material legal proceeding threatened against us. From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Fund’s rights under loans to or other contracts with the Fund’s portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, the Fund does not expect that these proceedings will have a material effect upon the Fund’s financial condition or results of operations.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unit Holder Matters

Market Information

Unless a public offering occurs, the outstanding Units will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no market for the Fund’s Units, and the Fund can offer no assurances that a market for the Fund’s Units will develop in the future.

Because Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Fund’s Units may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Fund’s consent is granted, and (ii) the Units are registered under applicable securities laws or specifically exempted from registration (in which case the Unit Holder may, at the Fund’s option, be required to provide the Fund with a legal opinion, in form and substance satisfactory to us, that registration is not required). The Fund’s Units are privately placed and any transfers require the Fund’s prior consent. As a result, it is not expected that Unit Holders will be able to take advantage of transfers under Rule 144. Accordingly, an investor must be willing to bear the economic risk of investment in the Units until the Fund is liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on the Fund’s books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by the Fund.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Fund’s Units.

Fair Value Measurements

The Fund values its investments, upon which its NAV is based, in accordance with ASC 820, Fair Value Measurement, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also provides a framework for measuring fair value, establishes a fair value hierarchy based on the observability of inputs used to measure fair value and prescribes disclosure requirements for fair value measurements.

Pursuant to Rule 2a-5, the Board has designated the Adviser as the valuation designee responsible for valuing all of the Fund’s investments, including making fair valuation determinations as needed. The Adviser has established a Fair Value Committee to carry out the day-to-day fair valuation responsibilities and has adopted policies and procedures to govern activities of the Fair Value Committee and the performance of functions required to determine the fair value of a fund’s investments in good faith. These functions include periodically assessing and managing material risks associated with fair value determinations, selecting, applying, reviewing, and testing fair value methodologies, monitoring for circumstances that may necessitate the use of fair value, and overseeing and evaluating pricing services used.

In accordance with the Adviser’s policies and procedures, which have been approved by the Board, investments, including debt securities, that are publicly traded but for which no readily available market quotations exist are generally valued on the basis of information furnished by an independent third-party pricing service that uses a valuation matrix which incorporates both dealer-supplied valuations and electronic data processing techniques. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations or prices received from third-party pricing services are not reflective of the fair value of an investment. Investments that are not publicly traded or whose current market prices or quotations are not readily available, as will be the case for a substantial portion of the Fund’s investments, are valued at fair value as determined by the Adviser in good faith pursuant to the Adviser’s Board-approved policies and procedures. Factors used in determining fair value vary by investment type and may include market or investment specific events, transaction data, estimated cash flows, and market observations of comparable investments. In determining fair value of the Fund’s loan investments the types of factors that the Fair Value Committee may take into account generally include comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of the portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, the markets in which the portfolio company does business and other relevant factors.

The Fair Value Committee manages the Fund’s fair valuation practices and maintains the fair valuation policies and procedures. To assess the continuing appropriateness of pricing sources and methodologies, the Fair Value Committee regularly performs price verification procedures, engages in oversight activities with respect to third-party pricing sources used and issues challenges as necessary. In addition, the Fair Value Committee may rely on third-party valuation services to verify the fair value determinations of certain investments. A third-party valuation service will generally review a portion of the Fund’s investments in loans each quarter such that on an annual basis most of the loans’ values will be tested for appropriateness and reliability. The Adviser reports to the Board information regarding the fair valuation process and related material matters. The Board may determine to modify its designation of the Adviser as valuation designee, relating to any or all Fund investments, at any time.

Valuation techniques used to value the Fund’s investments by major category are as follows:

•

Equity securities and other investments, including restricted securities, for which market quotations are readily available, are valued at the last reported sale price or official closing price (in the case of securities and futures) or the mean of the closing bid and offer (in the case of options) as reported by a third-party pricing service on the primary market or exchange on which they are traded. In the event there were no sales during the day or closing prices are not available, securities are valued at the last quoted bid price or may be valued using the last available price. For foreign equity securities, when market or security specific events arise, comparisons to the valuation of ADRs, futures contracts, ETFs and certain indexes as well as quoted prices for similar securities may be used. For equity securities, including restricted securities, where observable inputs are limited, assumptions about market activity and risk are used.

•

Debt securities that are publicly traded, including restricted securities, are valued based on evaluated prices received from third-party pricing services or from brokers who make markets in such securities. Preferred securities are valued by pricing services who utilize matrix pricing which considers yield or price of bonds of comparable quality, coupon, maturity and type or by broker-supplied prices. When independent prices are unavailable or unreliable, debt securities may be valued utilizing pricing methodologies which consider similar factors that would be used by third-party pricing services.

•

Investments, including private placements, for which observable inputs are not available are generally valued using one or more valuation methods including the market approach, the income approach and cost approach. The market approach considers factors including the price of recent investments in the same or a similar security or financial metrics of comparable securities. The income approach considers factors including expected future cash flows, security specific risks and corresponding discount rates. The cost approach considers factors including the value of the security’s underlying assets and liabilities.

•	Investments in open-end investment companies, including the Fidelity Central Funds, are valued at their closing NAV.

Our accounting policy regarding the fair value of our investments is critical because the determination of fair value involves subjective judgments and requires the use of estimates. Due to the inherent uncertainty of determining fair value measurements, the fair values of our investments may differ from the amounts that we ultimately realize or collect from sales or maturities of our investments, and the differences could be material. In addition, changes in the market environment and other events that may occur over the life of an investment may cause the gains or losses ultimately realized on our investments to be different than the unrealized gains or losses reflected herein.

Distributions

The Fund has adopted an “opt out” DRIP, which became effective upon the filing of the election to be regulated as a BDC. As a result of adopting the plan, if the Board authorizes, and the Fund declares, a cash dividend or distribution, Unit Holders will have their cash dividends or distributions automatically reinvested in additional Units, rather than receiving cash, unless they “opt out.” Unit Holders who make an affirmative election to “opt out” will receive their distributions in cash. Units issued pursuant to the DRIP will not reduce a Unit Holder’s Capital Commitments to the Fund.

A registered Unit Holder may elect to “opt out” of the DRIP by notifying the Plan Administrator prior to the record date for distributions to Unit Holders. The Plan Administrator will set up an account for each Unit Holder to acquire Units in non-certificated form through the plan if such Unit Holders have elected to receive their distributions in Units.

The Fund will use newly issued Units to implement the DRIP, with such Units to be issued at a per Unit price as determined by the Board (including any committee thereof), which price will be determined prior to the issuance of Units and in accordance with the limitations under Section 23 of the 1940 Act. The number of Units to be issued to a Unit Holder is determined by dividing the total dollar amount of the distribution payable to such Unit Holder by the price per Unit of Units. The number of Units to be outstanding after giving effect to payment of a distribution cannot be established until the value per Unit at which additional Units will be issued has been determined and the elections of the Unit Holders have been tabulated.

There will be no brokerage or other charges to Unit Holders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by the Fund.

Unit Holders who elect to receive distributions in the form of Units are generally subject to the same U.S. federal, state and local tax consequences as are Unit Holders who receive their distributions in cash. However, since a participating Unit Holder’s cash dividends would be reinvested in Units, such Unit Holder will not receive cash with which to pay applicable taxes on reinvested dividends. A Unit Holder’s basis for determining gain or loss upon the sale of Units received in a distribution from the Fund will generally be equal to the cash that would have been received if the Unit Holder had received the distribution in cash. Any Units received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such Units are credited to the U.S. holder’s account. If a Unit Holder elects to tender its Units in full and such full tender is accepted by the Fund, any Units issued to the Unit Holder under the plan subsequent to the expiration of the tender offer will be considered part of the Unit Holder’s prior tender, and participant’s participation in the plan will be terminated as of the expiration date of the applicable tender offer.

The Fund may terminate the DRIP upon notice in writing to each participant at least 30 days prior to any record date for the payment of any distribution by the Fund.

Item 10. Recent Sales of Unregistered Securities

As of January 31, 2023, the Fund had issued and sold $533,895,296.15 in partnership interests. In connection with the BDC Conversion, the Fund’s partnership interests were converted to Units and each Limited Partner became a Unit Holder by operation of law.

Item 11. Description of Registrant’s Securities to be Registered

Description of our Units

General.

Under the terms of the Fund’s LLC Agreement, the Fund is authorized to issue an unlimited number of Units. There is currently no market for the Fund’s Units, and the Fund can offer no assurances that a market for its Units will develop in the future. There are no outstanding options or warrants to purchase the Fund’s Units. No Units have been authorized for issuance under any equity compensation plans. Under Delaware law, Unit Holders generally are not personally liable for the debts or obligations of the Fund.

Units.

All the Fund’s Units have equal rights as to earnings, assets, dividends, subject to any preferential dividend rights of outstanding preferred units, if any. Distributions may be paid to the holders of the Fund’s Units if, as and when authorized by the Board and declared by the Fund out of funds legally available therefor. In the event of the Fund’s liquidation, termination or winding up, each Unit of the Fund’s Units would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of the Fund’s preferred Units, if any preferred Units are outstanding at such time. Each share of the Fund’s Units is entitled to one vote on all matters submitted to a vote of Unit Holders, including the election of directors. Except as provided with respect to any other class or series of Units, the holders of the Fund’s Units will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding Units can elect all of the Fund’s directors, and holders of less than a majority of such Units will not be able to elect any directors.

Preferred Units.

The Fund may, but does not currently intend to, issue preferred Units.

Transferability of Units

Prior to an IPO (if any), Unit Holders may not sell, assign, transfer or pledge (each, a “Transfer”) any Units, rights or obligations unless (i) the Adviser gives consent, which consent may be granted or denied in the sole discretion of the Adviser, and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a Unit Holder in the Fund.

Following an IPO, if any, Unit Holders may be restricted from selling or transferring their Units for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO.

Limited Liability of the Unit Holders

No common Unit Holder or former Unit Holder, in its capacity as such, will be liable for any of our debts, liabilities or obligations except as provided hereunder and to the extent otherwise required by law. Each Unit Holder will be required to pay to us any unpaid balance of any payments that he, she or it is expressly required to make to us pursuant to the LLC Agreement or pursuant to such Unit Holder’s Subscription Agreement, as the case may be.

Limitation on Liability of Directors and Officers

To the fullest extent permitted by applicable law, none of the Fund’s Directors and Officers or employees will be liable to the Fund or to any Unit Holder for any act or omission performed or omitted by any such person (including any acts or omissions of or by another Director, Officer or employee), in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Delaware Law and Certain Limited LLC Agreement Provisions

Organization and Duration

The Fund was initially formed as a limited partnership and converted by operation of law to a Delaware limited liability company. We will remain in existence until dissolved in accordance with the LLC Agreement or pursuant to Delaware law.

Purpose

Under the LLC Agreement, we may engage in any lawful act or activity for which limited liability companies may be formed under the laws of the State of Delaware and shall have all the powers available to it as a limited liability company formed under the laws of the State of Delaware.

Agreement to be Bound by the LLC Agreement; Power of Attorney

By executing the Subscription Agreement (which signature page constitutes a counterpart signature page to the LLC Agreement), each investor accepted by the Fund is agreeing to be admitted as a member of the Fund and bound by the terms of the LLC Agreement. Pursuant to the LLC Agreement, each Unit Holder and each person who acquires Units from a Unit Holder grants any duly authorized representative of the Fund as its true and lawful representative and its attorney-in-fact, in its name, place, and stead.

Resignation and Removal of Directors; Procedures for Vacancies

Any director may resign at any time by submitting his or her written resignation to the Board or secretary of the Fund. Such resignation shall take effect at the time of its receipt by the Fund unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective. Any or all of the directors may be removed by the affirmative vote of a majority of the full Board, provided however, that any or all directors appointed by preferred Unit Holders may be removed only by the affirmative vote of at least 66 2/3% in voting power of all the then-outstanding preferred Units of the Fund.

Except as otherwise provided by applicable law, including the 1940 Act, any newly created directorship on the Board that results from an increase in the number of directors, and any vacancy occurring in the Board that results from the death, resignation, retirement, disqualification or removal of a director or other cause, shall be filled by exclusively by the appointment and affirmative vote of a majority of the remaining directors in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified, or until his or her death, resignation, retirement, disqualification or removal.

Action by Unit Holders

Under the LLC Agreement, whenever action is required to be taken by a specified percentage in interest of the Unit Holders (or any class or group of Unit Holders), such action shall be deemed to be valid if taken upon the written vote or written consent of those Unit Holders (or those Unit Holders included in such class or group) whose Units represent the specified percentage of the aggregate outstanding Units of all Unit Holders (or all Unit Holders included in such class or group) at the time. Each Unit Holder shall be entitled to one vote for each Unit held on all matters submitted to a vote of the Unit Holders.

Only our Board, the Chairman of the Board or our President may call a meeting of Unit Holders. Only business specified in the Fund’s notice of meeting (or any supplement thereto) may be conducted at such meeting.

Amendment of the LLC Agreement; No Approval by Unit Holders

Except as otherwise provided in the LLC Agreement, the terms and provisions of the LLC Agreement may be amended with the consent of the Board (which term includes any waiver, modification, or deletion of the LLC Agreement) during or after the term of the Fund, together with the prior written consent of:

a.	If no preferred Units have been issued and are outstanding, the holders of a majority of the Units; and

b.

If preferred Units have been issued and are outstanding, (i) in the case of an amendment not affecting the rights of preferred Unit Holders, the holders of a majority of the Units, (ii) in the case of an amendment not affecting the rights of the Unit Holders (including rights or protections with respect to tax consequences of Unit Holders), the holders of a majority of the preferred Units, and (iii) in case of an amendment affecting the rights (including rights or protections with respect to tax consequences of Unit Holders) of both the Unit Holders and preferred Unit Holders, the holders of a majority of the Units and the holders of a majority of the preferred Units.

Notwithstanding clauses (a) or (b) above, certain limited amendments, as set forth in the LLC Agreement, may be made with the consent of the Board and without the need to seek the consent of any Unit Holder or preferred Unit Holder.

Merger, Sale or Other Disposition of Assets

Subject to any restrictions of the 1940 Act and applicable law, the Board shall be entitled, without the approval of any Unit Holders, to cause the Fund to, among other things, sell, exchange or otherwise dispose of all or substantially all of the Fund’s assets in a single transaction or series of transactions, or approve on behalf of the Fund, the sale, exchange or disposition of all or substantially all of the Fund’s assets. The Board may also cause the sale of all or substantially all of the Fund’s assets under foreclosure or other realization without the consent of any Unit Holders.

Item 12. Indemnification of Directors and Officers

The LLC Agreement provides that, to the fullest extent permitted by applicable law, none of our officers, directors or employees will be liable to us or to any unitholder for any act or omission performed or omitted by any such person (including any acts or omissions of or by another officer, director or employee), in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The LLC Agreement provides that we will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Fund) by reason of the fact that he or she is or was a director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, we will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Fund unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under the indemnification provision of the LLC Agreement, expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Fund in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Fund pursuant to the provisions of the LLC Agreement.

So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we have obtained liability insurance for our officers and directors.

Item 13. Financial Statements and Supplementary Data

Set forth below is an index to our financial statements attached to this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b) Exhibits

3.1*	Limited Liability Company Agreement of the Fund, dated January 31, 2023

10.1*	Advisory Agreement

10.2*	Administration Agreement

10.3*	Form of Subscription Agreement

10.4	Custodian Agreement (1)

10.5*	Expense Support and Conditional Reimbursement Agreement

10.6*	Waiver of Recoupment Letter

10.7*	Dividend Reinvestment Plan

10.8*	Loan and Security Agreement

10.9*	First Amendment to the Loan and Security Agreement

10.10*	Second Amendment to the Loan and Security Agreement

14.1*	Code of Ethics of the Fund and the Adviser

*	Filed herewith.

(1) Previously filed as an exhibit to the Fidelity Private Credit Fund’s Registration Statement on Form N-2 (File No. 333-267297), filed on December 30, 2022 and incorporated herein by reference.

FIDELITY PRIVATE CREDIT CENTRAL FUND LLC

REPORT OF INDEPENDENT AUDITORS

To the General Partner of Fidelity

Private Credit Central Fund LLC (formerly

Fidelity Direct Lending Fund, LP)

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of assets, liabilities, and partners’ capital of Fidelity Private Credit Central Fund LLC (formerly Fidelity Direct Lending Fund, LP) (the “Fund”), including the consolidated schedules of investments, as of December 31, 2022 and December 31, 2021, the related consolidated statements of operations, changes in partners’ capital, and cash flows for the year ended December 31, 2022 and for the period from December 9, 2021 (commencement of operations) through December 31, 2021, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2022 and December 31, 2021, and the results of its operations, the changes in its partners’ capital, and its cash flows for the year ended December 31, 2022 and the period from December 9, 2021 (commencement of operations) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally acceptable in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of December 31, 2022 and December 31, 2021, by correspondence with the custodian, brokers, and agent banks. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 4, 2023

We have served as the Fund’s auditor since 2022.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Assets, Liabilities, and Partners’ Capital

	December 31, 2022	December 31, 2021
Assets
Investments in securities at value — non-control / non-affiliated issuers (Amortized Cost $739,018,787 and $96,202,350, respectively)	$737,741,430	$96,189,972
Cash	102,825,803	709,028
Deferred Financing Costs	4,780,927	—
Receivables from sales and paydowns of investments	112,421	—
Interest receivable	4,948,342	259,009

Total assets	$850,408,923	$97,158,009

Liabilities
Debt	383,846,018	—
Interest expense payable	3,962,894	—
Other accounts payable and accrued liabilities	24,791	7,897
Affiliated payables	4,161	667

Total liabilities	387,837,864	8,564

Commitments and Contingencies (Note 7)
Partners’ Capital	$462,571,059	$97,149,445

Total Liabilities and Partners’ Capital	$850,408,923	$97,158,009

Consolidated Statements of Operations

	For the year ended December 31, 2022	For the period December 9, 2021 (commencement of operations) through December 31, 2021
Investment Income
Interest on securities from non-control / non-affiliated issuers	$26,891,147	$271,386

Total investment income	26,891,147	271,386

Expenses
Interest and debt financing expense	5,465,081	—
Pricing and bookkeeping fees	34,217	667
Professional fees	98,734	7,396
Custodian fees	266	500
Other general and administrative	4,278	—

Total expenses	5,602,576	8,563

Net investment income (loss)	21,288,571	262,823

Change in unrealized appreciation (depreciation) in the value of investment securities of non-control / non-affiliated issuers	(1,264,979)	(12,378)

Net Increase (decrease) in Partners’ Capital resulting from operations	$20,023,592	$250,445

See accompanying notes which are an integral part of the consolidated financial statements.

Consolidated Statement of Changes in Partners’ Capital

For the year ended December 31, 2022	For the period December 9, 2021 (commencement of operations) through December 31, 2021

Increase (Decrease) in Partners’ Capital	Limited Partners	General Partner	Total	Limited Partners	General Partner	Total
Net investment income (loss)	$21,287,722	849	$21,288,571	262,788	35	262,823
Change in net unrealized appreciation (depreciation)	(1,264,929)	(50)	(1,264,979)	(12,376)	(2)	(12,378)

Net increase (decrease) in Partners’ Capital resulting from operations	20,022,793	799	20,023,592	250,412	33	250,445

Capital activity
Capital contributions	407,398,016	—	407,398,016	96,889,000	10,000	96,899,000
Distributions to partners	(83,645,863)	(850)	(83,646,713)	(261,434)	(27)	(261,461)
Reinvestment of distributions	21,645,869	850	21,646,719	261,434	27	261,461

Net increase (decrease) in Partners’ Capital resulting from capital activity	345,398,022	—	345,398,022	96,889,000	10,000	96,899,000

Total increase (decrease) in Partners’ Capital	365,420,815	799	365,421,614	97,139,412	10,033	97,149,445
Partners’ Capital
Beginning of period	97,139,412	10,033	97,149,445	—	—	—
End of period	$462,560,227	$10,832	$462,571,059	$97,139,412	$10,033	$97,149,445

See accompanying notes which are an integral part of the consolidated financial statements.

Consolidated Statements of Cash Flow

	For the year ended December 31, 2022	For the period December 9, 2021 (commencement of operations) through December 31, 2021
Cash flows from operating activities:
Net increase (decrease) in partners’ capital resulting from operations	$20,023,592	$250,445
Adjustments to reconcile net increase (decrease) in partners’ capital resulting from operations to net cash provided by (used in) operating activities:
Payments for purchases of investments	(644,177,284)	(96,189,972)
Proceeds from disposition of investments	2,315,913	—
Net change in unrealized (gain) loss on investments	1,264,979	12,378
Accretion of original issue discount on investments	(955,066)	(12,378)
Amortization of deferred financing costs	403,073	—
Changes in operating assets and liabilities:
(Increase) decrease in receivables from sales and paydowns of investments	(112,421)	—
(Increase) decrease in interest receivable	(4,689,333)	(259,009)
Increase (decrease) in interest expense payable	3,962,894	—
Increase (decrease) in affiliated payables	3,494	667
Increase (decrease) in other accounts payable and accrued liabilities	16,894	7,897

Net cash provided by (used in) operating activities	(621,943,265)	(96,189,972)
Cash flows from financing activities:
Payment of financing costs	(5,184,000)	—
Capital contributions	407,398,016	96,899,000
Capital distributions	(61,999,994)	—
Proceeds from debt	423,846,018	—
Repayment of debt	(40,000,000)	—

Net cash provided by (used in) financing activities	724,060,040	96,899,000
Net change in cash	102,116,775	709,028
Cash as of the beginning of the period	709,028	—

Cash as of the end of the period	$102,825,803	$709,028

Supplemental information and non-cash financing activities
Non-cash distributions	$21,646,719	$261,461
Reinvestment of distributions	(21,646,719)	(261,461)
Cash paid for interest expense	$1,099,115	$—

See accompanying notes which are an integral part of the consolidated financial statements.

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

Investments – non-controlled / non-affiliated

Investments (a)	Reference Rate and Spread (i)	Interest Rate (i)	Maturity Date	Par Amount / Units (c)	Cost (l)	Fair Value	Percentage of Partners’ Capital
FIRST LIEN DEBT Air Freight & Logistics
STG Logistics Inc (f)(h)	SOFR + 6.00%	10.42%	3/24/2028	$42,188,000	$41,570,092	$40,500,480
Omni Intermediate Holdings, LLC (d)(e)(h)	SOFR + 5.00%	9.73%	12/30/2026	26,442,532	26,024,445	26,096,135
Omni Intermediate Holdings, LLC (b)(d)(e)	—	—	12/30/2026	—	—	(72,964)
Echo Global Logistics Inc (d)(g)(h)	L + 4.75%	9.13%	11/23/2028	15,561,000	15,012,456	14,988,355

R1 Holdings Merger Sub, LLC (d)(e)(h)	SOFR + 6.25%	10.83%	12/29/2028	22,135,000	21,471,375	21,470,950
R1 Holdings Merger Sub, LLC (b)(d)(e)	—	—	12/29/2028	—	(105,126)	(105,219)
R1 Holdings Merger Sub, LLC (b)(d)(e)	SOFR + 6.25%	10.83%	12/29/2028	1,235,294	1,072,530	1,072,398

					105,045,772	103,950,135	22.47%

Application Software
Lightspeed Solutions, LLC (d)(f)(h)	SOFR + 6.00%	10.82%	3/1/2028	18,963,294	18,572,919	18,631,437
Lightspeed Solutions, LLC (b)(d)(f)	—	—	3/1/2028	—	—	(106,707)
Prism Parent Co Inc. (b)(d)(f)	—	—	9/16/2028	—	(88,369)	(92,593)
Prism Parent Co Inc. (d)(f)(h)	SOFR + 6.00%	10.32%	9/16/2028	31,759,296	31,146,751	31,127,286
Atlas AU Bidco Pty Ltd / Atlas US Finco, Inc. (d)(e)(h)	SOFR + 7.25%	11.48%	12/9/2029	31,471,935	30,533,194	30,527,777
Atlas AU Bidco Pty Ltd / Atlas US Finco, Inc. (b)(d)(e)	—	—	12/9/2028	—	(100,666)	(101,695)

					80,063,829	79,985,505	17.29%

Auto Parts & Equipment
Arrowhead Holdco Company (d)(f)(h)	SOFR + 4.50%	8.61%	8/31/2028	25,113,127	24,593,924	24,467,720
Arrowhead Holdco Company (b)(d)(f)(h)	SOFR + 4.50%	8.61%	8/31/2028	2,293,436	2,293,437	2,174,958
American Trailer Rental Group, LLC (d)(e)(h)	L + 5.00%	9.73%	6/1/2027	15,840,000	15,424,715	15,436,080
American Trailer Rental Group, LLC (d)(e)(h)	L + 5.00%	8.75%	6/1/2027	14,964,975	14,964,975	14,583,368

					57,277,051	56,662,126	12.25%

Building Products
Copperweld Group, Inc. (d)(e)(h)	SOFR + 6.00%	10.84%	3/31/2026	38,521,360	36,925,829	37,562,179
Copperweld Group, Inc. (b)(d)(e)	SOFR + 6.00%	10.24%	3/31/2026	676,819	467,105	550,423

					37,392,934	38,112,602	8.24%

Data Processing & Outsourced Services
VRC Companies LLC (d)(e)(h)	SOFR + 5.75%	8.52%	6/29/2027	15,806,157	15,322,014	15,575,387
VRC Companies LLC (b)(d)(e)	SOFR + 5.75%	10.02%	6/29/2027	6,444,680	6,444,680	6,165,127

					21,766,694	21,740,514	4.70%

Diversified Support Services
MRI Acquisitions, Inc (d)(e)(h)	SOFR + 5.75%	10.48%	12/30/2025	35,730,450	35,041,223	35,015,841
MRI Acquisitions, Inc (b)(d)(e)	—	—	12/30/2025	—	(95,906)	(100,000)

See accompanying notes which are an integral part of the consolidated financial statements.

Investments (a)	Reference Rate and Spread (i)	Interest Rate (i)	Maturity Date	Par Amount / Units (c)	Cost (l)	Fair Value	Percentage of Partners’ Capital
MRI Acquisitions, Inc (b)(d)(e)	—	—	12/30/2025	—	(47,948)	(50,000)
Ruppert Landscape, LLC (d)(f)(h)	SOFR + 5.75%	9.97%	12/1/2028	23,695,652	22,991,980	22,984,783
Ruppert Landscape, LLC (b)(d)(f)	—	—	12/1/2028	—	(102,936)	(104,348)
Ruppert Landscape, LLC (b)(d)(f)	SOFR + 5.75%	9.97%	12/1/2028	1,360,870	1,232,068	1,230,435

					59,018,481	58,976,711	12.75%

Health Care Services
Integrated Oncology Network LLC (b)(d)(e)(h)	SOFR + 6.00%	9.71%	6/24/2025	$3,173,227	$3,173,228	$3,080,838
Integrated Oncology Network LLC (b)(d)(e)	—	—	6/24/2025	—	—	(6,680)
Integrated Oncology Network LLC (d)(e)(h)	SOFR + 6.00%	9.71%	6/24/2025	13,951,595	13,709,556	13,788,362
PHC Buyer, LLC (b)(d)(f)	—	—	5/4/2028	—	—	(187,586)
PHC Buyer, LLC (d)(f)(h)	SOFR + 6.00%	10.70%	5/4/2028	28,820,690	28,193,266	28,330,738
AB Centers Acquisition Corporation (d)(f)(h)	SOFR + 6.00%	10.58%	9/6/2028	30,680,616	29,796,338	29,769,401
AB Centers Acquisition Corporation (b)(d)(f)	SOFR + 6.00%	10.20%	9/6/2028	1,551,724	1,463,221	1,458,620
AB Centers Acquisition Corporation (b)(d)(f)	—	—	9/6/2028	—	(88,310)	(92,172)
VIP Medical US Buyer, LLC (d)(e)(j)	SOFR + 5.75%	10.39%	12/12/2028	34,385,000	33,701,759	33,697,300
VIP Medical US Buyer, LLC (b)(d)(e)	—	—	12/12/2028	—	(148,674)	(150,000)
VIP Medical US Buyer, LLC (b)(d)(e)	—	—	12/12/2028	—	(198,258)	(200,000)
Houseworks Holdings, LLC (d)(e)	SOFR + 6.75%	11.18%	12/16/2028	6,750,000	6,548,516	6,547,500
Houseworks Holdings, LLC (b)(d)(e)	—	—	12/16/2028	—	(744,801)	(750,000)
Houseworks Holdings, LLC (b)(d)(e)	—	—	12/16/2028	—	(104,261)	(105,000)

					115,301,580	115,181,321	24.90%

Industrial Machinery
Astro Acquisition LLC (d)(e)(h)	SOFR + 5.50%	10.34%	12/13/2027	49,500,000	48,903,604	49,074,299
Astro Acquisition LLC (b)(d)(e)	L + 5.50%	10.00%	12/13/2027	3,274,932	3,274,932	3,221,182
Blackbird Purchaser Inc (d)(f)(h)	L + 4.50%	8.88%	4/8/2026	10,978,045	10,737,306	10,700,301
Blackbird Purchaser Inc (b)(d)(f)	—	—	4/8/2026	—	—	(224,889)
Double E Company LLC (d)(e)(h)	SOFR + 6.00%	10.55%	6/21/2028	15,779,736	15,594,191	15,614,048
Double E Company LLC (b)(d)(e)	SOFR + 6.00%	10.55%	6/21/2028	546,256	546,256	521,278
Double E Company LLC (b)(d)(e)	—	—	6/21/2028	—	—	(18,502)

					79,056,289	78,887,717	17.05%

Insurance Brokers
Alera Group, Inc. (d)(f)	SOFR + 6.50%	10.92%	9/30/2028	4,987,500	4,891,802	4,891,740
Alera Group Inc. (b)(d)(f)	SOFR + 6.50%	10.92%	9/30/2028	5,586,000	5,396,797	5,394,269

					10,288,599	10,286,009	2.22%

Pharaceuticals
Alcami Corporation (d)(e)(h)	SOFR + 7.00%	11.42%	12/21/2028	45,068,493	42,705,795	43,491,096
Alcami Corporation (b)(d)(e)	—	—	12/21/2028	—	(240,367)	(160,617)
Alcami Corporation (b)(d)(e)	—	—	12/21/2028	—	(384,576)	(256,986)

					42,080,852	43,073,493	9.31%

See accompanying notes which are an integral part of the consolidated financial statements.

Investments (a)	Reference Rate and Spread (i)	Interest Rate (i)	Maturity Date	Par Amount / Units (c)	Cost (l)	Fair Value	Percentage of Partners’ Capital
Soft Drinks
Refresh Buyer LLC (b)(d)(f)	L + 4.50%	9.23%	12/23/2027	$460,123	$460,123	$338,957
Refresh Buyer LLC (d)(f)(h)	L + 4.50%	9.23%	12/23/2028	14,613,497	14,457,860	14,036,264
Refresh Buyer LLC (d)(f)	L + 4.50%	9.31%	12/23/2028	2,203,067	2,203,067	2,116,046
Refresh Buyer LLC (d)(f)(h)	SOFR + 5.75%	10.33%	12/23/2028	35,031,056	34,342,368	34,274,385
Refresh Buyer LLC (b)(d)(f)	—	—	12/23/2028	—	(48,551)	(49,689)

					51,414,867	50,715,963	10.98%

Specialized Consumer Services
USW Buyer, LLC (d)(e)(h)	SOFR + 6.25%	10.93%	11/3/2028	16,000,000	15,686,129	15,680,000
USW Buyer, LLC (b)(d)(e)	—	—	11/3/2028	—	(292,292)	(300,000)
USW Buyer, LLC (b)(d)(e)	SOFR + 6.25%	10.93%	11/3/2028	1,000,000	902,602	900,000
Senske Lawn and Tree Care, LLC (d)(f)(h)	SOFR + 5.50%	9.84%	12/15/2028	13,300,000	12,969,359	12,967,500
Senske Lawn and Tree Care, LLC (b)(d)(f)	—	—	12/15/2028	—	(55,832)	(56,250)
Senske Lawn and Tree Care, LLC (b)(d)(f)	—	—	12/15/2028	—	(93,055)	(93,750)
Senske Lawn and Tree Care, LLC (b)(d)(f)	—	—	12/15/2028	—	(55,832)	(56,250)

					29,061,079	29,041,250	6.28%

Trading Companies & Distributors
Belt Power Holdings LLC (d)(e)(j)	SOFR + 6.00%	10.73%	8/22/2028	29,669,231	29,102,700	29,069,912
Belt Power Holdings LLC (b)(d)(e)	SOFR + 6.00%	10.71%	8/22/2028	3,623,932	3,559,528	3,485,812
Belt Power Holdings LLC (b)(d)(e)	PRIME + 6.00%	12.00%	8/22/2028	1,709,402	1,645,016	1,640,342

					34,307,244	34,196,066	7.39%

					722,075,271	720,809,412	155.83%

TOTAL FIRST LIEN DEBT

SECOND LIEN DEBT
Air Freight & Logistics
Echo Global Logistics Inc (d)(g)(h)	L + 8.00%	12.41%	11/23/2029	10,000,000	9,643,498	9,632,000

					9,643,498	9,632,000	2.08%

TOTAL SECOND LIEN DEBT					9,643,498	9,632,000	2.08%

EQUITY
Building Products
Copperweld Investor, LLC (d)(k)				600,000	1,500,000	1,500,000

					1,500,000	1,500,000	0.32%

Health Care Services
VIP Medical Holdings, LLC Series A Preferred (d)(k)				1,000,000	10	10
VIP Medical Holdings, LLC Class A (d)(k)				1,000,000	1,000,000	1,000,000

					1,000,010	1,000,010	0.22%

Investment Companies
Double E Equity, L.P. (d)(k)				1,000	1,000,000	1,000,000
KLC Fund 1022-CI-A LP (d)(k)				7,500	750,000	750,000
REP RO Coinvest IV-A, L.P. (d)(k)				800,000	800,000	800,000

					2,550,000	2,550,000	0.55%

See accompanying notes which are an integral part of the consolidated financial statements.

Investments (a)	Reference Rate and Spread (i)	Interest Rate (i)	Maturity Date	Par Amount / Units (c)	Cost (l)	Fair Value	Percentage of Partners’ Capital
Specialized Consumer Services
USW Holdings, LLC (d)(k)				500	$500,000	$500,000
Mustang Prospects Holdco, LLC Class A (d)(k)				750	750,000	750,000
Mustang Prospects Holdco, LLC Class B (d)(k)				750,000	8	8

					1,250,008	1,250,008	0.27%

Trading Companies & Distributors
Belt Power Parent, LLC (d)(k)				1,000,000	1,000,000	1,000,000

					1,000,000	1,000,000	0.22%

TOTAL EQUITY INVESTMENTS					7,300,018	7,300,018	1.58%

TOTAL INVESTMENTS - NON-CONTROLLED / NON-AFFILIATED					739,018,787	737,741,430	159.49%

See accompanying notes which are an integral part of the consolidated financial statements.

Legend

(a)	All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted.

(b)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See Notes to Consolidated Financial Statements for more information on the Fund’s unfunded commitments.

(c)	The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments.

(d)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by the Fair Value Committee (see Note 2 and Note 6), pursuant to the Fund’s valuation policy.

(e)	The interest rate floor on these investments as of December 31, 2022 was 1.00%.

(f)	The interest rate floor on these investments as of December 31, 2022 was 0.75%.

(g)	The interest rate floor on these investments as of December 31, 2022 was 0.50%.

(h)	Security or portion of the security is pledged as collateral for Fidelity Direct Lending Fund I JSPV LLC Facility

(i)

Variable rate loans bear interest at a rate that is determined by reference to either Prime Rate (Prime), London Interbank Offering Rate (LIBOR or L) or Secured Overnight Funds Rate (SOFR) which reset daily, monthly, quarterly or semi-annually. For each loan, the Fund has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2022.

(j)	Security or portion of the security is subject to repurchase in accordance with Short-Term Financing Transactions (see Note 8).

(k)

Restricted securities (including private placements) — Investment in securities not registered under the Securities Act of 1933 (excluding 144A issues). At the end of the period, the value of restricted securities (excluding 144A issues) amounted to $7,300,018 or 1.6% of Partners’ Capital.

Additional information on each restricted holding is as follows:

Security	Acquisition Cost ($)
Belt Power Parent, LLC	1,000,000
Copperweld Investor, LLC	1,500,000
Double E Equity, L.P.	1,000,000
KLC Fund 1022-CI-A LP	750,000
Mustang Prospects Holdco, LLC Class A	750,000
Mustang Prospects Holdco, LLC Class B	8
REP RO Coinvest IV-A, L.P.	800,000
USW Holdings, LLC	500,000
VIP Medical Holdings, LLC Series A Preferred	10
VIP Medical Holdings, LLC Class A	1,000,000

(l)	All debt investments are shown at amortized cost. All equity investments are shown at identified cost.

See accompanying notes which are an integral part of the consolidated financial statements.

SCHEDULE OF INVESTMENTS

December 31, 2021

Investments (a)	Reference Rate and Spread (e)	Interest Rate	Maturity Date	Par Amount	Cost (f)	Fair Value	Percentage of Partners’ Capital
FIRST LIEN DEBT
Auto Parts & Equipment
Arrowhead Holdco Company (c)(d)	L + 4.50%	5.25%	8/31/2028	$25,366,795	$24,769,501	$24,766,794
Arrowhead Holdco Company (a)(c)(d)	—	—	8/31/2028	—	—	—

					24,769,501	24,766,794	25.49%

Industrial Machinery
Astro Acquisition, LLC (b)(d)	L + 5.75%	6.75%	12/13/2027	50,000,000	49,022,585	49,015,625
Astro Acquisition, LLC (a)(b)(d)	L + 5.75%	6.75%	12/13/2027	798,317	798,317	798,317
Blackbird Purchaser Inc (c)(d)	L + 4.50%	5.25%	4/8/2026	7,466,667	7,157,482	7,155,555
Blackbird Purchaser Inc (a)(c)(d)	—	—	4/8/2026	—	—	—
Blackbird Purchaser Inc (a)(c)(d)	—	—	4/8/2026	—	—	—

					56,978,384	56,969,497	58.64%

Soft Drinks
Refresh Buyer LLC (a)(c)(d)	—	—	12/23/2027	—	—	—
Refresh Buyer LLC (c)(d)	L + 4.75%	5.50%	12/23/2028	14,723,926	14,454,465	14,453,681
Refresh Buyer LLC (a)(c)(d)	—	—	12/23/2028	—	—	—

					14,454,465	14,453,681	14.88%

TOTAL FIRST LIEN DEBT					96,202,350	96,189,972	99.01%

TOTAL INVESTMENTS NON-CONTROLLED / NON-AFFILIATED					96,202,350	96,189,972	99.01%

See accompanying notes which are an integral part of the consolidated financial statements.

Legend

(a)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See Notes to Consolidated Financial Statements for more information on the Fund’s unfunded commitments.

(b)	The interest rate floor on these investments as of December 31, 2021 was 1.00%.

(c)	The interest rate floor on these investments as of December 31, 2021 was 0.75%.

(d)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by the Fair Value Committee (see Note 2 and Note 6), pursuant to the Fund’s valuation policy.

(e)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to London Interbank Offering Rate (LIBOR or L) which reset daily, monthly, quarterly or semi-annually. For each loan, the Fund has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2021.

(f)	All debt investments are shown at amortized cost. All equity investments are shown at identified cost.

See accompanying notes which are an integral part of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods ended December 31, 2022 and 2021

Note 1: Organization.

Fidelity Private Credit Central Fund LLC (formerly Fidelity Direct Lending Fund, LP) (the “Fund”) is a non-diversified, closed-end management investment company which elected, on January 31, 2023, to amend its legal structure to a Delaware limited liability company, and adopt a fiscal year end of December 31, 2022. Prior to that date, the Fund was a Delaware limited partnership, formed pursuant to the Delaware Act by filing the Certificate of Limited Partnership on September 16, 2021. The Fund has entered into an Investment Management Agreement with FIAM LLC (“FIAM” or the “Adviser”), a Delaware limited liability company. Prior to January 31, 2023, FIAM Institutional Funds Manager, LLC (“FIAMIFM”), a Delaware limited liability company and a wholly owned subsidiary of FIAM Holdings Corp., was the general partner of the Fund (“General Partner”).

The Fund commenced operations on December 9, 2021.

The Fund’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in directly originated loans to private companies but also with liquid credit investments, like broadly syndicated loans, and other select private credit investments. The Fund will generally seek to invest in loans that carry variable (i.e., “floating”) interest rates. Under normal circumstances, the Fund will invest at least 80% of its total assets in private credit investments. Specific private investments may include: (a) directly originated first lien loans, senior secured revolving lines of credit, term loans and delayed draw term loans, (b) directly originated second lien, last out senior, secured or unsecured mezzanine term loans and delayed draw term loans, (c) club deals (investments generally comprised from a small group of lenders), and broadly syndicated leveraged loans (investments generally arranged or underwritten by investment banks or other intermediaries), and (d) other debt (collectively referred to as “Private Credit”). The Adviser may also invest to a lesser degree in equity linked instruments (may include debt with warrants, preferred equity investments, or equity co-investments). The Adviser may lead and structure the transaction as sole-lender, as the agent of a club credit facility (a group of similar direct lenders that invest in the same tranches), or may participate as a non-agent investor in a large club or syndicated transactions.

Note 2: Significant Accounting Policies.

The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Fund is considered an investment company under GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946. The functional currency is the U.S. Dollar. Certain prior period information has been reclassified to conform to the current period presentation and this had no effect on the Fund’s consolidated financial position or the consolidated results of operations as previously reported.

Consolidation

The Fund will generally consolidate any wholly-owned, or substantially wholly-owned, subsidiary when the design and purpose of the subsidiary is to act as an extension of the Fund’s investment operations and to facilitate the execution of the Fund’s investment strategy. Accordingly, as of December 31, 2022, the Fund consolidated the financial position and results of its subsidiaries Fidelity Direct Lending Fund I JSPV LLC, FDLF CA SPE LLC and Fidelity Direct Lending Fund 1 Blocker LLC in its consolidated financial statements. All intercompany transactions and balances have been eliminated in consolidation. Since the Fund is an investment company, portfolio investments held by the Fund are not consolidated into the consolidated financial statements. The portfolio investments held by the Fund (including investments held by consolidated subsidiaries) are included on the Consolidated Statements of Assets, Liabilities, and Partners’ Capital as investments at fair value. As of December 31, 2021, the Fund had no subsidiaries.

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts may ultimately differ from those estimates and the differences could be material.

Income Taxes

The Fund is classified as a partnership for Federal income tax purposes. No provisions for income taxes are recorded in the consolidated financial statements since the Fund is not subject to income tax. Tax obligations relating to the Fund’s activities are the responsibility of the Partners.

In the normal course of business, the Fund may be subject to examination by tax authorities. ASC 740 Income Taxes (“ASC 740”) provides guidance on the accounting for and disclosure of uncertainty in tax positions. ASC 740 requires the evaluation of tax positions taken or expected to be taken to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. The Fund evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. As of December 31, 2022 and 2021, the Fund did not have any unrecognized tax benefits in the consolidated financial statements; nor is the Fund aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

The Fund files a U.S. federal tax return, in addition to state and local tax returns as required. The Fund’s federal income tax returns are subject to examination by the Internal Revenue Service (IRS) for a period of three fiscal years after they are filed. State and local tax returns may be subject to examination for an additional fiscal year depending on the jurisdiction.

Deferred Financing Costs

The Fund records costs related to issuance of revolving debt obligations as deferred financing costs. These costs are deferred and amortized using the straight-line method over the stated maturity life of the obligation.

Investment Valuation

Investments are valued as of 4:00 p.m. Eastern time. Securities held by the Fund will be fair valued in good faith by the Adviser or Fair Value Committee (“Committee”), in accordance with procedures adopted by the Adviser. The Fund’s interest in an investment will be carried on the books of the Fund at its fair market value, based upon the principles and methods of valuation set forth in policies adopted by the Adviser and the Committee. Factors used in determining fair value vary by investment type and may include market or investment specific events, changes in interest rates and credit quality. The frequency with which these procedures are used cannot be predicted and they may be utilized to a significant extent. The Committee oversees the Fund’s valuation policies and procedures and is responsible for approving and reporting to the General Partner all fair value determinations.

Valuation techniques used to value the Fund’s investments by major category are as follows:

Debt securities, including restricted securities are valued based on evaluated prices received from third party pricing vendors or from brokers who make markets in such securities. For bank notes, direct lending instruments, and floating rate loans, pricing vendors utilize matrix pricing which considers yield or price of bonds of comparable quality, coupon, maturity and type as well as broker-supplied prices. Independent prices obtained from a single source or broker are evaluated by management and may be categorized as Level 3 in the hierarchy. When independent prices are unavailable or unreliable, debt securities may be valued using a yield analysis. To determine fair value using a yield analysis, the expected cash flows are projected based on the contractual terms of the debt security and discounted back to the measurement date based on a market yield. A market yield is determined based upon an assessment of current and expected market yields for similar investments and risk profiles. The Committee considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the Fund are substantially illiquid with no active transaction market, the Committee depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable. The fair value of loans with call protection is generally capped at par plus applicable prepayment premium in effect at the measurement date. Private debt securities are generally categorized as Level 3. The Fund invests a significant portion of its assets in below investment grade securities. The value of these securities can be more volatile due to changes in the credit quality of the issuer and is sensitive to changes in economic, market and regulatory conditions.

Securities, including private placements or other restricted securities, for which observable inputs are not available are valued using alternate valuation approaches, including the market approach, the income approach and cost approach, and are categorized as Level 3 in the hierarchy. The market approach considers factors including the price of recent investments in the same or a similar security or financial metrics of comparable securities. The income approach considers factors including expected future cash flows, security specific risks and corresponding discount rates. The cost approach considers factors including the value of the security’s underlying assets and liabilities.

Investments are valued in accordance with ASC 820, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices or values derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Investments that are listed or traded on an exchange and are freely transferrable are valued at either the closing price (in the case of securities and futures) or the mean of the closing bid and offer (in the case of options) on the principal exchange on which the investment is listed or traded. Other investments for which market quotations are readily available may be valued at market values in the principal market in which they normally are traded, as furnished by recognized dealers in such securities or from independent valuation services. A number of factors are utilized to determine if the quotations are representative of fair value, including through comparison of prices to multiple sources and monitoring of significant valuation events.

Investments, including debt securities, that are publicly traded but for which no readily available market quotations exist are generally valued on the basis of information furnished by a third-party pricing service that uses a valuation matrix which incorporates both dealer-supplied valuations and electronic data processing techniques. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations or prices received from a third-party pricing services are not reflective of the fair value of an investment. Where prices or inputs are not available, or, in the judgment of the Adviser, not reliable, valuation approaches based on the facts and circumstances of the particular investment will be utilized. Securities that are not publicly traded or whose market prices are not readily available, as will be the case for a substantial portion of the Fund’s investments, are valued at fair value as determined by the Adviser in good faith pursuant to policies approved by the Committee, based on, among other things, the input of the Adviser and independent valuation firm(s) engaged to review the Fund’s investments. The Adviser and independent valuation firm(s) will use a variety of approaches to establish the fair value of these investments in good faith. The approaches used will generally include widely recognized and utilized valuation approaches and methodologies, including an analysis of discounted cash flows, publicly traded comparable companies and comparable transactions and will also consider recent transaction prices and other factors in the valuation. An independent, third-party valuation firm will generally review a portion of the Fund’s investments in loans each quarter such that on an annual basis a majority of the loans’ values will be tested for appropriateness and reasonability.

Investment Transactions

For financial reporting purposes, the Fund’s investment holdings and Partners’ Capital include trades executed through the end of the last business day of the period. Gains and losses on securities sold are determined using the specific identification method.

Interest Income

Interest income is accrued as earned. Interest income includes coupon interest and amortization of premium and accretion of discount on debt securities. Commitment fees, loan origination fees, original issue discount and market discount or premium are capitalized into the cost of the investment to which it applies and accreted into interest income. For the Fund’s investments in revolving credit facilities and delayed draw term loans, the cost basis of the investment is adjusted for any market discount or original issue discount on the total balance committed. The fair value is also adjusted for price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not fully funded may result in a negative cost and fair value until funded. Upon prepayment of a loan or debt instrument, any prepayment premium and any unamortized discount or premium are recognized through interest income.

Fee Income

The Fund earns certain fees in connection with its direct lending underwriting activities. These fees are in addition to interest payments earned and may include amendment fees, consent fees and prepayment fees. Certain fees such as structuring fees and syndication fees are recorded as other income when earned. Administrative agent fees received by the Fund are recorded as other income when the services are rendered.

Non-Accrual Policy

Debt obligations may be placed on non-accrual status and related interest income may be reduced by ceasing current accruals and writing off interest receivables when the collection of all or a portion of interest has become doubtful based on consistently applied procedures. A debt obligation is removed from non-accrual status when the issuer resumes interest payments or when collectability of interest is reasonably assured. As of December 31, 2022 and 2021, no loans in the portfolio were on non-accrual status.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash or highly liquid assets with original maturities of three months or less from the date of purchase. Cash and cash equivalents are carried at amortized cost which approximates fair value. As of December 31, 2022 and 2021, the Fund did not hold any cash equivalents.

Expenses

Expenses are recorded on the accrual basis. Expense estimates are accrued in the period to which they relate and adjustments are made when actual amounts are known.

Foreign Currency

The Fund may use foreign currency contracts to facilitate transactions in foreign– denominated securities. Gains and losses from these transactions may arise from changes in the value of the foreign currency or if the counterparties do not perform under the contracts’ terms.

Foreign-denominated assets, including investment securities, and liabilities are translated into U.S. dollars at the exchange rate at period end. Purchases and sales of securities, income and dividends received and expenses denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the transaction date.

The effects of exchange rate fluctuations on investments are included with the net realized and unrealized gain (loss) on investments. Other foreign currency transactions resulting in realized and unrealized gain (loss) are disclosed separately.

New Accounting Pronouncement

In March 2020, the Financial Accounting Standards Board issued an Accounting Standards Update (ASU), ASU 2020-04, which provides optional, temporary relief with respect to the financial reporting of contracts subject to certain types of modifications due to the planned discontinuation of the London Interbank Offered Rate (LIBOR) and other IBOR-based reference rates. The temporary relief provided by ASU 2020-04 is effective for certain reference rate-related contract modifications that occur during the period March 12, 2020 through December 31, 2024. Management does not expect the adoption of ASU 2020-04 to have a material impact on the Fund’s consolidated financial statements.

Note 3: Partner Transactions.

As of December 31, 2022, the committed capital of $725,010,000 includes $725,000,000 and $10,000 from the Limited Partners and the General Partner, respectively. For the year ended December 31, 2022, the Limited Partners contributed $407,398,016 into the Fund, and received $83,645,863 of capital distributions. $61,999,994 of those distributions are recallable by the Adviser, and $21,645,869 was reinvested and is therefore not recallable. As of December 31, 2022 there were Unfunded Capital Commitments of $282,712,978 (38.99% of commitments) from the Limited Partners.

As of December 31, 2021, the committed capital of $700,010,000 includes $700,000,000 and $10,000 from the Limited Partners and the General Partner, respectively. The Partners contributed $96,899,000 into the Fund, $96,889,000 and $10,000 from the Limited Partners and the General Partner, respectively, and received $261,461 of capital distributions. These distributions were subsequently reinvested and are therefore not recallable. There were Unfunded Capital Commitments of $603,111,000 (86.16% of commitments) from the Limited Partners.

Capital Contributions

Each Partner is obligated to contribute to the Fund an amount equal to such portion of its unfunded commitment as specified by the General Partner in a call notice. No Partner shall be obligated to make any capital contributions in excess of such Partner’s unfunded commitment.

Capital Withdrawals

No Partner may withdraw any amount from its Capital Account unless such withdrawal is made pursuant to the Fund’s Limited Partnership Agreement (“Agreement”), as amended.

Except as required by law or the Agreement, no Limited Partner shall be obligated at any time to repay or restore to the Fund all or any part of any distribution made to it from the Fund in accordance with the terms of the Agreement.

Capital Distributions and Allocation of Net Profits and Losses

The Agreement generally provides that items of Fund income, expense, gains and losses be allocated among the partners in proportion to their respective percentage of Partners’ Capital after making such allocation and taking into account actual distributions made during such accounting period.

Distributions of Fund assets that are provided for in the Agreement are made only to persons who are the holders of record of interests in the Fund on the date determined by the General Partner as of which the Partners are entitled to any such distributions. Except as otherwise provided in the Agreement, no Partner has the right to withdraw capital from the Fund or receive any distribution or return of its Capital Contribution.

Note 4: Expenses and Transactions with Affiliates.

The Fund entered into an investment advisory agreement with FIAM, pursuant to which FIAM managed the Fund’s investment program and related activities and in a manner that is consistent with applicable laws, rules and regulations.

Management and Advisory Fees

No fees are paid to FIAM or the Adviser out of the assets of the Fund. Therefore, no management or advisory fees are recorded in the Consolidated Statements of Operations.

Pricing and Bookkeeping Fees

Pricing and bookkeeping fees are based on the level of Partners’ Capital of the Fund and are paid on a monthly basis. The pricing and bookkeeping fees are charged as follows:

Partners’ Capital less than $50 million	2.00 basis points
Partners’ Capital between $50 million – $200 million	1.50 basis points
Partners’ Capital between $200 million – $1 billion	1.05 basis points
Partners’ Capital greater than $1 billion	0.50 basis points

Note 5: Investments.

The composition of the Fund’s investment portfolio at cost and fair value was as follows:

	December 31, 2022			December 31, 2021
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Amortized Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$722,075,271	$720,809,412	97.7	$96,202,350	$96,189,972	100.0
Second Lien Debt	9,643,498	9,632,000	1.3	—	—	—
Equity Investments	7,300,018	7,300,018	1.0	—	—	—

Total	$739,018,787	$737,741,430	100.0	$96,202,350	$96,189,972	100.0

The industry composition of investments at fair value was as follows:

December 31, 2022
Health Care Services	15.7%
Air Freight & Logistics	15.4
Industrial Machinery	10.8
Application Software	10.8
Diversified Support Services	8.0
Auto Parts & Equipment	7.7
Soft Drinks	6.9
Pharmaceuticals	5.8
Building Products	5.4
Trading Companies & Distributors	4.8
Specialized Consumer Services	4.1
Data Processing & Outsourced Services	2.9
Insurance Brokers	1.4
Investment Companies	0.3
Total	100.0%

December 31, 2021
Industrial Machinery	59.2%
Auto Parts & Equipment	25.8
Soft Drinks	15.0

Total	100.0%

The geographic composition of investments at fair value was as follows:

	December 31, 2022
	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Partners’ Capital
United States	$707,315,347	95.9	152.9
Australia	30,426,083	4.1	6.6

Total	$737,741,430	100.0	159.5

	December 31, 2021
	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Partners’ Capital
United States	$96,189,972	100.0	99.0

Total	$96,189,972	100.0	99.0

As of December 31, 2022 and 2021, on a fair value basis, 100% of performing debt in-vestments bore interest at a floating rate and 0% of performing debt investments bore interest at a fixed rate.

Note 6: Fair Value Measurements.

The Fund categorizes the inputs to valuation techniques used to value its investments into a disclosure hierarchy consisting of three levels as shown below:

Level 1 unadjusted quoted prices in active markets for identical investments

Level 2 other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, etc.)

Level 3 unobservable inputs (including the Fund’s own assumptions based on the best information available)

The following is a summary of the inputs used, as of December 31, 2022 and 2021, involving the Fund’s assets carried at fair value. The inputs or methodology used for valuing securities may not be an indication of the risk associated with investing in those securities.

	December 31, 2022
	Total	Level 1	Level 2	Level 3
First lien debt	$720,809,412	$—	$40,500,480	$680,308,932
Second lien debt	9,632,000	—	—	9,632,000
Equity investments	7,300,018	—	—	7,300,018

Total investments	$737,741,430	$—	$40,500,480	$697,240,950

		December 31, 2021
	Total	Level 1	Level 2	Level 3
First lien debt	$96,189,972	$—	$—	$96,189,972

Total investments	$96,189,972	$—	$—	$96,189,972

The following is a reconciliation of Investments in Securities for which Level 3 inputs were used in determining value:

	Year Ended December 31, 2022
	First Lien Debt	Second Lien Debt	Equity	Total Investments
Fair value, beginning of period	$96,189,972	$—	$—	$96,189,972
Purchases of investments	585,527,738	9,633,333	7,300,018	602,461,089
Proceeds from principal repayments and sales of investments	(2,112,992)	—	—	(2,112,992)
Accretion of discount/amortization of premium	888,083	10,165	—	898,248
Net change in unrealized appreciation (depreciation)	(183,869)	(11,498)	—	(195,367)

Fair value, end of period	$680,308,932	$9,632,000	$7,300,018	$697,240,950

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of December 31, 2022	$(183,869)	$(11,498)	$—	$(195,367)

	Period December 9, 2021 through December 31, 2021
	First Lien Debt	Second Lien Debt	Equity	Total Investments
Fair value, beginning of period	$—	$—	$—	$—
Purchases of investments	96,189,972	—	—	96,189,972
Proceeds from principal repayments and sales of investments	—	—	—	—
Accretion of discount/amortization of premium	12,378	—	—	12,378
Net realized gain (loss)	—	—	—	—
Net change in unrealized appreciation (depreciation)	(12,378)	—	—	(12,378)

Fair value, end of period	$96,189,972	$—	$—	$96,189,972

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of December 31, 2021	$(12,378)	$—	$—	$(12,378)

The information used in the above reconciliations represents period to date activity for any Investments in Securities identified as using Level 3 inputs at either the beginning or the end of the current fiscal period. Transfers in or out of Level 3 represent the beginning value of any security or instrument where a change in the pricing level occurred from the beginning to the end of the period. The cost of purchases may include securities received through corporate actions or exchanges.

The following provides information on Level 3 securities held by the Fund that were valued at December 31, 2022 and 2021 based on unobservable inputs.

December 31, 2022
Asset Type	Fair Value at 12/31/2022	Valuation Technique(s)	Unobservable Input	Amount or Range / Weighted Average	Impact to Valuation from an Increase in Input*
Equities	$ 7,300,018	Market approach	Transaction price	$0.00 - $1,000.00 / $319.39	Increase
First Lien Debt	680,308,932	Market approach	Transaction price	$96.50 - $99.00 / $97.11	Increase
		Discounted cash flow	Discount rate	9.3% - 11.8% / 10.5%	Decrease
Second Lien Debt	9,632,000	Discounted cash flow	Discount rate	13.3%	Decrease

December 31, 2021
Asset Type	Fair Value at 12/31/2021	Valuation Technique(s)	Unobservable Input	Amount or Range / Weighted Average	Impact to Valuation from an Increase in Input*
First Lien Debt	$96,189,972	Market approach	Transaction price	$95.83 - $100.00 / $97.80	Increase

*

Represents the directional change in the fair value of the Level 3 investments that could have resulted from an increase in the corresponding input as of period end. A decrease to the unobservable input would have had the opposite effect. Significant changes in these inputs may have resulted in a significantly higher or lower fair value measurement at period end.

Changes in valuation techniques may result in transfers in or out of an assigned level within the disclosure hierarchy.

Financial Instruments Not Carried at Fair Value

Debt

The fair value of the Fund’s debt, which would be categorized as Level 3 within the fair value hierarchy, as of December 31, 2022, approximates their carrying value.

Note 7: Commitments and Contingencies.

In the normal course of business, the Fund enters into contracts that provide a variety of general indemnifications. Any exposure to the Fund under these arrangements could involve future claims that may be made against the Fund. Currently, no such claims exist or are expected to arise and, accordingly, the Fund has not accrued any liability in connection with such indemnifications.

Commitments

In the normal course of business, the Fund may become party to financial instruments with off-balance sheet risk to fund investments that have unfunded commitments associated with such instruments. These financial instruments may include commitments to extend credit on the unused portions of the Fund’s commitments pursuant to the terms of certain of the Fund’s investments in revolving credit facilities, delayed draw and other loan financing agreements in connection with the Fund’s investments in direct lending instruments. The unfunded commitments are carried at fair value with the unrealized appreciation or depreciation on the unfunded portion being included in the change in net unrealized appreciation (depreciation) on investment securities on the Consolidated Statements of Operations. The following tables detail the unfunded loan commitments at December 31, 2022 and 2021:

As of December 31, 2022

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment ($)
First and Second Lien Debt
AB Centers Acquisition Corporation	Delayed Draw Term Loan	9/6/2028	4,655,172
AB Centers Acquisition Corporation	Revolving Credit Facility	9/6/2028	3,103,448
Alcami Corporation	Delayed Draw Term Loan	12/21/2028	4,589,041
Alcami Corporation	Revolving Credit Facility	12/21/2028	7,342,466
Alera Group, Inc.	Delayed Draw Term Loan	9/30/2028	4,400,000
Arrowhead Holdco Company	Delayed Draw Term Loan	8/31/2028	2,316,603
Astro Acquisition LLC	Revolving Credit Facility	12/13/2027	533,021
Astro Acquisition LLC	Revolving Credit Facility	12/13/2027	2,442,047
Atlas AU Bidco Pty Ltd / Atlas US Finco, Inc.	Revolving Credit Facility	12/9/2028	3,389,831
Belt Power Holdings LLC	Delayed Draw Term Loan	8/22/2028	3,213,675
Belt Power Holdings LLC	Revolving Credit Facility	8/22/2028	1,709,402
Blackbird Purchaser Inc	Delayed Draw Term Loan	4/8/2026	8,888,889
Copperweld Group, Inc.	Revolving Credit Facility	3/31/2026	4,399,323
Double E Company, LLC	Revolving Credit Facility	6/21/2028	1,832,599
Double E Company, LLC	Delayed Draw Term Loan	6/21/2028	1,762,115
Houseworks Holdings, LLC	Delayed Draw Term Loan	12/16/2028	25,000,000
Houseworks Holdings, LLC	Revolving Credit Facility	12/16/2028	3,500,000
Integrated Oncology Network LLC	Delayed Draw Term Loan	6/24/2025	4,723,336
Integrated Oncology Network LLC	Revolving Credit Facility	6/24/2025	570,927
Lightspeed Solutions, LLC	Delayed Draw Term Loan	3/1/2028	6,097,561
MRI Acquisitions, Inc	Delayed Draw Term Loan	12/30/2025	10,000,000
MRI Acquisitions, Inc	Revolving Credit Facility	12/30/2025	2,500,000
Omni Intermediate Holdings, LLC	Delayed Draw Term Loan	12/30/2026	5,569,813
PHC Buyer, LLC	Delayed Draw Term Loan	5/4/2028	11,034,483
Prism Parent Co Inc.	Delayed Draw Term Loan	9/16/2028	9,259,259

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment ($)
Refresh Buyer LLC	Revolving Credit Facility	12/23/2027	2,607,362
Refresh Buyer LLC	Delayed Draw Term Loan	12/23/2028	4,968,944
R1 Holdings Merger Sub, LLC	Delayed Draw Term Loan	12/29/2028	7,014,580
R1 Holdings Merger Sub, LLC	Revolving Credit Facility	12/29/2028	4,194,570
Ruppert Landscape, LLC	Delayed Draw Term Loan	12/1/2028	6,956,522
Ruppert Landscape, LLC	Revolving Credit Facility	12/1/2028	2,986,957
Senske Lawn and Tree Care, LLC	Delayed Draw Term Loan	12/15/2028	4,500,000
Senske Lawn and Tree Care, LLC	Revolving Credit Facility	12/15/2028	3,750,000
Senske Lawn and Tree Care, LLC	Delayed Draw Term Loan	12/15/2028	4,500,000
USW Buyer, LLC	Delayed Draw Term Loan	11/3/2028	15,000,000
USW Buyer, LLC	Revolving Credit Facility	11/3/2028	4,000,000
VIP Medical US Buyer, LLC	Revolving Credit Facility	12/12/2028	7,500,000
VIP Medical US Buyer, LLC	Delayed Draw Term Loan	12/12/2028	10,000,000
VRC Companies LLC	Delayed Draw Term Loan	6/29/2027	12,702,736

Total Unfunded Commitments			223,514,682

As of December 31, 2021

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment ($)
First Lien Debt
Arrowhead Holdco Company	Delayed Draw Term Loan	8/31/2028	4,633,205
Astro Acquisition LLC	Revolving Credit Facility	12/13/2027	5,451,683
Blackbird Purchaser Inc	Delayed Draw Term Loan	4/8/2026	8,888,889
Blackbird Purchaser Inc	Delayed Draw Term Loan	4/8/2026	3,644,444
Refresh Buyer LLC	Delayed Draw Term Loan	12/23/2028	2,208,589
Refresh Buyer LLC	Revolving Credit Facility	12/23/2027	3,067,485

Total Unfunded Commitments			27,894,295

Note 8: Borrowings.

The Fund’s outstanding borrowings at December 31, 2022 were as follows:

	December 31, 2022

	Aggregate Principal Committed	Outstanding Principal	Carrying Value
Fidelity Direct Lending Fund I JSPV LLC Facility	$500,000,000	$321,000,000	$321,000,000
Short-Term Borrowings	62,846,018	62,846,018	62,846,018

Total	$562,846,018	$383,846,018	$383,846,018

At December 31, 2021, the fund did not have any borrowing arrangements.

Fidelity Direct Lending Fund I JSPV LLC

On August 25, 2022, Fidelity Direct Lending Fund I JSPV LLC (the “SPV”) entered into a senior secured revolving credit facility (the “Fidelity Direct Lending Fund I JSPV LLC Facility”) with JPMorgan Chase Bank, NA (“JPM”). JPM serves as administrative agent, Citibank, N.A. serves as collateral agent and securities intermediary, and Virtus Group, LP serves as collateral administrator under the Fidelity Direct Lending Fund I JSPV LLC Facility.

The obligation of the SPV to the lender under the Fidelity Direct Lending Fund I JSPV LLC Facility is secured by a first priority security interest in all of the SPV’s portfolio investments and cash. The obligation of the SPV under the Fidelity Direct Lending Fund I JSPV LLC Facility are non-recourse to the Fund, and the Fund’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the Fidelity Direct Lending Fund I JSPV LLC Facility, the SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Fidelity Direct Lending Fund I JSPV LLC Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the lender under the Fidelity Direct Lending Fund I JSPV LLC Facility may declare the outstanding advances and all other obligations under the Fidelity Direct Lending Fund I JSPV LLC Facility immediately due and payable.

Advances under the Fidelity Direct Lending Fund I JSPV LLC Facility initially bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is Term SOFR in the case of dollar advances), plus an applicable margin of 2.60% per annum. Effective August 25, 2022, Fidelity Direct Lending Fund I JSPV LLC will pay a commitment fee of 0.375% per annum of the unused facility amount, based on the average daily unused amount of the financing commitments until May 25, 2023 or the first date on which the aggregate amount of outstanding advances is equal to at least 80% of the financing commitment, whichever is earlier. After said date, Fidelity Direct Lending Fund I JSPV LLC will pay a commitment fee of 0.625% per annum of the unused facility amount, based on the average daily unused amount of the financing commitments.

The initial principal amount of the maximum funding amounts under the Fidelity Direct Lending Fund I JSPV LLC Facility is $500 million, and may be increased up to $1 Billion. Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Fidelity Direct Lending Fund I JSPV LLC and to make advances under delayed draw term loans and revolving loans where Fidelity Direct Lending Fund I JSPV LLC is a lender. The period during which Fidelity Direct Lending Fund I JSPV LLC may make borrowings under the Fidelity Direct Lending Fund I JSPV LLC Facility expires on August 25, 2025, and the Fidelity Direct Lending Fund I JSPV LLC Facility will mature and all amounts outstanding under credit facility must be repaid by February 25, 2027.

The Fund had $321.0 million and $0 outstanding on the Fidelity Direct Lending Fund I JSPV, LLC Facility as of December 31, 2022 and 2021, respectively.

Short-Term Borrowings

In order to finance certain investment transactions, the Fund may, from time to time, enter into reverse repurchase agreements, whereby the Fund sells to Macquarie Bank Limited an investment that it holds and concurrently enters into an agreement to repurchase the same investment at an agreed-upon purchase price at a future date, generally not to exceed 180-days from the date it was sold (each a “Short-Term Financing Transaction”). The net purchase price that the Fund must pay to repurchase an investment includes the original purchase amount paid to the Fund by Macquarie Bank Limited to purchase an investment, a financing fee equivalent to 7.25% to 7.88% of the original purchase amount per annum and the value of cash interest payments received by Macquarie Bank Limited on the investment. Securities sold under this arrangement are indicated in the Consolidated Schedule of Investments.

Short-term borrowings under the reverse repurchase agreements bore interest at an average applicable interest rate of 6.14% per annum for the year ended December 31, 2022. As of December 31, 2022, the Fund had $62.8 million of short-term borrowings under the Repurchase Agreements.

For the period ended December 31, 2021 the Fund had no borrowings under Short-Term Financing Transactions.

In accordance with ASC 860, Transfers and Servicing, the Short-Term Financing Transactions meet the criteria for secured borrowings. Accordingly, the investment financed by these agreements remains on the Fund’s Consolidated Statements of Assets and Liabilities as an asset, and the Fund records a liability to reflect its repurchase obligation, which is reported as debt on the Fund’s Consolidated Statements of Assets, Liabilities, and Partners’ Capital. The repurchase obligation is secured by the respective investment that is the subject of the repurchase agreement. Interest expense associated with the repurchase obligation is reported on the Fund’s Consolidated Statements of Operations within interest expense.

The components of interest expense were as follows:

Year ended December 31, 2022
Borrowing interest expense	$5,062,008
Amortization of financing costs and debt issuance costs	403,073

Total interest expense	$5,465,081

Note 9: Financial Highlights.

The financial highlights for the periods ended December 31, 2022 and 2021 are as follows:

Year ended December 31,	2022	2021
Ratios to Average Partners’ CapitalA, D
Expenses	2.46%	0.04	%B
Net investment income (loss)	9.34%	5.74	%B
Internal rate of return since inceptionC,D	9.03%	5.97%
Supplemental Data
Limited Partners’ Capital, end of period (000 omitted)	462,560	97,139

A	Expense ratios reflect operating expenses of the Limited Partners.
B	Annualized.
C

The internal rate of return since inception (December 9, 2021) (IRR) was computed based on the dates of capital contributions and distributions to and from the Fund, if any, and ending Limited Partners’ capital. The IRR of the Limited Partner is net of all fees to the General Partner, if any.

D	The computation of the IRR and ratios for an individual Limited Partner may vary from the IRR and ratios presented above due to the timing of capital transactions between Limited Partners.
E	For the period December 9, 2021 (commencement of operations) through December 31, 2021.

Note 10: Other Information.

In the normal course of business, the Fund may enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

FIAMIFM, as the general partner, owns $10,832 and $10,033 of the Partners’ capital as of December 31, 2022 and 2021, respectively. In addition, the following investment companies managed by an affiliate were each owners of record of 10% or more of the total Partners’ Capital:

Affiliated Investment Company	2022 % of Partners’ Capital	2021 % of Partners’ Capital
Fidelity Capital and Income Fund	54%	56%
Fidelity Advisor Floating Rate High Income	14%	14	%B

Investment companies managed by an affiliate, in aggregate, were owners of record of more than 99% of the Partners’ Capital as of December 31, 2022 and 2021.

Note 11: Risk and Uncertainties.

Many factors affect a Fund’s performance. Developments that disrupt global economies and financial markets, such as pandemics, epidemics, outbreaks of infectious diseases, war, terrorism, and environmental disasters, may significantly affect a Fund’s investment performance. The effects of these developments to a Fund will be impacted by the types of securities in which a Fund invests, the financial condition, industry, economic sector, and geographic location of an issuer, and a Fund’s level of investment in the securities of that issuer.

Interest Rate Changes

Debt securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt security can fall when interest rates rise and can rise when interest rates fall. Securities with longer maturities and certain types of securities, such as mortgage securities and the securities of issuers in the financial services sector, can be more sensitive to interest rate changes, meaning the longer the maturity of a security, the greater the impact a change in interest rates could have on the security’s price. Short-term and long-term interest rates do not necessarily move in the same amount or the same direction. Short-term securities tend to react to changes in short-term interest rates, and long-term securities tend to react to changes in long-term interest rates. Securities with floating interest rates can be less sensitive to interest rate changes, but may decline in value if their interest rates do not rise as much as interest rates in general. Securities whose payment at maturity is based on the movement of all or part of an index and inflation-protected debt securities may react differently from other types of debt securities.

Credit Risk

The Fund invests a portion of its assets, directly or indirectly, in direct loans made to private U.S. companies, specifically small- and middle-market companies. The value and related income of these securities is sensitive to changes in economic conditions, including delinquencies and /or defaults.

Liquidity Risk

Instability in the credit markets for below investment grade securities can affect the liquidity of the Fund and may result in less frequent observable market trading and fewer dealers valuing these types of securities. As a result, the prices used by the Fund under these conditions may differ significantly from the values that would be realized if the securities were sold and the difference could be material.

Note 12: Subsequent Events.

On February 1, 2023, The General Partner and every Limited Partner voted unanimously to make the following changes, effective January 31, 2023: a) the legal structure of the Fund is a Delaware Limited Liability Company; b) the name of the entity is Fidelity Private Credit Central Fund LLC; c) the fiscal year end of the fund is December 31, retroactive to December 31, 2022; and d) the Limited Partners became Members of the Fund and the interests in the Limited Partnership were converted into Common Units of the Fund.

Management has evaluated all subsequent events or transactions for potential recognition or disclosure through April 4, 2023, the date on which these consolidated financial statements were available to be issued and has determined that there were no other subsequent events requiring adjustment to or disclosure in the accompanying consolidated financial statements.

FIDELITY PRIVATE CREDIT CENTRAL FUND LLC

Fidelity Private Credit Central Fund LLC

Consolidated Statements of Assets, Liabilities and Members’ Equity

	March 31, 2023 (unaudited)	December 31, 2022
Assets
Investments at fair value
Non-controlled / non-affiliated investments (amortized cost $1,092,578,092 and $739,018,787, respectively)	$1,089,426,677	$737,741,430
Cash	31,243,011	102,825,803
Deferred financing costs	6,925,017	4,780,927
Receivables from sales and paydowns of investments	—	112,421
Interest receivable	7,616,054	4,948,342

Total assets	1,135,210,759	850,408,923

Liabilities
Debt	579,697,300	383,846,018
Interest expense payable	9,539,722	3,962,894
Other accounts payable and accrued liabilities	382,184	24,791
Affiliated payables	11,294	4,161

Total liabilities	589,630,500	387,837,864

Commitments and Contingencies (Note 7)

Members’ Equity	$545,580,259	$462,571,059

Total Liabilities and Members’ Equity	$1,135,210,759	$850,408,923

Members’ Equity per unit (55,055,863 and 0 units issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	$9.91

See accompanying notes which are an integral part of the consolidated financial statements.

Fidelity Private Credit Central Fund LLC

Consolidated Statements of Operations

(unaudited)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Investment Income
From non-controlled / non-affiliated investments
Interest income	$28,974,632	$2,520,718

Total Investment Income	28,974,632	2,520,718

Expenses
Interest expense	10,040,453	—
Pricing and bookkeeping fees	16,806	4,899
Professional fees	68,906	39,153
Custodian fees	303	1,050
Other general and administrative expenses	64,919	—

Total Expenses	10,191,387	45,102

Net Investment Income (Loss)	18,783,245	2,475,616

Net Realized and Unrealized Gains (Losses) on Investments
Net change in unrealized appreciation (depreciation) on non-controlled / non-affiliated investments	(1,874,058)	92,123

Net Realized and Unrealized Gains (Losses) on Investments	(1,874,058)	92,123

Net Increase (Decrease) in Members’ Equity Resulting from Operations	$16,909,187	$2,567,739

See accompanying notes which are an integral part of the consolidated financial statements.

Fidelity Private Credit Central Fund LLC

Consolidated Statements of Changes in Member’s Equity

(unaudited)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Net investment income	$18,783,245	$2,475,616
Net change in unrealized appreciation (depreciation) on non-controlled / non-affiliated investments	(1,874,058)	92,123

Net Increase (Decrease) in Members’ Equity Resulting from Operations	$16,909,187	$2,567,739

Capital Activity
Capital contributions	66,100,013	40,326,993
Distributions to members	(17,513,210)	(2,170,140)
Reinvestment of distributions	17,513,210	2,170,140

Net increase (decrease) in Members’ Equity resulting from capital activity	66,100,013	40,326,993

Total increase (decrease) in Members’ Equity	83,009,200	42,894,732
Members’ Equity
Beginning of period	462,571,059	97,149,445

End of period	$545,580,259	$140,044,177

See accompanying notes which are an integral part of the consolidated financial statements.

Fidelity Private Credit Central Fund LLC

Consolidated Statements of Cash Flows

(unaudited)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Cash flows from operating activities:
Net increase (decrease) in members’ equity resulting from operations	$16,909,187	$2,567,739
Adjustments to reconcile net increase (decrease) in members’ equity resulting from operations to net cash provided by (used in) operating activities:
Payments for purchases of investments	(353,933,313)	(41,502,426)
Proceeds from sales of investments and principal repayments	1,571,466	213,334
Net change in unrealized (appreciation) depreciation on investments	1,874,058	(92,123)
Net accretion of discount and amortization of premium	(1,197,458)	(80,219)
Amortization of deferred financing costs	395,926	—
Changes in operating assets and liabilities
(Increase) decrease in receivables from sales and paydowns of investments	112,421	—
(Increase) decrease in interest receivable	(2,667,712)	(541,913)
Increase (decrease) in interest expense payable	5,576,828	—
Increase (decrease) in other accounts payable and accrued liabilities	357,393	40,153
Increase (decrease) in affiliated payables	7,133	2,723

Net cash provided by (used in) operating activities	(330,994,071)	(39,392,732)

Cash flows from financing activities:
Payment of financing costs	(2,540,016)	—
Capital contributions	66,100,013	40,326,993
Proceeds from borrowings	225,000,000	—
Repayment of borrowings	(29,148,718)	—

Net cash provided by (used in) financing activities	259,411,279	40,326,993

Net change in cash	(71,582,792)	934,261
Cash as of the beginning of the period	102,825,803	709,028

Cash as of the end of the period	$31,243,011	$1,643,289

Supplemental information and non-cash financing activities
Non-cash distributions	$17,513,210	$2,170,140
Reinvestment of distributions	(17,513,210)	(2,170,140)
Cash paid for interest expense	$104,805	$—

See accompanying notes which are an integral part of the consolidated financial statements.

Fidelity Private Credit Central Fund LLC

Consolidated Schedule of Investments

March 31, 2023

(unaudited)

Investments (a)		Reference Rate and Spread (b)	Interest Rate (b)	Maturity Date	Par Amount/ Units (c)	Cost (d)	Fair Value (e)	Percentage of Net Assets
Investments — non-controlled / non-affiliated
First Lien Debt
Air Freight & Logistics
STG Logistics Inc (i)(k)	Term Loan	SOFR + 6.00%	10.83%	03/24/2028	41,976,000	41,383,245	40,506,840
Omni Intermediate Holdings, LLC (h)(k)	Term Loan	SOFR + 5.00%	9.97%	12/30/2026	27,487,083	27,089,736	27,121,505
Omni Intermediate Holdings, LLC (f)(h)	Delayed Draw Term Loan	—	—	12/30/2026	—	(7,440)	(59,263)
Echo Global Logistics Inc (j)(k)	Term Loan	L + 4.75%	9.59%	11/23/2028	15,522,000	14,992,103	14,949,238
R1 Holdings Merger Sub, LLC (h)(k)	Term Loan	SOFR + 6.25%	11.11%	12/29/2028	22,079,663	21,490,971	21,445,976
R1 Holdings Merger Sub, LLC (f)(h)	Delayed Draw Term Loan	SOFR + 6.25%	11.11%	12/29/2028	2,148,215	2,047,314	2,042,996
R1 Holdings Merger Sub, LLC (f)(h)	Revolving Credit Facility	SOFR + 6.25%	11.11%	12/29/2028	1,235,294	1,048,256	1,078,584

						108,044,185	107,085,876	19.63%

Application Software
Lightspeed Solutions, LLC (i)(k)	Term Loan	SOFR + 6.00%	11.37%	03/01/2028	19,139,641	18,763,347	18,802,784
Lightspeed Solutions, LLC (f)(i)	Delayed Draw Term Loan	SOFR + 6.00%	11.17%	03/01/2028	428,054	424,536	320,716
Prism Parent Co Inc. (f)(i)	Delayed Draw Term Loan	—	—	09/16/2028	—	(84,622)	(92,593)
Prism Parent Co Inc. (i)(k)	Term Loan	SOFR + 6.00%	10.69%	09/16/2028	31,679,699	31,088,291	31,099,960
Atlas AU Bidco Pty Ltd / Atlas US Finco, Inc. (h)(k)	Term Loan	SOFR + 7.25%	11.98%	12/09/2029	31,471,935	30,555,007	30,568,691
Atlas AU Bidco Pty Ltd / Atlas US Finco, Inc. (f)(h)	Revolving Credit Facility	—	—	12/09/2028	—	(96,549)	(97,288)

						80,650,010	80,602,270	14.77%

Automotive Parts & Equipment
Arrowhead Holdco Company (i)(k)	Term Loan	SOFR + 4.50%	9.28%	08/31/2028	25,113,127	24,611,319	23,729,394
Arrowhead Holdco Company (f)(i)(k)	Delayed Draw Term Loan	SOFR + 4.50%	9.28%	08/31/2028	2,287,645	2,287,645	2,033,951
American Trailer Rental Group, LLC (h)(k)	Term Loan	SOFR + 5.50%	10.55%	06/01/2027	15,800,000	15,409,564	15,194,860
American Trailer Rental Group, LLC (h)(k)	Delayed Draw Term Loan	SOFR + 5.50%	10.23%	06/01/2027	14,964,975	14,964,975	14,391,816
American Trailer Rental Group, LLC (f)(h)	Delayed Draw Term Loan	SOFR + 5.75%	10.61%	06/01/2027	8,200,000	7,633,274	7,618,900

						64,906,777	62,968,921	11.54%

Building Products
Copperweld Group, Inc. (h)(k)	Term Loan	SOFR + 6.00%	11.16%	03/31/2026	38,423,863	36,952,964	37,486,321
Copperweld Group, Inc. (f)(h)	Revolving Credit Facility	SOFR + 6.00%	10.95%	03/31/2026	1,353,638	1,161,582	1,229,780

						38,114,546	38,716,101	7.10%

Data Processing & Outsourced Services
VRC Companies LLC (h)(k)	Term Loan	SOFR + 5.75%	10.57%	06/29/2027	15,766,542	15,343,163	15,544,234
VRC Companies LLC (f)(h)(k)	Delayed Draw Term Loan	SOFR + 5.75%	10.57%	06/29/2027	16,998,203	17,014,331	16,728,452

						32,357,494	32,272,686	5.92%

Distributors
Infinite Bidco LLC (h)(k)	Term Loan	SOFR + 6.25%	10.91%	03/02/2028	25,000,000	24,269,425	24,247,500

						24,269,425	24,247,500	4.44%

Diversified Support Services
MRI Acquisitions, Inc (h)(k)	Term Loan	SOFR + 5.75%	10.80%	12/30/2025	35,640,900	35,002,463	34,928,082
MRI Acquisitions, Inc (f)(h)	Delayed Draw Term Loan	—	—	12/30/2025	—	(88,045)	(100,000)
MRI Acquisitions, Inc (f)(h)	Revolving Credit Facility	—	—	12/30/2025	—	(44,008)	(50,000)
Ruppert Landscape, LLC (i)(k)	Term Loan	SOFR + 5.75%	10.83%	12/01/2028	23,636,413	22,955,757	22,924,957
Ruppert Landscape, LLC (f)(i)	Delayed Draw Term Loan	—	—	12/01/2028	—	(98,739)	(105,043)
Ruppert Landscape, LLC (f)(i)	Revolving Credit Facility	SOFR + 5.75%	10.51%	12/01/2028	839,130	715,294	708,261

						58,442,722	58,306,257	10.69%

Electronic Components
AEP Passion Intermediate Holdings, Inc. (h)(k)	Term Loan	SOFR + 6.50%	11.54%	10/05/2027	24,815,438	24,086,379	24,073,457
AEP Passion Intermediate Holdings, Inc. (f)(h)	Delayed Draw Term Loan	—	—	10/05/2027	—	(99,731)	(102,106)
AEP Passion Intermediate Holdings, Inc. (f)(h)	Revolving Credit Facility	SOFR + 6.50%	11.41%	10/05/2027	384,178	334,259	333,125

						24,320,907	24,304,476	4.45%

Environmental & Facilities Services
Pavement Partners Interco, LLC (h)(k)	Term Loan	SOFR + 6.75%	11.44%	02/07/2028	40,452,261	39,264,962	39,238,693
Pavement Partners Interco, LLC (f)(h)	Delayed Draw Term Loan	—	—	02/07/2028	—	(84,211)	(86,683)
Pavement Partners Interco, LLC (f)(h)	Revolving Credit Facility	SOFR + 6.75%	12.19%	02/07/2028	1,256,281	1,146,308	1,143,216
USA Water Intermediate Holdings, LLC (h)(k)	Term Loan	SOFR + 6.25%	11.36%	01/27/2028	33,216,750	32,408,441	32,386,331
USA Water Intermediate Holdings, LLC (f)(h)	Delayed Draw Term Loan	—	—	01/27/2028	—	(144,790)	(150,000)
USA Water Intermediate Holdings, LLC (f)(h)	Revolving Credit Facility	—	—	01/27/2028	—	(108,546)	(112,500)

						72,482,164	72,419,057	13.27%

Health Care Services
Integrated Oncology Network LLC (f)(h)(k)	Delayed Draw Term Loan	SOFR + 6.00%	10.74%	06/24/2025	3,165,267	3,165,267	3,040,627
Integrated Oncology Network LLC (f)(h)	Revolving Credit Facility	—	—	06/24/2025	—	—	(9,021)
Integrated Oncology Network LLC (h)(k)	Term Loan	SOFR + 6.00%	10.74%	06/24/2025	13,916,541	13,661,972	13,696,660
Patriot Home Care (f)(i)	Delayed Draw Term Loan	—	—	05/04/2028	—	—	(188,690)
Patriot Home Care (i)(k)	Term Loan	SOFR + 6.00%	10.70%	05/04/2028	28,748,276	28,215,092	28,256,680
AB Centers Acquisition Corporation (i)(k)	Term Loan	SOFR + 6.00%	10.93%	09/06/2028	36,795,293	35,790,221	35,790,782
AB Centers Acquisition Corporation (i)	Delayed Draw Term Loan	—	—	09/06/2028	—	—	—
AB Centers Acquisition Corporation (f)(i)	Revolving Credit Facility	L + 6.00%	13.00%	09/06/2028	775,862	691,130	691,138
VIP Medical US Buyer, LLC (h)	Term Loan	SOFR + 5.75%	10.66%	12/12/2028	34,299,038	33,722,584	33,568,468
VIP Medical US Buyer, LLC (f)(h)	Revolving Credit Facility	—	—	12/12/2028	—	(142,571)	(159,750)
VIP Medical US Buyer, LLC (f)(h)	Delayed Draw Term Loan	—	—	12/12/2028	—	(190,238)	(200,000)
Houseworks Holdings, LLC (h)	Term Loan	SOFR + 6.75%	11.86%	12/16/2028	6,733,125	6,538,029	6,546,617
Houseworks Holdings, LLC (h)	Delayed Draw Term Loan	SOFR + 6.75%	11.66%	12/16/2028	25,000,000	24,285,027	24,307,500
Houseworks Holdings, LLC (f)(h)	Revolving Credit Facility	—	—	12/16/2028	—	(100,011)	(96,950)

See accompanying notes which are an integral part of the consolidated financial statements.

Investments (a)		Reference Rate and Spread (b)	Interest Rate (b)	Maturity Date	Par Amount/ Units (c)	Cost (d)	Fair Value (e)	Percentage of Net Assets
Fertility (ITC) Investment Holdco, LLC (h)(k)	Term Loan	SOFR + 6.50%	11.30%	01/03/2029	38,705,000	37,767,419	37,741,246
Fertility (ITC) Investment Holdco, LLC (f)(h)	Delayed Draw Term Loan	—	—	01/03/2029	—	(163,845)	(170,455)
Fertility (ITC) Investment Holdco, LLC (f)(h)	Revolving Credit Facility	—	—	01/03/2029	—	(65,503)	(67,909)

						183,174,573	182,746,943	33.50%

Human Resource & Employment Services
Future Care Associates LLC (h)(k)	Term Loan	SOFR + 6.75%	11.80%	12/30/2028	29,925,000	29,192,458	29,173,883
Future Care Associates LLC (f)(h)	Delayed Draw Term Loan	—	—	12/30/2028	—	(607,006)	(627,500)
Future Care Associates LLC (f)(h)	Revolving Credit Facility	—	—	12/30/2028	—	(121,299)	(125,500)

						28,464,153	28,420,883	5.21%

Industrial Machinery & Supplies & Components
Astro Acquisition LLC (h)(k)	Term Loan	SOFR + 5.50%	10.66%	12/13/2027	49,375,000	48,801,356	49,379,667
Astro Acquisition LLC (f)(h)	Revolving Credit Facility	SOFR + 5.50%	10.46%	12/13/2027	2,673,317	2,673,317	2,620,817
Blackbird Purchaser Inc (i)(k)	Term Loan	SOFR + 4.50%	9.41%	04/08/2026	14,513,622	14,279,372	14,152,233
Blackbird Purchaser Inc (f)(i)	Delayed Draw Term Loan	—	—	04/08/2026	—	(15,113)	(132,357)
Double E Company, LLC (h)(k)	Term Loan	SOFR + 6.00%	11.05%	06/21/2028	15,740,088	15,561,303	15,576,391
Double E Company, LLC (f)(h)	Revolving Credit Facility	SOFR + 6.00%	11.04%	06/21/2028	810,573	810,573	785,833
Double E Company, LLC (f)(h)	Delayed Draw Term Loan	—	—	06/21/2028	—	—	(18,326)
Lake Air Products, LLC (h)(k)	Term Loan	SOFR + 6.75%	12.05%	01/09/2029	39,360,000	38,401,699	38,383,872
Lake Air Products, LLC (f)(h)	Revolving Credit Facility	—	—	01/09/2029	—	(144,537)	(148,800)

						120,367,970	120,599,330	22.10%

Insurance Brokers
Alera Group, Inc. (i)(k)	Term Loan	SOFR + 6.50%	11.41%	09/30/2028	4,975,000	4,882,524	4,879,978
Alera Group, Inc. (f)(i)(k)	Delayed Draw Term Loan	SOFR + 6.50%	11.41%	09/30/2028	7,941,063	7,758,799	7,750,711

						12,641,323	12,630,689	2.32%

Paper & Plastic Packaging Products & Materials
Bron Buyer, LLC (h)(k)	Term Loan	SOFR + 4.50%	11.75%	01/13/2029	33,000,000	32,195,673	32,175,000
Bron Buyer, LLC (f)(h)	Delayed Draw Term Loan	—	—	01/13/2029	—	(120,643)	(125,000)
Bron Buyer, LLC (f)(h)	Revolving Credit Facility	—	—	01/13/2029	—	(120,694)	(125,000)

						31,954,336	31,925,000	5.87%

Pharmaceuticals
Alcami Corporation (h)(k)	Term Loan	SOFR + 7.00%	11.91%	12/21/2028	44,955,822	42,668,606	43,458,793
Alcami Corporation (f)(h)	Delayed Draw Term Loan	—	—	12/21/2028	—	(230,734)	(152,815)
Alcami Corporation (f)(h)	Revolving Credit Facility	—	—	12/21/2028	—	(368,537)	(244,504)

						42,069,335	43,061,474	7.89%

Soft Drinks & Non-alcoholic Beverages
Refresh Buyer LLC (f)(i)	Revolving Credit Facility	SOFR + 4.75%	9.40%	12/23/2027	368,098	368,098	245,399
Refresh Buyer LLC (i)(k)	Term Loan	SOFR + 4.75%	9.40%	12/23/2028	14,576,687	14,462,765	13,993,620
Refresh Buyer LLC (i)	Delayed Draw Term Loan	L + 4.75%	9.23%	12/23/2028	2,203,067	2,203,067	2,114,945
Refresh Buyer LLC (i)(k)	Term Loan	SOFR + 5.75%	10.65%	12/23/2028	34,943,478	34,363,261	34,213,160
Refresh Buyer LLC (f)(i)	Delayed Draw Term Loan	—	—	12/23/2028	—	(46,555)	(49,689)

						51,350,636	50,517,435	9.26%

Specialized Consumer Services
USW Buyer, LLC (h)(k)	Term Loan	SOFR + 6.25%	11.25%	11/03/2028	15,960,000	15,695,770	15,640,800
USW Buyer, LLC (f)(h)	Delayed Draw Term Loan	SOFR + 6.25%	11.25%	11/03/2028	3,000,000	2,831,828	2,700,000
USW Buyer, LLC (f)(h)	Revolving Credit Facility	—	—	11/03/2028	—	(93,683)	(100,000)
Senske Lawn and Tree Care, LLC (i)(k)	Term Loan	SOFR + 5.50%	10.40%	12/15/2028	13,266,750	12,947,029	12,940,388
Senske Lawn and Tree Care, LLC (i)	Delayed Draw Term Loan	SOFR + 5.50%	10.40%	12/15/2028	4,500,000	4,392,145	4,443,750
Senske Lawn and Tree Care, LLC (f)(i)	Revolving Credit Facility	—	—	12/15/2028	—	(89,250)	(92,250)
Senske Lawn and Tree Care, LLC (f)(i)	Delayed Draw Term Loan	SOFR + 5.50%	10.40%	12/15/2028	3,000,000	2,910,307	2,943,750

						38,594,146	38,476,438	7.05%

Trading Companies & Distributors
Belt Power Holdings LLC (h)(k)	Term Loan	SOFR + 6.00%	10.73%	08/22/2028	29,669,231	29,120,656	29,058,045
Belt Power Holdings LLC (f)(h)	Delayed Draw Term Loan	SOFR + 6.00%	10.96%	08/22/2028	3,614,872	3,552,947	3,474,204
Belt Power Holdings LLC (f)(h)	Revolving Credit Facility	SOFR + 5.00%	11.05%	08/22/2028	2,222,222	2,160,191	2,151,795
All States AG Parts, LLC (h)(k)	Term Loan	SOFR + 5.75%	10.81%	09/01/2026	24,937,500	24,405,746	24,329,025

						59,239,540	59,013,069	10.82%

Total First Lien Debt						1,071,444,242	1,068,314,405	195.83%

Second Lien Debt
Air Freight & Logistics
Echo Global Logistics Inc (j)(k)	Term Loan	L + 8.00%	12.84%	11/23/2029	10,000,000	9,651,578	9,630,000

						9,651,578	9,630,000	1.77%

Total Second Lien Debt						9,651,578	9,630,000	1.77%

Equity
Building Products
Copperweld Investor, LLC (l)					600,000	1,500,000	1,500,000

						1,500,000	1,500,000	0.27%

Electronic Components
APCT Parent, L.P. (l)					1,500	1,500,000	1,500,000

						1,500,000	1,500,000	0.27%

Health Care Services
VIP Medical Holdings, LLC Series A Preferred (l)					1,000,000	10	10
VIP Medical Holdings, LLC Class A (l)					1,000,000	1,000,000	1,000,000
Houseworks Holdings, LLC (l)					50,000	500,000	500,000

						1,500,010	1,500,010	0.27%

Industrial Machinery & Supplies & Components
Lake Air Products, LLC (l)					1,000,000	1,000,000	1,000,000

						1,000,000	1,000,000	0.18%

Investment Companies
Double E Equity, L.P. (l)					1,000	1,000,000	1,000,000
KLC Fund 1022-CI-A LP (l)					7,500	750,000	750,000
REP RO Coinvest IV-A, L.P. (l)					800,000	800,000	800,000

						2,550,000	2,550,000	0.47%

See accompanying notes which are an integral part of the consolidated financial statements.

Investments (a)	Reference Rate and Spread (b)	Interest Rate (b)	Maturity Date	Par Amount/ Units (c)	Cost (d)	Fair Value (e)	Percentage of Net Assets
Paper & Plastic Packaging Products & Materials
Bron Holdings, LLC (l)				1,000	1,000,000	1,000,000

					1,000,000	1,000,000	0.18%

Specialized Consumer Services
USW Holdings, LLC (l)				569	568,966	568,966
Mustang Prospects Holdco, LLC Class A (l)				863	863,287	863,287
Mustang Prospects Holdco, LLC Class B (l)				863,287	9	9

					1,432,262	1,432,262	0.26%

Trading Companies & Distributors
Belt Power Parent, LLC (l)				1,000,000	1,000,000	1,000,000

					1,000,000	1,000,000	0.18%

Total Equity Investments					11,482,272	11,482,272	2.08%

Total Investments — non-controlled / non-affiliated					1,092,578,092	1,089,426,677	199.68%

Legend

(a)	All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted.

(b)

Variable rate loans bear interest at a rate that is determined by reference to either London Interbank Offering Rate (LIBOR or L) or Secured Overnight Funds Rate (SOFR) which reset daily, monthly, quarterly or semi-annually. For each loan, the Fund has indicated the reference rate used and provided the spread and the interest rate in effect as of March 31, 2023.

(c)	The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments

(d)	All debt investments are shown at amortized cost. All equity investments are shown at identified cost

(e)

Unless otherwise indicated, these investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by the Fair Value Committee (see Note 2 and Note 6), pursuant to the Fund’s valuation policy.

(f)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See Notes to Consolidated Financial Statements for more information on the Fund’s unfunded commitments

(g)	Security or portion of the security is subject to repurchase in accordance with Short-Term Borrowings

(h)	The interest rate floor on these investments as of March 31, 2023 was 1.00%.

(i)	The interest rate floor on these investments as of March 31, 2023 was 0.75%.

(j)	The interest rate floor on these investments as of March 31, 2023 was 0.50%

(k)	Security or portion of the security is pledged as collateral for JPMorgan Lending Facility

(l)

Restricted securities (including private placements) – Investment in securities not registered under the Securities Act of 1933 (excluding 144A issues). At the end of the period, the value of restricted securities (excluding 144A issues) amounted to $11,482,272 or 2.1% of Members’ Equity.

Additional information on each restricted holding is as follows:

APCT Parent, L.P.	02/14/2023	1,500,000
Belt Power Parent, LLC	08/22/2022	1,000,000
Bron Holdings, LLC	01/17/2023	1,000,000
Copperweld Investor, LLC	12/15/2022	1,500,000
Double E Equity, L.P.	06/21/2022	1,000,000
Houseworks Holdings, LLC (l)	02/14/2023	500,000
KLC Fund 1022-CI-A LP	12/01/2022	750,000
Lake Air Products, LLC	01/09/2023	1,000,000
Mustang Prospects Holdco, LLC Class A	12/15/2022 - 02/03/2023	863,287
Mustang Prospects Holdco, LLC Class B	12/15/2022 - 02/03/2023	9
REP RO Coinvest IV-A, L.P.	12/29/2022	800,000
USW Holdings, LLC	11/03/2022 - 03/16/2023	568,966
VIP Medical Holdings, LLC Class A	12/12/2022	1,000,000
VIP Medical Holdings, LLC Series A Preferred	12/12/2022	10

See accompanying notes which are an integral part of the consolidated financial statements.

Fidelity Private Credit Central Fund LLC

Consolidated Schedule of Investments

December 31, 2022

Investments (a)		Reference Rate and Spread (b)	Interest Rate (b)	Maturity Date	Par Amount/ Units (c)	Cost (d)	Fair Value (e)	Percentage of Net Assets
Investments — non-controlled/non-affiliated
First Lien Debt
Air Freight & Logistics
STG Logistics Inc (j)(l)	Term Loan	SOFR + 6.00%	10.42%	03/24/2028	42,188,000	41,570,092	40,500,480
Omni Intermediate Holdings, LLC (i)(l)	Term Loan	SOFR + 5.00%	9.73%	12/30/2026	26,442,532	26,024,445	26,096,135
Omni Intermediate Holdings, LLC (f)(i)	Delayed Draw Term Loan	—	—	12/30/2026	—	—	(72,964)
Echo Global Logistics Inc (k)(l)	Term Loan	L + 4.75%	9.13%	11/23/2028	15,561,000	15,012,456	14,988,355
Roadone Inc (i)(l)	Term Loan	SOFR + 6.25%	10.83%	12/29/2028	22,135,000	21,471,375	21,470,950
Roadone Inc (f)(i)	Delayed Draw Term Loan	—	—	12/29/2028	—	(105,126)	(105,219)
Roadone Inc (f)(i)	Revolving Credit Facility	SOFR + 6.25%	10.83%	12/29/2028	1,235,294	1,072,530	1,072,398

						105,045,772	103,950,135	22.47%

Application Software
Lightspeed Systems (j)(l)	Term Loan	L + 6.00%	10.82%	03/01/2028	18,963,294	18,572,919	18,631,437
Lightspeed Systems (f)(j)	Delayed Draw Term Loan	—	—	03/01/2028	—	—	(106,707)
Prism Parent Co Inc. (f)(j)	Delayed Draw Term Loan	—	—	09/16/2028	—	(88,369)	(92,593)
Prism Parent Co Inc. (j)(l)	Term Loan	SOFR + 6.00%	10.32%	09/16/2028	31,759,296	31,146,751	31,127,286
Atlas US / AU (i)(l)	Term Loan	SOFR + 7.25%	11.48%	12/09/2029	31,471,935	30,533,194	30,527,777
Atlas US / AU (f)(i)	Revolving Credit Facility	—	—	12/09/2028	—	(100,666)	(101,695)

						80,063,829	79,985,505	17.29%

Auto Parts & Equipment
Arrowhead Holdco Company (j)(l)	Term Loan	SOFR + 4.50%	8.61%	08/31/2028	25,113,127	24,593,924	24,467,720
Arrowhead Holdco Company (f)(j)(l)	Delayed Draw Term Loan	SOFR + 4.50%	8.61%	08/31/2028	2,293,436	2,293,437	2,174,958
American Trailer Rental Group (i)(l)	Term Loan	L + 5.00%	9.73%	06/01/2028	15,840,000	15,424,715	15,436,080
American Trailer Rental Group (i)(l)	Delayed Draw Term Loan	L + 5.00%	8.75%	06/01/2027	14,964,975	14,964,975	14,583,368

						57,277,051	56,662,126	12.25%

Building Products
Copperweld Investors, LLC (i)(l)	Term Loan	SOFR + 6.00%	10.84%	03/31/2026	38,521,360	36,925,829	37,562,179
Copperweld Investors, LLC (f)(i)	Revolving Credit Facility	SOFR + 6.00%	10.24%	03/31/2026	676,819	467,105	550,423

						37,392,934	38,112,602	8.24%

Data Processing & Outsourced Services
VRC Companies LLC (i)(l)	Term Loan	SOFR + 5.75%	8.52%	06/29/2027	15,806,157	15,322,014	15,575,387
VRC Companies LLC (f)(i)	Delayed Draw Term Loan	SOFR + 5.75%	10.02%	06/29/2027	6,444,680	6,444,680	6,165,127

						21,766,694	21,740,514	4.70%

Diversified Support Services
MRI Acquisitions, Inc (i)(l)	Term Loan	SOFR + 5.75%	10.48%	12/30/2025	35,730,450	35,041,223	35,015,841
MRI Acquisitions, Inc (f)(i)	Delayed Draw Term Loan	—	—	12/30/2025	—	(95,906)	(100,000)
MRI Acquisitions, Inc (f)(i)	Revolving Credit Facility	—	—	12/30/2025	—	(47,948)	(50,000)
Ruppert Landscape, LLC (j)(l)	Term Loan	SOFR + 5.75%	9.97%	12/01/2028	23,695,652	22,991,980	22,984,783
Ruppert Landscape, LLC (f)(j)	Delayed Draw Term Loan	—	—	12/01/2028	—	(102,936)	(104,348)
Ruppert Landscape, LLC (f)(j)	Revolving Credit Facility	SOFR + 5.75%	9.97%	12/01/2028	1,360,870	1,232,068	1,230,435

						59,018,481	58,976,711	12.75%

Health Care Services
Integrated Oncology Network LLC (f)(i)(l)	Delayed Draw Term Loan	SOFR + 6.00%	9.71%	06/24/2025	3,173,227	3,173,228	3,080,838
Integrated Oncology Network LLC (f)(i)	Revolving Credit Facility	—	—	06/24/2025	—	—	(6,680)
Integrated Oncology Network LLC (i)(l)	Term Loan	SOFR + 6.00%	9.71%	06/24/2025	13,951,595	13,709,556	13,788,362
Patriot Home Care (f)(j)	Delayed Draw Term Loan	—	—	05/04/2028	—	—	(187,586)
Patriot Home Care (j)(l)	Term Loan	SOFR + 6.00%	10.70%	05/04/2028	28,820,690	28,193,266	28,330,738
AB Centers Acquisition Corporation (j)(l)	Term Loan	SOFR + 6.00%	10.58%	09/06/2028	30,680,616	29,796,338	29,769,401
AB Centers Acquisition Corporation (f)(j)	Delayed Draw Term Loan	SOFR + 6.00%	10.20%	09/06/2028	1,551,724	1,463,221	1,458,620
AB Centers Acquisition Corporation (f)(j)	Revolving Credit Facility	—	—	09/06/2028	—	(88,310)	(92,172)
VIP Medical Group (g)(i)	Term Loan	SOFR + 5.75%	10.39%	12/12/2028	34,385,000	33,701,759	33,697,300
VIP Medical Group (f)(i)	Revolving Credit Facility	—	—	12/12/2028	—	(148,674)	(150,000)
VIP Medical Group (f)(i)	Delayed Draw Term Loan	—	—	12/12/2028	—	(198,258)	(200,000)
Houseworks Holdings, LLC (i)	Term Loan	SOFR + 6.75%	11.18%	12/16/2028	6,750,000	6,548,516	6,547,500
Houseworks Holdings, LLC (f)(i)	Delayed Draw Term Loan	—	—	12/16/2028	—	(744,801)	(750,000)
Houseworks Holdings, LLC (f)(i)	Revolving Credit Facility	—	—	12/16/2028	—	(104,261)	(105,000)

						115,301,580	115,181,321	24.90%

Industrial Machinery
Astro Acquisition LLC (i)(l)	Term Loan	SOFR + 5.50%	10.34%	12/13/2027	49,500,000	48,903,604	49,074,299
Astro Acquisition LLC (f)(i)	Revolving Credit Facility	L + 5.50%	10.00%	12/13/2027	3,274,932	3,274,932	3,221,182
Blackbird Purchaser Inc (j)(l)	Term Loan	L + 4.50%	8.88%	04/08/2026	10,978,045	10,737,306	10,700,301
Blackbird Purchaser Inc (f)(j)	Delayed Draw Term Loan	—	—	04/08/2026	—	—	(224,889)
Double E Company, LLC (i)(l)	Term Loan	SOFR + 6.00%	10.55%	06/21/2028	15,779,736	15,594,191	15,614,048
Double E Company, LLC (f)(i)	Revolving Credit Facility	SOFR + 6.00%	10.55%	06/21/2028	546,256	546,256	521,278
Double E Company, LLC (f)(i)	Delayed Draw Term Loan	—	—	06/21/2028	—	—	(18,502)

						79,056,289	78,887,717	17.05%

Insurance Brokers
Alera Group, Inc. (j)	Term Loan	SOFR + 6.50%	10.92%	09/30/2028	4,987,500	4,891,802	4,891,740
Alera Group, Inc. (f)(j)	Delayed Draw Term Loan	SOFR + 6.50%	10.92%	09/30/2028	5,586,000	5,396,797	5,394,269

						10,288,599	10,286,009	2.22%

Pharmaceuticals
Alcami Corporation (i)(l)	Term Loan	SOFR + 7.00%	11.42%	12/21/2028	45,068,493	42,705,795	43,491,096

See accompanying notes which are an integral part of the consolidated financial statements.

Investments (a)		Reference Rate and Spread (b)	Interest Rate (b)	Maturity Date	Par Amount/ Units (c)	Cost (d)	Fair Value (e)	Percentage of Net Assets
Alcami Corporation (f)(i)	Delayed Draw Term Loan	—	—	12/21/2028	—	(240,367)	(160,617)
Alcami Corporation (f)(i)	Revolving Credit Facility	—	—	12/21/2028	—	(384,576)	(256,986)

						42,080,852	43,073,493	9.31%

Soft Drinks
Refresh Buyer LLC (f)(j)	Revolving Credit Facility	L + 4.50%	9.23%	12/23/2027	460,123	460,123	338,957
Refresh Buyer LLC (j)(l)	Term Loan	L + 4.50%	9.23%	12/23/2028	14,613,497	14,457,860	14,036,264
Refresh Buyer LLC (j)	Delayed Draw Term Loan	L + 4.50%	9.31%	12/23/2028	2,203,067	2,203,067	2,116,046
Refresh Buyer LLC (j)(l)	Term Loan	SOFR + 5.75%	10.33%	12/23/2028	35,031,056	34,342,368	34,274,385
Refresh Buyer LLC (f)(j)	Delayed Draw Term Loan	—	—	12/23/2028	—	(48,551)	(49,689)

						51,414,867	50,715,963	10.98%

Specialized Consumer Services
USW Buyer, LLC (i)(l)	Term Loan	SOFR + 6.25%	10.93%	11/03/2028	16,000,000	15,686,129	15,680,000
USW Buyer, LLC (f)(i)	Delayed Draw Term Loan	—	—	11/03/2028	—	(292,292)	(300,000)
USW Buyer, LLC (f)(i)	Revolving Credit Facility	SOFR + 6.25%	10.93%	11/03/2028	1,000,000	902,602	900,000
Senske Lawn and Tree Care, Inc (j)(l)	Term Loan	SOFR + 5.50%	9.84%	12/15/2028	13,300,000	12,969,359	12,967,500
Senske Lawn and Tree Care, Inc (f)(j)	Delayed Draw Term Loan	—	—	12/15/2028	—	(55,832)	(56,250)
Senske Lawn and Tree Care, Inc (f)(j)	Revolving Credit Facility	—	—	12/15/2028	—	(93,055)	(93,750)
Senske Lawn and Tree Care, Inc (f)(j)	Delayed Draw Term Loan	—	—	12/15/2028	—	(55,832)	(56,250)

						29,061,079	29,041,250	6.28%

Trading Companies & Distributors
Belt Power LLC (g)(i)	Term Loan	SOFR + 6.00%	10.73%	08/22/2028	29,669,231	29,102,700	29,069,912
Belt Power LLC (f)(i)	Delayed Draw Term Loan	SOFR + 6.00%	10.71%	08/22/2028	3,623,932	3,559,528	3,485,812
Belt Power LLC (f)(i)	Revolving Credit Facility	PRIME + 6.00%	12.00%	08/22/2028	1,709,402	1,645,016	1,640,342

						34,307,244	34,196,066	7.39%

Total First Lien Debt						722,075,271	720,809,412	155.83%

Second Lien Debt
Air Freight & Logistics
Echo Global Logistics Inc (k)(l)	Term Loan	L + 8.00%	12.41%	11/23/2029	10,000,000	9,643,498	9,632,000

						9,643,498	9,632,000	2.08%

Total Second Lien Debt						9,643,498	9,632,000	2.08%

Equity
Building Products
Copperweld Investor, LLC (m)					600,000	1,500,000	1,500,000

						1,500,000	1,500,000	0.32%

Health Care Services
VIP Medical Holdings, LLC Series A Preferred (m)					1,000,000	10	10
VIP Medical Holdings, LLC Class A (m)					1,000,000	1,000,000	1,000,000

						1,000,010	1,000,010	0.22%

Investment Companies
Double E Equity, L.P. (m)					1,000	1,000,000	1,000,000
KLC Fund 1022-CI-A LP (m)					7,500	750,000	750,000
REP RO Coinvest IV-A, L.P. (m)					800,000	800,000	800,000

						2,550,000	2,550,000	0.55%

Specialized Consumer Services
USW Holdings, LLC (m)					500	500,000	500,000
Mustang Prospects Holdco, LLC Class A (m)					750	750,000	750,000
Mustang Prospects Holdco, LLC Class B (m)					750,000	8	8

						1,250,008	1,250,008	0.27%

Trading Companies & Distributors
Belt Power Parent, LLC (m)					1,000,000	1,000,000	1,000,000

						1,000,000	1,000,000	0.22%

Total Equity Investments						7,300,018	7,300,018	1.58%

Total Investments — non-controlled/non-affiliated						739,018,787	737,741,430	159.49%

Legend

(a)	All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted

(b)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Prime Rate (Prime), London Interbank Offering Rate (LIBOR or L) or Secured Overnight Funds Rate (SOFR) which reset daily, monthly, quarterly or semi-annually. For each loan, the Fund has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2022.

(c)	The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments

(d)	All debt investments are shown at amortized cost. All equity investments are shown at identified cost.

(e)

Unless otherwise indicated, these investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by the Fair Value Committee (see Note 2 and Note 6), pursuant to the Fund’s valuation policy.

(f)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See Notes to Consolidated Financial Statements for more information on the Fund’s unfunded commitments

(g)	Security or portion of the security is subject to repurchase in accordance with Short-Term Borrowings.

(h)	These investments were not valued using unobservable inputs and are not considered Level 3 investments.

(i)	The interest rate floor on these investments as of December 31, 2022 was 1.00%.

See accompanying notes which are an integral part of the consolidated financial statements.

(j)	The interest rate floor on these investments as of December 31, 2022 was 0.75%.

(k)	The interest rate floor on these investments as of December 31, 2022 was 0.50%.

(l)	Security or portion of the security is pledged as collateral for JPMorgan Lending Facility.

(m)

Restricted securities (including private placements) – Investment in securities not registered under the Securities Act of 1933 (excluding 144A issues). At the end of the period, the value of restricted securities (excluding 144A issues) amounted to $7,300,018 or 1.6% of net assets.

Additional information on each restricted holding is as follows:

Security	Acquisition Date	Acquisition Cost ($)
Belt Power Parent, LLC	08/22/2022	1,000,000
Copperweld Investor, LLC	12/15/2022	1,500,000
Double E Equity, L.P.	06/21/2022	1,000,000
KLC Fund 1022-CI-A LP	12/01/2022	750,000
Mustang Prospects Holdco, LLC Class A	12/15/2022	750,000
Mustang Prospects Holdco, LLC Class B	12/15/2022	8
REP RO Coinvest IV-A, L.P.	12/29/2022	800,000
USW Holdings, LLC	11/03/2022	500,000
VIP Medical Holdings, LLC Series A Preferred	12/12/2022	10
VIP Medical Holdings, LLC Class A	12/12/2022	1,000,000

See accompanying notes which are an integral part of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1: Organization.

Fidelity Private Credit Central Fund LLC (formerly Fidelity Direct Lending Fund, LP) (the “Fund”) is a non-diversified, closed-end management investment company which elected, on January 31, 2023, to amend its legal structure to a Delaware limited liability company, and adopt a fiscal year end of December 31, 2022. Prior to that date, the Fund was a Delaware limited partnership, formed pursuant to the Delaware Act by filing the Certificate of Limited Partnership on September 16, 2021. The Fund has entered into an Investment Management Agreement with FIAM LLC (“FIAM” or the “Adviser”), a Delaware limited liability company. Prior to January 31, 2023, FIAM Institutional Funds Manager, LLC (“FIAMIFM”), a Delaware limited liability company and a wholly owned subsidiary of FIAM Holdings Corp., was the general partner of the Fund (“General Partner”).

Effective January 31, 2023, the General Partner and the Limited Partners became Members of the Fund and the interests in the Limited Partnership were converted into Common Units of the Fund. Within these Consolidated Financial Statements and Notes to Consolidated Financial Statements, all references to Members and Members’ Equity prior to January 31, 2023 are referring to Partners and Partners’ Capital, respectively.

The Fund commenced operations on December 9, 2021.

The Fund intends to be elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and also intends to elect to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in directly originated loans to private companies but also in liquid credit investments, like broadly syndicated loans, and other select private credit investments. The Fund will generally seek to invest in loans that carry variable (i.e., “floating”) interest rates. Under normal circumstances, the Fund will invest at least 80% of its total assets in private credit investments. Specific private investments may include: (a) directly originated first lien loans, senior secured revolving lines of credit, term loans and delayed draw term loans, (b) directly originated second lien, last out senior, secured or unsecured mezzanine term loans and delayed draw term loans, (c) club deals (investments generally comprised from a small group of lenders), and broadly syndicated leveraged loans (investments generally arranged or underwritten by investment banks or other intermediaries), and (d) other debt (collectively referred to as “Private Credit”). The Adviser may also invest to a lesser degree in equity linked instruments (may include debt with warrants, preferred equity investments, or equity co-investments). The Adviser may lead and structure the transaction as sole-lender, as the agent of a club credit facility (a group of similar direct lenders that invest in the same tranches), or may participate as a non-agent investor in a large club or syndicated transactions. In order to provide liquidity for share repurchases, the Fund intends to maintain an allocation to syndicated loans and other liquid investments.

Note 2: Significant Accounting Policies.

The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Fund is considered an investment company under GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946. The functional currency is the U.S. Dollar. Certain prior period information has been reclassified to conform to the current period presentation and this had no effect on the Fund’s consolidated financial position or the consolidated results of operations as previously reported.

Consolidation

The Fund will generally consolidate any wholly-owned, or substantially wholly-owned, subsidiary when the design and purpose of the subsidiary is to act as an extension of the Fund’s investment operations and to facilitate the execution of the Fund’s investment strategy. Accordingly, as of March 31, 2023 and December 31, 2022, the Fund consolidated the financial position and results of its wholly-owned subsidiaries in its consolidated financial statements. All intercompany transactions and balances have been eliminated in consolidation. Since the Fund is an investment company, portfolio investments held by the Fund are not consolidated into the consolidated financial statements. The portfolio investments held by the Fund (including investments held by consolidated subsidiaries) are included on the Consolidated Statements of Assets, Liabilities, and Members’ Equity as investments at fair value.

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts may ultimately differ from those estimates and the differences could be material.

Income Taxes

The Fund is classified as a partnership for Federal income tax purposes. No provisions for income taxes are recorded in the consolidated financial statements since the Fund is not subject to income tax. Tax obligations relating to the Fund’s activities are the responsibility of the unitholders.

In the normal course of business, the Fund maybe subject to examination by tax authorities. ASC 740 Income Taxes (“ASC 740”) provides guidance on the accounting for and disclosure of uncertainty in tax positions. ASC 740 requires the evaluation of tax positions taken or expected to be taken to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. The Fund evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. As of March 31, 2023 and December 31, 2022, the Fund did not have any unrecognized tax benefits in the consolidated financial statements; nor is the Fund aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

The Fund files a U.S. federal tax return, in addition to state and local tax returns as required. The Fund’s federal income tax returns are subject to examination by the Internal Revenue Service (IRS) for a period of three fiscal years after they are filed. State and local tax returns may be subject to examination for an additional fiscal year depending on the jurisdiction.

Deferred Financing Costs

The Fund records costs related to issuance of revolving debt obligations as deferred financing costs. These costs are deferred and amortized using the straight-line method over the stated maturity life of the obligation.

Investment Valuation

The Fund values its investments, upon which its NAV is based, in accordance with ASC 820, Fair Value Measurement, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also provides a framework for measuring fair value, establishes a fair value hierarchy based on the observability of inputs used to measure fair value and prescribes disclosure requirements for fair value measurements.

Pursuant to Rule 2a-5, the Board has designated the Adviser as the valuation designee responsible for valuing all of the Fund’s investments, including making fair valuation determinations as needed. The Adviser has established a fair value committee (the “Fair Value Committee”) to carry out the day-to-day fair valuation responsibilities and has adopted policies and procedures to govern activities of the Fair Value Committee and the performance of functions required to determine the fair value of a fund’s investments in good faith. These functions include periodically assessing and managing material risks associated with fair value determinations, selecting, applying, reviewing, and testing fair value methodologies, monitoring for circumstances that may necessitate the use of fair value, and overseeing and evaluating pricing services used.

In accordance with the Adviser’s policies and procedures, which have been approved by the Board, investments, including debt securities, that are publicly traded but for which no readily available market quotations exist are generally valued on the basis of information furnished by an independent third-party pricing service that uses a valuation matrix which incorporates both dealer-supplied valuations and electronic data processing techniques. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations or prices received from third-party pricing services are not reflective of the fair value of an investment. Investments that are not publicly traded or whose current market prices or quotations are not readily available, as will be the case for a substantial portion of the Fund’s investments, are valued at fair value as determined by the Adviser in good faith pursuant to the Adviser’s Board-approved policies and procedures. Factors used in determining fair value vary by investment type and may include market or investment specific events, transaction data, estimated cash flows, and market observations of comparable investments. In determining fair value of the Fund’s loan investments the types of factors that the Fair Value Committee may take into account generally include comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of the portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, the markets in which the portfolio company does business and other relevant factors.

The Fair Value Committee manages the Fund’s fair valuation practices and maintains the fair valuation policies and procedures. To assess the continuing appropriateness of pricing sources and methodologies, the Fair Value Committee regularly performs price verification procedures, engages in oversight activities with respect to third-party pricing sources used and issues challenges as necessary. In addition, the Fair Value Committee may rely on third-party valuation services to verify the fair value determinations of certain investments. A third-party valuation service will generally review a portion of the Fund’s investments in loans each quarter such that on an annual basis most of the loans’ values will be tested for appropriateness and reliability. The Adviser reports to the Board information regarding the fair valuation process and related material matters. The Board may determine to modify its designation of the Adviser as valuation designee, relating to any or all Fund investments, at any time.

Valuation techniques used to value the Fund’s investments by major category are as follows:

•

Equity securities and other investments, including restricted securities, for which market quotations are readily available, are valued at the last reported sale price or official closing price (in the case of securities and futures) or the mean of the closing bid and offer (in the case of options) as reported by a third-party pricing service on the primary market or exchange on which they are traded. In the event there were no sales during the day or closing prices are not available, securities are valued at the last quoted bid price or may be valued using the last available price. For foreign equity securities, when market or security specific events arise, comparisons to the valuation of American Depositary Receipts (ADRs), futures contracts, Exchange-Traded Funds (ETFs) and certain indexes as well as quoted prices for similar securities may be used. For equity securities, including restricted securities, where observable inputs are limited, assumptions about market activity and risk are used.

•

Debt securities that are publicly traded, including restricted securities, are valued based on evaluated prices received from third party pricing services or from brokers who make markets in such securities. Preferred securities are valued by pricing services who utilize matrix pricing which considers yield or price of bonds of comparable quality, coupon, maturity and type or by broker-supplied prices. When independent prices are unavailable or unreliable, debt securities may be valued utilizing pricing methodologies which consider similar factors that would be used by third party pricing services.

•

Investments, including private placements, for which observable inputs are not available are generally valued using one or more valuation methods including the market approach, the income approach and cost approach. The market approach considers factors including the price of recent investments in the same or a similar security or financial metrics of comparable securities. The income approach considers factors including expected future cash flows, security specific risks and corresponding discount rates. The cost approach considers factors including the value of the security’s underlying assets and liabilities.

•	Investments in open-end investment companies, including the Fidelity Central Funds, are valued at their closing NAV.

Investment Transactions

For financial reporting purposes, the Fund’s investment holdings and Members’ Equity include trades executed through the end of the last business day of the period. Gains and losses on securities sold are determined using the specific identification method.

Interest Income

Interest income is accrued as earned. Interest income includes coupon interest and amortization of premium and accretion of discount on debt securities. Commitment fees, loan origination fees, original issue discount and market discount or premium are capitalized into the cost of the investment to which it applies and accreted into interest income. For the Fund’s investments in revolving credit facilities and delayed draw term loans, the cost basis of the investment is adjusted for any market discount or original issue discount on the total balance committed. The fair value is also adjusted for price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not fully funded may result in a negative cost and fair value until funded. Upon prepayment of a loan or debt instrument, any prepayment premium and any unamortized discount or premium are recognized through interest income.

Fee Income

The Fund earns certain fees in connection with its direct lending underwriting activities. These fees are in addition to interest payments earned and may include amendment fees, consent fees and prepayment fees. Certain fees such as structuring fees and syndication fees are recorded as other income when earned. Administrative agent fees received by the Fund are recorded as other income when the services are rendered.

Non-Accrual Policy

Debt obligations may be placed on non-accrual status and related interest income may be reduced by ceasing current accruals and writing off interest receivables when the collection of all or a portion of interest has become doubtful based on consistently applied procedures. A debt obligation is removed from non-accrual status when the issuer resumes interest payments or when collectability of interest is reasonably assured. As of March 31, 2023, and December 31, 2022, no loans in the portfolio were on non-accrual status.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash or highly liquid assets with original maturities of three months or less from the date of purchase. Cash and cash equivalents are carried at amortized cost which approximates fair value. As of March 31, 2023, and December 31, 2022, the Fund did not hold any cash equivalents.

Expenses

Expenses are recorded on the accrual basis. Expense estimates are accrued in the period to which they relate and adjustments are made when actual amounts are known.

Foreign Currency

The Fund may use foreign currency contracts to facilitate transactions in foreign– denominated securities. Gains and losses from these transactions may arise from changes in the value of the foreign currency or if the counterparties do not perform under the contracts’ terms.

Foreign-denominated assets, including investment securities, and liabilities are translated into U.S. dollars at the exchange rate at period end. Purchases and sales of securities, income and dividends received and expenses denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the transaction date.

The effects of exchange rate fluctuations on investments are included with the net realized and unrealized gain (loss) on investments. Other foreign currency transactions resulting in realized and unrealized gain (loss) are disclosed separately.

New Accounting Pronouncement

In March 2020, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU), ASU 2020-04, which provides optional, temporary relief with respect to the financial reporting of contracts subject to certain types of modifications due to the planned discontinuation of the London Interbank Offered Rate (LIBOR) and other IBOR-based reference rates. The temporary relief provided by ASU 2020-04 is effective for certain reference rate-related contract modifications that occur during the period March 12, 2020 through December 31, 2024. Management does not expect the adoption of ASU 2020-04 to have a material impact on the Fund’s consolidated financial statements.

Note 3: Member Transactions.

Effective January 31, 2023, the Fund has the authority to issue an unlimited number of units. A Member shall have no liability in excess of its obligation to pay the purchase price for its units. For the period January 31, 2023 through March 31, 2023, unit transaction activity is as follows:

For the period January 31, 2023 through March 31, 2023
Units
Units issued - initial conversion to unitized LLC	53,784,131
Distributions reinvested	1,271,732

Net increase (decrease)	55,055,863

As of March 31, 2023, the committed capital is $730,010,000 from the Members. For the period ended March 31, 2023, the Members contributed $66,100,013 into the Fund, and received $17,513,210 of capital distributions. These distributions were subsequently reinvested and are therefore not recallable. As of March 31, 2023, there were Unfunded Capital Commitments of $221,612,965 (30.36% of commitments) from the Members.

As of March 31, 2022, the committed capital of $700,010,000 included $700,000,000 and $10,000 from the Limited Partners and the General Partner, respectively. For the period ended March 31, 2022, the Limited Partners contributed $40,326,993 into the Fund, and received $2,170,140 of capital distributions. These distributions were subsequently reinvested and are therefore not recallable. As of March 31, 2022, there were Unfunded Capital Commitments of $562,784,007 (80.40% of commitments) from the Limited Partners.

Capital Contributions

Each Member is obligated to contribute to the Fund an amount equal to such portion of its Unfunded Commitment as specified by the Fund in a call notice. No Member shall be obligated to make any capital contributions in excess of such Member’s Unfunded Commitment.

Capital Withdrawals

No Member may withdraw any amount from its Capital Account unless such withdrawal is made pursuant to the Fund’s Limited Liability Company Agreement (“Agreement”), as amended.

Except as required by law or the Agreement, no Member shall be obligated at any time to repay or restore to the Fund all or any part of any distribution made to it from the Fund in accordance with the terms of the Agreement.

Capital Distributions and Allocation of Net Profits and Losses

The Agreement generally provides that items of Fund income, expense, gains and losses be allocated among the members in proportion to their respective percentage of Members’ Capital after making such allocation and taking into account actual distributions made during such accounting period.

Distributions of Fund assets that are provided for in the Agreement are made only to persons who are the holders of record of interests in the Fund on the date determined by the Advisor as of which the Members are entitled to any such distributions. Except as otherwise provided in the Agreement, no Member has the right to withdraw capital from the Fund or receive any distribution or return of its Capital Contribution.

Note 4: Expenses and Transactions with Affiliates.

The Fund entered into an investment advisory agreement with FIAM, pursuant to which FIAM managed the Fund’s investment program and related activities and in a manner that is consistent with applicable laws, rules and regulations.

Management and Advisory Fees

No fees are paid to the Adviser out of the assets of the Fund. Therefore, no management or advisory fees are recorded in the Consolidated Statements of Operations.

Pricing and Bookkeeping Fees

Pricing and bookkeeping fees are based on the level of Members’ Equity of the Fund and are paid on a monthly basis. The pricing and bookkeeping fees are charged as follows:

Members’ Equity less than $50 million	2.00 basis points
Members’ Equity between $50 million – $200 million	1.50 basis points
Members’ Equity between $200 million – $1 billion	1.05 basis points
Members’ Equity greater than $1 billion	0.50 basis points

Co-investment

The Fund and the Adviser have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Fund, among other things, to co-invest with certain other persons in negotiated transactions, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, the Fund’s Board may establish Board-Established Criteria clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with other public or private affiliated funds that target similar assets. If an investment falls within the Board-Established Criteria, the Adviser must offer an opportunity for the Fund to participate. The Fund may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for the Fund (e.g., based on investment strategy). The co-investment would generally be allocated to the Fund and the other affiliated funds that target similar assets in accordance with the Adviser’s allocation policies and procedures. If the Adviser determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Adviser will be required to report such investment and the rationale for its determination for the Fund to not participate in the investment to the Board at the next quarterly Board meeting.

Note 5: Investments.

The composition of the Fund’s investment portfolio at cost and fair value was as follows:

	March 31, 2023			December 31, 2022
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Amortized Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$1,071,444,242	$1,068,314,405	98.1%	$722,075,271	$720,809,412	97.7%
Second lien debt	9,651,578	9,630,000	0.9%	9,643,498	9,632,000	1.3%
Equities	11,482,272	11,482,272	1.1%	7,300,018	7,300,018	1.0%

Total	$1,092,578,092	$1,089,426,677	100.0%	$739,018,787	$737,741,430	100.0%

The industry composition of investments at fair value was as follows:

March 31, 2023
Health Care Services	16.9%
Industrial Machinery & Supplies & Components	11.1
Air Freight & Logistics	10.7
Application Software	7.4
Environmental & Facilities Services	6.7
Automotive Parts & Equipment	5.8
Trading Companies & Distributors	5.5
Diversified Support Services	5.4
Soft Drinks & Non-Alcoholic Beverages	4.6
Pharmaceuticals	4.0
Building Products	3.7
Specialized Consumer Services	3.7
Paper & Plastic Packaging Products & Materials	3.0
Data Processing & Outsourced Services	3.0
Human Resource & Employment Services	2.6
Electronic Components	2.4
Distributors	2.2
Insurance Brokers	1.1
Investment Companies	0.2

Total	100.0%

December 31, 2022
Health Care Services	15.7%
Air Freight & Logistics	15.4
Industrial Machinery	10.8
Application Software	10.8
Diversified Support Services	8.0
Auto Parts & Equipment	7.7
Soft Drinks	6.9
Pharmaceuticals	5.8
Building Products	5.4
Trading Companies & Distributors	4.8
Specialized Consumer Services	4.1
Data Processing & Outsourced Services	2.9
Insurance Brokers	1.4
Investment Companies	0.3

Total	100.0%

The geographic composition of investments at fair value was as follows:

	March 31, 2023
	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Members’ Equity
United States	$1,058,955,274	97.3	194.1
Australia	30,471,403	2.7	5.6

Total	$1,089,426,677	100.0	199.7

	December 31, 2022
	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Members’ Equity
United States	$707,315,347	95.9	152.9
Australia	30,426,083	4.1	6.6

Total	$737,741,430	100.0	159.5

As of March 31, 2023 and December 31, 2022, on a fair value basis, 100% of debt investments bore interest at a floating rate and 0% of debt investments bore interest at a fixed rate.

Note 6: Fair Value Measurements.

The Fund categorizes the inputs to valuation techniques used to value its investments into a disclosure hierarchy consisting of three levels as shown below:

Level 1 - unadjusted quoted prices in active markets for identical investments

Level 2 - other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, etc.)

Level 3 - unobservable inputs (including the Fund’s own assumptions based on the best information available)

The following is a summary of the inputs used, as of March 31, 2023 and December 31, 2022, involving the Fund’s assets carried at fair value. The inputs or methodology used for valuing securities may not be an indication of the risk associated with investing in those securities.

		March 31, 2023
	Total	Level 1	Level 2	Level 3
First lien debt	$1,068,314,405	$—	$—	$1,068,314,405
Second lien debt	9,630,000	—	—	9,630,000
Equities	11,482,272	—	—	11,482,272

Total investments	$1,089,426,677	$—	$—	$1,089,426,677

		December 31, 2022
	Total	Level 1	Level 2	Level 3
First lien debt	$720,809,412	$—	$40,500,480	$680,308,932
Second lien debt	9,632,000	—	—	9,632,000
Equities	7,300,018	—	—	7,300,018

Total investments	$737,741,430	$—	$40,500,480	$697,240,950

The following is a reconciliation of Investments in Securities for which Level 3 inputs were used in determining value:

	Three Months Ended March 31, 2023
	First Lien Debt	Second Lien Debt	Equity	Total Investments
Fair value, beginning of period	$680,308,932	$9,632,000	$7,300,018	$697,240,950
Purchases of investments	349,751,059	—	4,182,254	353,933,313
Proceeds from principal repayments and sales of investments	(1,571,466)	—	—	(1,571,466)
Accretion of discount/amortization of premium	1,189,378	8,080	—	1,197,458
Transfers into Level 3	40,500,480	—	—	40,500,480
Net change in unrealized appreciation (depreciation)	(1,863,978)	(10,080)	—	(1,874,058)

Fair value, end of period	$1,068,314,405	$9,630,000	$11,482,272	$1,089,426,677

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of March 31, 2023	$(1,863,978)	$(10,080)	$—	$(1,874,058)

	Year Ended December 31, 2022
	First Lien Debt	Second Lien Debt	Equity	Total Investments
Fair value, beginning of period	$96,189,972	$—	$—	$96,189,972
Purchases of investments	585,527,738	9,633,333	7,300,018	602,461,089
Proceeds from principal repayments and sales of investments	(2,112,992)	—	—	(2,112,992)
Accretion of discount/amortization of premium	888,083	10,165	—	898,248
Net change in unrealized appreciation (depreciation)	(183,869)	(11,498)	—	(195,367)

Fair value, end of period	$680,308,932	$9,632,000	$7,300,018	$697,240,950

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of December 31, 2022	$(183,869)	$(11,498)	$—	$(195,367)

The information used in the above reconciliations represents period to date activity for any investments identified as using Level 3 inputs at either the beginning or the end of the current fiscal period. Transfers in or out of Level 3 represent the beginning value of any security or instrument where a change in the pricing level occurred from the beginning to the end of the period. The cost of purchases may include securities received through corporate actions or exchanges.

The following provides information on Level 3 securities held by the Fund that were valued at March 31, 2023 and December 31, 2022 based on unobservable inputs.

March 31, 2023
Asset Type	Fair Value	Valuation Technique(s)	Unobservable Input	Amount or Range / Weighted Average	Impact to Valuation from an Increase in Input*
Equities	$11,482,272	Market approach	Transaction price	$0.00 - $1,000.00 / $437.18	Increase
First Lien Debt	1,068,314,405	Discounted cash flow	Discount rate	9.7% - 12.5% / 11.4%	Decrease
Second Lien Debt	9,630,000	Discounted cash flow	Discount rate	13.3%	Decrease

	$1,089,426,677

December 31, 2022
Asset Type	Fair Value	Valuation Technique(s)	Unobservable Input	Amount or Range / Weighted Average	Impact to Valuation from an Increase in Input*
Equities	$7,300,018	Market approach	Transaction price	$0.00 - $1,000.00 / $319.39	Increase
First Lien Debt	680,308,932	Market approach	Transaction price	$96.50 - $99.00 / $97.11	Increase
		Discounted cash flow	Discount rate	9.3% - 11.8% / 10.5%	Decrease
Second Lien Debt	9,632,000	Discounted cash flow	Discount rate	13.3%	Decrease

	$697,240,950

*

Represents the directional change in the fair value of the Level 3 investments that could have resulted from an increase in the corresponding input as of period end. A decrease to the unobservable input would have had the opposite effect. Significant changes in these inputs may have resulted in a significantly higher or lower fair value measurement at period end.

Changes in valuation techniques may result in transfers in or out of an assigned level within the disclosure hierarchy.

Financial Instruments Not Carried at Fair Value

Debt

The carrying value of the Fund’s debt, which would be categorized as Level 3 within the fair value hierarchy, as of March 31, 2023, and December 31, 2022, approximates the fair value.

Note 7: Commitments and Contingencies.

In the normal course of business, the Fund enters into contracts that provide a variety of general indemnifications. Any exposure to the Fund under these arrangements could involve future claims that may be made against the Fund. Currently, no such claims exist or are expected to arise and, accordingly, the Fund has not accrued any liability in connection with such indemnifications.

Commitments

In the normal course of business, the Fund may become party to financial instruments with off-balance sheet risk to fund investments that have unfunded commitments associated with such instruments. These financial instruments may include commitments to extend credit on the unused portions of the Fund’s commitments pursuant to the terms of certain of the Fund’s investments in revolving credit facilities, delayed draw and other loan financing agreements in connection with the Fund’s investments in direct lending instruments. The unfunded commitments are carried at fair value with the unrealized appreciation or depreciation on the unfunded portion being included in the change in net unrealized appreciation (depreciation) on investment securities on the Consolidated Statements of Operations. The following tables detail the unfunded loan commitments at March 31, 2023 and December 31, 2022:

As of March 31, 2023

Investments--non-controlled / non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment ($)
First and Second Lien Debt
AB Centers Acquisition Corporation	Revolving Credit Facility	09/06/2028	2,327,586
AEP Passion Intermediate Holdings, Inc.	Delayed Draw Term Loan	10/05/2027	3,414,912
AEP Passion Intermediate Holdings, Inc.	Revolving Credit Facility	10/05/2027	1,323,278
Alcami Corporation	Delayed Draw Term Loan	12/21/2028	4,589,041
Alcami Corporation	Revolving Credit Facility	12/21/2028	7,342,466
Alera Group, Inc.	Delayed Draw Term Loan	09/30/2028	2,025,000
American Trailer Rental Group, LLC	Delayed Draw Term Loan	06/01/2027	11,300,000
Arrowhead Holdco Company	Delayed Draw Term Loan	08/31/2028	2,316,603
Astro Acquisition LLC	Revolving Credit Facility	12/13/2027	3,576,683

Atlas AU Bidco Pty Ltd / Atlas US Finco, Inc.	Revolving Credit Facility	12/09/2028	3,389,831
Belt Power Holdings LLC	Delayed Draw Term Loan	08/22/2028	3,213,675
Belt Power Holdings LLC	Revolving Credit Facility	08/22/2028	1,196,581
Blackbird Purchaser Inc	Delayed Draw Term Loan	04/08/2026	5,315,556
Bron Buyer, LLC	Delayed Draw Term Loan	01/13/2029	10,000,000
Bron Buyer, LLC	Revolving Credit Facility	01/13/2029	5,000,000
Copperweld Group, Inc.	Revolving Credit Facility	03/31/2026	3,722,504
Double E Company, LLC	Revolving Credit Facility	06/21/2028	1,568,282
Double E Company, LLC	Delayed Draw Term Loan	06/21/2028	1,762,115
Fertility (ITC) Investment Holdco, LLC	Delayed Draw Term Loan	01/03/2029	9,090,909
Fertility (ITC) Investment Holdco, LLC	Revolving Credit Facility	01/03/2029	2,727,273
Future Care Associates LLC	Delayed Draw Term Loan	12/30/2028	25,000,000
Future Care Associates LLC	Revolving Credit Facility	12/30/2028	5,000,000
Houseworks Holdings, LLC	Revolving Credit Facility	12/16/2028	3,500,000
Integrated Oncology Network LLC	Delayed Draw Term Loan	06/24/2025	4,723,336
Integrated Oncology Network LLC	Revolving Credit Facility	06/24/2025	570,927
Lake Air Products, LLC	Revolving Credit Facility	01/09/2029	6,000,000
Lightspeed Solutions, LLC	Delayed Draw Term Loan	03/01/2028	5,670,732
MRI Acquisitions, Inc	Delayed Draw Term Loan	12/30/2025	10,000,000
MRI Acquisitions, Inc	Revolving Credit Facility	12/30/2025	2,500,000
Omni Intermediate Holdings, LLC	Delayed Draw Term Loan	12/30/2026	4,455,850
Patriot Home Care	Delayed Draw Term Loan	05/04/2028	11,034,483
Pavement Partners Interco, LLC	Delayed Draw Term Loan	02/07/2028	5,778,894
Pavement Partners Interco, LLC	Revolving Credit Facility	02/07/2028	2,512,563
Prism Parent Co Inc.	Delayed Draw Term Loan	09/16/2028	9,259,259
R1 Holdings Merger Sub, LLC	Delayed Draw Term Loan	12/29/2028	4,866,365
R1 Holdings Merger Sub, LLC	Revolving Credit Facility	12/29/2028	4,224,995
Refresh Buyer LLC	Revolving Credit Facility	12/23/2028	2,699,387
Refresh Buyer LLC	Delayed Draw Term Loan	12/23/2028	4,968,944
Ruppert Landscape, LLC	Delayed Draw Term Loan	12/01/2028	6,956,522
Ruppert Landscape, LLC	Revolving Credit Facility	12/01/2028	3,508,696
Senske Lawn and Tree Care, LLC	Revolving Credit Facility	12/15/2028	3,750,000
Senske Lawn and Tree Care, LLC	Delayed Draw Term Loan	12/15/2028	1,500,000
USA Water Intermediate Holdings, LLC	Delayed Draw Term Loan	01/27/2028	6,000,000
USA Water Intermediate Holdings, LLC	Revolving Credit Facility	01/27/2028	4,500,000
USW Buyer, LLC	Delayed Draw Term Loan	11/03/2028	12,000,000
USW Buyer, LLC	Revolving Credit Facility	11/03/2028	5,000,000
VIP Medical US Buyer, LLC	Revolving Credit Facility	12/12/2028	7,500,000
VIP Medical US Buyer, LLC	Delayed Draw Term Loan	12/12/2028	10,000,000
VRC Companies LLC	Delayed Draw Term Loan	06/29/2027	2,133,085

Total Unfunded Commitments			260,816,333

As of December 31, 2022

Investments--non-controlled / non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment ($)
First and Second Lien Debt
AB Centers Acquisition Corporation	Delayed Draw Term Loan	9/6/2028	4,655,172
AB Centers Acquisition Corporation	Revolving Credit Facility	9/6/2028	3,103,448
Alcami Corporation	Delayed Draw Term Loan	12/21/2028	4,589,041
Alcami Corporation	Revolving Credit Facility	12/21/2028	7,342,466
Alera Group, Inc.	Delayed Draw Term Loan	9/30/2028	4,400,000
Arrowhead Holdco Company	Delayed Draw Term Loan	8/31/2028	2,316,603
Astro Acquisition LLC	Revolving Credit Facility	12/13/2027	533,021
Astro Acquisition LLC	Revolving Credit Facility	12/13/2027	2,442,047
Atlas AU Bidco Pty Ltd / Atlas US Finco, Inc.	Revolving Credit Facility	12/9/2028	3,389,831
Belt Power Holdings LLC	Delayed Draw Term Loan	8/22/2028	3,213,675
Belt Power Holdings LLC	Revolving Credit Facility	8/22/2028	1,709,402

Blackbird Purchaser Inc	Delayed Draw Term Loan	4/8/2026	8,888,889
Copperweld Group, Inc.	Revolving Credit Facility	3/31/2026	4,399,323
Double E Company, LLC	Revolving Credit Facility	6/21/2028	1,832,599
Double E Company, LLC	Delayed Draw Term Loan	6/21/2028	1,762,115
Houseworks Holdings, LLC	Delayed Draw Term Loan	12/16/2028	25,000,000
Houseworks Holdings, LLC	Revolving Credit Facility	12/16/2028	3,500,000
Integrated Oncology Network LLC	Delayed Draw Term Loan	6/24/2025	4,723,336
Integrated Oncology Network LLC	Revolving Credit Facility	6/24/2025	570,927
Lightspeed Solutions, LLC	Delayed Draw Term Loan	3/1/2028	6,097,561
MRI Acquisitions, Inc	Delayed Draw Term Loan	12/30/2025	10,000,000
MRI Acquisitions, Inc	Revolving Credit Facility	12/30/2025	2,500,000
Omni Intermediate Holdings, LLC	Delayed Draw Term Loan	12/30/2026	5,569,813
PHC Buyer, LLC	Delayed Draw Term Loan	5/4/2028	11,034,483
Prism Parent Co Inc.	Delayed Draw Term Loan	9/16/2028	9,259,259
Refresh Buyer LLC	Revolving Credit Facility	12/23/2027	2,607,362
Refresh Buyer LLC	Delayed Draw Term Loan	12/23/2028	4,968,944
R1 Holdings Merger Sub, LLC	Delayed Draw Term Loan	12/29/2028	7,014,580
R1 Holdings Merger Sub, LLC	Revolving Credit Facility	12/29/2028	4,194,570
Ruppert Landscape, LLC	Delayed Draw Term Loan	12/1/2028	6,956,522
Ruppert Landscape, LLC	Revolving Credit Facility	12/1/2028	2,986,957
Senske Lawn and Tree Care, LLC	Delayed Draw Term Loan	12/15/2028	4,500,000
Senske Lawn and Tree Care, LLC	Revolving Credit Facility	12/15/2028	3,750,000
Senske Lawn and Tree Care, LLC	Delayed Draw Term Loan	12/15/2028	4,500,000
USW Buyer, LLC	Delayed Draw Term Loan	11/3/2028	15,000,000
USW Buyer, LLC	Revolving Credit Facility	11/3/2028	4,000,000
VIP Medical US Buyer, LLC	Revolving Credit Facility	12/12/2028	7,500,000
VIP Medical US Buyer, LLC	Delayed Draw Term Loan	12/12/2028	10,000,000
VRC Companies LLC	Delayed Draw Term Loan	6/29/2027	12,702,736

Total Unfunded Commitments			223,514,682

Note 8: Borrowings.

The Fund’s average outstanding debt and weighted average interest rate paid for the period ended March 31, 2023 were $493,696,417 and 7.65%, respectively. The Fund’s outstanding borrowings at March 31, 2023 and December 31, 2022 were as follows:

	March 31, 2023
	Aggregate Principal Committed	Outstanding Principal	Carrying Value
Fidelity Direct Lending Fund I JSPV LLC Facility	$750,000,000	$546,000,000	$546,000,000
Short-Term Borrowings	33,697,300	33,697,300	33,697,300

Total	$783,697,300	$579,697,300	$579,697,300

	December 31, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value
Fidelity Direct Lending Fund I JSPV LLC Facility	$500,000,000	$321,000,000	$321,000,000
Short-Term Borrowings	62,846,018	62,846,018	62,846,018

Total	$562,846,018	$383,846,018	$383,846,018

Fidelity Direct Lending Fund I JSPV LLC

On August 25, 2022, Fidelity Direct Lending Fund I JSPV LLC (the “SPV”) entered into a senior secured revolving credit facility (the “Fidelity Direct Lending Fund I JSPV LLC Facility”) with JPMorgan Chase Bank, NA (“JPM”). JPM serves as administrative agent, Citibank, N.A. serves as collateral agent and securities intermediary, and Virtus Group, LP serves as collateral administrator under the Fidelity Direct Lending Fund I JSPV LLC Facility.

The obligation of the SPV to the lender under the Fidelity Direct Lending Fund I JSPV LLC Facility is secured by a first priority security interest in all of the SPV’s portfolio investments and cash. The obligation of the SPV under the Fidelity Direct Lending Fund I JSPV LLC Facility are non-recourse to the Fund, and the Fund’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the Fidelity Direct Lending Fund I JSPV LLC Facility, the SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Fidelity Direct Lending Fund I JSPV LLC Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the lender under the Fidelity Direct Lending Fund I JSPV LLC Facility may declare the outstanding advances and all other obligations under the Fidelity Direct Lending Fund I JSPV LLC Facility immediately due and payable.

Advances under the Fidelity Direct Lending Fund I JSPV LLC Facility initially bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is Term SOFR in the case of dollar advances), plus an applicable margin of 2.70% per annum. Effective August 25, 2022 through January 23, 2023, Fidelity Direct Lending Fund I JSPV LLC paid a commitment fee of 0.375% per annum of the unused facility amount, based on the average daily unused amount of the financing commitments. Effective January 24, 2023, Fidelity Direct Lending Fund I JSPV LLC will pay a commitment fee of 0.525% per annum of the unused facility amount, based on the average daily unused amount of the financing commitments.

The initial principal amount of the maximum funding amounts under the Fidelity Direct Lending Fund I JSPV LLC Facility was $500 million, effective January 24, 2023 it was increased to $750 million, and may be increased up to $1 billion. Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Fidelity Direct Lending Fund I JSPV LLC and to make advances under delayed draw term loans and revolving loans where Fidelity Direct Lending Fund I JSPV LLC is a lender. The period during which Fidelity Direct Lending Fund I JSPV LLC may make borrowings under the Fidelity Direct Lending Fund I JSPV LLC Facility expires on August 25, 2025, and the Fidelity Direct Lending Fund I JSPV LLC Facility will mature and all amounts outstanding under the credit facility must be repaid by February 25, 2027.

The Fund had $546.0 million and $321.0 million outstanding on the Fidelity Direct Lending Fund I JSPV, LLC Facility as of March 31, 2023 and December 31, 2022, respectively.

Short-Term Borrowings

In order to finance certain investment transactions, the Fund may, from time to time, enter into reverse repurchase agreements, whereby the Fund sells to Macquarie Bank Limited an investment that it holds and concurrently enters into an agreement to repurchase the same investment at an agreed-upon purchase price at a future date, generally not to exceed 180-days from the date it was sold (each a “Short-Term Financing Transaction”). The net purchase price that the Fund must pay to repurchase an investment includes the original purchase amount paid to the Fund by Macquarie Bank Limited to purchase an investment, a financing fee equivalent to 7.25% to 7.88% of the original purchase amount per annum and the value of cash interest payments received by Macquarie Bank Limited on the investment. Securities sold under this arrangement are indicated in the Consolidated Schedule of Investments.

Short-term borrowings under the reverse repurchase agreements bore interest at an average applicable interest rate of 7.75% and 6.14% per annum as of March 31, 2023 and December 31, 2022, respectively. As of March 31, 2023 and December 31, 2022, the Fund had $33.7 million and $62.8 million, respectively, of short-term borrowings under the reverse repurchase agreements.

In accordance with ASC 860, Transfers and Servicing, the Short-Term Financing Transactions meet the criteria for secured borrowings. Accordingly, the investment financed by these agreements remains on the Fund’s Consolidated Statements of Assets and Liabilities as an asset, and the Fund records a liability to reflect its repurchase obligation, which is reported as debt on the Fund’s Consolidated Statements of Assets, Liabilities, and Members’ Equity. The repurchase obligation is secured by the respective investment that is the subject of the reverse repurchase agreement. Interest expense associated with the repurchase obligation is reported on the Fund’s Consolidated Statements of Operations within interest expense.

The components of interest expense were as follows:

Three Months Ended March 31, 2023
Borrowing interest expense	$9,438,419
Facility unused fees	206,108
Amortization of financing costs and debt issuance costs	395,926

Total interest expense	$10,040,453

There was no interest expense for the three months ended March 31, 2022.

Note 9: Financial Highlights.

The financial highlights for the three months ended March 31, 2023 and 2022 are as follows:

Period January 31, 2023 through March 31, 2023A
Per Unit Activity
Members’ Equity per unit, beginning of period	$9.93
Net investment income (loss) G	0.23
Net realized and unrealized gain (loss) G	(0.02)

Total from investment operations	0.21
Distributions	(0.23)

Members’ Equity per unit, end of period	$9.91

Three months ended March 31,	2023	2022
Ratios to average members’ equity B,E
Net investment income (loss) C	14.40%	8.78%
Expenses C	7.81%	0.16%
Portfolio turnover F	0.17%	0.06%
Internal rate of return since inception D,E	10.70%	9.13%
Supplemental Data:
Expenses, excluding interest expense C	0.11%	0.16%

A	Prior to January 31, 2023, the Fund was not unitized.
B	Expense ratio reflects operating expenses of the Fund.
C	Annualized.
D

The internal rate of return since inception (December 9, 2021) (IRR) was computed based on the dates of capital contributions and distributions to and from the Fund, if any, and ending Members’ Equity.

E	The computation of the IRR and ratios for an individual Member may vary from the IRR and ratios presented due to the timing of capital transactions between Members.
F

The portfolio turnover rate is calculated based on the lesser of purchases or sales of securities year to date divided by the weighted average fair value of the portfolio securities, excluding short-term securities.

G	Calculated based on weighted average units outstanding during the period.

Note 10: Other Information.

In the normal course of business, the Fund may enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

FIAMIFM, as the former General Partner, owned $10,832 of the Members’ Equity December 31, 2022. In addition, the following investment companies managed by an affiliate were each owners of record of 10% or more of the total Members’ Equity:

Affiliated Investment Company	2023 % of Members’ Equity	2022 % of Members’ Equity
Fidelity Capital and Income Fund	54%	54%
Fidelity Advisor Floating Rate High Income	14%	14%

Investment companies managed by an affiliate, in aggregate, were owners of record of 100% of the Members’ Equity as of March 31, 2023 and more than 99% of the Members’ Equity as of December 31, 2022.

Note 11: Subsequent Events.

Effective May 10, 2023, the Fund has entered into an Advisory Agreement with Fidelity Diversifying Solutions LLC (“FDS”), a Delaware limited liability company. FDS is registered as an investment adviser with the SEC and is an affiliate of FMR LLC (“FMR”) and its subsidiaries. As compensation for advisory services, commencing on the date on which the Fund elects to be regulated as a BDC, the Fund will pay an advisory fee (the “Advisory Fee”) to FDS monthly in arrears at an annual rate of 1.25% of the average daily net assets of the Fund throughout the month.

Effective May 10, 2023, the Fund has entered into an Administration Agreement with FDS. As compensation for the services of and expenses borne by FDS in its capacity as administrator, commencing on the date on which the Fund elects to be regulated as a BDC, the Fund shall pay an administration fee (the “Administration Fee”) to FDS monthly in arrears at an annual rate of 0.25% of the average daily net assets of the Fund throughout the month.

Effective May 10, 2023, the Fund has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with FDS. Pursuant to the Expense Support Agreement for the 12-month period following the effective date of the Fund’s election to be regulated as a business development company, FDS, in its capacity as Advisor, will be obligated to advance all of the Fund’s Other Operating Expenses to the extent such expenses do not exceed 0.50% (on an annualized basis) of the Fund’s average net assets (referred to as a “Required Expense Payment”. For the purposes of the Expense Support Agreement, Other Operating Expenses means professional fees (including accounting, legal, and auditing fees), custodian fees, third-party pricing service fees, insurance costs, director fees, Administration Fees, and other general and administrative expenses. Upon the termination of Adviser’s obligation to make Required Expense Payments, the Adviser may elect to pay, at such times as the Adviser determines, certain expenses on the Fund’s behalf, provided that no portion of the payment will be used to pay any interest expense or shareholder servicing fees of the Fund (referred to as a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”). Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last Business Day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.”

As of May 10, 2023, the Adviser has voluntarily agreed to waive its right to receive any Reimbursement Payment for any Excess Operating Funds incurred in any month prior to revocation. Any such amounts shall not be considered unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Support Agreement. This voluntary arrangement can be terminated at any time, upon thirty days’ prior written notice to the Fund.

On June 1, 2023, the Fund filed Form N54-A and elected to be regulated as a business development company (“BDC”). Payment of the Advisory Fee and Administration Fee commenced upon the Fund’s election to be regulated as a BDC.

Management has evaluated all subsequent events or transactions for potential recognition or disclosure through June 9, 2023, the date on which these consolidated financial statements were available to be issued and has determined that there were no other subsequent events requiring adjustment to or disclosure in the accompanying consolidated financial statements.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Fidelity Private Credit Central Fund LLC

By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer (principal executive officer)

Date: June 9, 2023